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As filed with the Securities and Exchange Commission on March 10, 2008

Registration No. 333-149285

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Excel Maritime Carriers Ltd.
(Exact name of registrant as specified in its charter)

LIBERIA (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	98-0099475 (I.R.S. Employer Identification Number)

c/o 17th km National Road Athens, Lamia & Finikos Street, 145-64 Nea Kifisia, Athens, Greece
(011) (30) (210) 620-9520
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Donald J. Puglisi
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John M. Reiss, Esq. David M. Johansen, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 (212) 819-8200	Excel Maritime Carriers Ltd. Attn: Gabriel Panayotides c/o 17th km National Road Athens Lamia & Finikos Street 145-64 Nea Kifisia Athens, Greece (011) (30) (210) 620-9520	Stephen P. Farrell, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178-0060 (212) 309-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PROPOSED MERGER TRANSACTION—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

        I am pleased to inform you that Quintana Maritime Limited, or Quintana, and Excel Maritime Carriers Ltd., or Excel, have entered into a definitive agreement and plan of merger pursuant to which Excel will acquire all of the outstanding shares of Quintana common stock. If the merger is completed, Quintana will become a wholly-owned subsidiary of Excel and you will receive $13.00 in cash and 0.4084 Excel Class A common shares for each of your shares of Quintana common stock, subject to the potential adjustments discussed below. In the event the average closing price of Excel Class A common shares during the fifteen trading days immediately preceding the closing date of the merger exceeds $45.00 per share, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger. In all cases, the amount of Excel Class A common shares to be delivered per share of Quintana common stock will be reduced to reflect any cash dividends paid by Quintana prior to the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008. Based on the $33.00 closing price of Excel Class A common shares on January 28, 2008, the last trading day prior to the announcement of the merger, and taking into account the payment by Quintana of a $0.31 cash dividend per share on March 7, 2008, the offer would represent a total value to Quintana's shareholders of approximately $1.53 billion, or approximately $26.15 per share, representing a premium of 55% over the closing price of $16.89 per share of Quintana common stock on January 28, 2008. Based on the foregoing, Excel would issue approximately 23.3 million Excel Class A common shares as merger consideration, which would result in Quintana shareholders holding approximately 53.5% of the total outstanding Excel Class A common shares after the merger, representing approximately 13.0% of the total voting power of outstanding Excel capital stock.

        You are cordially invited to attend a special meeting of our shareholders to be held on Monday, April 14, 2008, at 6 p.m., local time, at the Arion Hotel in Astir Palace, 40 Apollonos str., 166 71 Vouliagmeni, Athens, Greece to vote on the authorization and approval of the agreement and plan of merger. As described in the accompanying proxy statement/prospectus, Quintana's board of directors has unanimously approved the agreement and plan of merger and declared that the merger, the agreement and plan of merger and the transactions contemplated thereby are in the best interests of Quintana's shareholders. Quintana's board of directors unanimously recommends that you vote "FOR" the authorization and approval of the agreement and plan of merger.

        Quintana cannot complete the merger unless Quintana's shareholders authorize and approve the agreement and plan of merger. Such authorization and approval requires the affirmative vote by the holders of a majority of the voting power of the outstanding shares of Quintana common stock on the record date. In connection with Quintana's entering into the agreement and plan of merger, certain directors and officers of Quintana (including myself) have agreed with Excel, in their capacities as shareholders, to vote the shares of Quintana common stock they beneficially own, which represent approximately 14% of the outstanding shares of Quintana common stock, in favor of the authorization and approval of the agreement and plan of merger.

        The notice of special meeting and the proxy statement/prospectus that accompany this letter provide you with extensive information about the agreement and plan of merger, the merger and the special meeting. We encourage you to read these materials carefully, including the section in the proxy statement/prospectus entitled "Risk Factors" beginning on page 24 of the proxy statement/prospectus.

        Your vote is important. Whether or not you plan to attend the special meeting, please read the enclosed proxy statement/prospectus and promptly complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or submit a proxy through the Internet or by telephone in accordance with the directions set forth on the proxy card. Your shares will then be represented at the special meeting. If you attend the special meeting, you may, by following the procedures discussed in the accompanying documents, vote in person notwithstanding the fact that you may have previously submitted or appointed a proxy. Please note, however, that if your shares are held of record by a broker, bank, trustee or other nominee and you wish to vote at the meeting, you must obtain from your nominee a proxy issued in your name. Thank you for your continued support.

Sincerely,

Corbin J. Robertson, Jr. Chairman of the Board of Directors

        This transaction has not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

        This proxy statement/prospectus is dated March 10, 2008, and is first being mailed, along with the attached proxy card, to Quintana shareholders on or about March 14, 2008.

REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about Excel and Quintana from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents related to Excel and Quintana that are incorporated by reference in this proxy statement/prospectus, other than certain exhibits to the documents, without charge, by requesting them in writing or by telephone from the appropriate company.

Excel Maritime Carriers Ltd. c/o 17th km National Road Athens Lamia & Finikos Street 145-64 Nea Kifisia Athens, Greece Attention: Gabriel Panayotides (011) (30) (210) 620-9520	Quintana Maritime Limited 601 Jefferson Street, Suite 3600 Houston, TX 77002 Attention: Steve Putman (713) 751-7500

        In addition, if you have questions about the merger or the special meeting, need additional copies of this document or need to obtain proxy cards or other information related to the proxy solicitation, you may contact the appropriate contact listed below. You will not be charged for any of these documents that you request.

199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers Call (212) 440-9800
All others call Toll-Free (800) 213-0480

        In order to receive timely delivery of requested documents in advance of the special meeting, you should make your request no later than April 2, 2008.

        For additional information about documents incorporated by reference into this proxy statement/prospectus please see "Where You Can Find More Information" beginning on page 117.

QUINTANA MARITIME LIMITED
PANDORAS 13 & KYPROU STREET
166 74 GLYFADA
GREECE

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 14, 2008

To Shareholders of Quintana Maritime Limited:

        The special meeting of shareholders of Quintana Maritime Limited, or Quintana, will be held on Monday, April 14, 2008, at 6 p.m., local time, at the Arion Hotel in Astir Palace, 40 Apollonos str., 166 71 Vouliagmeni, Athens, Greece, unless adjourned or postponed to a later date. The special meeting will be held for the following purposes:

  1.
  To consider and vote upon a proposal to authorize and approve the Agreement and Plan of Merger, dated as of January 29, 2008, as amended, by and among Excel Maritime Carriers Ltd., or Excel, Bird Acquisition Corp. and Quintana, pursuant to which Quintana will become a wholly-owned subsidiary of Excel;

  2.
  To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to authorize and approve the agreement and plan of merger; and

  3.
  To consider and vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Only holders of record of Quintana common stock at the close of business on March 7, 2008, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each share of Quintana common stock entitles its holder to one vote on all matters that come before the special meeting.

        Quintana's board of directors unanimously recommends that Quintana's shareholders vote "FOR" the authorization and approval of the agreement and plan of merger.    Quintana cannot complete the merger unless the agreement and plan of merger is authorized and approved by Quintana shareholders. Authorization and approval of the agreement and plan of merger requires the affirmative vote by the holders of a majority of the outstanding shares of Quintana common stock on the record date. Under the terms of separate voting agreements (each of which will terminate upon the termination of the agreement and plan of merger), Corbin J. Robertson, Jr., the chairman of Quintana's board of directors, Hans Mende, a Quintana director, and Stamatis Molaris, Quintana's chief executive officer, president and a director, have agreed with Excel to vote the shares of Quintana common stock they beneficially own in favor of the authorization and approval of the agreement and plan of merger. Such shares collectively represent approximately 14% of the outstanding shares of Quintana common stock entitled to vote at the special meeting.

        The merger is described in the accompanying proxy statement/prospectus, which you are urged to read carefully. A copy of the agreement and plan of merger is attached to the proxy statement/prospectus as Appendix A.

        Quintana's board of directors also recommends that Quintana shareholders vote "FOR" any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to authorize and approve the agreement and plan of merger.

        Quintana's board of directors is not aware of any matters that may be brought before the special meeting other than those set forth in this Notice of Special Meeting of Shareholders. If other matters properly come before the special meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly submitted proxies on such matters in accordance with any recommendation of the board of directors or, in the absence of such recommendation, in their discretion.

        Please give this information your careful attention. Under Marshall Islands law, if the merger is consummated, then holders of Quintana common stock who have properly elected to dissent pursuant to Sections 100 and 101 of the Marshall Islands Business Corporations Act will be entitled to payment of the fair value of their shares in accordance with Marshall Islands law. To exercise your right to dissent, you must strictly follow the procedures prescribed by the Marshall Islands Business Corporations Act. See "The Merger—Dissenters' Rights" beginning on page 82.

        Whether or not you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or appoint a proxy over the Internet or by telephone, in accordance with the directions set forth on the proxy card, to ensure that your shares will be represented at the special meeting. If you do attend the special meeting and wish to vote in person, you may do so notwithstanding the fact that you previously submitted or appointed a proxy. Please note, however, that if your shares are held of record by a broker, bank, trustee or other nominee and you wish to vote at the meeting, you must obtain from your nominee a proxy issued in your name.

        Please do not send your stock certificates at this time. If the merger is completed, you will be sent instructions regarding the surrender of your stock certificates.

By Order of the Board of Directors,

Steve Putman Secretary

Page
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED MATTERS	1
SUMMARY	7
The Merger	7
Quintana Shareholders Will Receive Cash and Excel Class A Common Shares in the Merger	7
Comparative Market Prices and Share Information	8
Quintana's Financial Advisor Has Delivered an Opinion to the Board of Directors of Quintana that the Consideration to be received in the Merger was Fair, from a Financial Point of View, to Quintana Shareholders	9
Material United States Federal Income Tax Considerations to Holders of Quintana Common Stock	9
Holders of Quintana Common Stock Have Dissenters' Rights	10
Quintana's Board of Directors Unanimously Recommends that You Vote "FOR" the Authorization and Approval of the Agreement and Plan of Merger	10
Quintana Executive Officers and Directors Have Financial and Other Interests in the Merger that are in Addition to and/or Different from Your Interests	10
Your Rights as a Holder of Excel Class A Common Shares Will Be Different from Your Rights as a Holder of Quintana Common Stock	11
Excel's Board of Directors after the Merger	11
Excel's Management after the Merger	11
The Companies	11
The Special Meeting of Quintana Shareholders	13
The Voting Agreements	13
Excel Shareholder Approval	13
The Agreement and Plan of Merger	13
Completion of the Merger is Subject to Conditions	14
The Agreement and Plan of Merger May Be Terminated under Some Circumstances	14
Quintana May Be Required to Pay a Termination Fee under Some Circumstances	15
Regulatory Approvals Required for the Merger	15
COMPARATIVE PER SHARE DATA	16
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION	18
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF EXCEL	20
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF QUINTANA	21
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF EXCEL	22
RISK FACTORS	24
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS	31
THE SPECIAL MEETING	32
Date, Time and Place	32
Matters to be Considered	32
Proxies	32
Solicitation of Proxies	33
Record Date	33
Vote Required	33
Voting of Shares Owned by Directors and Officers	33
Voting by Telephone or Through the Internet	34
Delivery of Proxy Materials	34
Recommendations of Quintana's Board of Directors	34

i

INFORMATION ABOUT THE COMPANIES	35
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	37
THE MERGER	47
Background of the Merger	47
Excel's Reasons for the Merger	57
Quintana's Reasons for the Merger	58
Opinion of Quintana's Financial Advisor	60
Financial Advisor Fees	67
Interests of Quintana's Executive Officers and Directors in the Merger	67
Interests of Excel's Directors in the Merger	70
Material United States Federal Income Tax Consequences	70
Material Liberian Income Tax Considerations	77
Material Marshall Islands Income Tax Considerations	78
Anticipated Accounting Treatment	78
Board of Directors and Management of Excel Following the Merger	78
Regulatory Matters Related to the Merger	79
Merger Financing	79
Merger Fees, Costs and Expenses	80
Exchange of Quintana Stock Certificates and Distribution of the Merger Consideration	80
Effect of the Merger on Quintana's Restricted Stock	81
Effect of the Merger on Quintana's Warrants	81
Effect of the Merger on Quintana's Employees	82
Dissenters' Rights	82
Public Trading Markets	83
Resale of Excel Class A Common Shares	83
THE AGREEMENT AND PLAN OF MERGER	84
Structure of the Merger	84
Merger Consideration	84
Dividends on Excel Class A Common Shares Issued in the Merger	85
Surviving Corporation, Governing Documents and Directors	86
Closing	86
Effective Time of the Merger	86
Representations and Warranties	86
Covenants and Agreements	89
Conditions to the Merger	96
Termination	98
Termination Fees and Expenses	99
Effect of Termination	99
Specific Performance	100
Amendments, Extensions and Waivers	100
THE VOTING AGREEMENTS	101
DESCRIPTION OF EXCEL SHARE CAPITAL	103
Class A Common Shares	103
Class B Common Shares	103
Preferred Stock	103

ii

COMPARISON OF SHAREHOLDER RIGHTS	104
General	104
Authorized Capital Stock	104
Voting Rights	104
Board of Directors	105
Removal of Directors	106
Quorum and Action by the Board of Directors	106
Duties of Directors and Officers; Limitation of Liability	107
Director and Officer Indemnification	107
Shareholder Meetings	108
Quorum of Shareholders	109
Shareholder Proposals and Nominations	109
Shareholder Action Without a Meeting	110
Shareholder's Right to Examine Books and Records; Shareholder Lists	110
Amendments of Governing Instruments	111
Vote on Mergers, Consolidations and Sales of Assets	112
Preemptive Rights	112
Dividends and Other Distributions	112
Appraisal and Dissent Rights	113
Derivative Actions	113
Anti-Takeover Provisions	114
Shareholder Rights Plans	114
EXPERTS	116
LEGAL MATTERS	116
OTHER MATTERS	116
SHAREHOLDER PROPOSALS	116
WHERE YOU CAN FIND MORE INFORMATION	117
Appendix A—Agreement and Plan of Merger
Appendix B—Voting Agreements
Appendix C—Opinion of Citigroup Global Markets Inc.
Appendix D—Sections 100 and 101 of the Business Corporation Act of the Republic of The Marshall Islands—Dissenters' Rights
Appendix E—Certain Forecasts Relating to Quintana

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED MATTERS

Q:
What am I being asked to vote on?

A:
Excel and Quintana have entered into an agreement and plan of merger pursuant to which Excel has agreed to acquire Quintana. You are being asked to vote to authorize and approve the plan of merger contained in the agreement and plan of merger. Under the terms of the agreement and plan of merger, a newly-formed wholly-owned subsidiary of Excel will merge with and into Quintana, with Quintana continuing as the surviving corporation and a wholly-owned subsidiary of Excel.

Q:
What will I receive if the merger is completed?

A:
If the merger is completed, each share of Quintana common stock that you own will be exchanged for a combination of cash and Excel Class A common shares. The cash component of the merger consideration is fixed at $13.00 per share of Quintana common stock. The stock component of the merger consideration will be determined as follows:

  •
  If the average closing price of Excel Class A common shares during the fifteen trading days immediately preceding the closing date of the merger is less than or equal to $45.00, you will receive 0.4084 shares of Excel Class A common shares for each share of Quintana common stock that you own.

  •
  If the average closing price of Excel Class A common shares during the fifteen trading days immediately preceding the closing date of the merger is more than $45.00, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger.

  In all cases, the amount of Excel Class A common shares to be delivered per share of Quintana common stock as merger consideration will be reduced to reflect any cash dividends paid by Quintana prior to the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008.

  Excel will not issue any fractional Excel Class A common shares in the merger. If you would be entitled to a fractional Excel Class A common share, you will receive the value of such factional share in cash (without interest) in lieu of such fractional share.

  Based on the $33.00 closing price of Excel Class A common shares on January 28, 2008, the last trading day prior to the announcement of the merger, and taking into account the payment by Quintana of a $0.31 cash dividend per share on March 7, 2008, the offer would represent a total value to Quintana's shareholders of approximately $1.53 billion, or approximately $26.15 per share, representing a premium of 55% over the closing price of $16.89 per share of Quintana common stock on January 28, 2008. Based on the foregoing, Excel would issue approximately 23.3 million Excel Class A common shares as merger consideration, which would result in Quintana shareholders holding approximately 53.5% of the total outstanding Excel Class A common shares after the merger, representing approximately 13.0% of the total voting power of outstanding Excel capital stock. Based on the foregoing, Excel Class B shareholders, which include certain of Excel's executive officers and directors, would have approximately 75.6% of the total voting power of Excel's outstanding capital stock after the merger. See "Risk Factors—After the merger, Excel Class B shareholders will continue to exert considerable control over Excel, which may limit the ability of Excel Class A shareholders to influence Excel's actions" on page 26.

Q:
Can the amount of Excel Class A common shares I receive as merger consideration and the market value thereof change between now and the time the merger is completed?

A:
Yes. The amount of Excel Class A common shares you receive as merger consideration and the market value thereof may fluctuate. If the average closing price for Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger is less than or equal to $45.00, you will receive 0.4084 Excel Class A common shares for each share of Quintana common stock that you own (subject to reduction to reflect any cash dividends paid by Quintana before the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008). If the average closing price for Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger is more than $45.00, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger (subject to reduction to reflect any cash dividends paid by Quintana before the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008). In addition, the market value of Excel Class A common shares you receive on the closing date of the merger will increase or decrease as the trading price of Excel Class A common shares increases or decreases. Therefore, you will not know the amount of Excel Class A common shares you will receive as merger consideration or the precise market value thereof until the closing date of the merger, which may occur after the date of the special meeting. See "Risk Factors—You will not know the amount of Excel Class A common shares you will receive as merger consideration, or the precise market value thereof, until the closing date of the merger, which may occur after the date of the special meeting." beginning on page 24.

Q:
What will happen in the proposed merger to Quintana's restricted stock?

A:
As of March 7, 2008, there were 1,412,453 shares of restricted Quintana common stock held by certain officers, directors and employees of Quintana. At the effective time of the merger, such restricted stock will vest and will thereafter be converted into the merger consideration in the same manner as other Quintana common stock.

Q:
What will happen in the proposed merger to Quintana's warrants?

A:
As of March 7, 2008, there were warrants outstanding that were exercisable into approximately 473,929 shares of Quintana common stock. Warrants may be exercised for Quintana common stock at anytime prior to the effective time of the merger. After the effective time of the merger, the warrant holders will have the right to purchase and receive upon the basis and upon the terms and conditions specified in the warrant agreement upon exercise of the warrants, the merger consideration they would have received had they exercised their warrants prior to the effective time of the merger.

Q:
When and where is the Quintana special meeting?

A:
The special meeting of shareholders of Quintana, will be held on Monday, April 14, 2008, at 6 p.m, local time, at the Arion Hotel in Astir Palace, 40 Apollonos str., 166 71 Vouliagmeni, Athens, Greece, unless adjourned or postponed to a later time and date.

Q:
Who can vote at the special meeting?

A:
Shareholders of record as of the close of business on March 7, 2008, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, approximately 58,576,857 shares of Quintana common stock, held by approximately 198 shareholders of record, were outstanding and entitled to vote at the special meeting. You may vote all shares you owned as of the close of business on the record date. All shares are entitled to one vote per share.

  Most of the Quintana's shareholders hold their shares through a broker, bank, trustee or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

    •
    SHAREHOLDER OF RECORD—If your shares are registered directly in your name with Quintana's transfer agent, Computershare Trust Company, N.A., then you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by Computershare Trust Company. As the shareholder of record, you have the right to grant a proxy or vote in person at the meeting.

    •
    BENEFICIAL OWNER—If your shares are held in a stock brokerage account or otherwise, by a broker, bank, trustee or other nominee, then you are considered to be the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee on how to vote your shares. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting unless you first obtain a legal proxy from your broker, bank, trustee or other nominee holding your shares.

  Under the terms of separate voting agreements (each of which will terminate upon the termination of the agreement and plan of merger), Corbin J. Robertson, Jr., the chairman of Quintana's board of directors, Hans Mende, a Quintana director, and Stamatis Molaris, Quintana's chief executive officer, president and a director, have agreed with Excel to vote the shares of Quintana common stock they beneficially own in favor of the authorization and approval of the agreement and plan of merger. Such shares collectively represent approximately 14% of the outstanding shares of Quintana common stock entitled to vote at the special meeting.

Q:
What vote of Quintana shareholders is required in connection with the merger?

A:
The affirmative vote by the holders of a majority of the outstanding shares of Quintana common stock on the record date for the special meeting is required to authorize and approve the agreement and plan of merger.

Q:
What if I do not vote or do not fully complete my proxy card?

A:
If you do not vote your shares with respect to the proposal to authorize and approve the agreement and plan of merger, it will have the same effect as a vote against the proposal. However, if the proposal to authorize and approve the agreement and plan of merger is completed, your Quintana shares will be converted into the right to receive the merger consideration even though you did not vote. Additionally, if you do not vote your shares with respect to the proposal to authorize and approve the agreement and plan of merger, then your vote will not be counted toward the quorum requirements at the Quintana special meeting called for such purpose.

  If you submit a proxy without specifying the manner in which you would like your shares to be voted, your shares will be voted "FOR" authorization and approval of the agreement and plan of merger.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this document, please submit your proxy by telephone or via Internet in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card and then mail your signed proxy card in the enclosed prepaid envelope, as soon as possible so that your shares may be voted at the special meeting. See "The Special Meeting" beginning on page 32.

Q:
If my shares are held in "street name" by my bank, broker, trustee or other nominee, will my bank, broker, trustee or other nominee vote my shares for me?

A:
You should instruct your bank, broker, trustee or other nominee to vote your shares. If you do not instruct your bank, broker, trustee or other nominee, your bank, broker, trustee or other nominee will not be able to vote your shares. Please check with your bank, broker, trustee or other nominee and follow the voting procedures your bank, broker, trustee or other nominee provides. Your bank, broker, trustee or other nominee will advise you whether you may submit voting instructions by telephone or via the Internet. See "The Special Meeting—Proxies" beginning on page 32.

Q:
When do you expect the merger to be completed?

A:
We currently expect to complete the merger in April 2008. However, we cannot assure you when or if the merger will be completed. Among other things, the agreement and plan of merger must be authorized and approved by Quintana's shareholders at the special meeting and Excel must obtain financing for the transaction. See "The Merger—Merger Financing" beginning on page 79.

Q:
What are the material United States federal income tax consequences of the merger to Quintana shareholders?

A:
For a U.S. Holder (as defined in "The Merger—Material United States Federal Income Tax Consequences" beginning on page 70), the merger will be treated for United States federal income tax purposes as a taxable sale by such holder of the shares of Quintana common stock that such holder surrenders in the merger. The material United States federal income tax consequences of the merger to non-dissenting U.S. Holders are as follows:

  •
  A U.S. Holder will recognize gain or loss equal to the difference between (1) the sum of the cash consideration (including any cash received in lieu of fractional shares) and the fair market value of the Excel Class A common shares (at the time the merger is completed) received in the merger and (2) such holder's adjusted tax basis in the shares of Quintana common stock surrendered in the merger for Excel Class A common shares and cash;

  •
  A U.S. Holder's adjusted tax basis in the Excel Class A common shares that such holder receives in the merger will equal the fair market value of such common stock at the time the merger is completed; and

  •
  A U.S. Holder's holding period for the Excel Class A common shares that such holder receives in the merger should generally begin on the day after the completion of the merger.

  The merger will generally not be a taxable transaction to a Non-U.S. Holder (as defined in "The Merger—Material United States Federal Income Tax Consequences" beginning on page 70) for United States federal income tax purposes unless such Non-U.S. Holder has certain connections to the United States. See "The Merger—Material United States Federal Income Tax Consequences" beginning on page 70.

Q:
May I change my vote after I have submitted a proxy?

A:
Yes. If you have not voted through your bank, broker, trustee or other nominee, there are three ways you can change your vote after you have submitted your proxy (whether by mail, telephone or the Internet):

  •
  First, you may complete and submit a written notice to the corporate secretary of Quintana at the address below:

Quintana Maritime Limited
601 Jefferson Street, Suite 3600
Houston, TX 77002
Attention: Steve Putman

    •
    Second, you may complete and submit a new proxy card or vote again by telephone or the Internet. Your latest vote actually received by Quintana before the special meeting will be counted, and any earlier votes will be revoked.

    •
    Third, you may attend the special meeting and vote in person. Any earlier proxy will thereby be revoked. However, simply attending the meeting without voting will not revoke any earlier proxy you may have given.

  If you have instructed a bank, broker, trustee or other nominee to vote your shares, you must follow the directions you receive from your bank, broker, trustee or other nominee in order to change or revoke your vote.

Q:
If I want to attend the special meeting, what do I do?

A:
You should come to the Arion Hotel in Astir Palace, 40 Apollonos str., 166 71 Vouliagmeni, Athens, Greece at 6 p.m., local time, on Monday, April 14, 2008. If you hold your shares in "street name," you will need to bring proof of ownership (by means of a recent brokerage statement, letter from your bank or broker or similar means) to be admitted to the meeting. Shareholders of record as of the record date for the special meeting can vote in person at the special meeting. If your shares are held in "street name," then you are not the shareholder of record and you must ask your bank, broker, trustee or other nominee how you can vote at the special meeting.

Q:
Should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your stock certificates to the exchange agent in order to receive the per share merger consideration. You should use the letter of transmittal to exchange your Quintana common stock certificates for the per share merger consideration to which you are entitled as a result of the merger. Please do not send in your Quintana stock certificates with your proxy card.

Q:
What if I cannot find my stock certificates?

A:
There will be a procedure for you to receive the merger consideration in the merger, even if you have lost one or more of your Quintana stock certificates. This procedure, however, may take time to complete. In order to ensure that you will be able to receive the merger consideration promptly after the merger is completed, if you cannot locate your Quintana stock certificates after looking for them carefully, we urge you to contact Quintana's transfer agent, Computershare Trust Company, as soon as possible and follow the procedures they explain to you for replacing your

  Quintana stock certificates. Computershare Trust Company can be reached at (781) 575-3100 or on their website at www.computershare.com, or you can write to them at the following address:

Transfer Agency
Computershare Investor Services
P.O. Box 43078
Providence, Rhode Island 02940-3078

Q:
Are there risks I should consider in deciding whether to vote for the agreement and plan of merger?

A:
Yes. We have set forth a non exhaustive list of risk factors that you should consider carefully in connection with the merger. See "Risk Factors" beginning on page 24.

Q:
Can I dissent and require appraisal of my shares?

A:
Yes. Under Marshall Islands law, if the merger is consummated, then holders of Quintana common stock that have properly elected to dissent pursuant to Sections 100 and 101 of the Marshall Islands Business Corporations Act, or the MIBCA, will be entitled to payment of the fair value of their shares in accordance with Marshall Islands law. To exercise your right to dissent, you must strictly follow the procedures prescribed by the MIBCA. See "The Merger—Dissenters' Rights" beginning on page 82.

Q:
How will Quintana shareholders receive the merger consideration?

A:
Following the merger, you will receive a letter of transmittal and instructions on how to obtain the merger consideration in exchange for your Quintana common stock. You must return the completed letter of transmittal and surrender your Quintana stock certificates as described in the instructions, and you will receive the merger consideration after the exchange agent receives your completed letter of transmittal, Quintana stock certificates and/or such other documents may be reasonably required by the exchange agent. See "The Merger—Exchange of Quintana Stock Certificates and Distribution of the Merger Consideration" beginning on page 80.

Q:
Who can help answer my additional questions about the merger or voting procedures?

A:
If you have more questions about the merger, including the procedures for voting your shares, you should contact Quintana's proxy solicitor:

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call (212) 440-9800

All others call Toll-Free (800) 213-0480

  If your broker holds your shares, then you should also contact your broker for additional information.

SUMMARY

        This summary highlights material information from this proxy statement/prospectus. It may not contain all of the information that may be important to you. You should carefully read this entire document, including the appendices and the other documents to which this document refers you, for a more complete understanding of the matters being considered at the special meeting. In addition, we incorporate by reference into this document important business and financial information about Excel and Quintana. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 117. Where applicable, each item in this summary includes a page reference directing you to a more complete description of that item. All references in this proxy statement/prospectus to dollars, $ or U.S.$ are to U.S. dollars.

The Merger (page 47)

        The agreement and plan of merger provides for Excel's direct wholly-owned subsidiary, Bird Acquisition Corp., to merge with and into Quintana, with Quintana surviving the merger as a wholly-owned subsidiary of Excel.

Quintana Shareholders Will Receive Cash and Excel Class A Common Shares in the Merger (page 84)

        If the merger is completed, each share of Quintana common stock that you own will be exchanged for a combination of cash and Excel Class A common shares. The cash component of the merger consideration is fixed at $13.00 per share of Quintana common stock. The stock component of the merger consideration will be determined as follows:

    •
    If the average closing price of Excel Class A common shares during the fifteen trading days immediately preceding the closing date of the merger is less than or equal to $45.00, you will receive 0.4084 shares of Excel Class A common shares for each share of Quintana common stock that you own.

    •
    If the average closing price of Excel Class A common shares during the fifteen trading days immediately preceding the closing date of the merger is more than $45.00, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger.

        In all cases, the amount of Excel Class A common shares to be delivered per share of Quintana common stock as merger consideration will be reduced to reflect any cash dividends paid by Quintana prior to the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008.

        Excel will not issue any fractional Excel Class A common shares in the merger. If you would be entitled to a fractional Excel Class A common share (after taking into account and aggregating all shares or fractional shares to which you are entitled), you will receive an amount in cash (without interest) determined by multiplying such fraction by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger.

        Based on the $33.00 closing price of Excel Class A common shares on January 28, 2008, the last trading day prior to the announcement of the merger, and taking into account the payment by Quintana of a $0.31 cash dividend per share on March 7, 2008, the offer would represent a total value to Quintana's shareholders of approximately $1.53 billion, or approximately $26.15 per share, representing a premium of 55% over the closing price of $16.89 per share of Quintana common stock on January 28, 2008. Based on the foregoing, Excel would issue approximately 23.3 million Excel Class A common shares as merger consideration, which would result in Quintana shareholders holding approximately 53.5% of the total outstanding Excel Class A common shares after the merger, representing approximately 13.0% of the total voting power of outstanding Excel capital stock. Based on the foregoing, Excel Class B shareholders, which include certain of Excel's executive officers and directors, would have approximately 75.6% of the total voting power of Excel's outstanding capital stock after the merger. See "Risk Factors—After the merger, Excel Class B shareholders will continue to exert considerable control over Excel, which may limit the ability of Excel Class A shareholders to influence Excel's actions" beginning on page 26.

        Set forth below is a table showing a range of hypothetical exchange ratios and the approximate aggregate number of Excel Class A common shares to be issued as merger consideration that would result from such exchange ratios. The hypothetical exchange ratios in the table below reflect the payment by Quintana of a cash dividend of $0.31 per share on March 7, 2008. This table is for illustrative purposes only. The actual exchange ratio and number of Excel Class A common shares distributed as merger consideration will be determined by the average closing price for Excel Class A common shares for the fifteen trading days immediately preceding the closing of the merger.

Average closing price of Excel Class A common shares for 15 days preceding closing	Exchange Ratio(1)	Aggregate Number of Excel Class A common shares to be issued(2)
$25	0.3960	23,196,435
$35	0.3995	23,401,454
$45	0.4015	23,518,608
$55	0.3285	19,242,497
$65	0.2780	16,284,366

(1)
Exchange ratios reflect the payment by Quintana of a cash dividend of $0.31 per share on March 7, 2008.

(2)
The number of Excel Class A common shares to be issued in the merger is based on 58,576,857 shares of common stock of Quintana outstanding as of March 7, 2008, which includes 1,412,453 shares of restricted Quintana common stock. This number does not include the 473,929 shares of Quintana common stock reserved for issuance upon exercise of outstanding warrants. This number also does not include Excel Class A common shares that will be issued to Excel Management Ltd. after the merger pursuant to an anti-dilution clause in the management termination agreement entered into between Excel and Excel Management Ltd. in 2005.

Comparative Market Prices and Share Information (page 18)

        The table below sets forth the closing sale prices of Excel Class A common shares and Quintana common stock, on January 28, 2008, the last trading day before the public announcement of the merger, and on March 7, 2008, the last practicable trading day before the distribution of this proxy statement/prospectus. The table also sets forth the equivalent pro forma sale price of Quintana common stock on each of these dates, as determined by multiplying the applicable closing sale price of Excel Class A common shares by an exchange ratio of 0.4084 and adjusting this ratio downward to reflect the cash dividend payment by Quintana of $0.31 per share on March 7, 2008, and adding the fixed $13.00 per share cash component of the merger consideration. If the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger is less than or equal to $45.00, the exchange ratio will be fixed at 0.4084 (subject to reduction to reflect any cash dividends paid by Quintana before the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008). If the average closing price is more than $45.00, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger (subject to reduction to reflect any cash dividends paid by Quintana before the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008). In addition, the market value of Excel Class A common shares you will receive on the closing date of the merger will increase or decrease as the trading price of Excel Class A common shares increases or decreases. On the closing date of the merger the market value of the fraction of Excel Class A common shares you receive per share of Quintana common stock may be greater or lesser than the market value of such fraction of Excel Class A common shares on January 28, 2008 or March 7, 2008. We urge you to obtain current market quotations for both Excel Class A common shares and Quintana common stock.

	Excel Class A Common Shares*	Quintana Common Stock*	Quintana Common Stock Pro Forma Equivalent (including the $13.00 cash portion)
January 28, 2008	$33.00	$16.89	$26.15	(1)
March 7, 2008	$28.75	$22.44	$24.48	(2)

*
Source: Bloomberg

(1)
Based on an exchange ratio of 0.3984 (based on the $31.00 average closing price of Excel Class A common shares for the fifteen trading days prior to January 28, 2008 and the payment by Quintana of a $0.31 cash dividend per share on March 7, 2008).

(2)
Based on an exchange ratio of 0.3993 (based on the $34.24 average closing price of Excel Class A common shares for the fifteen trading days prior to March 7, 2008 and the payment by Quintana of a $0.31 cash dividend per share on March 7, 2008).

Quintana's Financial Advisor Has Delivered an Opinion to the Board of Directors of Quintana that the Consideration to be received in the Merger was Fair, from a Financial Point of View, to Quintana Shareholders (page 60)

        Citigroup Global Markets Inc., or Citi, rendered its oral opinion to Quintana's board of directors, which was subsequently confirmed in writing, that as of the date of the opinion, and based upon and subject to the considerations and limitations set forth in its written opinion, its work described in its written opinion and other factors it deemed relevant, the consideration to be received by the holders of Quintana common stock, was fair from a financial point of view to such holders. The full text of the written opinion of Citi, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included as Appendix C to this proxy statement/prospectus. Holders of Quintana common stock should read the opinion completely and carefully. Citi provided its opinion for the information of Quintana's board of directors in connection with its evaluation of the merger. Citi's opinion is not intended to be and does not constitute a recommendation as to how any holder of Quintana common stock should vote with respect to the merger. Pursuant to an engagement letter dated November 2, 2007 between Quintana and Citi, Quintana agreed to pay Citi a fee payable upon delivery of the opinion. Quintana also agreed to pay Citi a transaction fee payable upon completion of the merger.

Material United States Federal Income Tax Considerations to Holders of Quintana Common Stock (page 70)

        For a U.S. Holder (as defined in "The Merger—Material United States Federal Income Tax Consequences" beginning on page 70), the merger will be a taxable transaction. For United States federal income tax purposes, a U.S. Holder that does not dissent will recognize gain or loss equal to the difference between (1) the sum of the cash consideration (including any cash received in lieu of fractional shares) and the fair market value of the Excel Class A common shares (at the time the merger is completed) received in the merger and (2) such holder's adjusted tax basis in the shares of Quintana common stock surrendered in the merger for Excel Class A common shares and cash. The merger will generally not be a taxable transaction to a Non-U.S. Holder (as defined in "The Merger—Material United States Federal Income Tax Consequences" beginning on page 70) for United States federal income tax purposes unless such Non-U.S. Holder has certain connections to the United States.

Holders of Quintana Common Stock Have Dissenters' Rights (page 82)

        Under Marshall Islands law, if the merger is consummated, then holders of Quintana common stock that have properly elected to dissent pursuant to Sections 100 and 101 of the MIBCA will be entitled to payment of the fair value of their shares in accordance with Marshall Islands law. To exercise your right to dissent, you must strictly follow the procedures prescribed by the MIBCA.

Quintana's Board of Directors Unanimously Recommends that You Vote "FOR" the Authorization and Approval of the Agreement and Plan of Merger (page 34)

        Quintana's board of directors has determined that the merger, the agreement and plan of merger and the transactions contemplated by the agreement and plan of merger are in the best interests of Quintana's shareholders and has unanimously approved the plan of merger contained in the agreement and plan of merger. Quintana's board of directors unanimously recommends that Quintana shareholders vote "FOR" the authorization and approval of the agreement and plan of merger. For the factors considered by Quintana's board of directors in reaching its decision to approve the agreement and plan of merger, see "The Merger—Quintana's Reasons for the Merger" beginning on page 58.

Quintana Executive Officers and Directors Have Financial and Other Interests in the Merger that are in Addition to and/or Different from Your Interests (page 67)

        Some of the members of Quintana's board of directors and certain of Quintana's executive officers have financial interests in the merger that are in addition to, and/or different from, your interests. The independent members of Quintana's board of directors were aware of these additional and/or differing interests and potential conflicts and considered them, among other matters, in evaluating, negotiating and approving the agreement and plan of merger. These interests include the following:

  •
  At the effective time of the merger, restricted stock held by certain officers and directors of Quintana will vest and will thereafter be converted into the merger consideration in the same manner as other Quintana common stock.

  •
  Quintana has entered into severance agreements with certain of its executive officers that provide for severance payments under certain circumstances as a result of the merger.

  •
  After the merger, Stamatis Molaris, the current chief executive officer of Quintana, will become the chief executive officer of Excel. Excel expects to enter into an employment agreement with Mr. Molaris regarding his position as chief executive officer.

  •
  After the merger, the following persons who are currently current directors and/or officers of Quintana will become members of Excel's board of directors: Paul Cornell, Hans J. Mende, Stamatis Molaris and Corbin J. Robertson, III.

  •
  Excel has agreed to provide current directors and officers of Quintana who become directors of Excel after the merger registration rights with respect to the Excel Class A common shares they receive as merger consideration.

  •
  Excel has agreed to provide for a period of one year to Quintana's employees, including certain current executive officers of Quintana, who are employed under Greek law immediately prior to the effective time of the merger and who remain employed with the surviving entity (i) at least the same base level of cash compensation as that currently paid to such employees, and (ii) employee benefits as required by Greek law.

  •
  The agreement and plan of merger provides for director and officer indemnification arrangements for each of Quintana's directors and officers who are currently covered by Quintana's indemnification arrangements and a directors' and officers' liability insurance policy that will continue for six years following completion of the merger.

  •
  Excel's board of directors has taken steps to exempt from short-swing profit liability under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any dispositions of Quintana common stock in the merger by directors or officers of Quintana who are subject to Section 16 of the Exchange Act.

Your Rights as a Holder of Excel Class A Common Shares Will Be Different from Your Rights as a Holder of Quintana Common Stock (page 104)

        The conversion of your shares of Quintana common stock into Excel Class A common shares and cash in the merger will result in changes from your current rights as a Quintana shareholder, which generally are governed by the MIBCA and Quintana's organizational documents, to your rights as an Excel shareholder, which generally will be governed by the Liberian Business Corporation Act, or the LBCA, and Excel's organizational documents.

Excel's Board of Directors after the Merger (page 78)

        It is a condition to the closing of the merger that Excel amend its articles of incorporation to specify that, for a period ending one year after the closing date of the merger, Excel's board of directors will consist of seven or eight members, three of which will be directors of a special class, comprised initially of the following persons who are currently directors or officers of Quintana: Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III. After the closing of the merger, Excel's board of directors is expected to set the authorized number of directors at eight. Four of the eight directors will be current directors, and the remaining four directors will be the special class directors plus Stamatis Molaris. Mr. Molaris currently is the chief executive officer of Quintana and will serve as chief executive officer of Excel after the merger. Quintana has entered into a voting agreement with Excel's chairman and chief executive officer, Gabriel Panayotides, pursuant to which he has agreed to use his reasonable best efforts to obtain the votes necessary to so amend Excel's articles of incorporation. The special class directors will have the same rights and the same fiduciary duties as the other directors except that the approval of at least two members of the special class will be required for Excel to enter into (i) any agreement or series of related agreements involving aggregate consideration payable to or by Excel in excess of $100 million or (ii) certain affiliate transactions except, in each case, for transactions involving Oceanaut, Inc., or Oceanaut.

Excel's Management after the Merger (page 78)

        After the merger, Stamatis Molaris, the current chief executive officer and president of Quintana, will become the chief executive officer of Excel. Excel expects to enter into an employment agreement with Mr. Molaris regarding his position as chief executive officer.

The Companies (page 35)

Excel Maritime Carriers Ltd.
c/o 17th km National Road Athens
Lamia & Finikos Street
145-64 Nea Kifisia
Athens, Greece
(011) (30)(210) 620-9520

        Excel is a shipping company incorporated under the laws of the Republic of Liberia on November 2, 1988. Excel specializes in the world-wide seaborne transportation of dry bulk cargoes, including among others, iron ore, coal and grains, steel products, fertilizers, cement, bauxite, sugar and scrap metal. Excel Class A common shares have traded since September 15, 2005 on the New York Stock Exchange under the symbol "EXM," and prior to that date, traded on the American Stock

Exchange under the same symbol. Excel currently has a fleet consisting of 18 dry bulk carriers, comprised of ten Panamax, two Supramax and six Handymax vessels and representing a carrying capacity of approximately 1,074,022 deadweight tons. The average age of the Excel vessels is approximately 13 years. The Excel fleet is managed by Maryville Maritime Inc., one of Excel's wholly- owned subsidiaries. As of September 30, 2007, Excel had $571.4 million in total assets and is headquartered in Athens, Greece.

        Additional information about Excel and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

Bird Acquisition Corp.
c/o Excel Maritime Carriers Ltd.
c/o 17th km National Road Athens
Lamia & Finikos Street
145-64 Nea Kifisia
Athens, Greece
(011) (30) (210) 620-9520

        Bird Acquisition Corp. is a newly-formed non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands and a direct wholly-owned subsidiary of Excel. Bird Acquisition Corp. was formed exclusively for the purpose of completing the merger. At the effective time of the merger, Bird Acquisition Corp. will merge with and into Quintana and the separate corporate existence of Bird Acquisition Corp. will terminate.

Quintana Maritime Limited
Pandoras 13 and Kyprou Street
166 74 Glyfada
Greece
(011) (30) (210) 898-6820

        Quintana is an international provider of dry bulk marine transportation services that was incorporated in the Marshall Islands on January 13, 2005 and began operations in April 2005. Quintana's common stock trades on the NASDAQ Global Select Market, under the symbol "QMAR." Quintana was formed by affiliates of each of Corbin J. Robertson, Jr., First Reserve Corporation and American Metals & Coal International. Quintana owns a fleet of 22 vessels and operates 29 vessels, including seven Panamax vessels it sold and leased back and now operates under bareboat charters. Four of these vessels are Capesize vessels, fourteen are Kamsarmax vessels and eleven are Panamax vessels. Of the 29 vessels that Quintana operates, it acquired ten in 2005, thirteen in 2006, and six in the first nine months of 2007. Quintana sold and leased back the seven Panamax vessels in July 2007. Quintana has also entered into a contract to purchase a Capesize vessel with expected delivery in the fourth quarter of 2008. Quintana is currently party to seven joint ventures that have contracted to purchase a total of seven additional Capesize vessels, which are expected to be delivered in 2010. Quintana owns a 50% interest in six of these joint venture companies and a 42.8% interest in the other and expects to operate the vessels that will be owned by the joint venture companies.

        As of September 30, 2007, Quintana's operating fleet, including the vessels which were sold and leased back, had a combined carrying capacity of approximately 2,644,000 deadweight tons (dwt) and a dwt-weighted-average age of approximately 4.5 years. As of September 30, 2007, Quintana had $1,218.2 million in total assets and is headquartered in Athens, Greece.

        Additional information about Quintana and its subsidiaries and joint ventures is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

The Special Meeting of Quintana Shareholders (page 32)

        The Quintana special meeting will be held on Monday, April 14, 2008, at 6 p.m., local time, at the Arion Hotel in Astir Palace, 40 Apollonos str., 166 71 Vouliagmeni, Athens, Greece, unless adjourned or postponed to a later date. At the Quintana special meeting, Quintana shareholders will be asked:

  1.
  To consider and vote upon a proposal to authorize and approve the Agreement and Plan of Merger, dated as of January 29, 2008, as amended, by and among Excel, Bird Acquisition Corp. and Quintana, pursuant to which Quintana will become a wholly-owned subsidiary of Excel;

  2.
  To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to authorize and approve the agreement and plan of merger; and

  3.
  To consider and vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Record Date.    Quintana shareholders may cast one vote at the special meeting for each share of Quintana common stock that was owned at the close of business on March 7, 2008. At that date, there were 58,576,857 shares of Quintana common stock entitled to be voted at the special meeting.

        As of the record date, directors and executive officers of Quintana and their affiliates owned (directly or indirectly) and had the right to vote approximately 9,616,612 shares of Quintana common stock, representing approximately 16.4% of the shares of Quintana common stock entitled to be voted at the special meeting.

        Required Vote.    In order for the agreement and plan of merger to be authorized and approved by Quintana shareholders, the affirmative vote by the holders of a majority of the outstanding shares of Quintana common stock on the record date at the special meeting is required. We urge you to vote.

The Voting Agreements (page 101)

        Under the terms of separate voting agreements (each of which will terminate upon the termination of the agreement and plan of merger), Corbin J. Robertson, Jr., the chairman of Quintana's board of directors, Hans Mende, a Quintana director, and Stamatis Molaris, Quintana's chief executive officer, president and a director, have agreed with Excel to vote the shares of Quintana common stock they beneficially own in favor of the authorization and approval of the agreement and plan of merger. Such shares collectively represent approximately 14% of the outstanding shares of Quintana common stock entitled to vote at the special meeting. The voting agreements are attached as Appendix B to this proxy statement/prospectus.

Excel Shareholder Approval

        Excel Class A shareholders are not required to approve the agreement and plan of merger or the use of Excel Class A common shares as part of the merger consideration.

The Agreement and Plan of Merger (page 84)

        The agreement and plan of merger is described beginning on page 84 and is included as Appendix A to this proxy statement/prospectus. We urge you to read the agreement and plan of merger in its entirety because it is the legal document governing the merger.

Completion of the Merger is Subject to Conditions (page 96)

        The respective obligations of Excel and Quintana to complete the merger are subject to the satisfaction or waiver of various conditions, including the authorization and approval of the agreement and plan of merger by Quintana shareholders and the accuracy of representations and warranties of Excel and Quintana as of the closing date of the merger. The obligation of Excel to complete the merger is subject to the satisfaction or waiver of certain additional conditions, including the ability of Excel to obtain financing for the transaction. The obligation of Quintana to complete the merger is also subject to the satisfaction or waiver of certain additional conditions, including Excel's amending its articles of incorporation to provide for a special class of directors comprised initially of Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III. Although it is anticipated that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

The Agreement and Plan of Merger May Be Terminated under Some Circumstances (page 98)

        The agreement and plan of merger may be terminated at any time before the completion of the merger, notwithstanding the authorization and approval of the agreement and plan of merger by the Quintana shareholders, in any of the following circumstances:

  •
  by mutual written consent of Excel and Quintana; or

  •
  by either Excel or Quintana if:

  •
  any governmental entity will have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated in the agreement and plan of merger and such order or other action has become final and nonappealable;

  •
  the merger has not been completed by October 31, 2008, although neither Excel nor Quintana may terminate the agreement and plan of merger for this reason if its breach of any obligation under the agreement and plan of merger has resulted in the failure of the merger to occur by that date; or

  •
  the Quintana shareholders do not vote to authorize and approve the agreement and plan of merger at a shareholder meeting in which a quorum is present and such vote is taken; or

  •
  by Excel if:

  •
  (i) Quintana's board of directors effected a change in recommendation in any manner adverse to Excel or (ii) if any person or entity has made or informed Quintana's board of directors of an intention to make a proposal for the acquisition of 20% or more of Quintana's equity or assets, and Quintana's board of directors takes a neutral position or no position on, or, within ten business days after receipt thereof fails to publicly state its opposition to, such proposal or fails to reconfirm its recommendation of the agreement and plan of merger with Excel, in any of the above instances if so requested by Excel in writing, within ten business days following such request; or

  •
  (i) Quintana has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the closing conditions of the merger would not be satisfied or (ii) all of the conditions of the merger have been satisfied (or could be satisfied at closing with the execution of only ministerial tasks) and Quintana breaches its obligation to complete the merger; or

  •
  by Quintana if:

  •
  (i) Excel has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the closing conditions of the merger would not be satisfied or (ii) all of the conditions of the merger have been satisfied (or could be satisfied at closing with the execution of only ministerial tasks) and Excel breaches its obligation to complete the merger.

Quintana May Be Required to Pay a Termination Fee under Some Circumstances (page 99)

        Quintana has agreed to pay Excel a termination fee of $93 million if the agreement and plan of merger is terminated by Excel because either:

  •
  Quintana has breached its representations and warranties or any covenant or other agreement by it in any manner such that certain conditions of Excel and Bird Acquisition Corp. to effect the merger would not be satisfied, or

  •
  all the closing conditions of Quintana to effect the merger have been satisfied (or could be satisfied at closing with the execution of only ministerial tasks) and Quintana breaches its obligation to consummate the merger.

        Quintana has agreed to pay Excel a termination fee of $62 million if the merger is terminated by Excel because either:

  •
  Quintana's board of directors has made change in recommendation, or

  •
  where any person has made or informed Quintana's board of directors of an intention to make a proposal for the acquisition of more than 75% of Quintana's equity or assets, the board takes a neutral position or no position on, or, within ten business days after receipt thereof fails to publicly state its opposition to such proposal or fails to reconfirm its recommendation of the agreement and plan of merger with Excel, in any of the above instances if so requested by Excel in writing, within ten business days following such request.

        Quintana has also agreed to pay Excel termination expenses of up to $15 million if the agreement and plan of merger is terminated by either Excel or Quintana because Quintana's shareholders do not authorize and approve the merger at a special shareholder meeting, at which a quorum is present and a vote to adopt the agreement and plan of merger is held.

        Quintana has further agreed to pay to Excel a termination fee of $62 million (minus the amount of any termination expenses previously paid to Excel as described in the preceding paragraph), if, prior to the termination of the agreement and plan of merger as described in the preceding paragraph, any person has made, or announced an intention to make, a proposal for the acquisition of more than 75% of Quintana's equity or assets, and within twelve months after the date of such termination, Quintana or its affiliates consummates such proposal or any other unsolicited proposal to acquire more than 75% of Quintana's equity or all or substantially all of Quintana's assets that Quintana's board of directors determines to be more favorable to its shareholders than the merger.

Regulatory Approvals Required for the Merger (page 79)

        It is a condition to the closing of the merger that Excel and Quintana obtain all applicable authorizations, consents and approvals of all relevant governmental entities in connection with the merger. Based upon a review of information available relating to the businesses in which Excel and Quintana are engaged, Excel and Quintana do not believe that the completion of the merger will require any filings or approvals with respect to the antitrust laws of the United States or any other jurisdiction or from maritime regulatory authorities of any jurisdictions. However, there can be no assurance that no one will challenge the merger on antitrust or other regulatory grounds, or that Excel and Quintana would defeat any such challenge should it arise.

COMPARATIVE PER SHARE DATA

        The following tables present, as at the dates and for the periods indicated, selected historical and pro forma consolidated per share financial information of Excel and Quintana.

        You should read this information in conjunction with, and the information is qualified in its entirety by, the respective audited and unaudited consolidated financial statements and accompanying notes of Excel and Quintana incorporated by reference in this proxy statement/prospectus and the unaudited pro forma condensed combined financial statements and accompanying notes related to such combined financial statements included elsewhere in this proxy statement/prospectus. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 117 and page 37, respectively.

        The pro forma amounts in the tables below are presented for informational purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts as being necessarily indicative of the financial position or results of operations of Excel or Quintana that would have actually occurred had the transaction been effective during the periods presented or of the future financial position or results of operations of Excel or Quintana. The combined financial information as at or for the periods presented may have been different had the transaction actually been effective as at or during those periods. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.

Excel Historical and Unaudited Pro Forma Common Share Data

        The following table presents the earnings per share, dividends per share and book value per share with respect to Excel on a historical basis and pro forma combined basis giving effect to the transaction. The Excel pro forma combined amounts are presented as if the transaction had been effective for the periods presented based on the purchase method of accounting. The Excel pro forma combined amounts do not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger related costs, or other factors that may result as a consequence of the merger and, accordingly, do not attempt to predict or suggest future results.

	As at and for Nine Months Ended September 30, 2007	As at and for the Year Ended December 31, 2006
Basic Earnings Per Share:
Excel historical	$2.54	$1.56
Excel pro forma combined	$4.24	$0.98
Diluted Earnings Per Share:
Excel historical	$2.54	$1.56
Excel pro forma combined	$4.24	$0.98
Dividends Per Share:
Excel historical(1)	$0.40	$0.00
Excel pro forma combined(2)	$0.40	$0.00
Book Value Per Share at Period End:
Excel historical	$18.34	$16.29
Excel pro forma combined	$26.78	N/A

(1)
An additional $0.20 per share dividend relating to the third quarter in 2007 was declared and paid in the fourth quarter of 2007.

(2)
Excel has not yet made any decisions regarding its dividend policies after the merger. Accordingly, pro forma combined dividends are based on historical dividends paid by Excel.

Quintana Historical and Unaudited Pro Forma Equivalent Share Data

        The following table presents the earnings per share, dividends per share and book value per share with respect to Quintana on a historical basis and pro forma equivalent basis. The pro forma equivalent amounts with respect to the Quintana common stock are calculated by multiplying the corresponding Excel pro forma combined amount (which is described and presented under "—Excel Historical and Unaudited Pro Forma Common Share Data" beginning on page 16) by a stock merger consideration exchange ratio of 0.3984 (based on the $31.00 average closing price of Excel Class A common shares for the fifteen trading days prior to January 28, 2008, the last trading day prior to the announcement of the merger, and taking into account payment by Quintana of a $0.31 cash dividend per share on March 7, 2008) Excel Class A common shares, and do not include the cash portion of the merger consideration.

	As at and for the Nine Months Ended September 30, 2007	As at and for the Year Ended December 31, 2006
Basic Earnings Per Share:
Quintana historical	$0.91	$0.38
Quintana pro forma equivalent	$1.69	$0.39
Diluted Earnings Per Share:
Quintana historical	$0.88	$0.37
Quintana pro forma equivalent	$1.69	$0.39
Dividends Per Share:
Quintana historical	$0.79	$0.84
Quintana pro forma equivalent	$0.16	$0.00
Book Value Per Share at Period End:
Quintana historical	$8.51	$8.49
Quintana pro forma equivalent	$10.67	N/A

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        Excel Class A common shares are listed on the New York Stock Exchange under the trading symbol "EXM." Quintana's common stock is listed on the NASDAQ Global Select Market under the trading symbol "QMAR." The following table sets forth, for the respective calendar year and quarters indicated, the high and low sale prices of Excel Class A common shares and the high and low sale prices per share of Quintana common stock.

	Excel Class A Common Shares*		Quintana Common Stock*
	High	Low	High	Low
Year Ended December 31, 2007	$81.99	$14.17	$29.00	$11.03
Quarterly for 2007:
First Quarter	$20.85	$14.17	$14.52	$11.03
Second Quarter	$29.47	$17.10	$17.24	$13.74
Third Quarter	$59.90	$25.00	$20.20	$14.63
Fourth Quarter	$81.99	$36.74	$29.00	$18.96
Quarterly for 2008:
First Quarter (through March 7, 2008)	$41.78	$24.50	$26.19	$12.21

*
Source: Bloomberg

        The table below sets forth the high and low sale prices for each of the respective calendar months indicated for Excel Class A common shares and Quintana common stock.

	Excel Class A Common Shares*		Quintana Common Stock*
	High	Low	High	Low
August 2007	$43.16	$27.29	$19.00	$14.63
September 2007	$59.90	$42.52	$19.90	$17.43
October 2007	$81.99	$56.50	$29.00	$18.96
November 2007	$72.50	$36.74	$28.00	$21.62
December 2007	$55.00	$38.71	$27.21	$22.52
January 2008	$41.78	$24.50	$26.19	$12.21
February 2008	$39.00	$29.51	$25.49	$21.75
March 2008 (through March 7, 2008)	$32.94	$27.80	$24.06	$22.14

*
Source: Bloomberg

        The table below sets forth the closing sale prices of Excel Class A common shares and Quintana common stock, on January 28, 2008, the last trading day before the public announcement of the merger, and on March 7, 2008, the last practicable trading day before the distribution of this proxy statement/prospectus. The table also sets forth the equivalent pro forma sale price of Quintana common stock on each of these dates, as determined by multiplying the applicable closing sale price of Excel Class A common shares by an exchange ratio of 0.4084 and adjusting this ratio downward to reflect the cash dividend payment by Quintana of $0.31 per share on March 7, 2008, and adding the fixed $13.00 per share cash component of the merger consideration. If the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger is less than or equal to $45.00, the exchange ratio will be fixed at 0.4084 (subject to reduction to reflect any cash dividends paid by Quintana before the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008). If the average closing price is more than $45.00, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger (subject to reduction to reflect any cash dividends paid by Quintana before the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008). In addition the market value of Excel Class A common shares you will receive on the closing date of the merger will increase or decrease as the trading price of Excel Class A common shares increases or decreases. On the closing date of the merger the market value of the fraction of Excel Class A common shares you receive per share of Quintana common stock may be greater or lesser than the market value of such fraction of Excel Class A common shares on January 28, 2008 or March 7, 2008. We urge you to obtain current market quotations for both Excel Class A common shares and Quintana common stock.

	Excel Class A Common Shares*	Quintana Common Stock*	Quintana Common Stock Pro Forma Equivalent (including the $13.00 cash portion)
January 28, 2008	$33.00	$16.89	$26.15	(1)
March 7, 2008	$28.75	$22.44	$24.48	(2)

*
Source: Bloomberg

(1)
Based on an exchange ratio of 0.3984 (based on the $31.00 average closing price of Excel Class A common shares for the fifteen trading days prior to January 28, 2008 and the payment by Quintana of a $0.31 cash dividend per share on March 7, 2008).

(2)
Based on an exchange ratio of 0.3993 (based on the $34.24 average closing price of Excel Class A common shares for the fifteen trading days prior to March 7, 2008 and the payment by Quintana of a $0.31 cash dividend per share on March 7, 2008).

        The table below sets forth the dividends declared per Excel Class A common share and per share of Quintana common stock for the respective calendar year and quarters indicated. The dividends for each quarter indicated in the table below were declared and paid in the trailing quarter.

	Declared Dividends
	Excel		Quintana
Year Ended December 31, 2007	$0.60		$1.17
Quarterly for 2007:
First Quarter	$0.20		$0.24
Second Quarter	$0.20		$0.31
Third Quarter	$0.20		$0.31
Fourth Quarter	—	(1)	$0.31

(1)
The dividend with respect to the fourth quarter 2007, if any, will be declared during the first quarter of 2008.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF EXCEL

        The following table sets forth certain selected historical consolidated financial data of Excel prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. The information as at and for each of the years in the five year period ended December 31, 2006 has been derived from the audited consolidated financial statements of Excel included in its annual report on Form 20-F filed with the Securities and Exchange Commission, or the SEC, on June 26, 2007. The information as at and for the nine month periods ended September 30, 2007 and 2006 has been derived from the unaudited interim consolidated financial statements of Excel and the notes thereto filed by Excel with the SEC on Form 6-K on February 8, 2008. The information presented below is only a summary and should be read in conjunction with the respective audited and unaudited financial statements of Excel, including the notes thereto, incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(in thousands of U.S. Dollars, except for share and per share data)
INCOME STATEMENT DATA
Voyage revenues	$115,999	$88,469	$123,551	$118,082	$51,966	$26,094	$15,602
Revenues from managing related party vessels	592	419	558	522	637	527	385
Voyage expenses	(7,355)	(5,147)	(8,109)	(11,693)	(8,100)	(7,312)	(7,009)
Voyage expenses—related party	(1,449)	(1,096)	(1,536)	(1,412)	—	—	—
Vessel operating expenses	(24,851)	(22,588)	(30,414)	(24,215)	(7,518)	(6,529)	(5,354)
Depreciation and amortization	(23,473)	(21,739)	(30,000)	(20,714)	(1,713)	(1,548)	(1,080)
Management fees—related party	—	—	—	—	(270)	(260)	(225)
General and administrative expenses	(8,730)	(6,085)	(10,049)	(6,520)	(2,867)	(1,772)	(1,294)
Gain on sale of vessels	6,194	—	—	26,795	—	—	569
Contract termination expense	—	—	—	(4,963)	—	—	—
Operating income	56,927	32,233	44,001	75,882	32,135	9,200	1,594
Interest and finance costs, net	(6,673)	(10,164)	(12,617)	(7,878)	(61)	(461)	(669)
Other, net	55	—	145	66	(24)	(94)	164
US source income taxes	(359)	(313)	(426)	(311)	—	—	—
Minority Interest	2	10	3	—	—	—	—
Income from Investment in affiliate	813	—	—	—	—	—	—
Net Income	$50,765	$21,766	$31,106	$67,759	$32,050	$8,645	$1,089
Basic earnings per share	$2.54	$1.09	$1.56	$3.64	$2.75	$0.75	$0.09
Weighted average basic shares outstanding	19,949,644	19,946,658	19,947,411	18,599,876	11,640,058	11,532,725	11,550,984
Diluted earnings per share	$2.54	$1.09	$1.56	$3.64	$2.75	$0.75	$0.09
Weighted average diluted shares outstanding	19,977,878	19,946,658	19,947,411	18,599,876	11,640,058	11,532,725	11,550,984
Dividends per share	$0.40	—	—	—	—	—	$2.15
BALANCE SHEET DATA
Cash and cash equivalents	$98,620	$—	$86,289	$58,492	$64,903	$3,958	$1,949
Current assets, including cash	106,780	—	95,788	70,547	71,376	5,525	3,157
Total assets	571,441	—	549,351	561,025	113,997	24,083	21,435
Current liabilities, including current portion of long—term debt	44,977	—	43,719	57,110	10,566	4,121	5,896
Total long—term debt, excluding current portion	160,650	—	185,467	215,926	5,616	5,870	10,090
Stockholders' equity	365,814	—	320,161	287,989	97,815	14,092	5,449
OTHER FINANCIAL DATA
Net cash from (used in) operating activities	$68,115	$41,580	$58,344	$73,639	$32,033	$8,887	$(260)
Net cash from (used in) investing activities	(21,344)	(488)	(662)	(417,743)	(26,220)	—	11,996
Net cash from (used in) financing activities	(34,440)	(20,858)	(29,885)	337,693	55,132	(6,878)	(20,771)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF QUINTANA

        The following table sets forth certain selected consolidated financial information of Quintana prepared in accordance with U.S. GAAP. This information as at and for each of the years in the two year period ended December 31, 2007 and the period from January 13, 2005 (inception) to December 31, 2005 has been derived from the consolidated financial statements of Quintana and notes to the consolidated financial statements as filed with the SEC. The information as at and for the nine month periods ended September 30, 2007 and September 30, 2006 has been derived from the unaudited consolidated financial statements of Quintana and the notes thereto filed by Quintana with the SEC, which reflect, in the opinion of Quintana's management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. Results for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole. The information presented below is only a summary and should be read in conjunction with the respective audited and unaudited financial statements of Quintana, including the notes thereto, filed with the SEC, including those incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

	Nine Months Ended September 30,			Year Ended December 31,	Period from January 13, 2005 (inception) to December 31,
	2007	2006	2007	2006	2005
	(in thousands of U.S. Dollars, except share and per share data)
Income Statement Data
Net revenue	$171,486	$66,316	$236,403	$103,317	$40,275
Vessel operating expenses	26,027	11,380	36,721	17,489	7,411
Voyage expenses	40	4,068	104	4,083	—
General and administrative expenses	11,749	7,197	17,063	10,790	5,301
Depreciation and amortization	40,491	19,600	52,124	30,486	11,648
Bareboat Hire Expense	6,277	—	14,592	—	—
Operating income	86,902	24,071	114,419	40,469	15,915
Interest expense	(34,545)	(8,350)	(44,379)	(16,615)	(5,367)
Interest income	2,048	570	3,200	1,199	228
Unrealized swap loss	(4,836)	(11,892)	(19,367)	(9,840)	—
Finance costs	(794)	(2,073)	(1,085)	(2,169)	(5,190)
Foreign exchange losses and other, net	678	(373)	800	(300)	(58)
Total other expenses	(37,449)	(22,118)	(60,831)	(27,725)	(10,387)
Minority Interest	71	—	180	—	—
Net income	$49,524	$1,953	$53,768	$12,744	$5,528
Net income per common share
Basic	$0.91	$0.07	$0.98	$0.38	$0.39
Diluted	$0.88	$0.07	$0.95	$0.37	$0.39
Weighted average shares outstanding
Basic	54,218,091	28,153,771	54,675,962	33,568,793	14,134,268
Diluted	56,336,389	28,928,204	56,630,332	34,680,371	14,239,907
Other Data
Net cash from operating activities	$109,269	$36,633	$147,896	$56,960	$25,856
Net cash used in investing activities	(113,390)	(432,330)	(123,868)	(597,299)	(467,727)
Net cash from financing activities	82,587	406,253	70,596	557,415	446,130
	At September 30,		At December 31,
	2007	2006	2007	2006	2005
Balance Sheet Data
Cash and cash equivalents	$99,801	$14,815	$115,959	$21,335	$4,259
Current assets, including cash	110,653	20,431	123,206	26,325	7,228
Property and equipment	1,085,383	859,992	1,084,690	1,014,362	446,859
Total assets	1,218,158	894,146	1,229,230	1,057,440	466,026
Current liabilities, including current portion of long term debt	98,281	53,464	110,257	57,922	6,603
Long-term debt, excluding current portion	626,350	414,250	612,600	564,960	210,000
Total stockholders' equity	$468,859	$414,540	$467,227	$424,718	$249,423

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF EXCEL

        The following tables present, as at the dates and for the periods indicated, selected unaudited pro forma condensed combined financial data of Excel. This information has been prepared using the purchase method of accounting as if the merger closed on September 30, 2007 and January 1, 2006, respectively. The unaudited pro forma condensed combined balance sheet also gives effect to Excel's issuance of contingently convertible bonds, and debt issued to acquire vessels subsequent to September 30, 2007, as if such transactions were consummated on September 30, 2007.

        You should read this information in conjunction with, and the information is qualified in its entirety by, (i) Excel's audited consolidated financial statements and the related notes included in Excel's Annual Report on Form 20-F for the year ended December 31, 2006 filed with the SEC on June 26, 2007, Excel's unaudited interim consolidated financial statements and related notes included in Excel's Form 6-K filed with the SEC on February 8, 2008, Quintana's audited financial statements included in Quintana's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008, and Quintana's unaudited interim consolidated financial statements and related notes included in Excel's Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 filed with the SEC on November 9, 2007, all of which are incorporated by reference herein and (ii) the unaudited pro forma condensed combined financial statements and accompanying notes included elsewhere in this proxy statement/prospectus. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 117 and page 37, respectively.

        The selected unaudited pro forma condensed combined financial data of Excel is presented for illustrative purposes only and, therefore, is not necessarily indicative of the financial position or results of operations that might have been achieved had the merger occurred on September 30, 2007 and January 1, 2006, respectively. In addition, the selected unaudited pro forma condensed combined financial data is not necessarily indicative of the results of operations or financial position of the combined company in the future. This information does not reflect the benefits of expected synergies, operating efficiencies or cost savings, or any changes resulting from Quintana operations that may be subject to U.S. transportation tax in the future, or any special items such as payments pursuant to change-of-control provisions or restructuring and integration costs that my be incurred as a result of the merger.

Unaudited Pro Forma Condensed Combined Statements of Income

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
	(in thousands of US Dollars, except for share and per share data)
Revenues	$417,211	$266,552
Voyage expenses	(29,386)	(18,552)
Vessel operating expenses	(50,878)	(47,903)
Depreciation and amortization	(91,891)	(75,308)
General and administrative expenses	(20,479)	(20,839)
Gain on sale of vessel	6,194	—
Operating Income	230,771	103,950
Interest and finance costs, net	(47,371)	(60,512)
Other, net	733	(155)
US source income taxes	(359)	(426)
Minority interest	73	3
Income from investment in affiliate	813	—

Net income	$184,660	$42,860
Earnings per common share, basic	$4.24	$0.98
Weighted average number of shares, basic	43,528,623	43,526,390
Earnings per common share, diluted	$4.24	$0.98
Weighted average number of shares, diluted	43,556,857	43,526,390

Unaudited Pro Forma Condensed Combined Balance Sheet Data

As of September 30, 2007
(in thousands of US Dollars)
Cash and cash equivalents	$74,405
Current assets, including cash	93,417
Total assets	3,466,007
Current liabilities, including current portion of long term debt	329,822
Total long term debt, excluding current portion	1,349,835
Other non current liabilities	620,594
Stockholders Equity	$1,165,756

RISK FACTORS

        In addition to the other information included or incorporated by reference in this proxy statement/prospectus, you should carefully consider the matters described below relating to the proposed merger in deciding whether to vote for authorization and approval of the agreement and plan of merger. Although Excel and Quintana believe that the matters described below cover the material risks related to the merger that are currently known or reasonably foreseeable, they may not contain all of the information that is important to you in evaluating the merger. Accordingly, we urge you to read this entire proxy statement/prospectus, including the appendices and the information included or incorporated by reference in this document. Please also refer to the additional risk factors identified in the periodic reports and other documents of Excel and Quintana incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117

You will not know the amount of Excel Class A common shares you will receive as merger consideration, or the precise market value thereof, until the closing date of the merger, which may occur after the date of the special meeting.

        If the merger is completed, each share of Quintana common stock that you own will be exchanged for a combination of cash and Excel Class A common shares. The cash component of the merger consideration is fixed at $13.00 per share of Quintana common stock. The amount of Excel Class A common shares you will receive as merger consideration and the market value thereof may fluctuate before the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008. If the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger is less than or equal to $45.00, you will receive 0.4084 Excel Class A common shares for each share of Quintana common stock that you own (subject to reduction to reflect any cash dividends paid by Quintana before the closing date of the merger). If the average closing price for Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger is more than $45.00, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger (subject to reduction to reflect any cash dividends paid by Quintana before the closing date of the merger), including the $0.31 per share cash dividend paid by Quintana on March 7, 2008. Any changes in the trading price of Excel Class A common shares will affect the market value of Excel Class A common shares you receive in the merger, such that if the trading price of Excel Class A common shares decline prior to the closing date of the merger, the market value of Excel Class A common shares you receive in the merger will decrease. On the closing date of the merger, the market value of the fraction of Excel Class A common shares you receive per share of Quintana common stock may be less than the market value of such fraction of Excel Class A common shares on the last trading date before the merger was announced, the last practicable trading date before this proxy statement/prospectus was distributed or the date of the special meeting.

        Variations in the trading price of Excel Class A common shares may be the result of many factors, including:

  •
  changes in the dry bulk charter market and in values of dry bulk vessels;

  •
  changes in the business, operations or prospects of Excel, Quintana or the combined business;

  •
  governmental or regulatory developments, including any conditions to the consummation of the merger;

  •
  market assessments as to the benefits of the merger and whether and when the merger will be completed;

  •
  the timing and completion of the merger; and

  •
  general stock market, economic and political conditions.

        The amount of Excel Class A common shares you will receive as merger consideration and the precise market value thereof will not be determined until the closing date of the merger, which may occur after the date of the special meeting. Therefore, at the time of the special meeting you may not know the amount of Excel Class A common shares you will receive as merger consideration or the precise market value thereof on the closing date of the merger.

We may fail to realize the anticipated benefits of the merger, and the integration process could adversely impact Excel's and Quintana's ongoing operations.

        Excel and Quintana entered into the agreement and plan of merger with the expectation that the merger would result in various benefits, including, among other things, improved purchasing and placing power, an expanded customer base and ongoing cost savings and operating efficiencies. The success of the merger will depend, in part, on our ability to realize such anticipated benefits from combining the businesses of Excel and Quintana. The anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than expected. Failure to achieve anticipated benefits could result in increased costs and decreases in the amounts of expected revenues of the combined company.

        Excel and Quintana have operated independently and until the completion of the merger will continue to operate independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures or policies that adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Excel and Quintana during the transition period. The integration may take longer than anticipated and may have unanticipated adverse results relating to Excel's or Quintana's existing business.

Quintana's shareholders may receive a lower return on their investment after the merger.

        Although Excel and Quintana believe that the merger will create financial, operational and strategic benefits for the combined company and its shareholders, these benefits may not be achieved. The combination of Excel's and Quintana's businesses, even if conducted in an efficient, effective and timely manner, may not result in combined financial performance that is better than what each company would have achieved independently if the merger had not occurred.

Upon completion of the merger, holders of Quintana common stock will become holders of Excel Class A common shares, and the market price of Excel Class A common shares may be affected by factors different from those that historically have affected Quintana.

        Upon completion of the merger, holders of Quintana common stock will become holders of Excel Class A common shares. Excel's business differs in certain respects from that of Quintana, and accordingly the results of operations of Excel will be affected by some factors different from those currently affecting the results of operations of Quintana. For a discussion of the businesses of Excel and Quintana and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

The rights of Quintana shareholders will change as a result of the merger.

        Following the completion of the merger, Quintana shareholders will no longer be shareholders of Quintana, a Marshall Islands company, but will instead be shareholders of Excel, a Liberian corporation. There will be important differences between your current rights as a shareholder of Quintana, on the one hand, and the rights to which you will be entitled as a shareholder of Excel, on the other hand. For a more detailed discussion of the differences in the rights of shareholders of Quintana and shareholders of Excel, see "Comparison of Shareholder Rights" beginning on page 104.

After the merger, Excel Class B shareholders will continue to exert considerable control over Excel, which may limit the ability of Excel Class A shareholders to influence Excel's actions.

        As of March 7, 2008 there were 135,326 Excel Class B common shares outstanding. Excel Class B common shares have 1,000 votes per share and Excel Class A common shares have one vote per share. As of March 7, 2008, Class B shareholders, which include certain of Excel's executive officers and directors, own approximately 87.2% of the voting power of Excel's outstanding capital stock.

        Because of the dual class structure of Excel common shares, after the merger, holders of Class B common shares will be able to control the outcome of all matters submitted to Excel's shareholders for approval even if they come to own less than 50% of Excel's total outstanding common shares. Although Excel is not aware of any agreement, arrangement or understanding by the holders of Excel Class B common shares relating to the voting of their shares, the holders of Excel Class B common shares have the power to exert considerable influence over Excel's actions.

        As of March 7, 2008, Argon S. A. owned approximately 25.3% of Excel's outstanding Class A common shares and none of Excel's outstanding Class B common shares, representing approximately 3.2% of the total voting power of Excel's outstanding capital stock. Argon S.A. holds the shares pursuant to a trust in favor of Starling Trading Co., a corporation whose sole shareholder is Ms. Ismini Panayotides, the adult daughter of Excel's chairman and chief executive officer, Gabriel Panayotides.

        As of March 7, 2008, Boston Industries S.A. owned approximately 0.6% of Excel's outstanding Class A common shares and approximately 41.1% of Excel's outstanding Class B common shares, together representing approximately 35.9% of the total voting power of Excel's outstanding capital stock. Boston Industries S.A. is controlled by Mrs. Mary Panayotides, the wife of Excel's chairman and chief executive officer, Gabriel Panayotides.

        As of March 7, 2008, Excel's chairman and chief executive officer, Gabriel Panayotides, owned approximately 15.1% of Excel's outstanding Class B common shares and through his controlling interest in Excel Management Ltd., 1.5% of Excel's outstanding Class A common shares, representing approximately 13.3% of the total voting power of Excel's capital stock.

Excel expects to maintain its status as a "foreign private issuer" in the U.S. and thus will continue to be exempt from a number of rules under the Exchange Act that currently apply to Quintana and from a number of NYSE corporate governance and other NYSE standards that are similar to the NASDAQ standards that Quintana currently complies with.

        As a "foreign private issuer," Excel is exempt from a number of rules under the Exchange Act that currently apply to Quintana. Excel is exempt from disclosure requirements, as well as procedural requirements, for proxy solicitations under Section 14 of the Exchange Act. In addition, Excel's officers, directors and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the Exchange Act. Furthermore, Excel is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as Quintana currently is, nor is it generally required to comply with Regulation FD, which restricts the selective disclosure of material nonpublic information. Accordingly, there may be less information concerning Excel publicly available than there currently is for Quintana.

        In addition, as a "foreign private issuer," Excel is not required to comply with a number of NYSE corporate governance and other rules. For example, Excel is not required to comply with the NYSE requirement that the board of directors consists of a majority of independent directors, that independent directors meet in regularly scheduled executive sessions or that shareholders approve any issuance of common shares in excess of 20% of outstanding common shares. Although Excel's board of directors has adopted corporate governance guidelines that address certain of these issues, holders of Excel Class A common shares may not be afforded the same benefits of the NYSE standards applicable to U.S. companies, which are in many respects similar to the NASDAQ standards that Quintana currently complies with.

Excel's annual report on Form 20-F for the year ended December 31, 2007 will be its first annual report to include an attestation from its independent registered public accounting firm relating to the effectiveness of Excel's internal control over financial reporting, and the inability of such accounting firm to provide adequate attestation may adversely affect Excel's stock price and its ability to raise additional capital.

        The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring public companies to include a report of management on internal control over financial reporting in annual reports on Form 20-F. These rules also generally require a company's independent registered public accounting firm to attest to and report on the effectiveness of a company's internal control over financial reporting. Excel has not yet been subject to the requirement to include such an attestation report by its independent registered public accounting firm. However, this requirement will apply to Excel's annual report on Form 20-F for the year ended December 31, 2007. Excel's independent registered public accounting firm might not be satisfied with Excel's internal control over financial reporting or the level at which its controls are documented, designed, operated or reviewed, or the independent registered public accounting firm might interpret the requirements, rules or regulations differently from Excel and may issue a report that is qualified. Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of Excel's financial statements or in its management, which ultimately could, among other things, negatively impact the price of Excel Class A common shares and the ability of Excel to raise additional capital.

Some directors and executive officers of Quintana have interests in the merger that may differ from the interests of Quintana shareholders including, if the merger is completed, the receipt of financial and other benefits.

        When considering the recommendation of Quintana's board of directors, you should be aware that some executive officers and directors of Quintana have interests in the merger that are different from your interests. For example, Quintana has entered into severance agreements with certain of its executive officers that provide for severance payments under certain circumstances as a result of the merger. These and certain other additional interests of Quintana's directors and executive officers may create potential conflicts of interest and cause some of these persons to view the proposed merger differently than you view it, as a shareholder. For a more detailed discussion of these interests, see "The Merger—Interests of Quintana's Executive Officers and Directors in the Merger" beginning on page 67.

The agreement and plan of merger contains provisions that may discourage other companies from trying to acquire Quintana for greater merger consideration.

        The agreement and plan of merger contains provisions that may discourage a third party from submitting a business combination proposal to Quintana that might result in greater value to Quintana's shareholders than the proposed merger. These provisions include a general prohibition on Quintana from soliciting any acquisition proposal or offers for competing transactions and the requirement that Quintana pay a termination fee of up to $93 million if the agreement and plan of merger is terminated in specified circumstances. For further information, see "The Agreement and Plan of Merger—Termination Fees and Expenses" beginning on page 99.

        Excel required Quintana to agree to these provisions as a condition to Excel's entering into the agreement and plan of merger. These provisions, however, could discourage a third party that might have an interest in acquiring all or a significant part of Quintana from considering or proposing an acquisition, even if that party were prepared to pay consideration with a higher per share price than the current proposed merger consideration. Furthermore, the termination fee may result in a potential competing acquirer proposing to pay a lower per share price to acquire Quintana than it might otherwise have proposed to pay.

Excel's financing commitment relating to the merger contains conditions that may not be satisfied, in which case Excel would need to arrange for alternative sources of financing on similar terms, and an inability to do so would relieve Excel from its obligation to consummate the merger.

        In anticipation of the merger, Excel has entered into a commitment letter with a group of arrangers, dated December 27, 2007, with respect to a senior secured credit facility under which Excel may borrow up to $1.4 billion. Excel intends to use a portion of the proceeds from such credit facility to pay for some or all of the approximately $768 million cash portion of the merger consideration and the $27 million estimated amount of transaction costs related to the merger. The proceeds will also be used to refinance certain vessels currently owned by Excel and the vessels currently owned by Quintana and to pay the fees and expenses related thereto and to provide for working capital, capital expenditures and general corporate purposes. The commitments of the arrangers are subject to various conditions, including the negotiation and execution of a definitive financing agreement on or before June 30, 2008 and the absence, since the date of the commitment letter, of a material change in the loan syndication market for credit facilities of this type that causes the failure of a syndication of at least 60% of the total commitments. In the event that one or more conditions contained in the commitment letter are not satisfied, Excel would need to arrange for alternative sources of financing and there can be no assurance that Excel could obtain alternate financing on terms as favorable as the current financing commitment, in which case, Excel would be relieved of its obligation to consummate the merger.

Excel will take on substantial additional indebtedness to finance the merger and this additional indebtedness, together with the restrictions and limitations that will be contained in the credit agreement Excel expects to enter into, could significantly impact Excel's ability to operate its business.

        In connection with the merger, Excel expects to enter into a $1.4 billion senior secured credit facility that will consist of a $1 billion term loan and a $400 million revolving loan. The security for the credit facility will include, among other assets, mortgages on certain vessels currently owned by Excel and the vessels currently owned by Quintana and assignments of earnings with respect certain vessels currently owned by Excel and the vessels currently operated by Quintana. Excel plans to use a portion of the proceeds from the credit facility to pay some or all of the approximately $768 million cash component of the merger consideration and the $27 million estimated amount of transaction costs related to the merger. Such increased indebtedness could limit Excel's financial and operating flexibility, including by requiring Excel to dedicate a substantial portion of its cash flow from operations to the repayment of its debt and the interest on its debt, making it more difficult to obtain additional financing on favorable terms, limiting its ability to capitalize on significant business opportunities and making it more vulnerable to economic downturns.

        Excel expects that the credit facility will contain covenants that, among other things, will limit the ability of Excel and certain of its subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends;

  •
  engage in mergers, acquisitions or consolidations;

  •
  create liens on assets;

  •
  enter into sale-leaseback transactions; and

  •
  enter into transactions with affiliates.

        In addition, Excel will be required to comply with certain financial covenants in connection with the credit facility. Failure to comply with any of these covenants could result in a default under the credit facility. A default would permit lenders to accelerate the maturity of the debt and to foreclose upon any collateral securing the debt. Under such circumstances, Excel might not have sufficient funds or other resources to satisfy all of its obligations. In addition, the limitations imposed on Excel's ability to incur additional debt and to take other action might significantly impair its ability to obtain other financing. There can be no assurance that Excel will be granted waivers or amendments to these covenants if for any reason it is unable to comply with such covenants, or that it will be able to refinance its debt on terms acceptable to it, or at all.

Excel's dividend policy may be different from Quintana's historical dividend policy.

        Excel has not historically paid regular quarterly cash dividends. Although Excel began paying quarterly cash dividends in 2007, these dividends were smaller than the quarterly dividends paid by Quintana in 2007. In addition, Excel's ability to pay cash dividends after the merger will be restricted by the senior secured credit facility it expects to enter into in connection with the merger. There can be no assurance that following the merger Excel will continue to pay cash dividends at the same rate as Quintana has in the past, or at all.

Excel and Quintana may waive one or more of the conditions to the merger without Quintana resoliciting shareholder approval for the merger.

        Each of the conditions to Excel's and Quintana's obligations to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of Excel and Quintana if the condition is a condition to both Excel's and Quintana's obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of Excel and Quintana may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is necessary. However, Excel and Quintana generally do not expect any such waiver to be significant enough to require an amendment of this proxy statement/prospectus and resolicitation of shareholders. In the event that any such waiver is not determined to be significant enough to require resolicitation of shareholders, Quintana will have the discretion to complete the merger without seeking further Quintana shareholder approval.

Excel is organized under the laws of Liberia and a substantial portion of its assets will be, and many of its directors and officers will reside, outside of the United States after the merger and as a result, it may not be possible for shareholders to enforce civil liability provisions of the securities laws of the United States in Liberia.

        Excel is organized under the laws of the Republic of Liberia. After the merger, substantially all of Excel's assets will be located outside the United States, and most of Excel's directors and officers will reside outside the United States. In addition, all of the experts named in this proxy statement/prospectus reside outside of the United States. As a result, it may be difficult for investors to effect service within the United States upon those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of Excel and such directors, officers or experts under the United States federal securities laws. There is uncertainty as to the enforceability in Liberia by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon the United States federal securities laws.

Unlike Quintana, Excel has taken the position that it does not qualify for an exemption from U.S. federal income tax on U.S.-source income and Excel expects to continue to have to pay tax on U.S.-source income after the merger.

        Under United States tax law, 50% of the gross shipping income of a ship owning or chartering corporation that is attributable to transportation that begins or ends in the United States and 100% of the gross shipping income that begins and ends in the United States is characterized as U.S.-source shipping income and as such is subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the United States Internal Revenue Code and the Treasury Regulations promulgated thereunder. Quintana has taken the position that it qualified for this statutory exemption for the year ended December 31, 2006. Excel, on the other hand, has taken the position that it did not qualify for the statutory exemption for the year ended December 31, 2006. Furthermore, Excel believes that upon completion of the merger it will continue to not qualify for the statutory exemption and will continue to be subject to a 4% U.S. federal income tax on its gross U.S. source shipping income. The imposition of this tax will have a negative effect on the business of Excel and will result in decreased earnings available for distribution to holders of Excel Class A common shares.

If Excel were treated as a "passive foreign investment company," certain adverse U.S. federal income tax consequences will result to U.S. Holders.

        A foreign corporation will be treated as a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes if at least 75% of its gross income for any taxable year consists of certain types of "passive income," or at least 50% of the average value of the corporation's assets produce or are held for the production of those types of "passive income." For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute "passive income." U.S. holders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

        Excel believes that, although there is no legal authority directly on point, the gross income that Excel derives from the time chartering and voyage chartering activities of its subsidiaries should constitute services income rather than rental income. The U.S. Internal Revenue Service or a court could disagree with this opinion. In addition, although Excel intends to conduct its affairs in a manner to avoid being classified as a PFIC, Excel cannot assure U.S. Holders (as defined in "The Merger—Material United States Federal Income Tax Consequences" beginning on page 70) that the nature of its assets, income and operations will not change, or that it can avoid being treated as a PFIC for any taxable year. If Excel is or becomes classified as a PFIC, such classification will have materially adverse consequences to U.S. Holders of Excel Class A common shares. See "The Merger—Material United States Federal Income Tax Consequences" beginning on page 70.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this proxy statement/prospectus, including those relating to Excel's and Quintana's strategies and other statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "will," "should," "may" or similar expressions, are forward looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the U.S. Securities Act of 1933, as amended, or Securities Act. Without limiting the generality of the preceding sentence, statements contained in the sections "The Merger—Excel's Reasons for the Merger," "—Quintana's Reasons for the Merger" and "—Opinion of Quintana's Financial Advisor" beginning on pages 57, 58 and 60, respectively, and Appendix E—Certain Forecasts Relating to Quintana, include forward looking statements. These statements are not historical facts but instead represent only Excel's and/or Quintana's expectations, estimates and projections regarding future events.

        The forward looking statements contained or incorporated by reference in this proxy statement/prospectus are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. The future results and shareholder values of Excel and Quintana may differ materially from those expressed in the forward looking statements contained or incorporated by reference in this proxy statement/prospectus due to, among other factors, the matters set forth under "Risk Factors" beginning on page 24, the parties' ability to obtain the regulatory and other approvals required for the merger on the terms and within the time expected, Excel's ability to obtain financing for the merger, the risk that Excel will not be able to integrate successfully the businesses of Quintana or that such integration will be more time consuming or costly than expected, and the risk that expected synergies and benefits of the merger will not be realized within the expected time frame or at all. Additional factors that could cause Excel's and Quintana's results to differ materially from those described in the forward-looking statements can be found in each company's filings with the SEC, including the factors detailed in Excel's Form 20-F for the year ended December 31, 2006 and its subsequent reports on Form 6-K and Quintana's annual report on Form 10-K for the year ended December 31, 2007 and its subsequent current reports on Form 8-K.

        We caution you not to place undue reliance on forward looking statements, which speak only as of the date of this proxy statement/prospectus, in the case of forward looking statements contained in this proxy statement/prospectus, or the dates of the documents incorporated by reference into this proxy statement/prospectus, in the case of forward looking statements made in those incorporated documents. Neither Excel nor Quintana undertakes any obligation to update or release any revisions to these forward looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

THE SPECIAL MEETING

        This section contains information for Quintana's shareholders about the special meeting that Quintana has called to allow its shareholders to consider and authorize and approve the agreement and plan of merger. Quintana is mailing this proxy statement/prospectus to its shareholders on or about March 14, 2008. Together with this proxy statement/prospectus, Quintana is sending a notice of the special meeting and a form of proxy that Quintana's board of directors is soliciting for use at the special meeting.

Date, Time and Place

        The special meeting of Quintana's shareholders will be held on Monday, April 14, 2008, at 6 p.m., local time, at the Arion Hotel in Astir Palace, 40 Apollonos str., 166 71 Vouliagmeni, Athens, Greece, unless adjourned or postponed to a later date.

Matters to be Considered

        At the special meeting, Quintana shareholders will be asked to:

  1.
  To consider and vote upon a proposal to authorize and approve the Agreement and Plan of Merger, dated as of January 29, 2008, as amended, by and among Excel, Bird Acquisition Corp. and Quintana, pursuant to which Quintana will become a wholly-owned subsidiary of Excel;

  2.
  To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to authorize and approve the agreement and plan of merger; and

  3.
  To consider and vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Proxies

        If you are a shareholder of record (that is, you hold stock certificates registered in your own name), you may attend the special meeting and vote in person, or you may vote by proxy. You may vote by proxy by completing and returning the proxy card accompanying this proxy statement/prospectus or by telephone or through the Internet by following the instructions described on your proxy card. If your shares are held through a bank, broker, trustee or other nominee (that is, if your shares are held beneficially in "street name"), you will receive separate voting instructions from your bank, broker, trustee or other nominee with your proxy materials. Although most banks, brokers, trustees and other nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. You can revoke a proxy at any time before the vote is taken at the special meeting by submitting a properly executed proxy of a later date by mail, telephone or Internet, or by attending the special meeting and voting in person. Communications about revoking Quintana proxies should be addressed to:

Quintana Maritime Limited
601 Jefferson Street, Suite 3600
Houston, TX 77002
Attention: Steve Putman, Secretary

        If your shares are held beneficially in street name, you should follow the instructions of your bank, broker, trustee or other nominee regarding the revocation of proxies.

        All shares represented by valid proxies that Quintana receives through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the approval of the agreement and plan of merger and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, including to solicit additional proxies. Quintana's board of directors is currently unaware of any other matters that may be presented for action at the special meeting. If other matters properly come before the special meeting, or at any adjournment or postponement of the special meeting, Quintana intends that shares represented by properly submitted proxies will be voted, or not voted, by and in accordance with the best judgment of the persons named as proxies on the proxy card.

Solicitation of Proxies

        Quintana will bear the entire cost of soliciting proxies from its shareholders, except that Excel and Quintana will share equally the costs of filing, printing and mailing this proxy statement/prospectus. In addition to solicitation of proxies by mail, Quintana will request that banks, brokers, trustees and other record holders send proxies and proxy material to the beneficial owners of Quintana common stock and secure their voting instructions, if necessary. Quintana will reimburse the record holders for their reasonable expenses in taking those actions.

        Quintana has also made arrangements with Georgeson Inc. to assist in soliciting proxies in connection with approval of the agreement and plan of merger and in communicating with shareholders and has agreed to pay it $15,000 plus disbursements for these services. Proxies may also be solicited by directors, officers and employees of Quintana in person or by telephone or other means, for which such persons will receive no special compensation.

Record Date

        Quintana's board of directors has fixed the close of business on March 7, 2008 as the record date for determining the Quintana shareholders entitled to receive notice of and to vote at the special meeting. At that time, 58,576,857 shares of Quintana common stock were outstanding, held by approximately 198 holders of record.

Vote Required

        Authorization and approval of the agreement and plan of merger and approval of the proposal relating to the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies, requires the affirmative vote of a majority of the outstanding shares of Quintana common stock on the record date. Only Quintana shareholders of record on the record date will be entitled to vote at the special meeting. You are entitled to one vote for each full share of Quintana common stock you held as of the record date.

        Quintana's board of directors urges Quintana shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage paid envelope, or to vote by telephone or through the Internet.

        A non-vote generally occurs when a bank, broker, trustee or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker, trustee or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Abstentions or broker non-votes will have the same effect as a vote against the proposal for the authorization and approval of the agreement and plan of merger.

Voting of Shares Owned by Directors and Officers

        As of the record date, directors and executive officers of Quintana and their affiliates owned (directly or indirectly) and had the right to vote approximately 9,616,612 shares of Quintana common stock, representing approximately 16.4% of the outstanding shares of Quintana common stock entitled to be voted at the special meeting. Quintana currently expects that its directors and executive officers will vote such shares "FOR" the authorization and approval of the agreement and plan of merger and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, including to solicit additional proxies.

        Under the terms of separate voting agreements (each of which will terminate upon the termination of the agreement and plan of merger), Corbin J. Robertson, Jr., the chairman of Quintana's board of directors, Hans Mende, a Quintana director, and Stamatis Molaris, Quintana's chief executive officer, president and a director, have agreed with Excel to vote the shares of Quintana common stock they beneficially own in favor of the authorization and approval of the agreement and plan of merger. Such shares collectively represent approximately 14% of the outstanding shares of Quintana common stock entitled to vote at the special meeting.

Voting by Telephone or Through the Internet

        Many shareholders of Quintana have the option to submit their proxies or voting instructions by telephone or electronically through the Internet instead of submitting proxies by mail on the enclosed proxy card. Please note that there are separate arrangements for using the telephone and the Internet depending on whether your stock certificates are registered in your name or in the name of a brokerage firm or bank. You should check your proxy card or the voting instruction form forwarded by your broker, bank, trustee or other nominee of record to see which options are available.

        Quintana shareholders of record may submit proxies:

  •
  By telephone:  Use any touch tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card handy when you call. You will be prompted to enter your control number(s), which is located on your proxy card, and then follow the directions given.

  •
  Through the Internet:  Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card handy when you access the website. You will be prompted to enter your control number(s), which is located on your proxy card, to create and submit an electronic ballot.

        Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. Quintana does not cover these costs; they are solely your responsibility.

Delivery of Proxy Materials

        To reduce the expenses of delivering duplicate proxy materials to Quintana shareholders, Quintana is relying upon SEC rules that permit us to deliver only one proxy statement/prospectus to multiple shareholders who share an address unless it receives contrary instructions from any shareholder at that address. If you share an address with another shareholder and have received only one proxy statement/prospectus, you may call Quintana at (212) 661-7566 or write Quintana as specified below to request a separate copy of this document and it will promptly send it to you at no cost to you:

Quintana Maritime Investor Relations/ Financial Media
c/o Capital Link, Inc.
230 Park Avenue—Suite 1536
New York, NY 10160, USA
Attention: Ramnique Grewal

Recommendations of Quintana's Board of Directors

        Quintana's board of directors has determined that the merger, the agreement and plan of merger and the transactions contemplated by the agreement and plan of merger are in the best interests of Quintana's shareholders and has unanimously approved the agreement and plan of merger. Quintana's board of directors unanimously recommends that Quintana shareholders vote "FOR" the authorization and approval of the agreement and plan of merger.

INFORMATION ABOUT THE COMPANIES

Excel Maritime Carriers Ltd.
c/o 17th km National Road Athens
Lamia & Finikos Street
145-64 Nea Kifisia
Athens, Greece
(011) (30) (210) 620-9520

        Excel is a shipping company incorporated under the laws of the Republic of Liberia on November 2, 1988. Excel specializes in the world-wide seaborne transportation of dry bulk cargoes, including among others, iron ore, coal and grains, steel products, fertilizers, cement, bauxite, sugar and scrap metal. Excel Class A common shares have traded since September 15, 2005 on the New York Stock Exchange under the symbol "EXM," and prior to that date, traded on the American Stock Exchange under the same symbol. Excel currently has a fleet consisting of 18 dry bulk carriers, comprised of ten Panamax, two Supramax and six Handymax vessels and representing a carrying capacity of approximately 1,074,022 deadweight tons. The average age of the Excel vessels is 13 years. The Excel fleet is managed by Maryville Maritime Inc., one of Excel's wholly-owned subsidiaries. As of September 30, 2007, Excel had $571.4 million in total assets and is headquartered in Athens, Greece.

        Additional information about Excel and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

Bird Acquisition Corp.
c/o Excel Maritime Carriers Ltd.
c/o 17th km National Road Athens
Lamia & Finikos Street
145-64 Nea Kifisia
Athens, Greece
(011) (30) (210) 620-9520

        Bird Acquisition Corp. is a newly-formed non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands and a direct wholly-owned subsidiary of Excel. Bird Acquisition Corp. was formed exclusively for the purpose of completing the merger. At the effective time of the merger, Bird Acquisition Corp. will merge with and into Quintana and the separate corporate existence of Bird Acquisition Corp. will terminate.

Quintana Maritime Limited
Pandoras 13 and Kyprou Street
166 74 Glyfada
Greece
(011) (30) (210) 898-6820

        Quintana is an international provider of dry bulk marine transportation services that was incorporated in the Marshall Islands on January 13, 2005 and began operations in April 2005. Quintana common stock trades on the NASDAQ Global Select Market, under the symbol "QMAR." Quintana was formed by affiliates of each of Corbin J. Robertson, Jr., First Reserve Corporation and American Metals & Coal International. Quintana owns a fleet of 22 vessels and operates 29 vessels, including seven Panamax vessels it sold and leased back and now operates under bareboat charters. Four of these vessels are Capesize vessels, fourteen are Kamsarmax vessels and eleven are Panamax vessels. Of the 29 vessels that Quintana operates, it acquired ten in 2005, thirteen in 2006, and six in the first nine months of 2007. Quintana sold and leased back the seven Panamax vessels in July 2007. Quintana has also entered into a contract to purchase a Capesize vessel with expected delivery in the fourth quarter of 2008. Quintana is currently party to seven joint ventures that have contracted to purchase a total of seven additional Capesize vessels, which are expected to be delivered in 2010. Quintana owns a 50% interest in six of these joint venture companies and a 42.8% interest in the other and expects to operate the vessels that will be owned by the joint venture companies.

        As of September 30, 2007, Quintana's operating fleet, including the vessels which were sold and leased back, had a combined carrying capacity of approximately 2,644,000 deadweight tons (dwt) and a dwt-weighted-average age of approximately 4.5 years. As of September 30, 2007, Quintana had $1,218.2 million in total assets and is headquartered in Athens, Greece.

        Additional information about Quintana and its subsidiaries and joint ventures is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

EXCEL MARITIME CARRIERS LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The accompanying unaudited pro forma condensed combined balance sheet at September 30, 2007 is presented in thousands of U.S. dollars and reflects the combination of Excel and Quintana using the purchase method of accounting as if the merger closed on September 30, 2007. Additionally, the unaudited pro forma condensed combined balance sheet gives effect to Excel's issuance of contingently convertible bonds, and debt issued to acquire vessels subsequent to September 30, 2007, as if such transactions were consummated on September 30, 2007. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and nine months ended September 30, 2007 are presented in thousands of U.S. dollars and reflect the combination of Excel and Quintana as if the merger closed on January 1, 2006.

        These unaudited pro forma condensed combined financial statements are being issued for illustrative purposes only and, therefore, are not necessarily indicative of the financial position or results of operations that might have been achieved had the merger occurred on September 30, 2007 and January 1, 2006, respectively. They are not necessarily indicative of the results of operations or financial position of the combined entity that may, or may not be expected to occur in the future. No account has been given to any synergy, operating efficiency or cost savings, or any changes resulting from Quintana operations that may be subject to U.S. transportation tax in the future. The unaudited pro forma condensed combined financial statements do not reflect any special items such as payments pursuant to change-of-control provisions or restructuring and integration costs that may be incurred as a result of the merger.

        The following unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with Excel's audited consolidated financial statements and the related notes included in Excel's Annual Report on Form 20-F for the year ended December 31, 2006 filed with the SEC on June 26, 2007, Excel's unaudited interim consolidated financial statements and related notes included in Excel's Form 6-K filed with the SEC on February 8, 2008, Quintana's audited financial statements included in Quintana's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008, and Quintana's unaudited interim consolidated financial statements and related notes included in Quintana's Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 filed with the SEC on November 9, 2007, all of which are incorporated by reference herein.

        In accordance with U.S. GAAP, the cash paid, and the fair value of Excel Class A common shares to be issued by Excel in exchange for all the outstanding shares of Quintana, or the cost of the acquisition, has been allocated to the estimated fair value of Quintana's identifiable assets and liabilities pursuant to the purchase method proscribed by Statement of Financial Accounting Standards No. 141, "Business Combinations," or SFAS 141, and is based on preliminary estimates of their respective fair values. Pursuant to SFAS 141, the cost of the business combination is based on the cash paid and the market price of Excel Class A common shares over a reasonable period of time before and after the terms of the merger were agreed upon and announced which we have determined to be the average closing price of Excel Class A common shares for a period of two days before and two days after January 29, 2008 (date of announcement of the merger). Accordingly, the purchase price allocation and resulting pro forma adjustments have been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements. As a consequence, the purchase price and the purchase price allocation are preliminary and subject to revision based on the final determination of the fair values of Quintana's assets and liabilities and potential changes in the price of Excel Class A common shares after the effective date of the merger. The other pro forma adjustments and reclassifications are also preliminary.

EXCEL MARITIME CARRIERS LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

	Excel	Adjust for Debt Issuance and vessels acquisition	Adjusted Excel	Quintana		Pro Forma Adjustments		Pro Forma
	(in thousands of U.S. Dollars, except for share and per share data)
		[Note 2]				[Note 3]
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$98,620	$120,035	$218,655	$99,801		$(244,051	)(b)	$74,405
Restricted cash	4,688	—	4,688	—		—		4,688
Other current assets	3,472	—	3,472	10,852		—		14,324

Total current assets	106,780	120,035	226,815	110,653		(244,051)		93,417

FIXED ASSETS:
Advances for vessels' acquisition/construction	25,401	(25,401)	—	53,071		137,490		190,561
Vessels, net	408,015	126,401	534,416	1,031,520		1,049,480		2,615,416
Office furniture and equipment, net	1,472	—	1,472	792		—		2,264

Total fixed assets, net	434,888	101,000	535,888	1,085,383		1,186,970	(a)	2,808,241
OTHER NON CURRENT ASSETS:
Investment in affiliate	11,817	—	11,817	—		—		11,817
Goodwill	400	—	400	—		346,957	(a)	347,357
Deferred drydockings, net	7,244	—	7,244	8,617		(1,748	)(a)	14,113
Deferred financing costs, net	—	—	—	4,911		(4,911	)(b)	—
Time charter premium, net	—	—	—	5,366		(5,366	)(a)	—
Leased-in contracts	—	—	—	—		180,750	(a)	180,750
Loss on sale and leaseback, net	—	—	—	3,228		(3,228	)(a)	—
Restricted cash	10,312	—	10,312	—		—		10,312

Total assets	$571,441	$221,035	$792,476	$1,218,158		$1,455,373		$3,466,007

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	29,027	4,200	33,227	68,968		181,824	(b)	284,019
Other current liabilities	15,950	—	15,950	29,853		—		45,803

Total current liabilities	44,977	4,200	49,177	98,821		181,824		329,822
LONG-TERM DEBT, net of current portion	160,650	216,835	377,485	626,350		346,000	(b)	1,349,835
Interest rate swap loss	—	—	—	15,448		33,756	(a)	49,204
Time charters assumed	—	—	—	—		516,420	(a)	516,420
Leased-out contracts	—	—	—	—		46,290	(a)	46,290
Minority interest	—	—	—	8,680		—		8,680
STOCKHOLDERS' EQUITY	365,814	—	365,814	468,859	(1)	331,083	(1)	1,165,756

Total liabilities & stockholders' equity	$571,441	$221,035	$792,476	$1,218,158		$1,455,373		$3,466,007

(1)
The pro forma adjustment of $331,083 is analyzed as follows:

• Reversal of Quintana's net assets as of September 30, 2007	(468,859)
• Account for pro forma adjustments [Refer to Note 3(b)]	799,942

331,083

EXCEL MARITIME CARRIERS LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

	Excel	Quintana	Pro Forma Adjustments		Pro-Forma
	(in thousands of U.S. Dollars, except for share and per share data)
			[Note 3]
REVENUES:	$116,591	$171,486	$129,134	(e),(f)	$417,211
EXPENSES
Voyage expenses	8,804	40	8,308	(f)	17,152
Charter hire expense	—	6,277	5,957	(e)	12,234
Vessel operating expenses	24,851	26,027	—		50,878
Depreciation	20,868	39,061	27,927	(d)	87,856
Amortization of deferred dry-docking and special survey costs	2,605	1,430	—		4,035
General and administrative expenses	8,730	11,749	—		20,479

	65,858	84,584	42,192		192,634

GAIN ON SALE OF VESSELS	6,194	—	—		6,194
Operating Income	56,927	86,902	86,942		230,771
OTHER INCOME (EXPENSES):
Interest and finance costs	(10,712)	(40,175)	(2,571	)(c)	(53,458)
Interest income	4,039	2,048	—		6,087
Other, net	55	678	—		733

Total other income (expenses), net	(6,618)	(37,449)	(2,571)		(46,638)

Net Income, before taxes	$50,309	$49,453	$84,371		$184,133
U.S. Source Income Taxes	(359)	—	—		(359)

Net Income, after taxes and before minority interest and income from investment in affiliate	49,950	49,453	84,371		183,774

Minority interest	2	71	—		73
Income from investment in affiliate	813	—	—		813

Net income	50,765	49,524	84,371		184,660

Earnings per common share, basic	$2.54				$4.24
Weighted average number of shares, basic(2)	19,949,644				43,528,623
Earnings per common share, diluted	$2.54				$4.24
Weighted average number of shares, diluted(2)	19,977,878				43,556,857

(2)
Pro forma weighted average number of shares, basic and diluted, include (i) Excel Class A common shares to be issued upon the consummation of the merger calculated on the basis of Quintana's estimated outstanding shares of common stock of 59,050,786 at the closing of the merger (including the issuance of Excel Class A common shares related to Quintana's stock based awards and warrants as discussed in footnote (4)) and at an exchange ratio of 0.3993 of an Excel Class A common share per share of Quintana common stock and (ii) Excel Class A common shares that will be issued to Excel Management Ltd., a related party, pursuant to an anti-dilution clause in the management termination agreement entered into between Excel and Excel Management Ltd. in 2005 that will permit Excel Management Ltd. to maintain its current 1.5% ownership of outstanding Excel Class A common shares after the merger. The difference of 28,234 between the weighted average number of shares basic and diluted for the nine month period ended September 30, 2007, relates to the dilutive effect of outstanding stock options and restricted stock granted by Excel in October 2004 and January 2007. The effect of this stock option during the year ended December 31, 2006 was anti-dilutive.

EXCEL MARITIME CARRIERS LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2006

	Excel	Quintana	Pro Forma Adjustments		Pro-Forma
	(in thousands of U.S. Dollars, except for share and per share data)
			[Note 3]
REVENUES:	$124,109	$103,317	$39,126	(e),(f)	$266,552
EXPENSES
Voyage expenses	9,645	4,083	4,824	(f)	18,552
Vessel operating expenses	30,414	17,489	—		47,903
Depreciation	28,453	29,796	14,822	(d)	73,071
Amortization of deferred dry-docking and special survey costs	1,547	690	—		2,237
General and administrative expenses	10,049	10,790	—		20,839

	80,108	62,848	19,646		162,602
Operating Income	44,001	40,469	19,480		103,950
OTHER INCOME (EXPENSES)
Interest and finance costs	(16,751)	(28,624)	(20,470	)(c)	(65,845)
Interest income	4,134	1,199	—		5,333
Other, net	145	(300)	—		(155)

Total other income (expenses), net	(12,472)	(27,725)	(20,470)		(60,667)
			—

Net Income, before taxes	31,529	12,744	(990)		43,283
U.S. Source Income Taxes	(426)	—	—		(426)

Net Income, after taxes and before minority interest	31,103	12,744	(990)		42,857

Minority interest	3	—	—		3

Net Income	$31,106	$12,744	$(990)		$42,860

Earnings per common share, basic	$1.56				$0.98
Weighted average number of shares, basic(2)	19,947,411				43,526,390
Earnings per common share, diluted	$1.56				$0.98
Weighted average number of shares, diluted(2)	19,947,411				43,526,390

Excel Maritime Carriers Ltd.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

(Amounts expressed in thousands of United States Dollars—except for share and per share data, unless otherwise stated)

Note 1—Description of transaction and basis of presentation:

  Description of Merger

        On January 29, 2008, Excel announced that it had entered into an Agreement and Plan of Merger, dated as of January 29, 2008, as amended (the "Merger Agreement"), with Quintana and Bird Acquisition Corp. (the "Merger Sub"), a direct wholly-owned subsidiary of Excel. The Merger is more fully described in the section entitled "The Merger" contained elsewhere in this proxy statement/prospectus and should be read in conjunction with these unaudited pro forma condensed combined financial statements.

  Assumptions

        Pro forma adjustments giving effect to the Merger have been reflected in the unaudited pro forma condensed combined statements of income computed assuming the Merger was completed on January 1, 2006 and are discussed in Note 3. Pro forma adjustments giving effect to the Merger have been reflected in the unaudited pro forma condensed combined balance sheet computed assuming the Merger was completed on September 30, 2007 and are discussed in Note 3.

        Pro forma adjustments giving effect to debt issued and vessels acquired by Excel subsequent to September 30, 2007 (the "Excel Adjustments") but prior to the announcement of the Merger have been reflected in the unaudited pro forma condensed combined balance sheet assuming the debt was issued and outstanding at September 30, 2007 and the vessels were delivered on September 30, 2007 (refer to Note 2). As a result, no effect has been given to the impact of this indebtedness, or operations of the related vessel acquisitions, on the unaudited pro forma condensed combined statements of income.

        With respect to the pro forma adjustments related to the unaudited pro forma condensed combined statements of income, only adjustments that are expected to have a continuing effect on the combined financial statements are taken into consideration. For example, the unaudited pro forma condensed combined financial statements do not reflect any restructuring expenses, payments pursuant to change-of-control provisions or integration costs that may be incurred as a result of the merger.

        Only adjustments that are factually supportable and that can be estimated reliably are taken into consideration. For example, the unaudited pro forma condensed combined financial statements do not reflect any cost savings potentially realizable from the elimination of certain expenses or from potential synergies, if any. Effect has been made to the cash dividend of $0.31 per share paid by Quintana on March 7, 2008, as discussed in Note 3. Additionally, no account has been given to the potential impact of the Merger on U.S. transportation tax on Quintana's revenues and expenses that historically have not been subject to such tax as such amounts could not be reliably estimated. With the exception of such U.S. transportation tax, Excel and Quintana historically did not record a tax provision because their income was earned in jurisdictions that did not impose taxes on international shipping income. As a result, Excel does not expect to recognize any deferred taxes on the difference between the carrying amounts and the fair values of Quintana's identifiable assets and liabilities.

Note 2—Excel Adjustments:

        On October 10, 2007, Excel completed an offering of $150,000 aggregate principal amount of Convertible Senior Notes due 2027. The notes bear interest semi-annually at a rate of 1.875% per

Excel Maritime Carriers Ltd.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited) (Continued)

(Amounts expressed in thousands of United States Dollars—except for share and per share data, unless otherwise stated)

Note 2—Excel Adjustments: (Continued)

annum, commencing on April 15, 2008. The notes are convertible at a base conversion rate of approximately 10.9529 Excel Class A common shares per $1 principal amount of notes. The initial conversion price was set at $91.30 per share and an incremental share factor of 5.4765 Excel Class A common shares per $1 principal amount of notes. On conversion, any amount due up to the principal portion of the notes will be paid in cash, with the remainder, if any, settled in shares of Excel Class A common shares. The notes are due October 15, 2027. The net proceeds to Excel from the offering were approximately $145.7 million, after deducting the initial purchaser's discount and offering expenses of approximately $4.3 million. Excel will use the net proceeds for general corporate purposes, which may include potential vessel acquisitions and repayment of debt. The issuance of the notes has been reflected in the unaudited pro forma condensed combined balance sheet as if completed on September 30, 2007. As a result, no effect has been given to the impact of the related indebtedness in the unaudited pro forma condensed combined statements of income.

        On November 27, 2007, Excel entered into a loan agreement for an amount of $75.6 million in order to partly finance the acquisition cost of $126.0 million of two supramax vessels. The loan will be payable in sixty consecutive quarterly installments plus a balloon installment payable together with the last installment from March 2008 through December 2022 and bears interest at the London Interbank Offered Rate, or LIBOR, plus a margin. Advances made by Excel for these vessels as of September 30, 2007 were reclassified to vessels, net. The vessel acquisition and related debt has been reflected in the unaudited pro forma condensed combined balance sheet as if the debt and vessel acquisition was completed on September 30, 2007. As a result, no effect has been given to the impact of this indebtedness, or operations of the related vessel acquisitions, in the unaudited pro forma condensed combined statements of income.

Note 3—Pro forma Adjustments related to the Merger:

        In the Merger, each share of Quintana common stock subject to exchange as more fully described in the Merger Agreement will be converted into the right to receive (i) 0.4084 of Excel Class A common shares and (ii) $13.00 in cash, without interest (collectively, the "Merger Consideration"). In the event the average closing price of Excel Class A common share during the 15 trading day period ending before the effective time of the Merger exceeds $45.00 per share, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the 15 trading days immediately preceding the closing date of the merger. In all cases, the amount of Excel Class A common shares to be delivered per share of Quintana common stock will be reduced to reflect any cash dividends paid by Quintana prior to the closing date of the merger. As a result of the cash dividend of $0.31 per share paid by Quintana on March 7, 2008, the exchange ratio was adjusted from 0.4084 to 0.3993. In addition, each outstanding restricted stock award subject to vesting or other lapse restrictions will vest and become free of such restrictions and the holder thereof will receive the Merger Consideration with respect to each share of restricted stock held by such holder. For purposes of the preliminary purchase price allocation, the fair value of the shares issued by Excel comprising the share portion of the Merger Consideration described above was calculated as the average closing price of Excel Class A common shares for a period of two days before and two days after January 29, 2008 (date of announcement of the merger).

Excel Maritime Carriers Ltd.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited) (Continued)

(Amounts expressed in thousands of United States Dollars—except for share and per share data, unless otherwise stated)

Note 3—Pro forma Adjustments related to the Merger: (Continued)

        In anticipation of the Merger and for purposes of funding a portion of the cash consideration described above, Excel received a commitment letter (the "Commitment Letter") from a group of banks (the "Arrangers") to provide up to $1.4 billion in senior secured financing (the "Credit Facility") in order to (i) refinance the indebtedness of certain vessels currently owned by Excel and certain vessels to be acquired in the Merger (the "Vessels") and to pay the fees and expenses related thereto, (ii) finance some or all of the cash portion of the Merger and (iii) provide for working capital, capital expenditures and general corporate purposes. The Credit Facility will consist of a $1.0 billion term loan and a $400.0 million revolving loan (the "Loans") with a maturity of eight years from the date of the execution and delivery of a definitive financing agreement (the "Financing Agreement") and related documentation. The term loan shall amortize in thirty-two quarterly installments. The Loans will be maintained as Eurodollar loans bearing interest at the LIBOR plus 1.25% per annum with overdue principal and interest bearing interest at a rate of 2% per annum in excess of the rate applicable to the Loans. The Credit Facility is more fully described in the section entitled "The Merger—Merger Financing" contained elsewhere in this proxy statement/prospectus and should be read in conjunction with these unaudited pro forma condensed combined financial statements.

(a)
In accordance with U.S. GAAP, the fair value of the cash and share consideration to be issued by Excel as discussed above, or the cost of the acquisition, has been allocated to the estimated fair value of Quintana's identifiable assets and liabilities pursuant to the purchase method proscribed by Statement of Financial Accounting Standards No. 141, "Business Combinations," or SFAS 141 and is based on preliminary estimates of their respective fair values.

Preliminary purchase consideration
Amount to be paid in cash(3)		$760,975	3(b	)(iv)
Amount to be paid in Excel's shares(4)		805,753

		1,566,728

Estimated transaction costs(5)		10,000	3(b	)(iv)

		$1,576,728

Less: net assets of Quintana as of September 30, 2007, adjusted as follows:
Net assets per Quintana's unaudited balance sheet as of September 30, 2007	$468,859
Adjustments:
– Write-off of deferred dry docking costs(6)	(1,748)
– Elimination of time charter premiums(6)	(5,366)
– Elimination of deferred loss on sale and leaseback(6)	(3,228)

Adjusted net assets of Quintana	458,517	$(458,517)

		1,118,211

Excel Maritime Carriers Ltd.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited) (Continued)

(Amounts expressed in thousands of United States Dollars—except for share and per share data, unless otherwise stated)

Note 3—Pro forma Adjustments related to the Merger: (Continued)

Allocation of purchase consideration to reflect estimated fair value
Vessels and under construction vessels(7)	$1,186,970
Leased-in contracts (bareboat charters)	180,750	3	(e)
Leased out contracts	(46,290)	3	(e)
Time charters assumed	(516,420)	3	(e)
Interest rate swap as of February 11, 2008	(33,756)

	$771,254

Excess of anticipated purchase consideration over Quintana's net assets (Goodwill)	$346,957

    (3)
    Amount is net of $6,685 related to proceeds expected to be received by Excel upon exercise of 835,668 warrants, at a price of $8.0 per warrant, outstanding and issued by Quintana in a private placement on May 11, 2006.

    (4)
    Amount to be paid in Excel Class A common shares is calculated based on Quintana's estimated outstanding shares of common stock of 59,050,786 (including 56,515,218 common shares outstanding as of December 31, 2007, 1,699,900 restricted stock which will be immediately vested upon consummation of the merger and 835,668 warrants discussed in footnote (3) above) at the closing of the transaction exchanged for 0.3993 of a share of Excel Class A common shares and using the market price of Excel's shares over a reasonable period of time before and after the terms of the merger were agreed upon and announced which we have determined to be the average closing price of Excel Class A common shares for a period of two days before and two days after January 29, 2008 (date of announcement of the merger).

    (5)
    These costs represent costs directly related to the transaction and mainly refer to fees to be paid to outside consultants servicing as financial and legal advisors, as well as, for accounting services and appraisals.

    (6)
    These amounts were written-off because the related underlying assets (vessels, time and bareboat charters assumed) have been fair valued through the purchase price allocation process. The amount of $1,748 relates to deferred drydocking of the vessels owned by Quintana, while the remaining amount of $6,869 relates to vessels sold and leased back by Quintana.

    (7)
    The amount indicates the estimated fair value of Quintana's fleet provided by an independent third party.

Excel Maritime Carriers Ltd.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited) (Continued)

(Amounts expressed in thousands of United States Dollars—except for share and per share data, unless otherwise stated)

Note 3—Pro forma Adjustments related to the Merger: (Continued)

(b)
To reflect the sources and uses of funds to consummate the Merger and reconciliation of unaudited pro forma stockholders' equity:

		Dr / (Cr)
			Long-term
		Cash and cash equivalents	Current portion	Long-term portion	Deferred financing costs	Stockholders' Equity
As per Excel's adjusted unaudited balance sheet as of September 30, 2007		218,655	(33,227)	(377,485)	—	(365,814)

Quintana's cash acquired		99,801	—	—	—	—

Quintana's loans assumed and related deferred financing costs, net		—	(68,968)	(626,350)	4,911	—

Pro forma adjustments
(i)	New loan of $1.4 billion, net of financing costs	1,383,000	(250,000)	(1,133,000)	—	—
(ii)	Refinancing of $665.5 million of Quintana's existing loans and of $190.6 million of Excel's existing loans	(856,076)	68,473	787,603	—	—
(iii)	Write-off of deferred financing costs, net of the refinanced loans discussed in (ii) above(8)	—	(297)	(603)	(4,911)	5,811
(iv)	Fund the anticipated cash portion of the acquisition and of the estimated transaction costs net of proceeds on exercise of Quintana's warrants (Note 3a)	(770,975)	—	—	—	—
(v)	Reflect the anticipated portion of the consideration to be settled in Excel's shares	—	—	—	—	(805,753)

		(244,051)	(181,824)	(346,000)	(4,911)	(799,942)

Unaudited pro forma amounts at September 30, 2007		74,405	(284,019)	(1,349,835)	—	(1,165,756)

(8)
In Excel's consolidated financial statements, deferred financing costs are reflected against debt. Total deferred financing costs, net of refinanced debt will be charged to Excel's consolidated statement of income upon consummation of the transaction.

Excel Maritime Carriers Ltd.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited) (Continued)

(Amounts expressed in thousands of United States Dollars—except for share and per share data, unless otherwise stated)

Note 3—Pro forma Adjustments related to the Merger: (Continued)

(c)
To record interest expense on additional debt (approximately $543.9 million) incurred to fund acquisition, net of savings caused by the refinancing of existing Excel's and Quintana's assumed debt (approximately $856.1 million) and a reduction in the applicable margin. Interest rates are based on LIBOR plus a margin at the date of the announcement of the Merger. A change in the interest rate of 12.5 basis points would change the pro forma adjustment for the nine months ended September 30, 2007 and the year ended December 31, 2006 by $1,313 and $1,455, respectively.

	NINE MONTHS ENDED SEPTEMBER 30, 2007	YEAR ENDED DECEMBER 31, 2006
Interest expense on additional debt	$47,184	$52,400
Historical interest expense on refinanced debt	(44,613)	(31,930)

	$2,571	$20,470

(d)
To record increased depreciation of vessels based on the preliminary assigned fair values to the vessels using Quintana's estimated useful life of 25 years and the reversal of the depreciation on the vessels' carrying values:

	NINE MONTHS ENDED SEPTEMBER 30, 2007	YEAR ENDED DECEMBER 31, 2006
Depreciation based on fair value of vessels	$58,343	$27,540
Historical depreciation of vessels	(30,416)	(12,718)

	$27,927	$14,822

(e)
The amounts relate to the assets/liabilities arising from the fair value of Quintana's leased and time charter contracts ("charters assumed") to be assumed by Excel upon consummation of the transaction. Fair value is determined by reference to market data. The preliminary estimated amounts reflected as an asset or liability in the unaudited pro forma condensed combined balance sheet are based on the difference between the current fair value of charters with similar characteristics as the charter assumed and the net present value of future contractual cash flows from the charter contract assumed. When the present value of the charter assumed is greater than the current fair value of such charter, the difference is recorded as an asset. When the opposite situation occurs, the difference is recorded as a liability. Such assets and liabilities, respectively, are amortized as a reduction of, or an increase in, revenue over the period of the charters assumed. Amortization of the asset recognized in relation to the leased-in contracts is calculated over the term of the contracts and reflected as a reduction of the voyage expenses. Remaining useful life of the charters assumed range from 2 to 91 months.

(f)
To reflect commissions of $8,308 and $4,824 paid by Quintana for the nine months period ended September 30, 2007 and for the year ended December 31, 2006, respectively, as a voyage expense rather than reduction of revenue (as per Quintana's historical financial statements) to conform with Excel's presentation.

THE MERGER

        The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the agreement and plan of merger included as Appendix A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the agreement and plan of merger included as Appendix A, for a more complete understanding of the merger.

        Excel's and Quintana's boards of directors have approved the agreement and plan of merger. The agreement and plan of merger provides that Bird Acquisition Corp., a newly-formed wholly-owned subsidiary of Excel, will merge with and into Quintana, with Quintana as the surviving corporation. Following the merger, Quintana will become a wholly-owned subsidiary of Excel and will continue its corporate existence under the laws of the Republic of the Marshall Islands under the name Bird Acquisition Corp. Concurrently, the separate corporate existence of Bird Acquisition Corp. will terminate.

        In the merger, each share of Quintana common stock will be exchanged for a combination of $13.00 in cash and 0.4048 Excel Class A common shares, subject to the potential adjustments discussed below. In the event the average closing price of Excel Class A common shares during the fifteen trading days immediately preceding the closing date of the merger exceeds $45.00 per share, the 0.4084 exchange ratio will be adjusted downward to equal the quotient of $18.38 divided by the average closing price of Excel Class A common shares for the fifteen trading days immediately preceding the closing date of the merger. In all cases, the amount of the Class A common shares to be delivered per share of Quintana common stock will be reduced to reflect any cash dividends paid by Quintana prior to the closing date of the merger, including the $0.31 per share cash dividend paid by Quintana on March 7, 2008. Excel Class A common shares issued and outstanding at the completion of the merger will remain outstanding and those stock certificates will be unaffected by the merger. Excel Class A common shares will continue to trade on the New York Stock Exchange under the symbol "EXM" following the merger.

        For additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the agreement and plan of merger, see "The Agreement and Plan of Merger" beginning on page 84.

Background of the Merger

        During 2007, Quintana's board of directors periodically reviewed Quintana's business strategy and long-term valuation in light of the market price of Quintana's common stock compared to the market prices of the common stock of other companies in the dry bulk shipping sector. The board of directors considered various alternatives to enhance long-term value for its shareholders, such as increasing Quintana's quarterly dividend, adjusting its chartering strategy, pursuing acquisitions, and exploring newbuilding opportunities.

        On August 3, 2007, a potential acquiror ("Bidder A") submitted an unsolicited, preliminary proposal to Quintana's board of directors in which it expressed an interest in acquiring Quintana in a stock-for-stock transaction valued at $22.50 per share on such date. A regularly scheduled meeting of Quintana's board of directors was held on August 7, 2007 at which the directors discussed the proposal received from Bidder A. The board informally consulted with Citigroup Global Markets Inc. ("Citi") and generally discussed the parameters of Bidder A's proposal. After considering (1) the consideration offered by Bidder A, (2) the fact that Bidder A's business strategy was significantly different from Quintana's business strategy, and (3) certain governance issues with respect to the proposed combined company, the board of directors rejected Bidder A's proposal.

        On October 10, 2007, Stamatis Molaris, the chief executive officer of Quintana, received a telephone call from the Chairman of the Board of Excel in which he indicated that Excel was considering making a proposal to acquire Quintana. Following this telephone call, and in light of the recent proposal from Bidder A, Quintana's board of directors met in a special meeting on October 15, 2007. The board of directors discussed the recent third party interest in acquiring Quintana. The board of directors further discussed Quintana's business plan and future prospects, including the alternatives discussed above. With these factors in mind, the board of directors decided to initiate a process by which it would explore strategic alternatives in an active manner, including a structured sale process, which would allow the board to actively manage a comprehensive strategy to enhance shareholder value. The board of directors determined to engage Morgan, Lewis & Bockius LLP ("Morgan Lewis") as Quintana's legal advisor with respect to this process. The board then discussed with Morgan Lewis the general structure of the strategic process, whether a special committee was necessary and the level of supervision that the board would be required to devote to the strategic process. Following consultation with Morgan Lewis, the board of directors determined that, due to the anticipated speed of the strategic process, a transaction committee (the "Transaction Committee") would be formed to deal with the day-to-day matters and from which Quintana's advisors and senior management could seek advice on a regular basis. The board appointed Peter Costalas, Gurpal Singh Grewal and James Nelson to the Transaction Committee and also designated Corbin Robertson, Jr. as the liaison between the Transaction Committee and the board of directors. The board of directors then consulted with Citi and Dahlman Rose & Co. ("Dahlman Rose"), both of which had been engaged as of this date to act as Quintana's financial advisors, regarding a potential sale process. Representatives from Citi and Dahlman Rose expressed their view that a sale process could result in Quintana's realizing higher value for its shareholders than would other alternatives.

        The board of directors stressed the importance of maintaining maximum confidentiality with respect to Quintana's sensitive business and financial information throughout the sale process and therefore determined that it would require all potential bidders to enter into a confidentiality and standstill agreement in order to participate in the sale process. The board then authorized the issuance of a press release on October 16, 2007 announcing that it had initiated a process to explore strategic alternatives to enhance shareholder value. Citi and Dahlman Rose promptly identified and subsequently began contacting 61 potential bidders at the direction and on behalf of Quintana's board of directors. Of these potential bidders, 30 requested and received a form of confidentiality and standstill agreement. Twenty of the potential bidders ultimately executed a confidentiality and standstill agreement and were given access to Phase I of an electronic data room, which contained Quintana's public filings and selected confidential information, including summary financial projections. These 20 potential bidders were asked to submit non-binding proposals to Quintana's board of directors in order to be given access to Phase II of the electronic data room.

        On October 19, 2007, Excel entered into a confidentiality and standstill agreement with Quintana.

        On November 2, 2007, a regular meeting of Quintana's board of directors was held. The board of directors discussed the status of the sale process and considered a proposal to adopt a shareholder rights plan. Morgan Lewis discussed the events that gave rise to the need for the board of directors to consider adopting a shareholder rights plan, including (1) the fact that the board of directors had previously received an unsolicited bid from Bidder A and (2) the fact that a potential bidder had indicated that it intended to "monitor" the sale process but refused to execute a standstill agreement. Morgan Lewis further noted that a shareholder rights plan would minimize the chances of a Quintana-controlled sale process being frustrated by a bidder not participating in the formal sale process by compelling all bidders to negotiate directly with Quintana's board of directors. Citi then presented the board of directors with data regarding key terms of comparable companies' shareholder rights plans. Morgan Lewis then advised the board of directors regarding its fiduciary duties in connection with the adoption of a shareholder rights plan, after which the board of directors decided that it would continue to consider the merits of adopting such a plan. Morgan Lewis then discussed the proposed structure of a potential sale of Quintana along with the salient terms of a transaction agreement to be used in connection with the sale process. Finally, the board of directors initially determined that, in light of the current market conditions, it would encourage all bidders to maximize the cash component of all offers.

        Quintana's board of directors then considered the issue of how to structure the participation of Quintana's management in the sale process while maintaining confidentiality. It was deemed advisable that Stamatis Molaris, Quintana's chief executive officer, president and a director, and Nikos Frantzeskakis, Quintana's chief commercial and operations officer, be recused from certain discussions regarding the sale process as it was likely that potential buyers would have varied positions on management retention and executive positions going forward.

        On November 6, 2007, Morgan Lewis discussed with certain of Quintana's directors and members of senior management the proposed shareholder rights plan and the status of the sale process. At this meeting, such directors and members of senior management received updates regarding the status of the sale process from Citi, Dahlman Rose and Morgan Lewis.

        On November 12, 2007, Quintana's board of directors adopted the shareholder rights plan by unanimous written consent.

        Citi and Dahlman Rose, acting at the direction of the board of directors, had advised all prospective bidders that the first round of proposals should be submitted to the board by November 16, 2007. In response to that request, six potential acquirors submitted non-binding, preliminary proposals to the board. Excel submitted a proposal whereby Quintana's shareholders would receive an amount of Excel Class A common shares equal to between $26.00 and $29.00 per share of Quintana common stock as valued on that date. Bidder A renewed its interest in a potential transaction and submitted a revised proposal whereby Quintana's shareholders would receive an amount of Bidder A's common stock equal to between $28.83 and $34.23 per share of Quintana common stock based on the average value of Bidder A's common stock for the thirty trading days prior November 15th. A third potential acquiror ("Bidder B") submitted a proposal whereby Quintana's shareholders would receive $29.50 in cash per share of Quintana common stock. A fourth potential acquiror ("Bidder C") submitted a proposal whereby Quintana's shareholders would receive between $25.00 and $28.00 per share of Quintana common stock. Bidder C, however, had not entered into a confidentiality and standstill agreement with Quintana and therefore had not been given access to the electronic data room. Bidder C did not specify at the time whether such merger consideration would be paid in cash or stock, but later indicated that it would be willing to pay in cash, stock, or a combination of both. A fifth potential acquiror ("Bidder D") submitted a proposal whereby Quintana's shareholders would receive $25.65 in cash per share of Quintana common stock. A sixth potential acquiror ("Bidder E") submitted a proposal whereby Quintana's shareholders would receive an amount of Bidder E's common stock equal to $24.75 per share of Quintana common stock. These initial six proposals were subject to various material conditions, such as the satisfactory conclusion of diligence and, in some cases, the receipt of necessary financing commitments.

        On November 20, 2007, a special meeting of Quintana's board of directors was held to consider the initial proposals, to determine which bidders should be given access to Phase II of the electronic data room and to determine which bidders would be invited to Quintana's management presentation. Phase II of the electronic data room contained detailed financial projections and operational information about Quintana including customer contracts, technical specifications of Quintana's vessels and employee data. Citi and Dahlman Rose presented a summary of the initial proposals to the board of directors. After careful review and consideration of each initial proposal, the board of directors gave Bidder A, Bidder B and Bidder C access to Phase II of the electronic data room. The board then asked Citi and Dahlman Rose to instruct each of the other bidders to increase their respective bid in order to receive access to Phase II of the electronic data room. The board also instructed Citi and

Dahlman Rose to organize a management presentation process and to contact bidders to schedule such meetings. Citi, at the direction of the board, advised Excel that, absent an improved offer, it would not be granted access to Phase II of the electronic data room. In response, Excel indicated that it could improve its offer and was accordingly granted such access.

        During the last week of November and the first week of December, representatives of Excel, Bidder A, Bidder B and Bidder C each met separately with the management of Quintana and representatives of Citi and Dahlman Rose in London. At these meetings, Quintana's management gave presentations to such bidders regarding Quintana, its business model and its historical and four-year projected financial performance. Representatives of Excel, Bidder A, Bidder B and Bidder C were also given access to physical inspections of the vessels in Quintana's fleet.

        On November 27, 2007, Bidder D, after completing its review of Phase II of the electronic data room, submitted a revised proposal to Quintana's board of directors whereby Quintana's shareholders would receive between $24.00 and $26.00 in cash per share of Quintana common stock. The board of directors determined not to proceed further with Bidder D after Bidder D confirmed that it was unable to materially improve its offer.

        Also during November 2007, Morgan Lewis had various telephonic meetings with Quintana's senior management and, where appropriate, the Transaction Committee in order to review the terms of a draft merger agreement to be used in connection with the sale process. On November 30, 2007, Quintana's senior management and the Transaction Committee determined that the draft merger agreement should be submitted to Excel, Bidder A, Bidder B and Bidder C for their comment in connection with submitting their revised proposals. Later that day, Citi, acting at the direction of Quintana's board of directors, distributed the draft merger agreement and accompanying seller disclosure letter to Excel, Bidder A and Bidder B and instructed each bidder to (1) present an improved proposal by December 17, 2007, including the best price that it was willing to offer, (2) maximize the cash portion of the merger consideration in its proposal, (3) remove all conditions to such proposal, and (4) minimize comments to the draft merger agreement.

        On December 3, 2007, Bidder C entered into a confidentiality and standstill agreement with Quintana and therefore was given access to Phase I and Phase II of the electronic data room as well as the draft merger agreement and accompanying seller disclosure letter with the same instructions previously given to Excel, Bidder A, and Bidder B.

        On December 4, 2007, a regular meeting of Quintana's board of directors was held, at which Citi and Dahlman Rose summarized the status of the sale process and briefed the board of directors on the previous communications with the various bidders. At this meeting, the board of directors revealed the detailed terms of the proposals previously submitted to Quintana to Messrs. Molaris and Frantzeskakis to take advantage of management's expertise as the board assessed the relative merits of the bidders. Also at this meeting, Quintana's board discussed other strategic alternatives that Quintana could consider if the sale process did not yield a viable transaction.

        On December 5, 2007, a new potential acquiror ("Bidder F") contacted Citi and expressed an interest in participating in the sale process. Bidder F was then given a confidentiality and standstill agreement, but did not enter into the agreement at such time.

        On December 17, 2007, Quintana's board of directors received a second round of proposals from potential acquirors. Excel submitted a revised proposal, along with its comments to the proposed merger agreement and seller disclosure letter. Under this proposal, Quintana's shareholders would receive a combination of cash and Excel Class A common shares with an aggregate value of $29.00 per share of Quintana common stock based on the closing price of Excel Class A common shares on December 14, 2007, $8.46 of which would be in cash with the remainder in Excel Class A common shares. Excel indicated that it could provide financing commitment papers if it were to be selected by

Quintana as the winning bidder. Excel indicated that this proposal would expire on December 31, 2007 at 5:00 p.m. eastern time. Bidder A and Bidder F submitted a joint proposal whereby Bidder A would acquire all outstanding shares of Quintana common stock in exchange for Bidder A's common stock and Bidder F would acquire Quintana's 14 Kamsarmax class vessels for an aggregate amount of $800 million in cash. Under Bidder A and Bidder F's combined proposal, Quintana's shareholders would receive $24.77 per share of Quintana common stock as valued on that date, $10.59 of which would be in cash with the remainder in shares of Bidder A's common stock. Bidder A and Bidder F indicated that this proposal would expire on December 31, 2007 at 5:00 p.m. eastern time. Bidder B submitted a revised proposal whereby Quintana's shareholders would receive $20.00 in cash per share of Quintana common stock. Bidder B indicated that it had reduced its previous $29.50 per share cash proposal to $20.00 per share in cash based on the completion of its financial diligence review and its receipt of financing commitments.

        On December 20, 2007, a special meeting of Quintana's board of directors was held to consider the proposals submitted on December 17th and to discuss the sale process in general. At this meeting, the board of directors received updates regarding the status of the sale process from Citi, Dahlman Rose and Morgan Lewis. Citi and Dahlman then presented the board with a summary of the proposals. The board first discussed the proposal and the merger agreement submitted by Excel. Morgan Lewis advised the board on the significant issues raised by Excel's mark-up of the merger agreement, including deal certainty, corporate governance issues relating to the combined company, the scope of the representations and warranties to be made by Quintana in the merger agreement, the restrictions on Quintana's ability to pay dividends between the signing of the merger agreement and the closing of the merger, the remedies available to Excel and Quintana in the event of a breach and/or termination of the merger agreement and the amount of and circumstances under which a termination fee or termination fees would be payable by either Excel or Quintana. The board of directors then discussed the joint proposal submitted by Bidder A and Bidder F. The board determined not to pursue this joint proposal as it was subject to numerous details to be resolved between Bidder A and Bidder F regarding the structure of the transaction, it was subject to the receipt of financing commitments and it contained significant contingencies. Finally, the board of directors considered the $20.00 cash proposal submitted by Bidder B. After discussion, the board directed Citi and Dahlman Rose to inform Bidder B that its offer was no longer being considered. Upon being so informed, Bidder B requested an opportunity to revise its recent proposal and the board agreed.

        On December 26, 2007, Dahlman Rose informed the board that it was representing a party that was selling a fleet of vessels, which Dahlman Rose believed might present a better strategic alternative to the sale process. Dahlman Rose informed Quintana that it intended to continue representing such other party. It was therefore determined that Dahlman Rose would no longer participate in the sale process. Dahlman Rose was instructed to pursue the alternative transaction and to report back to the board as promptly as possible. Dahlman Rose subsequently submitted to the board certain financial information regarding the alternative transaction. Following a review of this information, the board decided not to proceed with such alternative transaction.

        Throughout December 2007 and January 2008, the remaining bidders continued their due diligence review of Quintana and engaged in several discussions with Quintana's senior management relating to due diligence matters. In addition, Citi and Morgan Lewis continued to encourage the bidders to improve the terms of their proposals.

        On January 3, 2008, Bidder B submitted to Quintana's board of directors a revised proposal whereby Quintana's shareholders would receive $26.00 in cash per share of Quintana common stock. Bidder B's proposal was subject to further confirmatory due diligence and Bidder B's receipt of acceptable financing commitments. Bidder B advised the board that it did not expect to receive these financing commitments for several weeks.

        On January 3, 2008, Excel submitted to Quintana's board of directors a revised proposal whereby Quintana's shareholders would receive $29.00 per share of Quintana common stock, $12.00 of which would be in cash with the remainder in Excel Class A common shares. Under this proposal, if the average closing price of Excel Class A common shares for the five trading days immediately prior to the meeting of Quintana's shareholders to approve the merger was less than $40.00 per share, then Quintana's shareholders would receive a fixed exchange ratio of 0.425 Excel Class A common shares per share of Quintana common stock with no downside protection on the value of the Excel Class A common shares that Quintana's shareholders would receive. If such average closing price of Excel Class A common shares was greater than or equal to $40.00 but less than or equal to $48.20, then each share of Quintana common stock would be exchanged for that number of Excel Class A common shares necessary to give (based on such average closing price), including the cash portion of the proposal, a total value of $29.00. If such average closing price of Excel Class A common shares was greater than $48.20 but less than or equal to $54.00, then Quintana's shareholders would receive a fixed exchange ratio of 0.353 Excel Class A common shares per share of Quintana common stock, with the maximum total value (based on such average closing price and including the cash portion of the proposal) of $31.06 per share of Quintana common stock. If the average closing price of Excel Class A common shares was greater than $54.00, then each share of Quintana common stock would be exchanged for that number of Excel Class A common shares necessary to give (based on such average closing price), including the cash portion of the proposal, a total value of $31.06 per share of Quintana common stock. The closing price for Excel Class A common shares as quoted on the NYSE on January 3, 2008 was $39.29. At this time, there continued to be a number of material issues with respect to the terms of the proposed merger agreement.

        On January 3, 2008, a special meeting of Quintana's board of directors was held to discuss the status of the preliminary discussions with Excel and Bidder B. At this meeting, Citi and Morgan Lewis reported to the board of directors on the status of the discussions with the remaining bidders and confirmed that Bidder A and Bidder F's December 17th joint proposal had expired on December 31st and had not been renewed. The board of directors then considered the per share prices offered by Excel and Bidder B in their respective January 3rd bids and discussed the status of the sale process in general. The board of directors also reviewed a number of practicable strategic alternatives available to it that would not involve the sale of Quintana. In determining to undertake such review, the board noted that it had not yet received Bidder B's comments to the merger agreement and that Excel's proposal presented significant issues on value, certainty of closing, financing, and limited recourse. These factors led the board to believe that it had not yet received a proposal that was structured to be in the best interests of Quintana's shareholders. The board of directors, after discussions with Morgan Lewis and Citi, directed Citi to inform Bidder B that it should improve the financial terms of its proposal and submit its comments to the merger agreement and to inform Excel that it should improve certain financial and legal terms of its proposal.

        On January 4, 2008, Bidder B provided Quintana's board of directors with its comments to the proposed merger agreement, which raised material issues including with respect to certainty of closing, financing and recourse.

        On January 4, 2008, Excel submitted to Quintana's board of directors a revised proposal whereby Quintana's shareholders would receive $29.00 per share of Quintana common stock, with a minimum of $12.50 and a maximum of $14.50 in cash (with the exact amount to be determined by Excel in its sole discretion) and the remainder in Excel Class A common shares. Under this proposal, if the average closing price of Excel Class A common shares for the five trading days immediately prior to the meeting of Quintana's shareholders to approve the merger was less than $38.20 per share, then Quintana's shareholders would receive a fixed exchange ratio of between 0.380 and 0.432 Excel Class A common shares, inclusive (depending on the exact amount of the cash to be paid as determined by Excel), per share of Quintana common stock, with no downside protection on the value of Excel

Class A common shares that Quintana's shareholders would receive. If such average closing price of Excel Class A common shares was greater than or equal to $38.20 but less than $48.20, then each share of Quintana common stock would be exchanged for that number of Excel Class A common shares necessary to give (based on such average closing price and including the cash portion of the proposal) a total value of $29.00. If such average closing price of Excel Class A common shares was greater than $48.20 but less than $54.00, then Quintana's shareholders would receive a fixed exchange ratio of 0.301 and 0.342 Excel Class A common shares, inclusive (depending on the exact amount of the cash to be paid as determined by Excel), per share of Quintana common stock, with the maximum total value (based on such average closing price and including the cash portion of the proposal) of $30.96 (assuming Excel elected to pay $12.50 in cash) per share of Quintana common stock. If the average closing price of Excel Class A common shares was greater than or equal to $54.00, then each share of Quintana common stock would be exchanged for that number of Excel Class A common shares necessary to give (based on such average closing price and including the cash portion of the proposal) a total value of between $30.75 and $30.97 (depending on the exact amount of the cash to be paid as determined by Excel) per share of Quintana common stock. The closing price of Excel Class A common shares as quoted on the NYSE on January 4, 2008 was $37.00. Excel's January 4th proposal was also conditioned upon Quintana's execution of an exclusivity agreement with Excel. Quintana informed Excel on January 4th that it was unable to grant Excel exclusivity at that time.

        On January 5, 2008, Excel submitted to Quintana's board of directors a revised proposal whereby Quintana's shareholders would receive either (1) $30.00 per share of Quintana common stock as valued on that date, $12.50 of which would be in cash with the remainder in Excel Class A common shares or (2) $29.50 per share of Quintana common stock as valued on that date, $12.50 of which would be in cash with the remainder in Excel Class A common shares. Under the first option, if the value of Excel Class A common shares was less than $35.00 per share at the time of the proposed merger, then Quintana's shareholders would receive a fixed exchange ratio of 0.500 Excel Class A common shares per share of Quintana common stock with no downside protection on the value of Excel Class A common shares that Quintana's shareholders would receive. Under the second option, if the value of Excel Class A common shares was less than $35.00 per share at the time of the proposed merger, then Quintana's shareholders would receive a fixed exchange ratio of 0.486 Excel Class A common shares per share of Quintana common stock with no downside protection on the value of Excel Class A common shares that Quintana's shareholders would receive, but if the value of Excel Class A common shares exceeded $48.20 at the time of the proposed merger, then Quintana's shareholders would receive a fixed exchange ratio of 0.353 Excel Class A common shares per share of Quintana common stock up to a capped total value (including the cash portion of the proposal) of $31.55. The closing price of Excel Class A common shares as quoted on the NYSE on January 4, 2008, the last trading day before January 5, 2008, was $37.00.

        On January 6, 2008, a special meeting of Quintana's board of directors was held to further discuss the status of the preliminary discussions with Excel and Bidder B. At this meeting, Citi and Morgan Lewis reported to the board of directors on the status of such discussions. The board of directors discussed the per share price offered by Excel in its January 5th bid as well as other open merger agreement issues, reviewed Excel's commitment letter from a consortium of banks led by Nordea Bank Finland PLC, London Branch that had been recently provided to Quintana in connection with Excel's proposal, and further discussed the status of the sale process. The board also reviewed materials provided by Citi that focused on the trading history of Excel Class A common shares and the potential value of the transaction consideration to Quintana's shareholders based on a range of prices of Excel Class A common shares. The board of directors then determined to continue discussions with potential bidders, including Excel and Bidder B, with the view of concluding an agreement for the sale of Quintana if an appropriate valuation could be reached. Finally, the board of directors addressed Excel's recently indicated interest in entering into discussions with Stamatis Molaris regarding a possible post-transaction employment arrangement and determined that it would allow Mr. Molaris to enter into such discussions with Excel.

        During January 2008, Mr. Molaris and the chairman of Excel had some discussions regarding the possible terms of his post-transaction employment arrangements.

        On January 7, 2008, Bidder F entered into a confidentiality and standstill agreement with Quintana.

        On January 8, 2008, Bidder B submitted to Quintana's board of directors its last and final offer whereby Quintana's shareholders would receive $27.00 in cash per share of Quintana common stock. Bidder B indicated that this offer would expire on January 9, 2008 at 9:00 p.m. eastern time and that Quintana would need to grant Bidder B exclusivity in order to continue negotiations regarding a possible transaction. Bidder B also indicated that its offer still remained subject to the receipt of financing commitments, which it did not expect to receive for several weeks.

        On January 8, 2008, Quintana's board of directors received a revised preliminary proposal from Bidder F. Under this proposal, Quintana's shareholders would receive $27.50 in cash per share of Quintana common stock. Bidder F indicated that this proposal would expire on January 9, 2008 at 5:00 p.m. eastern time. Bidder F also submitted a copy of a commitment letter from a well-known bank for a bridge loan to accomplish the proposed acquisition of Quintana. At the time of this proposal, Bidder F had not submitted its comments to the proposed merger agreement.

        Throughout the day on January 8, 2008, Quintana's senior management discussed each of Bidder B's and Bidder F's most recent proposals with Citi and Morgan Lewis. It was decided by senior management during such discussions that each proposal had a number of significant, material deficiencies. The board of directors also decided that circumstances did not warrant granting any bidder exclusivity at such time. Bidder B was informed that its proposal remained inadequate and, after being encouraged to do so, made no further attempt to address the issues previously raised.

        On January 10, 2008, Bidder F submitted a proposed merger agreement to be used in connection with a possible transaction, but did not include a revised proposal at such time. It was expressly noted by Bidder F that such merger agreement was to be used for discussion purposes only and did not constitute a proposal to enter into a transaction with Quintana. Consistent with Bidder F's previously expressed desire to purchase Quintana's fleet rather than Quintana's ongoing business as a whole, the merger agreement contained numerous provisions that are not customary for a public company merger, including providing for numerous deductions to the purchase price in respect of customary liabilities. Accordingly, Morgan Lewis was instructed to negotiate the merger agreement with Bidder F's legal advisors before Quintana would engage in further discussions with Bidder F.

        On January 11, 2008, Quintana informed Excel that it was not in a position to grant Excel exclusivity or to accept its January 5th proposal at such time. On January 12, 2008, Excel informed Quintana that it had withdrawn its January 5th offer.

        On January 12, 2008, Morgan Lewis participated in a telephone conference with Bidder F's legal advisors to discuss the merger agreement that was submitted by Bidder F on January 10th. Morgan Lewis informed Bidder F's legal advisors that Bidder F's proposed merger agreement would need to be substantially revised in order to contemplate the public company nature of the proposed transaction with Quintana. Bidder F's legal advisors told Morgan Lewis that Bidder F was not willing to negotiate its proposed merger agreement in any material respect and therefore, such legal advisors were not authorized to enter into further negotiations with Morgan Lewis.

        On January 15, 2008, a special meeting of Quintana's board of directors was held to discuss the status of the negotiations with Excel, Bidder B and Bidder F. Citi informed the board of directors that Bidder B's proposal had expired and that Bidder B had not submitted a revised proposal. Morgan Lewis then updated the board of directors as to the outcome of its recent telephone conference with Bidder F's legal advisors and informed the board of directors that Bidder F was not willing to negotiate its proposed merger agreement. Citi also confirmed that Bidder F indicated that it would not submit a revised proposal. After its review of the totality of the proposals, communications and merger agreement mark-ups that had been sent to and from both Bidder B and Bidder F, the board determined that it would be unlikely for either Bidder B or Bidder F to submit an acceptable bid within a reasonable timeframe. The board of directors then discussed with Citi and Morgan Lewis the ramifications of the recent volatility in the principal stock markets around the world on the sale process and its effect on the dry bulk shipping sector in general. The board of directors determined that, notwithstanding the volatility in the markets, it would continue to work with Excel to structure an acceptable proposal. At the same time, the board continued to work with Citi to develop other possible alternatives in the event that the sale process was unsuccessful.

        Between January 17, 2008 and January 20, 2008, Quintana's and Excel's advisors continued to negotiate the terms of the merger agreement and continued to discuss the financial aspects of a proposed transaction. On January 21, 2008, Excel informed Quintana that it was not in a position to reconfirm its last proposal and further that it had engaged Deutsche Bank Securities Inc. ("Deutsche Bank") as its financial advisor to conduct a review of the financial terms of the proposal so that it might be able to reconfirm the proposal. Negotiations among the legal advisors continued with respect to, among other things, the scope of the representations and warranties to be made by Quintana in the merger agreement, the restrictions on Quintana's ability to pay dividends between the signing of the merger agreement and the closing of the merger, the ability of the board to change its recommendation to Quintana's shareholders regarding the transaction, the remedies available to Excel and Quintana in the event of a breach and/or termination of the merger agreement and the amount of and circumstances under which a termination fee or termination fees would be payable by either Excel or Quintana. By the end of the day on January 20, 2008, a number of material provisions in the merger agreement remained unresolved.

        On January 21, 2008, a special meeting of Quintana's board of directors was held to discuss the status of the negotiations with Excel. Morgan Lewis discussed the items that remained open with respect to the merger agreement, particularly noting the fact that Excel was unable to indicate the final price that it was willing to pay for Quintana. In reviewing the status of each participant in the sale process and confirming with Citi that all participants had recently been contacted and none but Excel had indicated an ability to alter its position, the board proceeded to finally determine whether it was likely that Excel would be able to present an acceptable proposal. The board of directors took these factors into consideration and engaged into a lengthy discussion with Citi and Morgan Lewis regarding the effects of the recent volatility in the principal stock markets around the world and the effect of the volatility in Quintana's stock as a result of the duration of the sale process and the uncertainty surrounding the conclusion of the sale process. The board also considered that Quintana's ongoing operations were becoming adversely affected by these external factors. Accordingly, the board decided that, in the absence of a confirmed and committed proposal on acceptable terms, it would announce the end of the sale process, which it did before the markets opened on January 22, 2008.

        On January 24, 2008, Quintana's board of directors received an unsolicited offer from Excel. Under the terms of this offer, Quintana's shareholders would receive up to $26.00 per share of Quintana common stock, $12.50 of which would be in cash with the remainder in Excel Class A common shares. Under this proposal, if the average price of Excel Class A common shares for the fifteen trading days immediately preceding the closing of the proposed merger was equal to or less than $38.25 per share, then Quintana's shareholders would receive a fixed exchange ratio of 0.3529 Excel

Class A common shares per share of Quintana common stock with no downside protection on the value of Excel Class A common shares that Quintana's shareholders would receive. The closing price for Excel Class A common shares as quoted on the NYSE on January 24, 2008 was $32.32. In connection with this offer, Excel advised Quintana's board of directors that Deutsche Bank had completed its financial analysis and that Excel's financing commitments remained in place. The offer also indicated that Excel was prepared to address the significant items that remained open after the parties' previous negotiations. After consultation with Citi and Morgan Lewis, the board informed Excel that it was not prepared to consider this offer.

        On January 25, 2008, Quintana's board of directors received a letter from Excel inquiring whether the board would consider another proposal for a possible transaction, with such letter proposing two options for the form of the consideration. Under the first option, Quintana's shareholders would receive up to $31.38 per share of Quintana common stock less the amount of dividends paid by Quintana on or after December 31, 2007, $13.00 of which would be in cash with the remainder in Excel Class A common shares. Under the first option, if the average price of Excel Class A common shares for the fifteen trading days immediately preceding the closing of the proposed merger was equal to or less than $45.00, then Quintana's shareholders would receive a fixed exchange ratio of 0.4084 Excel Class A common shares per share of Quintana common stock with no downside protection on the value of Excel Class A common shares that Quintana's shareholders would receive. Under the first option, if such average price of Excel Class A common shares was greater than $45.00, then each share of Quintana common stock would be exchanged for that number of Excel Class A common shares necessary to give (based on such average price and including the cash portion of the proposal) a total value of up to $31.38. Under the second option, Quintana's shareholders would receive up to $30.69 per share of Quintana common stock less the amount of dividends paid by Quintana on or after December 31, 2007, $13.00 of which would be in cash with the remainder in Excel Class A common shares, with Excel further offering to undertake to increase its aggregate annual dividend by $0.60 per share, starting on the first quarter after the closing of the transaction. Under the second option, if the average price of Excel Class A common shares for the fifteen trading days immediately preceding the closing of the proposed merger was equal to or less than $45.00, then Quintana's shareholders would receive a fixed exchange ratio of 0.3930 Excel Class A common shares per share of Quintana common stock with no downside protection on the value of Excel Class A common shares that Quintana's shareholders would receive. Under the second option, if such average price of Excel Class A common shares was greater than $45.00, then each share of Quintana common stock would be exchanged for that number of Excel Class A common shares necessary to give (based on such average price and including the cash portion of the proposal) a total value of $30.69. The closing price of Excel Class A common shares as quoted on the NYSE on January 25, 2008 was $31.84.

        On January 28, 2008, a special meeting of Quintana's board of directors was held to discuss Excel's January 25th inquiry. Following presentations by Morgan Lewis and Citi, the board of directors discussed whether it was in the best interests of Quintana's shareholders to pursue a transaction with Excel at such time, including whether it was an appropriate time to sell Quintana in light of (1) the recent volatility in worldwide equity and financing markets, (2) the decline in the stock prices of U.S. listed dry bulk companies, (3) the market's reaction to the announcement of the end of the sale process and (4) the value that the potential offer represented to Quintana's shareholders, in addition to other factors. After an extensive discussion, the board of directors determined that pursuing a transaction on the terms proposed by Excel in its January 25th offer, choosing the first of the two presented options described above, would be in the best interests of Quintana's shareholders and instructed Morgan Lewis and Citi to continue discussions with Excel's representatives and advisors to determine whether a definitive agreement on acceptable terms could be reached.

        Throughout the day on January 28, 2008, Morgan Lewis and Excel's legal advisors negotiated the terms of a merger agreement to be used in connection with a possible transaction. Quintana's board of directors and Excel's senior management were each consulted by their respective legal advisors throughout such negotiations. By the end of the day, the parties had successfully negotiated all of the issues that were in contention during the parties' previous negotiations and were able to finalize a merger agreement for each of Quintana's and Excel's board of directors to consider in connection with the possible transaction.

        On the morning of January 29, 2008, a special meeting of Quintana's board of directors was held. Morgan Lewis informed the board of directors that each of the issues that remained open in the merger agreement had been resolved in Quintana's favor and that the merger agreement had been finalized. Morgan Lewis then discussed the legal framework for the transaction, explaining the fiduciary duties and responsibilities of the board of directors in considering the proposed transaction and describing the key terms of the proposed merger agreement. Stamatis Molaris informed the board as to the status of his negotiations with Excel regarding his future employment, including the fact that no final agreement had been reached but that the parties expected to reach a mutually acceptable agreement following the signing of the merger agreement. Citi then presented to the board various financial analyses and rendered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and other matters described in its opinion, the merger consideration to be received by Quintana's shareholders was fair, from a financial point of view, to such holders. Morgan Lewis then advised the board that it should amend Quintana's shareholder rights plan in order to exempt the merger from the effects of the plan. After considering the proposed terms of the merger agreement and other transaction agreements and the various presentations from its legal and financial advisors, along with numerous questions by members of the board of directors to Morgan Lewis and Citi, the board of directors unanimously (1) approved the amendment to Quintana's shareholder rights plan, (2) approved the merger agreement, (3) approved the voting agreements that certain shareholders of Quintana would enter into with Excel, (4) declared the merger agreement to be in the best interests of Quintana's shareholders and (5) resolved to recommend that Quintana's shareholders authorize and approve the merger agreement.

        On January 29, 2008, Quintana and Excel entered into the merger agreement and issued a press release announcing the merger prior to the opening of trading on the NYSE and the Nasdaq Global Select Market.

Excel's Reasons for the Merger

        One of Excel's strategic priorities is to become one of the world's premier full service dry bulk shipping companies. The merger with Quintana is an important step towards achieving this goal. The merger will create a combined company that will operate a fleet of 47 vessels with a total carrying capacity of 3.7 million DWT and an average age of approximately 8 years, which will be one of the largest dry bulk shipping companies in the industry, as well as the largest dry bulk fleet by DWT operated by any U.S. listed company. The merger could also benefit Excel's client base by creating opportunities to establish or strengthen relationships with Quintana's customers, such as EDF Trading, BHP Billiton, Bunge, Cargill, and Oldendorff. In addition, it is expected that there will be considerable synergy benefits to the merger, including improved purchasing and placing power, enhanced fleet utilization (e.g., fewer dry docking days) and lower general and administrative expenses through the elimination of redundancies, which are expected to yield annual savings of between $15 million and $20 million.

        Excel will also acquire Quintana's interests in seven joint venture ship-owning companies, which were each formed in 2007 to purchase a newbuilding capsize dry bulk carrier. Quintana owns a 50% interest in six of these joint venture companies and a 42.8% in the other. The seven new vessels are expected to be delivered to the joint ventures during 2010 and will have a total carrying capacity of approximately 1.3 million DWT. Excel expects to manage these vessels on behalf of the joint ventures and to receive management fees from the joint ventures.

        Excel's board of directors believes that the merger is in the best interest of Excel and its shareholders and approved the agreement and plan of merger after it consulted with Excel's senior management with respect to strategic and operational matters and with its legal advisors with respect to the agreement and plan of merger and related issues. Excel's board of directors also consulted with Deutsche Bank with respect to the financial terms of the merger. In making its determinations regarding the merger, Excel's board of directors discussed a number of factors, including the business, assets, liabilities, results of operations, financial performance, strategic direction and prospects of Quintana, Quintana's history of growth and the experience of Quintana's management. In view of the wide variety of factors considered in connection with its evaluation of the merger, Excel's board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Excel's board of directors viewed its position and recommendations as being based on all of the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors.

Quintana's Reasons for the Merger

        Quintana's board of directors has unanimously approved the agreement and plan of merger and determined that the merger, the agreement and plan of merger and the transactions contemplated thereby are in the best interests of Quintana shareholders. In the course of reaching its decision to approve the agreement and plan of merger, the board of directors consulted with Quintana's financial and legal advisors and considered a number of factors that it believed supported its decision, including the following:

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  The current and historical prices of Quintana's common stock and the fact that the per share merger consideration of $13.00 in cash and 0.4084 Excel Class A common shares (assuming that the average closing price of Excel's Class A common shares during the 15 day trading period ending before the effective date of the merger does not exceed $45.00 per share) represents a premium of approximately 55% over the closing price of $16.89 per share of Quintana's common stock on January 28, 2008, the last trading day before the public announcement the merger, based on the closing price of Excel Class A common shares and adjusted to give effect to the $0.31 dividend payment on March 7, 2008.

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  The board's familiarity with the business, financial condition, results of operations, prospects and competitive position of Quintana, including the challenges faced by Quintana in the international dry bulk shipping industry and the prospects and challenges for continued growth and profitability of Quintana.

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  The board's view that the merger is more favorable to Quintana's shareholders than the possible alternatives to the merger, including continuing to operate Quintana as an independent publicly traded company or pursuing other more incremental strategic initiatives such as stock repurchases or increasing dividends, because of the uncertain returns to such shareholders in light of Quintana's business, operations, financial condition, strategy and prospects, as well as the risks involved in achieving those returns, the nature of the dry bulk shipping industry, and general industry, economic and market conditions, both on a historical and on a prospective basis.

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  The fact that the merger consideration contains a large cash component, so that the transaction allows Quintana's shareholders to realize immediately a considerable portion of their investment in cash and provides such shareholders with a level of certainty as to the value of their shares.

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  The sale process conducted by Quintana, with the assistance of its advisors, which involved contact with the 61 potential bidders, including those most likely to be interested in acquiring Quintana, to determine their interest in acquiring Quintana.

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  The price proposed by Excel and the agreement and plan of merger it was willing to enter into, including the potential for incurring a $93 million termination fee in the event the agreement and plan of merger is terminated, subject to certain exceptions and qualifications, following a breach of the agreement and plan of merger by Excel or a $62 million termination fee, subject to certain exceptions and qualifications, in the event the merger does not close because of Excel's failure to receive the debt financing, reflected arms'-length negotiations between the parties and represented the highest total value that Quintana had been offered for the acquisition of Quintana.

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  The terms and conditions of the agreement and plan of merger, including (i) the conditions to the closing of the merger, (ii) the ability of Quintana under certain conditions to consider unsolicited alternative takeover proposals, and (iii) the ability for Quintana to terminate the agreement under certain conditions.

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  Quintana's shareholders' ability to participate in the combined company following the merger, including the right of selected directors and officers of Quintana to participate in the management of the combined company and to consent to certain corporate actions for one year following the merger.

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  The fact that the agreement and plan of merger requires the agreement and plan of merger to be authorized and approved by the affirmative vote of the holders of at least a majority of Quintana's common stock.

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  The opinion of Citi, dated January 29, 2008, to the board of directors as to the fairness as of such date, from a financial point of view, of the merger consideration to the holders of Quintana's common stock, based upon and subject to the factors and assumptions, limitations, qualifications and other matters set forth in the written opinion. See "—Opinion of Quintana's Financial Advisor" beginning on page 60 and Appendix C—Opinion of Citigroup Global Markets Inc. Quintana's shareholders are urged to read the Citi opinion carefully and in its entirety.

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  The fact that Quintana shareholders who dissent from the merger will have dissenters' rights. See "—Dissenters' Rights" beginning on page 82.

        Quintana's board of directors also considered a variety of risks and other potential negative factors concerning the agreement and plan of merger, the merger and the transactions contemplated thereby, including the following:

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  The risks and costs associated with the merger not being completed in a timely manner or at all, including the diversion of management and employee attention, potential employee attrition, the potential effect on business and customer relationships and potential litigation arising from the agreement and plan of merger or the transactions contemplated thereby.

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  Under the terms of the agreement and plan of merger, (i) Quintana may not solicit other takeover proposals and (ii) Quintana, in certain circumstances, may be required to pay Excel a $93 million termination fee if the agreement and plan of merger is terminated.

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  The restrictions on the conduct of Quintana's business prior to the completion of the merger.

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  The risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied, and, as a result, it is possible that the merger may not be completed even if approved by Quintana's shareholders.

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  The need for Excel to obtain $1.4 billion in financing to complete the merger and the various conditions imposed on the receipt of such financing.

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  If Excel's financing fails and the merger does not close, then, under certain circumstances, Quintana's sole recourse will be limited to $62 million. In all other circumstances, Quintana's sole recourse under the agreement and plan of merger is limited to either specific performance or a $93 million termination fee.

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  The prevailing conditions in the financial markets, including the impact of the recent, significant reduction in the availability of financing for transactions such as the merger, and the impact that this reduction may have had on the price that Excel, and any other potential bidders approached in the sale process, were capable or willing to pay to acquire Quintana.

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  The uncertainty as to whether a higher purchase price could be attained if a sale of Quintana were postponed until financing for transactions such as the merger had become more readily available, including the uncertainty as to whether Quintana's operating performance at such a time would justify a higher purchase price.

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  The recent decline in dry bulk charter rates and the uncertainty as to whether and to what extent the dry bulk charter market would recover, including the impact that this decline may have had on the price that Excel, and any other potential bidders approached in the sale process, were willing to pay to acquire Quintana.

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  The possibility that the large number of newbuildings that are scheduled to be delivered in 2010 and 2011 will significantly increase the size of the global fleet of dry bulk vessels and therefore may have a negative impact on the charter rates that Quintana will be able to obtain and the values of Quintana's vessels at such time.

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  The interests of Quintana's directors and management in the merger, including the fact that three of Quintana's directors and Quintana's chief financial officer will be appointed to Excel's board of directors following the merger and Quintana's chief executive officer and president will become the chief executive officer of Excel.

  •
  Various other applicable risks associated with Quintana and the merger, including those described under the section entitled "Risk Factors" beginning on page 24.

        The foregoing discussion summarizes the material factors considered by Quintana's board of directors in its consideration of the merger, the agreement and plan of merger and the transactions contemplated thereby. After considering these factors, Quintana's board of directors concluded that the considerations in favor of the merger, the agreement and plan of merger and the transactions contemplated thereby outweighed the negative factors. In view of the wide variety of factors considered, Quintana's board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual directors may have assigned different weights to various factors. Quintana's board of directors unanimously approved the agreement and plan of merger and declared the merger, the agreement and plan of merger and the transactions contemplated by the agreement and plan of merger to be in the best interests of Quintana's shareholders and recommends that the shareholders authorize and approve the agreement and plan of merger based upon the totality of the information presented to and considered by it.

Opinion of Quintana's Financial Advisor

        Citi was retained to act as financial adviser to Quintana in connection with the merger. Pursuant to Quintana's engagement letter agreement with Citi, dated November 2, 2007, Citi rendered an opinion to the Quintana board of directors on January 29, 2008 to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth in the opinion, Citi's work described below and other factors Citi deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of Quintana common stock.

        The full text of Citi's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix C to this document. The summary of Citi's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Quintana common stock are urged to read the Citi opinion carefully and in its entirety.

        Citi's opinion was limited solely to the fairness of the merger consideration from a financial point of view as of the date of the opinion. Neither Citi's opinion nor the related analyses constituted a recommendation of the proposed merger to the Quintana board of directors or any holder of Quintana common stock. Citi makes no recommendation to any holder of Quintana common stock regarding how such holder should vote with respect to the merger.

        In arriving at its opinion, Citi reviewed the agreement and plan of merger and held discussions with certain senior officers, directors and other representatives and advisers of Quintana and certain senior officers and other representatives and advisers of Excel concerning the businesses, operations and prospects of Quintana and Excel. Citi examined certain publicly available business and financial information relating to Quintana and Excel as well as certain financial forecasts and other information and data relating to Quintana and Excel that were provided to, or otherwise reviewed by or discussed with, Citi by the management of Quintana and Excel. Citi reviewed the financial terms of the merger as set forth in the agreement and plan of merger in relation to, among other things:

  •
  current and historical market prices and trading volumes of Quintana common stock and Excel Class A common shares;

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  the historical and projected earnings and other operating data of Quintana and Excel; and

  •
  the capitalization and financial condition of Quintana and Excel.

        Citi considered, to the extent publicly available, the financial terms of certain other transactions effected that Citi considered relevant in evaluating the merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Quintana and Excel. Citi also evaluated certain potential pro forma financial effects of the merger on Excel. In connection with its engagement and at the direction of Quintana, Citi was requested to approach and held discussions with selected third parties to solicit indications of interest in the possible acquisition of Quintana. In addition to the foregoing, Citi conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion. The issuance of Citi's opinion has been authorized by Citi's fairness opinion committee.

        In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and upon the assurances of the respective managements of Quintana and Excel that they were not aware of any information relevant to Citi's analysis that had been omitted or remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to Quintana and Excel provided to or otherwise reviewed by or discussed with it, Citi was advised by the respective managements of Quintana and Excel that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Quintana and Excel as to the future financial performance of Quintana and Excel.

        Citi assumed, with the consent of the Quintana board of directors, that the merger will be consummated in accordance with the terms of the agreement and plan of merger reviewed by Citi, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Quintana, Excel or the merger. Citi did not express any opinion as to what the value of the Excel Class A common shares actually will be when issued pursuant to the merger or the price at which the Excel Class A common shares will trade at any time.

        Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Quintana or Excel nor did Citi make any physical inspection of the properties or assets of Quintana or Excel. Citi expresses no view as to, and Citi's opinion does not address, the underlying business decision of Quintana to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Quintana or the effect of any other transaction in which Quintana might engage. Citi also expresses no view as to, and its opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. Citi's opinion does not address the terms of any agreement entered into in connection with the merger other than the agreement and plan of merger to the extent described herein. Citi's opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion.

        The following is a summary of the material financial analyses presented to the Quintana board of directors in connection with Citi's opinion on January 29, 2008. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Citi, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to January 28, 2008, and is not necessarily indicative of current or future market conditions.

*        *        *

Net Asset Value Analysis

        Citi performed a net asset valuation analysis for Quintana's fleet using information from Quintana management and H. Clarksons & Co. ("Clarksons"), an internationally recognized ship-valuation company. Clarksons provided fair market value estimates of each vessel in Quintana's fleet. To derive the fair market value of contracted vessels under construction (referred to as "new-build vessels"), Citi subtracted the original contracted value of each new-build vessel from the vessel's current fair market value, as estimated by Clarksons, and multiplied the difference by Quintana's ownership percentage in the vessel (reflecting Quintana's partial ownership of new-build vessels). Citi subtracted Quintana's net debt, as estimated by Quintana management as of December 31, 2007, from the total fair market value of Quintana's fleet (including wholly owned and partially owned vessels) to arrive at a "Steel NAV." As Clarksons fair market value estimates assume each vessel can be chartered at current market rates, to the extent applicable, Citi adjusted values to reflect the anticipated cash flows over the life of the vessel's existing charter. For leased vessels, using assumed discount rates of 8.7% to 10.7%, derived as described below, Citi derived a range of present values of anticipated excess cash flows resulting from the difference between (i) Quintana's lease liability for each such vessel, and (ii) the anticipated cash flows over the life of that vessel's corresponding charter. Citi added these values to the Steel NAV to arrive at an implied net asset value for Quintana's owned and leased fleet. The results of these analyses were as follows:

	Value in $ millions, except per share data
	Low	High
FMV Assets	$2,347	$2,347
Less: Net Debt	(575)	(575)
Steel NAV	1,771	1,771
Less: Charter Rate Impact	(629)	(629)
Plus: Chartered In Vessels	285	304
NAV	1,428	1,447
Final Shares Outstanding	59.1	59.1
NAV / Share	$24.18	$24.50

        Based on these analyses, Citi derived an implied net asset value per share reference range for Quintana common stock of $24.18 to $24.50.

        In addition, Citi calculated a reference range of implied exchange ratios by subtracting the $13.00 per share cash component of the merger consideration from the implied net asset value per share reference range for Quintana common stock of $24.18 to $24.50 and comparing the difference to a net asset value per share for Excel. For Excel, Citi used a net asset value per share of $43.43, based on publicly available Wall Street research estimates. The analysis indicated a reference range of implied exchange ratios of 0.257x to 0.265x.

  Discounted Cash Flow Analysis

        Citi performed discounted cash flow analyses for the Quintana and Excel fleets to derive ranges of implied values per share for Quintana common stock and Excel Class A common shares, respectively. Citi performed these analyses using two sets of assumptions for charter rates upon the expiration of existing time charter contracts. In the first analysis Citi based future cash flow assumptions on an average of forward charter rate estimates published by Simpson Spence & Young and GFI, two leading industry analysts. We refer to this analysis as "Case 1." In the second analysis, Citi based future cash flow assumptions on forward charter rate estimates provided by Quintana management and Excel management, respectively. We refer to this analysis as "Case 2." In both cases, Citi utilized an average of certain inflation-adjusted historical charter rates in order to estimate future cash flows beyond 2011 for Quintana and beyond 2009 for Excel. For Quintana, based on Quintana management estimates, Citi assumed that each vessel in Quintana's fleet has a 25-year useful life. For Excel, based on Excel management estimates, Citi assumed that each vessel in Excel's fleet has a 28-year useful life.

        Citi derived the estimated present value of each company's unlevered after-tax free cash flows for the remaining useful life of the company's vessels and added to that the estimated present value of the terminal value of each vessel, which was equal to the vessel's estimated scrap value on a per ton basis as provided by management. For Quintana, Citi utilized discount rates ranging from 8.7% to 10.7%. For Excel, Citi utilized discount rates ranging from 8.8% to 10.7%. These discount rates were derived by taking into consideration, among other things, the estimated weighted average cost of capital for each company using selected public company market data.

        In Case 1, Citi derived an implied per share reference range for the equity value of Quintana common stock of $18.49 to $23.13, and an implied per share reference range for the equity value of Excel Class A common shares of $33.01 to $35.50.

        In Case 2, Citi derived an implied per share reference range for the equity value of Quintana common stock of $22.07 to $26.92, and an implied per share reference range for the equity value of Excel Class A common shares of $37.80 to $40.55.

        In addition, for both Case 1 and the Case 2, Citi derived a reference range of implied exchange ratios by comparing the per share reference range derived in Citi's discounted cash flow analysis for Quintana common stock, less the $13.00 per share cash component of the merger consideration, to the corresponding per share reference range derived in Citi's discounted cash flow analysis for Excel Class A common shares. In Case 1, Citi derived a reference range of implied exchange ratios of 0.155x to 0.307x. In Case 2, Citi derived a reference range of implied exchange ratios of 0.224x to 0.368x.

  Selected Precedent Transactions Analysis

        Citi reviewed publicly available information for sixteen merger and acquisition transactions in the shipping industry announced since March 6, 2001, with transaction values between $244 million and $3.3 billion.

        The selected precedent transactions reviewed by Citi were:

  Transaction (Announcement Date: Acquiror / Target)

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    10/12/07: PT Berlian Laju Tanker Tbk / Chembulk Tankers LLC

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    07/30/07: Bear Stearns Merchant Banking / MC Shipping Inc.

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    04/17/07: Teekay Shipping Corp.—A/S Torm / OMI Corporation

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    09/25/06: Overseas Shipholding Group Inc. / Maritrans Inc.

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    08/20/05: TUI AG / CP Ships Ltd

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    05/11/05: AP Moeller Maersk A/S / Koninklijke P&O Nedlloyd NV

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    03/16/05: SEACOR Holdings Inc. / Seabulk International Inc.

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    02/10/05: International Shipping / Navios

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    12/13/04: Overseas Shipholding Group Inc. / Stelmar Shipping Ltd

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    03/26/04: General Maritime Corp. / Soponata-Sociedade Portugeuesa

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    03/16/04: Teekay Shipping Corp. / Naviera F Tapias SA

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    04/29/03: Malaysia Intl Shipping Corp. / American Eagle Tankers Inc

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    04/08/03: World Nordic ApS / Bergesen DY A/S

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    12/16/02: Norsk Teekay ASA / Navion ASA

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    12/06/01: Superior Navigation Ltd. / Ananel-American Shipholdings

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    03/06/01: Teekay Shipping Corp. / Ugland Nordic Shipping A/S

        With respect to the financial information for the companies involved in the selected precedent transactions, Citi relied on information available in public documents, company press releases and publicly available Wall Street research. For the selected transactions noted above Citi derived and compared, among other things, the ratio of the consideration paid in the transaction to the net asset value of the acquired company. The results of these analyses were as follows:

Price / NAV
High	115.0%
Median	110.0%
Mean	105.8%
Low	89.1%

        Based on these analyses Citi derived a reference range of price to net asset value ratios of 100% to 120% and applied these ratios to Quintana's derived net asset value to derive an implied reference range of $24.18 to $29.40 per share of Quintana common stock.

        In addition, Citi derived a reference range of implied exchange ratios by comparing the implied per share reference range of Quintana common stock of $24.18 to $29.40, less the $13.00 per share cash component of the merger consideration, to a derived implied reference range for Excel Class A common shares of $32.14 to $39.09. Citi derived this reference range for Excel Class A common shares based on the ratio of common share price to net asset value per share as of January 28, 2008, for eight companies Citi considered comparable to Excel for this purpose. The eight companies used by Citi were:

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  Diana Shipping Inc.

  •
  Eagle Bulk Shipping Inc.

  •
  Genco Shipping & Trading Ltd.

  •
  OceanFreight Inc.

  •
  Paragon Shipping Inc.

  •
  Quintana Maritime Ltd.

  •
  DryShips Inc.

  •
  Navios Maritime Holdings Inc.

Citi used publicly available data for the comparable companies. Citi derived a mean ratio of share price to net asset value per share for the comparable companies of 81.7%, and derived an implied range for Excel Class A common shares by applying a 10% discount and premium to the mean ratio of share price to net asset value per share for the comparable companies and applying the resulting range to a net asset value per share of Excel Class A common shares of $43.43. The net asset value per share of Excel Class A common shares was based on publicly available Wall Street research. The analysis indicated a reference range of implied exchange ratios of 0.286x to 0.510x.

*    *    *

        Citi's advisory services and opinion were provided for the information of the Quintana board of directors in its evaluation of the merger and did not constitute a recommendation of the merger to Quintana or a recommendation to any holder of Quintana common stock as to how that holder should vote on any matters relating to the merger.

        The preceding discussion is a summary of the material financial analyses furnished by Citi to the Quintana board of directors, but it does not purport to be a complete description of the analyses performed by Citi or of its presentation to the Quintana board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Citi made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Citi believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Citi, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citi and its opinion. With regard to the precedent transaction analyses summarized above, Citi selected comparable public companies and precedent transactions on the basis of various factors, including size and similarity of the line of business of the relevant entities; however, no company utilized in this analysis is identical to

Quintana or Excel and no precedent transaction is identical to the merger. As a result, this analysis is not purely mathematical, but also takes into account differences in financial and operating characteristics of the subject companies and other factors that could affect the transaction or the public trading value of the subject companies to which Quintana or Excel is being compared.

        In its analyses, Citi made numerous assumptions with respect to Quintana, Excel, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Quintana and Excel. Any estimates contained in Citi's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or to necessarily reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Quintana, Excel, the Quintana board of directors, the Excel board of directors, Citi or any other person assumes responsibility if future results or actual values differ materially from the estimates.

        Citi's analyses were prepared solely as part of Citi's analysis of the fairness of the merger consideration and were provided to the Quintana board of directors in that connection. The opinion of Citi was only one of the factors taken into consideration by the Quintana board of directors in making its determination to approve the agreement and plan of merger and the merger. See "—Quintana's Reasons for the merger" beginning on page 58.

        Citi is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Quintana selected Citi to act as its financial adviser to Quintana in connection with the proposed merger on the basis of Citi's international reputation.

        Pursuant to its engagement letter with Citi, Quintana agreed to pay Citi $1 million upon delivery of its opinion. The engagement letter also provides for additional fees contingent upon the consummation of the merger, equal to (i) $9 million payable upon consummation of the merger, less fees paid in connection with delivery of the opinion, plus (ii) the sum of (A) in the event the consideration to be received in the merger exceeds $26.00 per share, 1.875% of any incremental aggregate transaction value in excess of $26.00 per share but equal to or less than $28.00 per share, plus (B) in the event the consideration to be received in the merger exceeds $28.00 per share, 2.25% of any incremental aggregate transaction value in excess of $28.00 per share but equal to or less than $30.00 per share, plus (C) in the event the consideration to be received in the merger exceeds $30.00 per share, 2.625% of any incremental aggregate transaction value in excess of $30.00 per share. Citi also is entitled to 20% of any termination, break-up, topping or similar fee or payment received by Quintana in connection with the agreement and plan of merger. Any fees paid in respect of any termination, topping or similar fee will not exceed $9 million, less any fees previously paid, and any such amounts paid will be credited against any other fees that later become due. Quintana has also agreed to reimburse Citi for reasonable travel and other expenses incurred by Citi in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Citi against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws. Citi and its affiliates in the past have provided, and currently provide, services to Quintana and Excel unrelated to the merger, for which services Citi and/or its affiliates have received and expect to receive compensation, including, without limitation, (a) in 2006 as a participant in Quintana's $735 million revolving credit facility and (b) in 2007 as sole bookrunner for the initial public offering of Oceanaut SPAC, an affiliate of Excel. In the ordinary course of its business, Citi and its affiliates may actively trade or hold the securities of Quintana and Excel for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citi Inc. and its affiliates) may maintain relationships with Quintana, Excel and their respective affiliates.

        The exchange ratio was determined by arms'-length negotiations between Quintana and Excel, in consultation with their respective financial advisors and other representatives, and was not established by such financial advisors.

Financial Advisor Fees

        In October 2007, Quintana selected Citi and Dahlman Rose to act as its financial advisers in connection with its review of strategic alternatives. Quintana entered into separate engagement letters with each of Citi and Dahlman Rose.

        Pursuant to its engagement letter with Dahlman Rose, Quintana agreed to pay Dahlman Rose the following fees, which are contingent upon the consummation of the merger: (i) $3 million payable upon consummation of the merger, plus (ii) the sum of (A) in the event the consideration to be received in the merger exceeds $26.00 per share, 0.625% of any incremental aggregate transaction value in excess of $26.00 per share but equal to or less than $28.00 per share, plus (B) in the event the consideration to be received in the merger exceeds $28.00 per share, 0.75% of any incremental aggregate transaction value in excess of $28.00 per share but equal to or less than $30.00 per share, plus (C) in the event the consideration to be received in the merger exceeds $30.00 per share, 0.875% of any incremental aggregate transaction value in excess of $30.00 per share. Dahlman Rose also is entitled to 20% of any termination, break-up, topping or similar fee or payment received by Quintana in connection with the agreement and plan of merger. Any fees paid in respect of any termination, topping or similar fee will not exceed $3 million, less any fees previously paid, and any such amounts paid will be credited against any other fees that later become due. Quintana has also agreed to reimburse Dahlman Rose for reasonable travel and other expenses incurred by Dahlman Rose in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Dahlman Rose against specific liabilities and expenses relating to or arising out of its engagement.

        For a description of the fee that Quintana agreed to pay Citi, see "—Opinion of Quintana's Financial Advisor" beginning on page 60.

Interests of Quintana's Executive Officers and Directors in the Merger

        In considering the recommendation of Quintana's board of directors to vote "FOR" the authorization and approval of the agreement and plan of merger, Quintana's shareholders should be aware that certain members of Quintana's board of directors and certain of Quintana's executive officers have interests in the transaction that are different from, and/or in addition to, the interests of Quintana's shareholders generally. These interests, to the extent material, are described below. The independent members of Quintana's board of directors were aware of these differing interests and potential conflicts and considered them, among other matters, in evaluating and negotiating the agreement and plan of merger, the merger and other transactions contemplated by the agreement and plan of merger and in recommending to Quintana's shareholders that the plan of merger be authorized and approved.

Restricted Stock

        At the effective time of the merger, restricted Quintana common stock held by certain of Quintana's officers and directors will vest and each vested share of restricted Quintana common stock will convert into the right to receive the merger consideration, in the same manner as all other Quintana common stock.

        The chart below sets forth certain information, as of March 7, 2008, with respect to the restricted Quintana common stock held by certain of Quintana's directors and officers and an estimate of the total value of the cash and Excel Class A common shares to be paid as merger consideration with respect to unvested restricted stock that will vest at the effective time of the merger:

Name	Total Shares of Restricted Stock	Vested Shares of Restricted Stock	Shares of Restricted Stock to Vest Upon Merger	Total Value of Restricted Stock to Vest upon Merger (in thousands)(1)
Executive Officers
Stamatis Molaris	603,000	174,950	428,050	$11,192.3
Nikos Frantzeskakis	260,500	70,200	190,300	$4,975.8
Paul Cornell	260,750	70,238	190,512	$4,981.4
Steve Putman	187,000	45,200	141,800	$3,707.7
Directors
Corbin Robertson, Jr.	40,500	14,500	26,000	$679.8
Corbin Robertson, III	40,500	14,500	26,000	$679.8
S. James Nelson, Jr.	45,500	15,250	30,250	$791.0
Hans Mende	40,500	14,500	26,000	$679.8
Gurpal Grewal	43,500	14,950	28,550	$746.5
Peter Costalas	40,500	11,950	28,550	$746.5

(1)
The value of the restricted stock to vest upon the merger is based on the $33.00 closing price of Excel Class A common shares on January 28, 2008, the last trading day prior to the announcement of the merger, and a 0.3984 exchange ratio (based on the $31.00 average closing price of Excel Class A common shares for the fifteen trading days prior to January 28, 2008, the last trading day prior to the announcement of the merger, and the payment by Quintana of a $0.31 cash dividend per share on March 7, 2008).

Severance Agreements

        Quintana has entered into severance agreements with Stamatis Molaris, Quintana's chief executive officer, Paul Cornell, Quintana's chief financial officer, Steve Putman, Quintana's vice president, general counsel and secretary and Nikos Frantzeskakis, Quintana's chief commercial and operations officer that provide for severance payments under certain circumstances as a result of the merger. Messrs. Molaris, Cornell, Putman, and Frantzeskakis will be entitled to severance payments and benefits if their employment is terminated for any reason other than (i) death or disability, (ii) for cause, or (iii) their resignation or retirement without good reason (as such term is defined in the severance agreements) within two years after the closing date of the merger. The severance agreements provide for 24 monthly severance payments equal to (i) each officer's monthly base salary rate immediately prior to the notice of termination plus (ii) one-twelfth of the officer's annual bonus with respect to the most recent full fiscal year. The severance benefits under the severance agreement also provide for 24 months of group health insurance. Additionally, Messrs. Molaris, Cornell, Putman, and Frantzeskakis may terminate their employment for any reason on or within three months following the merger and receive the severance payments and benefits described above.

        The chart below summarizes, by executive officer, the estimated cash severance payment each executive officer will be entitled to if such executive officer is terminated under any of the circumstances described above. The estimated severance payments in the chart below are based on base salaries and estimated bonuses of Messrs. Molaris, Cornell, Putman, and Frantzeskakis for 2008.

Name	Estimated Severance Payment
Stamatis Molaris	$1,282,760
Nikos Frantzeskakis	$1,096,000
Paul Cornell	$1,036,000
Steve Putman	$936,000

Employment Agreements with Excel

        After the merger, Stamatis Molaris, the current chief executive officer of Quintana, will become the chief executive officer of Excel. Excel expects to enter into an employment agreement with Mr. Molaris regarding his position as chief executive officer.

Appointments to Excel's Board of Directors

        It is a condition to the closing of the merger that Excel amend its articles of incorporation to specify that, for a period ending one year after the closing date of the merger, Excel's board of directors will consist of seven or eight members, three of which will be directors of a special class comprised initially of the following persons who are currently directors or officers of Quintana: Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III. After the closing of the merger, Excel's board of directors is expected to set the authorized number of directors at eight. Four of the eight directors will be current directors, and the remaining four directors will be the special class directors plus Stamatis Molaris. Mr. Molaris currently is the chief executive officer of Quintana and will serve as chief executive officer of Excel after the merger. See "—Board of Directors and Management of Excel Following the Merger" beginning on page 78.

Registration Rights

        Under the agreement and plan of merger, Excel has agreed to file either a post-effective amendment to the registration statement to which this proxy statement/prospectus forms a part or a registration statement on Form F-3 (or other appropriate form) promptly following the effective time of the merger. Such amendment or registration statement will include a prospectus covering the resale of Excel Class A common shares received as part of the merger consideration by the following current directors and/or officers of Quintana who will become members of Excel's board of directors after the merger, Paul Cornell, Hans J. Mende, Stamatis Molaris and Corbin Robertson, III. For more information regarding such registration rights see "—Resale of Excel Class A Common Shares" beginning on page 83.

Employment of Quintana's Officers

        Excel has agreed to provide, for a period of one year, to Quintana's employees, including certain executive officers of Quintana who are employed under Greek law immediately prior to the effective time of the merger and who remain employed with the surviving entity (i) at least the same base level of cash compensation as that currently paid to such employees, and (ii) employee benefits as required by Greek law. Such compensation and benefits would apply to certain current officers of Quintana should they remain employed with the surviving entity after the merger.

Director and Officer Indemnification and Insurance

        Under the terms of the agreement and plan of merger, from the effective time of the merger through the sixth anniversary of the effective time of the merger, Excel will indemnify and hold harmless to the fullest extent permitted by law each current and former director and officer of Quintana, its subsidiaries, and joint ventures against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any litigation, claim, actions, proceedings, arbitrations, mediations or investigations, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person was a director, officer or fiduciary agent of Quintana or its subsidiaries, whether such fact existed or occurred at or prior to the effective time of the merger.

        The articles of incorporation and by-laws of Excel after the merger will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers of Quintana than are presently set forth in Quintana's current articles of incorporation and by-laws. Such provisions in the articles of incorporation and by-laws of Excel shall not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of such former or present directors and officers of Quintana.

        Excel is required to purchase a six-year tail policy of directors' and officers' liability insurance and fiduciary liability insurance covering claims arising from facts or events that occurred prior to the merger with respect to those persons who are currently covered by Quintana's directors' and officers' liability insurance policy of at least the same coverage and amounts and containing terms and conditions with respect to such coverage and amounts no less favorable than those of such policy in effect on the date the parties entered into the agreement and plan of merger.

Section 16 Matters

        Quintana's board of directors has taken steps to exempt from short-swing profit recapture liability under Section 16 of the Exchange Act any dispositions of Quintana's common stock in the merger by directors or officers of Quintana.

Interests of Excel's Directors in the Merger

        As of March 7, 2008 Excel Management Ltd, a company controlled by Excel's chairman and chief executive officer, Gabriel Panayotides, owned approximately 1.5% of the total outstanding Excel Class A common shares. Pursuant to certain anti-dilution provisions in a management termination agreement entered into between Excel and Excel Management in 2005, if the merger closes. Excel will be required to issue Excel Class A common shares to Excel Management in an amount that will maintain Excel Management's current percentage of ownership of Excel Class A common shares after the merger. Excel will not receive any consideration from Excel Management for any shares of Class A common shares so issued, other than consideration already received.

Material United States Federal Income Tax Consequences

        The following summary, insofar as it relates to matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of White & Case LLP, U.S. counsel to Excel, as of the date of this proxy statement/prospectus, as to the material United States federal income tax consequences of the merger to holders of Quintana common stock and the ownership of Excel Class A common shares received in the merger by U.S. Holders (as defined below). See Quintana's Form 10-K for the year ended December 31, 2006 and Excel's Form 20-F for the year ended December 31, 2006 for a discussion of the United States federal income taxation of Quintana and Excel, respectively. This summary only applies to Excel Class A common shares and Quintana common stock held as capital assets and does not discuss all the tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as:

  •
  banks or other financial institutions;

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  persons that received Quintana common stock as compensation for the performance of services;

  •
  persons that have a functional currency other than the U.S. dollar;

  •
  persons that own Quintana common stock or Excel Class A common shares through partnerships or other pass through entities;

  •
  holders who own or are deemed to own 10% or more, by vote or value, of Excel's or Quintana's equity for U.S. federal income tax purposes;

  •
  dealers or traders in securities or currencies;

  •
  certain former citizens or long-term residents of the United States; or

  •
  persons that hold Quintana common stock or Excel Class A common shares as a position in a "straddle" or as a part of a "hedging," "conversion" or other risk reduction transaction for U.S. federal income tax purposes.

        Moreover, this summary does not address the U.S. federal estate and gift tax or alternative minimum tax consequences, or any state, local or non-U.S. tax consequences of the merger to holders of Quintana common stock and the ownership of Excel Class A common shares received in the merger. Holders of Quintana common stock should consult their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the merger and the ownership of Excel Class A common shares received in the merger

        This description is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change (possibly with retroactive effect) and differing interpretations which could affect the tax consequences described herein. For purposes of this summary, a "U.S. Holder" is a beneficial owner of Quintana common stock or Excel Class A common shares, as applicable, who for U.S. federal income tax purposes is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if such trust validly elects to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        A Non-U.S. Holder is a beneficial owner of Quintana common stock or Excel Class A common shares, as applicable, that is neither a U.S. Holder nor a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes). If a partnership (or any other entity that is treated as a partnership for U.S. federal income tax purposes) holds Quintana common stock or Excel Class A common shares, as applicable, the tax treatment of such partnership, or a partner in such partnership, will generally depend on the status of the partner and on the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to its tax consequences.

        Holders of Quintana common stock should consult their tax advisors with regard to the application of the U.S. federal income tax laws to the merger, the ownership of Excel Class A common shares received in the merger and their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdictions.

Merger

        The merger will be treated for United States federal income tax purposes as a taxable sale by a U.S. Holder of the shares of Quintana common stock that such holder surrenders in the merger. The material United States federal income tax consequences of the merger to a non-dissenting U.S. Holder are as follows:

  •
  A U.S. Holder will recognize gain or loss equal to the difference between (1) the sum of the cash consideration (including any cash received in lieu of fractional shares) and the fair market value of the Excel Class A common shares (at the time the merger is completed) received in the merger and (2) such holder's adjusted tax basis in the shares of Quintana common stock surrendered in the merger for Excel Class A common shares and cash;

  •
  A U.S. Holder's adjusted tax basis in the Excel Class A common shares that such holder receives in the merger will equal the fair market value of the Excel Class A common shares at the time the merger is completed; and

  •
  A U.S. Holder's holding period for the Excel Class A common shares that such holder receives in the merger should generally begin on the day after the completion of the merger.

        Because the merger consideration consists of Excel Class A common shares in addition to cash, U.S. Holders of Quintana common stock may need to sell Excel Class A common shares received in the merger, or raise cash from other sources, to pay any tax obligations resulting from the merger.

        If a U.S. Holder acquired different blocks of Quintana common stock at different times and at different prices, any gain or loss will be determined separately with respect to each such block of Quintana common stock surrendered, and the cash and Excel Class A common shares that such holder receives will be allocated pro rata to each such block of Quintana common stock.

        A U.S. Holder that successfully exercises such holder's dissenter's rights with respect to such holder's shares of Quintana common stock will generally recognize gain or loss equal to the difference between (i) the amount received in respect of such shares and (ii) such U.S. Holder's adjusted tax basis in such shares.

  Taxation of gain or loss

        Subject to the discussion below under "—Passive Foreign Investment Company Considerations," any gain or loss that a U.S. Holder recognizes in connection with the merger will generally be capital gain or loss. In the case of a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if such U.S. Holder's holding period in its Quintana common stock exceeds one year as of the date of the merger (i.e., such gain is long-term capital gain). Gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source gain or loss, as the case may be. The deductibility of capital losses is subject to limitations under the Code.

        Subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," any gain realized on the receipt of Excel Class A common shares and cash in the merger by a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States; or

  •
  in the case of any gain realized by an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the taxable year in which the merger is completed and certain other conditions are met.

  Passive Foreign Investment Company Considerations

        A non-U.S. corporation will be classified as a "passive foreign investment company," or a PFIC, for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either:

  •
  at least 75 percent of its gross income is "passive income;" or

  •
  at least 50 percent of the average value of its gross assets is attributable to assets that produce "passive income" or are held for the production of "passive income."

        For purposes of determining whether Quintana is a PFIC for any taxable year, Quintana will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations in which Quintana owns at least 25% of the value of such subsidiary's stock. Income earned, or deemed earned, by Quintana in connection with the performance of services will not constitute passive income. By contrast, rental income will generally constitute "passive income" unless Quintana is treated under specific rules as deriving its rental income in the active conduct of a trade or business.

        Quintana has stated in its Form 10-Ks for the periods ending December 31, 2005 and December 31, 2006, that it believes that it should not be treated as a PFIC for those years. Additionally, Quintana believes that it will not be treated as a PFIC for its 2007 taxable year. Quintana's determinations are based on its belief that its time chartering activities and voyage chartering activities should be treated for relevant U.S. federal income tax purposes as services income rather than rental income. However, Quintana noted that there is no direct legal authority under the PFIC rules addressing its method of operation. Accordingly, no assurance can be given that the IRS or a court will accept its position, and there is a risk that the IRS or a court could determine that Quintana was a PFIC for any taxable year.

        If Quintana is, or was, a PFIC for any taxable year all or a portion of which is included in a U.S. Holder's holding period, then (unless the U.S. Holder has a valid QEF or mark-to-market election outstanding with respect to such holder's shares of Quintana common stock), any gain will be treated as ordinary income and will be subject to tax as if (a) the gain had been realized ratably over the U.S. Holder's holding period, (b) the amount deemed realized in each year had been subject to tax in each such year at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before Quintana became a PFIC, which would be subject to tax at the U.S. Holder's regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. If a U.S. Holder has a valid QEF or mark-to-market election outstanding with respect to such holder's shares of Quintana common stock, then such U.S. Holder will, in respect of such holder's disposition of such shares, be subject to the rules described below with respect to such elections under "Ownership and Disposition of Excel Class A Common Shares—Passive Foreign Investment Company Considerations."

  Backup Withholding Tax and Information Reporting Requirements

        U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders. Holders of Quintana common stock may be subject to information reporting and backup withholding on any cash payments such holders receive in the merger, other than an exempt recipient, including a corporation, a payee that is a Non-U.S. Holder that provides appropriate certification and certain other persons. A U.S. Holder will not be subject to backup withholding, however, if such holder:

  •
  furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal such holder will receive; or

  •
  is otherwise exempt from backup withholding.

        Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder's U.S. federal income tax liability by filing a refund claim with the U.S. Internal Revenue Service (the "IRS"). A U.S. Holder will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Ownership and Disposition of Excel Class A Common Shares

  Distributions

        Subject to the discussion below under "—Passive Foreign Investment Company Considerations," the gross amount of any distribution made by Excel on Excel Class A common shares (other than certain distributions, if any, of additional common stock distributed pro rata to all shareholders) will be includible in income on the day in which the dividends are actually or constructively received by a U.S Holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Excel, as determined under United States federal income tax principles. Subject to the discussion below under "—Passive Foreign Investment Company Considerations," to the extent, if any, that the amount of any distribution by Excel on its Class A common shares exceeds Excel's current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of the U.S. Holder's adjusted basis in the Excel Class A common shares and thereafter as capital gain. Excel does not maintain calculations of its earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that distributions by Excel generally will be treated as dividends for U.S. federal income tax purposes.

        Dividends paid on Excel Class A common shares to a U.S. Holder who is an individual, trust or estate (a "United States Individual Holder") should be treated as "qualified dividend income" that is taxable to such United States Individual Holders at preferential tax rates (through 2010) provided that (1) the Excel Class A common shares are readily tradable on an established securities market in the United States (such as the New York Stock Exchange); (2) Excel is not a passive foreign investment company, or PFIC, for the taxable year during which the dividend is paid or the immediately preceding taxable year (see the discussion below under "—Passive Foreign Investment Company Considerations); and (3) the United States Individual Holder owns the Excel Class A common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the Excel Class A common shares become ex-dividend. There is no assurance that any dividends paid on the Excel Class A common shares will be eligible for these preferential rates in the hands of a United States Individual Holder. Any dividends paid by Excel which are not eligible for these preferential rates will be taxed to a United States Individual Holder at the standard ordinary income rates.

        Dividends on the Excel Class A common shares received by a U.S. Holder generally will be treated as foreign source income for U.S. foreign tax credit purposes. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific "baskets" of income. For this purpose, the dividends on the Excel Class A common shares should generally constitute "passive category income," or in the case of certain U.S. Holders, "general category income." The rules with respect to foreign tax credits are complex, and U.S. Holders are urged to consult their tax advisors regarding the effect such foreign source income may have on their foreign tax credits under their particular circumstances.

        Subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," a Non-U.S. Holder of Excel Class A common shares generally will not be subject to U.S. federal income or withholding tax on dividends received on the Excel Class A common shares, unless such income is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States.

  Sale or Exchange of the Excel Class A Common Shares

        Subject to the discussion below under "—Passive Foreign Investment Company Considerations," a U.S. Holder generally will recognize gain or loss on the sale or exchange of Excel Class A common shares equal to the difference between the amount realized on such sale or exchange and the U.S. Holder's adjusted tax basis (as discussed above under "Material United States Federal Income Tax Consequences—Merger") in the Excel Class A common shares. Subject to the discussion below under "—Passive Foreign Investment Company Considerations," such gain or loss will be capital gain or loss. In the case of a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain under current law is lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if such U.S. Holder's holding period for such Excel Class A common shares exceeds one year (i.e., such gain is long-term capital gain). Gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source gain or loss, as the case may be. The deductibility of capital losses is subject to limitations under the Code.

        As discussed above under "Material United States Federal Income Tax Consequences—Merger," the initial tax basis of your Excel Class A common shares will equal the fair market value of the Excel Class A common shares at the time the merger is completed.

        With respect to the sale or exchange of Excel Class A common shares, the amount realized generally will be the U.S. dollar value of the payment received determined on (i) the date of receipt of payment in the case of a cash basis U.S. Holder and (ii) the date of disposition in the case of an accrual basis U.S. Holder.

        Subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," a Non U.S. Holder of Excel Class A common shares generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such Excel Class A common shares unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States; or

  •
  in the case of any gain realized by an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

  Passive Foreign Investment Company Considerations

        A non-U.S. corporation will be classified as a "passive foreign investment company," or a PFIC, for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either:

  •
  at least 75 percent of its gross income is "passive income;" or

  •
  at least 50 percent of the average value of its gross assets is attributable to assets that produce "passive income" or are held for the production of "passive income."

        For purposes of determining whether Excel is a PFIC, Excel will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations (including Quintana) in which Excel owns at least 25% of the value of such subsidiary's stock. Income earned, or deemed earned, by Excel in connection with the performance of services will not constitute passive income. By contrast, rental income will generally constitute "passive income" unless Excel is treated under specific rules as deriving its rental income in the active conduct of a trade or business.

        While there are legal uncertainties involved in this determination, Excel believes that it should not be treated as a PFIC for the taxable year ended December 31, 2007. Excel believes that, although there is no legal authority directly on point, the gross income that it derives from the time chartering and voyage chartering activities of its subsidiaries should constitute services income rather than rental income. Consequently, such income should not constitute passive income and the vessels that Excel or its subsidiaries operate in connection with the production of such income should not constitute passive assets for purposes of determining whether Excel is a PFIC. There is legal authority supporting this position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters or voyage charters as services income for other tax purposes. However, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with this opinion. No assurance can be given that this result will not occur. In addition, although Excel intends to conduct its affairs in a manner to avoid being classified as a PFIC, Excel cannot assure U.S. Holders that the nature of its assets, income and operations will not change, or that it can avoid being treated as a PFIC for any taxable year. If Excel is or becomes a PFIC (except as discussed below), any excess distribution (generally a distribution in excess of 125% of the average distribution over a three-year period or shorter holding period for our shares) and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder's holding period, (b) the amount deemed realized in each year had been subject to tax in each such year at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before Excel became a PFIC, which would be subject to tax at the U.S. Holder's regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years.

  Qualified Electing Fund Election and Mark-to-Market Election

        Where a company that is a PFIC meets certain reporting requirements, a U.S. shareholder can avoid certain adverse PFIC consequences described above by making a "qualified electing fund", or QEF, ("QEF") election to be taxed currently on its proportionate share of the PFIC's ordinary income and net capital gains. However, Excel does not intend to comply with the necessary accounting and record keeping requirements that would allow a U.S. Holder to make a QEF election.

        Alternatively, if Excel were to be treated as a PFIC for any taxable year and, as Excel anticipates, its Class A common shares are treated as "marketable stock," a U.S. Holder may make a mark-to-market election with respect to the Excel Class A common shares. If a U.S. Holder makes the mark-to-market election, for each year in which Excel is a PFIC, the holder will generally include as ordinary income the excess, if any, of the fair market value of the Excel Class A common shares, at the end of the taxable year over their adjusted tax basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted tax basis of the Excel Class A common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). If a U.S. Holder makes the election, the holder's tax basis in the Excel Class A common shares will be adjusted to reflect the amount of any such income or loss. Any gain recognized on the sale or other disposition of the Excel Class A common shares will be treated as ordinary income. U.S. Holders should be aware, however, that if Excel is determined to be a PFIC, the interest charge regime described above could be applied to indirect distributions or gains deemed to be attributable to U.S. Holders in respect of any of Excel's subsidiaries (including Quintana) that also may be determined to be a PFIC, and the mark-to-market election generally would not be effective for such subsidiaries. U.S. Holders should consult their tax advisors to determine whether a mark-to-market election is available and the consequences of making an election if Excel were characterized as a PFIC.

Backup Withholding Tax and Information Reporting Requirements

        U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders. Information reporting generally will apply to the distributions on, and to proceeds from the sale or redemption of, Excel Class A common shares made within the United States or by a U.S. payor or U.S. middleman to a holder of Excel Class A common shares, other than an exempt recipient, including a corporation, a payee that is a Non-U.S. person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any distributions on, or the proceeds from the sale or redemption of, Excel Class A common shares within the United States or by a U.S. payor or U.S. middleman to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. The backup withholding tax rate is 28% for taxable years through 2010.

        Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder's U.S. federal income tax liability by filing a refund claim with the IRS. A U.S. Holder will be entitled to credit any amounts withheld under the backup withholding rules against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

        The above summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences of the merger and ownership of Excel Class A common shares. Quintana shareholders should consult their tax advisors concerning the tax consequences of their particular situations.

Material Liberian Income Tax Considerations

        Because (i) Excel is and intends to maintain its status as a nonresident Liberian entity under the Revenue Code of Liberia (2000) and the regulations thereunder, and (ii) its ship-owning subsidiaries are not now engaged, and are not in the future expected to engage, in any business in Liberia, including voyages exclusively within the territorial waters of the Republic of Liberia, Excel has been advised by Watson, Farley & Williams (New York) LLP, its special counsel as to matters of Liberian law, that under current Liberian law, no Liberian taxes or withholdings will be imposed on (i) the issuance of Excel Class A common shares to Quintana shareholders as merger consideration in exchange for their shares of Quintana common stock, (ii) gains realized from dispositions of Excel Class A common shares or (iii) payments to holders of Excel Class A common shares, other than with respect to a resident Liberian entity or a resident individual or an individual or entity subject to taxation in Liberia as a result of having a permanent establishment within the meaning of the Revenue Code of Liberia (2000) in Liberia.

        The above summary is not intended to constitute a complete analysis of all Liberian income tax consequences of the merger and ownership of Excel Class A common shares. Quintana shareholders should consult their tax advisors concerning the tax consequences of their particular situations.

Material Marshall Islands Income Tax Considerations

        Excel has been advised by Dennis J. Reeder of Reeder & Simpson, P.C., its special counsel as to matters of the laws of the Republic of the Marshall Islands, that under the current laws of the Republic of the Marshall Islands, no Marshall Islands taxes or withholdings will be imposed on the exchange of Quintana common stock for Excel Class A common shares received as merger consideration, gains realized from dispositions of Excel Class A common shares or distributions, including upon a return of capital, to holders of Excel Class A common shares.

        The above summary is not intended to constitute a complete analysis of all Marshall Islands income tax consequences of the merger and ownership of Excel Class A common shares. Quintana shareholders should consult their tax advisors concerning the tax consequences of their particular situations.

Anticipated Accounting Treatment

        Excel intends to account for the merger as a purchase of Quintana in accordance with generally accepted accounting principles in the United States. Quintana will be treated as the acquired entity for such purposes. Accordingly, the aggregate fair value of the consideration paid by Excel in connection with the merger will be allocated to Quintana's assets based on their fair values as of the completion of the merger. The difference between the fair value of Quintana's assets, liabilities and other items and the aggregate fair value of the consideration paid by Excel will be recorded as goodwill. The results of operations of Quintana will be included in Excel's consolidated results of operations only for periods subsequent to the completion of the merger.

Board of Directors and Management of Excel Following the Merger

Board of Directors of Excel Following the Merger

        It is a condition to the closing of the merger that Excel cause its articles of incorporation to be amended to specify that, for a period ending one year after the closing date of the merger, Excel's board of directors will consist of seven or eight members, three of which will be directors of a special class comprised initially of the following persons who are currently directors or officers of Quintana: Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III. After the closing of the merger, Excel's board of directors is expected to set the authorized number of directors at eight. Four of the eight directors will be current directors, and the remaining four directors will be the special class directors plus Stamatis Molaris. Mr. Molaris currently is the chief executive officer of Quintana and will serve as chief executive officer of Excel after the merger.

        The special class directors will have the same rights and the same fiduciary duties as the other directors except that the approval of at least two members of the special class will be required for Excel to enter into (i) any agreement or series of related agreements involving aggregate consideration payable to or by Excel in excess of $100 million or (ii) certain affiliate transactions except, in each case, for transactions involving Oceanaut. Oceanaut is a corporation organized in 2005 under the laws of the Marshall Islands and formed to acquire vessels or one or more operating businesses in the shipping industry. As of September 30, 2007, Excel owned approximately 18.9% of the outstanding shares of Oceanaut and certain of Excel's directors and officers owned a total of approximately 4.9% of the outstanding shares of Oceanaut. A special class director may not be removed from office, by vote of the shareholders or otherwise, unless such removal has first been approved by at least two of the members of the special class directors. Furthermore, any vacancies arising in such special class of directors will be filled by a designation committee initially comprised of Hans J. Mende, Corbin Robertson, Jr. and James Nelson, subject to the prior written approval of the majority of the remaining members of Excel's board of directors, such consent not to be unreasonably withheld or delayed. In the event of any vacancy in the designation committee, the vacancy will be filled by a resolution of the remaining members of the designation committee. The amendment to Excel's articles of incorporation providing for the special class of directors will automatically become null and void upon the first anniversary of the closing date of the merger and the special class of directors and the designation committee will cease to exist at such time.

        Concurrently with the execution of the agreement and plan of merger, Quintana entered into a voting agreement with Excel's chairman and chief executive officer, Gabriel Panayotides, pursuant to which he agreed to use his reasonable best efforts to obtain the votes necessary to amend Excel's articles of incorporation as described above. As of March 7, 2008, Gabriel Panayotides owned approximately 15.1% of Excel's outstanding Class B common shares and through his controlling interest in Excel Management Ltd. owned approximately 1.5% of Excel's outstanding Class A common shares, representing approximately 13.3% of the total voting power of Excel's capital stock.

Executive Officers of Excel Following the Merger

        Upon completion of the merger, Stamatis Molaris, the current chief executive officer and president of Quintana, will be appointed chief executive officer of Excel. Excel expects to enter into an employment agreement with Mr. Molaris regarding his position as chief executive officer.

        Information about the current Excel directors and executive officers, including a description of the compensation paid to the directors and executive officers of Excel, can be found in Excel's most recent Annual Report on Form 20-F. Information about the current Quintana directors and executive officers, including the compensation paid to the chief executive officer, the other three most highly compensated executives of Quintana for 2006 and Quintana directors, can be found in Quintana's most recent proxy statement and Annual Report on Form 10-K. Excel's most recent Annual Report on Form 20-F and Quintana's most recent proxy statement and Annual Report on Form 10-K are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

Regulatory Matters Related to the Merger

        It is a condition to the closing of the merger that Excel and Quintana obtain all applicable authorizations, consents and approvals of all relevant governmental entities in connection with the merger. Based upon a review of information available relating to the businesses in which the companies are engaged, Excel and Quintana do not believe that the completion of the merger will require any filings or approvals with respect to the antitrust laws of the United States or of any other jurisdiction, or from maritime regulatory authorities of any jurisdictions. However, there can be no assurance that no one will challenge the merger on antitrust or other regulatory grounds, or that Excel and Quintana would defeat any such challenge should it arise.

Merger Financing

        Excel expects to have cash requirements of approximately $795 million in connection with the merger, representing the approximate $768 million cash portion of the merger consideration plus the estimated $27 million amount of transaction costs related to the merger. As of September 30, 2007, Excel had approximately $98.6 million of cash and cash equivalents. In anticipation of the merger,

Excel has entered into a commitment letter with a group of arrangers, dated December 27, 2007, with respect to a senior secured credit facility under which Excel may borrow up to $1.4 billion. Excel intends to use a portion of the proceeds from such credit facility to pay for some or all of the cash portion of the merger consideration and the transaction costs related to the merger. The proceeds will also be used to refinance certain vessels currently owned by Excel and the vessels currently owned by Quintana and to pay the fees and expenses related thereto and to provide for working capital, capital expenditures and general corporate purposes. Nordea Bank Finland PLC, London Branch, one of the lead arrangers, has agreed to act as administrative agent and syndication agent, and it is anticipated that the arrangers will syndicate all or a portion of their respective commitments. In connection with the commitment letter, Excel has agreed to pay certain fees to the arrangers and lenders under the credit facility.

        The senior secured credit facility will consist of a $1 billion term loan and a $400 million revolving loan with a maturity of eight years from the date of the execution and delivery of the definitive financing agreement and related documentation. The term loan shall amortize in thirty-two quarterly installments. The loans under the credit facility will be maintained as Eurodollar loans bearing interest at the London Interbank Offered Rate, or LIBOR, plus 1.25% per annum with overdue principal and interest bearing interest at a rate of 2% per annum in excess of the rate applicable to the loans. The credit facility will be guaranteed by certain direct and indirect subsidiaries of Excel and the security for the credit facility will include (among other assets) (i) mortgages on, and assignments of insurances and earnings with respect to, certain vessels currently owned by Excel and the vessels currently owned by Quintana, (ii) assignments of earnings, subject to the rights of existing financing parties, with respect to the vessels Quintana sold and leased back in 2007 and now operates under bareboat charters and (iii) a pledge of shares in the guarantors and certain other material subsidiaries of Excel. The security interest will not include two vessels currently owned by Excel.

        Pursuant to the commitment letter, the commitments of the arrangers are subject to, among other things, the negotiation and execution the definitive financing agreement on or before June 30, 2008 and the absence, since the date of the commitment letter, of a material change in the loan syndication market for credit facilities of this type that causes the failure of a syndication of at least 60% of the total commitments. The definitive financing agreement will include (i) representations and warranties, covenants and events of default usual and customary for credit facilities of this type, (ii) certain conditions precedent (including, the entering into the merger in accordance with the provision of the agreement and plan of merger and the absence of a material adverse change in the business, financial condition or operations of Excel and its subsidiaries) and (iii) customary indemnities for the lenders under credit facilities of this type. The loans under the credit facility will also be subject to mandatory prepayments upon the occurrence of certain events, such as a sale or total loss of any vessel.

Merger Fees, Costs and Expenses

        All expenses incurred in connection with the agreement and plan of merger and the transactions contemplated by the agreement and plan of merger will be paid by the party incurring those expenses, except that Excel and Quintana will share equally the costs and expenses incurred in connection with the filing, printing the mailing of this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus forms a part and costs and expenses incurred in connection with applications, notices and other filings with regulatory authorities.

Exchange of Quintana Stock Certificates and Distribution of the Merger Consideration

        Prior to the completion of the merger, Excel will deposit or cause to be deposited with an exchange agent, which will be appointed by Excel and be reasonably acceptable to Quintana, the cash portion of the merger consideration and certificates representing Excel Class A common shares to be issued in the merger. Excel will make available to the exchange agent, from time to time, additional cash sufficient to pay cash in lieu of fractional Excel Class A common shares that would be issued in the merger and any dividends or other distributions with respect to Excel Class A common shares to which holders of shares of unsurrendered Quintana common stock after the completion of the merger may be entitled.

        Within five business day after the completion of the merger, Quintana will cause the exchange agent to send a letter of transmittal and instructions to each Quintana shareholder for use in effecting the surrender of the Quintana stock certificates in exchange for the merger consideration. Upon proper surrender of a Quintana stock certificate for exchange and cancellation to the exchange agent, together with a letter of transmittal and such other documents as may be specified in the instructions, a Quintana shareholder will be entitled to receive the merger consideration. With respect to the portion of the merger consideration consisting of Excel Class A common shares, the Quintana shareholder will receive evidence of such shares in book-entry form.

        One year after the completion of the merger, Quintana may require the exchange agent to deliver to it the remaining cash and Excel Class A common shares held by the exchange agent. Any Quintana shareholder who has not by that time exchanged the shares of Quintana common stock may be entitled to look to Quintana for the merger consideration. Quintana, Bird Acquisition Corp. or the exchange agent will not be liable to any person in the event that any merger consideration is delivered to a public official pursuant to abandoned property, escheat and other similar laws.

        Until you exchange your Quintana stock certificates for merger consideration, you will not receive any dividends or other distributions in respect of any Excel Class A common shares which you are entitled to receive in connection with that exchange. Once you exchange your Quintana stock certificates, you will receive, without interest, any dividends or distributions with a record date after the completion of the merger and payable with respect to the Excel Class A common shares you receive.

        If your Quintana stock certificate has been lost, stolen or destroyed, you may receive the merger consideration upon the making of an affidavit of that fact. You may be required to post a bond in a reasonable amount as an indemnity against any claim that may be made with respect to the lost, stolen or destroyed Quintana stock certificate.

        After the completion of the merger, there will be no further transfer on the stock transfer books of Quintana and any certificated shares of Quintana common stock presented to the exchange agent or Quintana for any reason will be cancelled and exchanged for the merger consideration.

Effect of the Merger on Quintana's Restricted Stock

        As of March 7, 2008, there were 1,412,453 shares of restricted Quintana common stock held by certain officers, directors and employees of Quintana. At the effective time of the merger, such restricted stock of Quintana will vest and will thereafter be converted into the merger consideration in the same manner as described above under the section "—Exchange of Quintana Stock Certificates and Distribution of Merger Consideration" beginning on page 80.

Effect of the Merger on Quintana's Warrants

        As of March 7, 2008, there were warrants outstanding that were exercisable into approximately 473,929 shares of Quintana common stock. Holders of Quintana's warrants may exercise their warrants for Quintana common stock at anytime prior to the effective time of the merger in accordance with the terms of the Warrant Agreement dated as of May 11, 2006. After the effective time of the merger, the warrant holders will have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant Agreement upon exercise of the warrants, the merger consideration they would have received had they exercised their warrants prior to the effective time of the merger. If Quintana is dissolved or liquidated at any time after the effective time of the merger, then all outstanding warrants may be exercised and holders thereof will receive what they would have been entitled to receive immediately prior to such dissolution or liquidation, which may not be equivalent to the merger consideration they would have received had they exercised their warrants prior to the effective time of the merger.

Effect of the Merger on Quintana's Employees

        Excel has agreed to provide, for a period of twelve months following the effective time of the merger, to all of Quintana's employees who are employed under Greek law and who continue as employees of Excel or the surviving company after the merger, (i) at least the same base cash level of compensation as that currently paid to such employees and (ii) all employee benefits that are required by Greek law.

Dissenters' Rights

        Quintana's shareholders will have the right under Marshall Islands law to dissent from the agreement and plan of merger and to receive payment of the fair value of their Quintana common stock in lieu of the cash and Excel Class A common shares provided for in the agreement and plan of merger. The "fair value" of the Quintana common stock for this purpose will exclude any element of value arising from the accomplishment or expectation of the merger. In order for a holder of Quintana common stock to exercise such right to dissent, it must file a written notice of objection with Quintana any time prior to the time the vote is taken on the agreement and plan of merger at the Quintana special meeting. Such written notice of objection must include a statement that the Quintana shareholder intends to demand payment for its shares if the agreement and plan of merger is approved. If the merger is approved, Quintana will be required to give written notice within 20 days of such approval to Quintana shareholders who filed a notice of objection. Within 20 days following receipt of such notice, Quintana shareholders who receive such notice and elect to dissent are required to file a written notice of objection with Quintana. Such notice of objection shall include the shareholder's name, address, the number of shares of Quintana common stock held and a demand for payment for such shares. Upon providing such notice of election to Quintana, such shareholder will cease to have any of the rights of a Quintana shareholder except the right to be paid the fair value of such shareholder's shares. Simply voting against approval of the agreement and plan of merger will not be considered a demand for dissenters' rights. If a holder of Quintana common stock fails to timely file such written notice, or votes for adoption of the agreement and plan of merger, such shareholder will lose the right to dissent.

        The address to which a written notice should be mailed is:

Quintana Maritime Limited
601 Jefferson Street, Suite 3600
Houston, TX 77002
Attention: Steve Putman

        The preceding discussion is not a complete statement of the law pertaining to dissenters' rights under Marshall Islands law and is qualified in its entirety by the provisions of the MIBCA addressing dissenters' rights attached as Appendix D to this proxy statement/prospectus. Because the right to dissent from the agreement and plan of merger and to receive payment of the "fair value" of Quintana common stock depends on strict compliance with Marshall Islands law, a Quintana shareholder wishing to exercise that right should review the provisions of the MIBCA attached to this proxy statement/prospectus as Appendix D.

Public Trading Markets

        Excel Class A common shares are currently listed on the New York Stock Exchange under the symbol "EXM." Quintana common stock is currently listed on the NASDAQ Global Select Market under the symbol "QMAR." Upon the closing of the merger, Quintana common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act. It is a condition to the closing of the merger that Excel cause the Excel Class A common shares issued as merger consideration to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

        Excel Class A common shares to be issued as merger consideration will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an affiliate of Excel. See "—Resale of Excel Class A Common Shares" beginning on page 83.

Resale of Excel Class A Common Shares

        Excel Class A common shares issued under the terms of the agreement and plan of merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any current Quintana shareholder who is deemed to be an "affiliate" (as defined in Rule 144 under the Securities Act) of Excel after the merger. Affiliates of Excel generally may not sell their Excel Class A common shares except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including pursuant to Rule 144 under the Securities Act. Persons who may be deemed affiliates of Excel for such purposes include individuals or entities that control, are controlled by, or are under common control with Excel and may include Excel's directors and executive officers and beneficial owners of 10% or more of any class of capital stock of Excel.

        This proxy statement/prospectus does not cover any resales of Excel Class A common shares received in the merger by any person who may be deemed an affiliate of Excel.

        Under the agreement and plan of merger, Excel has agreed to file, promptly following the closing of the merger, a post-effective amendment to the registration statement to which this proxy statement/prospectus forms a part. This post-effective amendment will include a prospectus covering the resale, from time to time, of all Excel Class A common shares received as merger consideration by directors and officers of Quintana who serve as directors of Excel following the closing of the merger. Excel has agreed to use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as promptly as practicable and to keep such registration statement, as so amended, effective and such resale prospectus current and available for use by each such director of Excel until such director sells all such Excel Class A common shares or ceases to be a director of Excel. Excel has the option, in lieu of filing a post-effective amendment to the registration statement to which this proxy statement/prospectus forms a part, to file, promptly following the closing of the merger, a registration statement on Form F-3 (or on another appropriate Form) containing a prospectus covering resales of Excel Class A common shares by such Excel directors. Excel must use its commercially reasonable efforts to cause this registration statement to be declared effective as promptly as practicable, and to keep the prospectus current and available for resales from time to time by each such director of Excel until such director sells all such Excel Class A common shares or ceases to be a director of Excel.

THE AGREEMENT AND PLAN OF MERGER

        The following is a summary of material terms of the agreement and plan of merger, including the effects of those provisions. While Excel and Quintana believe this description covers the material terms of the agreement and plan of merger, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the agreement and plan of merger, which is included as Appendix A to, and is incorporated by reference in, this proxy statement/prospectus. We urge you to read the entire agreement and plan of merger carefully.

        The agreement and plan of merger has been included to provide you with information regarding its terms. The terms and information in the agreement and plan of merger should not be relied on as disclosure about Excel, Bird Acquisition Corp. or Quintana without consideration of the information provided elsewhere in this document and in the documents incorporated by reference into this document, including the periodic and current reports and statements that Quintana and Excel file with the SEC. The terms of the agreement and plan of merger (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, among the parties in relation to the merger. In particular, the representations and warranties made by the parties to each other in the agreement and plan of merger have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. None of Excel, Bird Acquisition Corp. or Quintana undertakes any obligation to publicly release any revisions to these representations and warranties, except as required under U.S. federal or other applicable securities laws.

Structure of the Merger

        Subject to the terms and conditions of the agreement and plan of merger and in accordance with the MIBCA, Bird Acquisition Corp., a newly-formed wholly-owned subsidiary of Excel, will merge with and into Quintana. Quintana will be the surviving corporation in the merger, will become a wholly-owned subsidiary of Excel, and will continue its corporate existence under the laws of the Republic of the Marshall Islands under the name Bird Acquisition Corp. Concurrently, the separate corporate existence of Bird Acquisition Corp. will terminate.

Merger Consideration

        Merger Consideration.    Upon completion of the merger, each Quintana shareholder of record will be entitled to receive, in exchange for each share of Quintana common stock (including restricted stock granted under Quintana's stock plan), the following:

  •
  $13.00 in cash; and

  •
  that fraction of a validly issued, fully paid and non-assessable Excel Class A common share equal to:

  •
  if the Excel Share Value is less than or equal to $45.00, the quotient resulting from dividing (i) (A) (x) the Excel Share Value multiplied by (y) 0.4084 minus (B) any 2008 Dividends by (ii) the Excel Share Value; and

  •
  if the Excel Share Value is greater than $45.00, the quotient resulting from dividing (i) (A) $18.38 minus (B) any 2008 Dividends by (ii) the Excel Share Value.

        "Excel Share Value" means the average closing prices, calculated to the nearest one-tenth of one (1) cent, of Excel Class A common shares on the NYSE Composite Transactions Tape (as reported by the Wall Street Journal (Northeast edition), or, if not reported thereby, as reported by any other authoritative source) for the fifteen (15) trading days immediately preceding the closing date of the merger.

        "2008 Dividends" means the aggregate per share amount of cash dividends paid by Quintana with respect to each share of Quintana common stock during the period between January 1, 2008 and the closing date of the merger.

        Excel intends to pay the cash portion of the merger consideration (including any amounts paid for fractional Excel Class A common shares) from funds on hand and/or funds obtained from Nordea Bank Finland PLC, London Branch, Credit Suisse, DVB Bank AG, Deutsche Bank AG Filiale Deutschlandgeschäft, General Electric Capital Corporation and National Bank of Greece, as set forth in a commitment letter, dated as of December 27, 2007, between such financial institutions and Excel.

        Cancellation of Stock held by Excel and Quintana.    All shares of Quintana common stock issued and outstanding immediately prior to the completion of the merger that are owned by Quintana or any of its wholly-owned subsidiaries, Excel, or Bird Acquisition Corp., will automatically be canceled and retired and cease to exist, and no merger consideration will be delivered in exchange for such shares.

        Conversion of Bird Acquisition Corp. Stock.    Each share of Bird Acquisition Corp. common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into one fully paid and non-assessable share of the surviving corporation.

        Fractional Shares.    Excel will not issue any fractional Excel Class A common shares in the merger. Instead, each Quintana shareholder who would otherwise be entitled to a fractional Excel Class A common share (after taking into account and aggregating all shares or fractional shares to which such shareholder is entitled) shall be entitled to an amount in cash (without interest) determined by multiplying such fraction of an Excel Class A common share by the Excel Share Value.

        Certain Adjustments.    If, during the period commencing on the date of the agreement and plan of merger and ending on the completion of the merger, (i) the outstanding Excel Class A common shares or the Quintana common stock is changed into a different number of shares or different class by reason of any reorganization, reclassification, recapitalization, stock split, split-up, combination or exchange of shares or other similar transaction or (ii) a stock dividend or dividend payable in any securities (including any dividend or distribution of securities convertible into Excel Class A common shares) shall be declared with a record date within such period, or any similar event shall have occurred, then the exchange ratio for the Excel Class A common shares to be issued as merger consideration shall be appropriately adjusted to provide Quintana shareholders the same economic effect as contemplated by the agreement and plan of merger prior to such event.

        No Further Ownership Rights in Quintana Common Stock.    The merger consideration paid upon the surrender of shares of Quintana common stock in accordance with the terms of the agreement and plan of merger will be deemed to have been paid in full satisfaction of all rights pertaining to such shares. Upon the completion of the merger, the stock transfer books of Quintana will be closed, and there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Quintana common stock that were outstanding immediately prior to such completion. If, after the completion of the merger, shares of Quintana common stock are presented to the surviving corporation for transfer or any other reason, such shares will be canceled and exchanged for the merger consideration as provided in the agreement and plan of merger. See "The Merger—Exchange of Quintana Stock Certificates and distribution of the Merger Consideration" beginning on page 80.

Dividends on Excel Class A Common Shares Issued in the Merger

        Any dividend or other distribution declared or made after the date of the agreement and plan of merger with respect to Excel Class A common shares with a record date after the completion of the merger shall include a dividend or other distribution in respect to all whole shares of Excel Class A common shares issuable pursuant to the agreement and plan of merger. No dividends or other distributions declared or made after the completion of the merger with respect to Excel Class A common shares with a record date after the completion of the merger shall be paid to the holder of any Quintana common stock until such holder surrenders such Quintana common stock in accordance with the agreement and plan of merger. See "The Merger—Exchange of Quintana Stock Certificates and Distribution of the Merger Consideration" beginning on page 80. Following the surrender of such Quintana common stock, such holder shall be paid, without interest, at the time of surrender the amount of any dividends or other distributions with a record date after the completion of the merger previously paid with respect to such Excel Class A common shares.

Surviving Corporation, Governing Documents and Directors

        At the effective time of the merger, (i) the articles of incorporation of Quintana, as in effect immediately prior to such effective time, will be amended so as to read in its entirety as the articles of incorporation of Bird Acquisition Corp. and (ii) the by-laws of Bird Acquisition Corp., as in effect immediately prior to such effective time, will be the by-laws of the surviving corporation of the merger. Each director of Quintana will resign effective at the closing of the merger and the directors of the surviving corporation shall be the directors of Bird Acquisition Corp. immediately preceding the closing of the merger.

Closing

        Unless the parties agree otherwise, the completion of the merger will occur on a date to be specified by Excel and Quintana that will be no later than two business days immediately following the day on which the last of the closing conditions (other than any conditions that by their nature are to be satisfied at the closing) is satisfied or waived. See "—Conditions to the Merger" beginning on page 96. The parties currently expect to complete the merger in the second quarter of 2008.

Effective Time of the Merger

        The merger will become effective when the articles of merger have been duly filed with the Registrar or Deputy Registrar of Corporations of the Marshall Islands or at such other subsequent date or time as Excel and Quintana may agree and specify in the articles of merger in accordance with the MIBCA. Quintana and Bird Acquisition Corp. will file the articles of merger on or prior to the closing date of the merger.

Representations and Warranties

        The agreement and plan of merger contains representations and warranties made by Quintana to Excel and Bird Acquisition Corp. relating to a number of matters, including the following:

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  corporate or other organizational and similar matters of Quintana and its subsidiaries and joint ventures;

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  capital structure;

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  corporate authorization and validity of the agreement and plan of merger;

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  board approval;

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  the opinion of Quintana's financial advisor;

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  shareholder approval of the agreement and plan of merger;

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  noncontravention and required orders, permits, filings and notifications;

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  filing and accuracy of documents with the SEC and the establishment and maintenance of disclosure controls and procedures;

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  preparation and accuracy of financial statements;

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  taxes;

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  compliance with laws, orders and permits;

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  absence of undisclosed liabilities;

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  tangible personal assets;

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  real property;

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  vessels and maritime matters;

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  intellectual property;

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  absence of any material adverse effect and certain other changes or events;

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  material contracts;

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  absence of certain litigation;

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  employee benefits;

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  labor and employment matters;

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  environmental matters;

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  insurance;

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  accuracy of information included in this proxy statement/prospectus;

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  fees and commissions in connection with the agreement and plan of merger and with the merger;

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  exemption from anti-takeover laws;

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  Quintana's rights plan;

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  absence of interested party transactions; and

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  absence of certain business practices.

        The agreement and plan of merger also contains representations and warranties made by Excel and Bird Acquisition Corp. to Quintana relating to a number of matters, including the following:

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  corporate or other organizational and similar matters of Excel, its subsidiaries and Bird Acquisition Corp.;

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  capital structure;

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  corporate authorization and validity of the agreement and plan of merger;

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  noncontravention and required orders, permits, filings and notifications;

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  filing and accuracy of documents with the SEC and the establishment and maintenance of disclosure controls and procedures;

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  preparation and accuracy of financial statements;

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  debt financing;

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  compliance with laws, orders and permits;

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  absence of undisclosed liabilities;

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  vessels and maritime matters;

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  absence of any material adverse effect and certain other changes or events;

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  material contracts;

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  absence of certain litigation;

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  employee benefits;

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  labor and employment matters;

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  formation of Bird Acquisition Corp.;

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  accuracy of information included in this proxy statement/prospectus;

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  ownership of shares of Quintana common stock;

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  votes or approvals required to complete the merger;

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  fees and commissions in connection with the agreement and plan of merger and with the merger;

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  exemption from anti-takeover laws;

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  absence of interested party transactions; and

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  absence of certain business practices.

        The representations and warranties contained in the agreement and plan of merger were made for purposes of the agreement and plan of merger and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the agreement and plan of merger. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. This description of the representations and warranties, and their reproduction in the copy of the agreement and plan of merger attached to this proxy statement/prospectus as Appendix A, are included solely to provide investors with information regarding the terms of the agreement and plan of merger. Accordingly, the representations and warranties and other provisions of the agreement and plan of merger should not be read alone, but instead should only be read together with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus, including the periodic and current reports and statements that Quintana and Excel file with the SEC. See "Where You Can Find More Information" beginning on page 117.

        Certain of these representations and warranties are qualified as to "materiality" or "material adverse effect." For purposes of the agreement and plan of merger, a "material adverse effect" with respect to Quintana or Excel, as the case may be, means (i) a material adverse effect on the assets, liabilities, business, financial condition or results of operations of that party and its subsidiaries and joint ventures, taken as a whole or (ii) a material adverse effect that prevents or materially delays that party from performing its obligations under the agreement and plan of merger, other than an effect that arises or results from any of the following:

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  changes in general political, economic, financial, capital market or industry-wide conditions;

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  regulatory changes, changes in law or changes in GAAP;

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  any natural disasters or acts of war, sabotage or terrorism, or an escalation or worsening thereof;

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  either the entry into, announcement or performance of the agreement and plan of merger and the transactions contemplated thereby or the conduct of the strategic alternatives process that resulted in the agreement and plan of merger or any action taken or omitted to be taken by either party at the written request or with the prior written consent of the other party;

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  the fact that the prospective owner of Quintana and any of its subsidiaries and joint ventures is Excel or any affiliate of Excel;

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  any changes in the price or trading volume of the common stock of either party (provided, that any fact, change, effect, event or occurrence that caused or contributed to such change in market price or trading volume shall not be excluded); and

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  any failure by either party to meet revenue or earnings projections (provided, that any fact, change, effect, event or occurrence that caused or contributed to such failure to meet published revenue or earnings projections shall not be excluded);

except, in the case of the first three points above, to the extent such fact, change, effect, event or occurrence has a disproportionate effect on Quintana or Excel, as the case may be, compared with other companies operating in the same industry.

        The representations and warranties in the agreement and plan of merger do not survive the effective time of the merger. If the agreement and plan of merger is validly terminated, there will be no liability under the representations and warranties of the parties, or otherwise under the agreement and plan of merger, except as described below under "—Effect of Termination" and "—Termination Fees and Expenses" beginning on page 99.

Covenants and Agreements

        Conduct of Business of Quintana Pending the Merger.    Quintana has agreed that, except as set forth in the agreement and plan of merger or as agreed to between Excel and Quintana and as required by applicable law, during the period commencing on the date of the agreement and plan of merger and ending at the earlier of the completion of the merger or the termination of the agreement and plan of merger, Quintana will, will cause each of its subsidiaries to, and will use commercially reasonable efforts to cause each of its joint ventures to, in all material respects, carry on its business in the ordinary course and in a manner consistent with past practice and to use commercially reasonable efforts to preserve substantially intact its present business organization and goodwill, keep available the services of its present officers and other key employees and to preserve its present relationships with customers, suppliers and other persons or entities with which it has a material business relationship.

        Additionally, Quintana has agreed that, except as set forth in the agreement and plan of merger or as agreed to between Excel and Quintana or as required by applicable law, during the period commencing on the date of the agreement and plan of merger and ending at the earlier of the completion of the merger or the termination of the agreement and plan of merger, Quintana will not, will cause each of its subsidiaries not to, and will direct its joint ventures not to, take any action or enter into any transaction, without the prior written consent of Excel, that would result in any of the following:

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  any change in the articles of incorporation, by-laws or other organizational or governing documents of Quintana or any of its subsidiaries or joint ventures;

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  any issuance, sale or disposition of any additional shares of, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of, any capital stock of any class of, or any other ownership interest in (including but not limited to stock appreciation rights or phantom stock) Quintana or any of its subsidiaries or joint ventures (including the issuance or granting of stock options, restricted stock, restricted stock units or similar awards under any plans or agreements pursuant to which Quintana or its subsidiaries has granted or committed to grant any option or other right to acquire capital stock or any other award based upon the capital stock of Quintana or any such subsidiary (such plans or agreements, the "Stock Plans")), except for (i) issuances of shares pursuant to the exercise of awards under the Stock Plans that are issued and outstanding prior to the date of the agreement and plan of merger or (ii) issuances in accordance with Quintana's rights plan;

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  any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Quintana or any of its subsidiaries, other than (i) quarterly cash dividends, (ii) dividends payable to Quintana or any of its subsidiaries by another of its subsidiaries or (iii) dividends required by applicable law;

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  any repurchase, reclassification, redemption, combination, splitting, subdivision, issuance or other acquisition of any other securities in respect of any of the capital stock or other ownership interests of Quintana or any of its subsidiaries or any options or other rights to acquire any of the foregoing, other than in connection with the forfeiture or exercise of any stock option, restricted stock, restricted stock units, or similar awards under the Stock Plans;

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  any incurrence, guarantee or assumption by Quintana or any of its subsidiaries or joint ventures of any indebtedness for borrowed money other than in the ordinary course of business, under existing debt facilities, in amounts and on terms consistent with past practice, in any event not to exceed $50 million in the aggregate;

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  any material change in any method of accounting, accounting principle or accounting practice by Quintana or any of its subsidiaries;

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  any settlement of a material tax dispute or any change in the tax elections made by Quintana or any of its subsidiaries or joint ventures or in any accounting method used by Quintana or any of its subsidiaries or joint ventures for tax purposes, where such tax election or change in accounting method may have a material effect upon any tax liability of Quintana or any of its subsidiaries or joint ventures for any period or set of periods, or the settlement or compromise of any material income tax liability of Quintana or any of its subsidiaries or joint ventures;

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  except in the ordinary course of business, (i) any adoption or material amendment of any material employee benefit plan (other than any material employee benefit plan maintained by Quintana Minerals Corporation), (ii) any entry into any collective bargaining agreement or other collective agreement with any labor organization, union or any other type of local, national or supranational workers' representatives, (iii) any entry into an employment, severance, change-in-control or other similar agreement or arrangement (other than in the ordinary course of business to employees that are not directors or officers of Quintana), or (iv) any increase in the rate of compensation to any director, officer, employee or contractor in an amount that exceeds 10% of such individual's current compensation; provided, that Quintana or any of its subsidiaries or joint ventures may (x) take any such action for employees in the ordinary course of business or pursuant to any existing contracts or material employee benefit plans and (y) adopt or amend any material employee benefit plan if the cost to such entity of providing benefits thereunder is not materially increased;

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  any (i) acquisition of any corporation, partnership or other business organization or any property or assets of any person or entity, in each case with a value in excess of $25 million individually or $75 million in the aggregate, (ii) loan, advance, capital contribution to, or investment in, any other person or entity (other than an entity that is a wholly-owned subsidiary of Quintana as of the date of the agreement and plan of merger and other than incorporation of a wholly-owned subsidiary of Quintana), in each case with a value in excess of $25 million individually or $75 million in the aggregate, (iii) disposition of, or creation of any lien or encumbrance on, any assets of Quintana or any of its subsidiaries or joint ventures (including the capital stock of any of its subsidiaries) with a value in excess of $25 million individually or $75 million in the aggregate, except in the case of (i) and (iii) for acquisitions or dispositions permitted under the agreement and plan of merger;

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  except in the ordinary course of business, (i) any entry into of any material contract or (ii) any material cancellation, material modification, termination or grant of waiver of any material rights under any material contract;

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  the settlement or compromise above a certain threshold of any litigation against Quintana or any of its subsidiaries or joint ventures or any of their respective directors or officers;

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  except as otherwise permitted pursuant to the agreement and plan of merger, any capital expenditures in excess of $25 million individually or $75 million in the aggregate;

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  any failure to pay all premiums due and payable for material insurance policies and/or any failure to use commercially reasonable efforts to keep material insurance policies in full force and effect; or

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  any entry into any agreement or commitment to do any of the foregoing.

        Additionally, Quintana and its subsidiaries have agreed that, during the period commencing on the date of the agreement and plan of merger and ending at the earlier of the completion of the merger or the termination of the agreement and plan of merger, they shall not, directly or indirectly (i) take or fail to take any action that would cause its representations and warranties to be untrue in any material respect; or (ii) take or fail to take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the merger.

        Conduct of Business of Excel Pending the Merger.    Excel has agreed to a more limited set of restrictions on its business prior to the completion of the merger. Specifically, Excel agreed that, except as set forth in the agreement and plan of merger, as agreed to between Excel and Quintana, or as required by applicable law, during the period commencing on the date of the agreement and plan of merger and ending at the earlier of the completion of the merger or the termination of the agreement and plan of merger, Excel will, and will cause each of its subsidiaries to, in all material respects, carry on its business in the ordinary course and in a manner consistent with past practice and to use commercially reasonable efforts to preserve substantially intact its present business organization and goodwill, keep available the services of its present officers and other key employees and to preserve its present relationships with customers, suppliers and other persons or entities with which it has a material business relationship.

        Additionally, Excel and Bird Acquisition Corp. have each agreed that, during the period commencing on the date of the agreement and plan of merger and ending at the earlier of the completion of the merger or the termination of the agreement and plan of merger, they shall not, directly or indirectly (i) take any action to, or fail to take any action where such failure to take action would, cause its representations and warranties to be untrue in any material respect; or (ii) take or fail to take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the merger.

        Obtaining Consents.    Quintana will, and will cause its subsidiaries to, and will use commercially reasonable efforts to cause its joint ventures to, use commercially reasonable efforts to assist Excel in obtaining any required third-party consents to the merger in writing from such third-party.

        Amendment to Excel's Articles of Incorporation.    Excel has agreed to use its reasonable best efforts to cause its articles of incorporation to be amended to specify that, for a period commencing on the closing date of the merger and ending on its first anniversary, or the Term, (i) there shall be a special class of Excel directors consisting of three directors, (ii) the number of directors shall be seven or eight, (iii) any vacancies arising in such class of special directors during the Term shall be filled by a designation committee, subject to the prior written approval of the majority of the remaining members of the board of directors, such consent not to be unreasonably withheld or delayed. The directors of the special class shall initially be Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III. The members of the designation committee shall initially be Hans J. Mende, James Nelson and Corbin Robertson, Jr. In the event of any vacancy in the designation committee during the Term, the vacancy shall be filled by a resolution of the remaining members of the designation committee. No member of the special class of directors may be removed from office during the Term, by vote of the shareholders or otherwise, unless such removal shall have first been approved by at least two of the members of the special class. The members of the special class shall have the same rights and the same fiduciary duties as the other directors except that the approval of at least two members of the special class will be required for Excel to enter into (x) any agreement or series of related agreements involving aggregate consideration payable to or by Excel in excess of $100 million or (y) any affiliate transaction that would require disclosure under Item 404 of Regulation S-K promulgated by the SEC; provided, that, in each case, any transactions involving Oceanaut shall not require approval by the special class. Furthermore, Excel has agreed to comply with the requirements contained in such amendment and not to take (or fail to take) any action that would adversely affect the matters contemplated by such amendment. All provisions of the amendment shall automatically be null and void upon the expiration of the Term.

        Access, Notice, Confidentiality.    Subject to applicable law, during the period commencing on the date of the agreement and plan of merger and ending at the earlier of the completion of the merger and the termination of the agreement and plan of merger in accordance its terms, Quintana will, and will cause each of its subsidiaries to, and will use commercially reasonable efforts to cause each of the joint ventures to, permit Excel and its representatives to have (at Excel's expense) reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Quintana and each of its subsidiaries and joint ventures, to its officers, directors, personnel, customers, suppliers, premises, properties, books, records, contracts and documents (but not to information that is subject to attorney-client privilege or other privilege or any intrusive testing or environmental sampling of any kind on real property) as Excel may reasonably request in writing.

        Quintana will give prompt written notice to Excel of any event that has had or would reasonably be expected to give rise to, individually or in the aggregate, a material adverse effect. Excel and Bird Acquisition Corp. will give prompt written notice to Quintana of any event that would reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the merger. Each of Quintana, Excel and Bird Acquisition Corp. will give prompt written notice to the other parties of any facts relating to such party that would make it necessary or advisable to amend this proxy statement/prospectus in order to make the statements herein not misleading or to comply with applicable law.

        Excel and Bird Acquisition Corp. will, and will cause their respective representatives to, hold and treat and will cause its officers, employees, auditors and other authorized representatives to hold and treat in confidence all documents and information concerning Quintana and its subsidiaries and joint ventures furnished to Excel, Bird Acquisition Corp. or their respective representatives in connection with the merger in accordance with the confidentiality agreement, dated October 19, 2007, between Quintana and Excel, and such agreement shall remain in full force and effect in accordance with its terms until the completion of the merger, at which time it will terminate. Such confidentiality agreement will be deemed amended as of the date of the agreement and plan of merger to permit Excel to (i) consummate the transactions contemplated by the agreement and plan of merger and

(ii) enforce its rights thereunder and under the voting agreements with certain officers and directors of Quintana.

        No Solicitation.    Quintana, its subsidiaries and joint ventures have agreed to immediately cease any existing activities, discussions and negotiations with any person or entity (other than Excel, Bird Acquisition Corp. and their respective representatives) regarding a Transaction Proposal (as defined below), request the prompt return or destruction of all confidential information previously provided in connection therewith, and otherwise enforce their rights under the applicable confidentiality and/or standstill agreements.

        From and after the date of the agreement and plan of merger, without the prior consent of Excel, Quintana has agreed not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or take any other action designed to facilitate any inquiries, proposals or offers from any person or entity that constitute, or would reasonably be expected to constitute, a Transaction Proposal, (ii) participate in any discussions or negotiations regarding any Transaction Proposal, or (iii) otherwise cooperate in any way with, or assist or participate in, knowingly facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing.

        The agreement and plan of merger does not prohibit Quintana and its representatives from, during the period commencing on the date of the agreement and plan of merger and ending on the date Quintana shareholders approve the agreement and plan of merger, or, the Applicable Period, (i) contacting and engaging in discussions with any person or entity that has made an unsolicited written Transaction Proposal that does not otherwise result from a breach of the agreement and plan of merger solely for the purpose of clarifying such Transaction Proposal and any material terms and conditions thereof so as to determine whether such Transaction Proposal is, or is reasonably likely to lead to, a Superior Proposal (as defined below); or (ii) if Quintana's board of directors determines in good faith (after consultation with its outside counsel and financial advisor), that the Transaction Proposal is reasonably likely to lead to a Superior Proposal, (A) furnishing information with respect to Quintana and its subsidiaries and joint ventures to such person or entity making such Transaction Proposal (provided such person or entity has entered into a confidentiality agreement as required by the agreement and plan of merger) and (B) participating in discussions or negotiations regarding such Transaction Proposal; provided, that Quintana may only take such action specified in clause (ii) above if such Transaction Proposal did not result from a breach of the no solicitation provisions of the agreement and plan of merger and Quintana's board of directors determines in good faith (after consultation with its outside counsel) that the failure to take any such action would breach its fiduciary duties to the Quintana shareholders.

        Without the prior consent of Excel, Quintana's board of directors will not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Excel, the Board Recommendation (as defined below), (ii) approve or recommend, or propose to approve or recommend, any Transaction Proposal or Superior Proposal, (iii) amend or grant any waiver or release from or redeem any rights under the Quintana rights plan, except in connection with the merger, (iv) waive any provision of any standstill or similar agreement or fail to enforce any terms of any such standstill or similar agreement, or (v) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, agreement and plan of merger, acquisition agreement, option agreement or other similar agreement related to any Transaction Proposal or Superior Proposal (each, an "Acquisition Agreement") or propose publicly or agree to do any of the foregoing, other than pursuant to the next sentence. Notwithstanding the foregoing, during the Applicable Period, (x) if Quintana's board of directors determines in good faith (after consultation with its outside counsel) that it would breach its fiduciary duties to Quintana shareholders not to take any action specified in clause (i) of the preceding sentence, it may take such action specified in clause (i) of the preceding sentence and/or (y) in response to a Superior Proposal, if the board determines in good faith (after consultation with its outside counsel) that the failure to take any action specified in clause (ii), (iii),

(iv) or (v) of the preceding sentence would breach its fiduciary duties to Quintana shareholders, it may take such action specified in clause (ii), (iii), (iv) or (v) of the preceding sentence (any such action referred to in clauses (x) or (y), a "Change in Recommendation"), but only, with respect to the actions set forth in clause (y) at a time that is during the Applicable Period and is not less than three business days following Excel's receipt of notice advising Excel that the board is prepared to take such action, specifying the terms and conditions of such Superior Proposal; provided, that, if requested in writing by Excel, Quintana shall negotiate in good faith with Excel during such three business day notice period to make such adjustments to the terms and conditions of the agreement and plan of merger so that Quintana would be able to proceed without making a Change in Recommendation.

        In addition, Quintana will promptly advise Excel of the receipt of any Transaction Proposal (and any material modification of or amendment to such a Transaction Proposal), or any inquiry that would reasonably be expected to lead to a Transaction Proposal or of any request for information in connection with a possible Transaction Proposal, including the material terms and conditions of such Transaction Proposal, inquiry or request and the identity of the person or entity making such Transaction Proposal, inquiry or request, and will keep Excel reasonably and promptly informed of the status and material details of any such Transaction Proposal, inquiry or request and the substance of any discussions and/or material changes relating thereto.

        Quintana is not prohibited from (i) taking and disclosing to Quintana shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) from making any other disclosure to Quintana shareholders if, in the good faith judgment of Quintana's board of directors, failure to make such disclosure would breach its obligations under applicable law; provided, that a Change in Recommendation can only be made in accordance with the provisions of the agreement and plan of merger summarized above.

        "Board Recommendation" means Quintana's board of directors (i) determining that the agreement and plan of merger, the Merger and the other transactions contemplated by the agreement and plan of merger are in the best interests of Quintana shareholders, (ii) approving the agreement and plan of merger, the merger and the other transactions contemplated by the agreement and plan of merger, (iii) resolving to submit the agreement and plan of merger to and recommend authorization and approval thereof by Quintana shareholders, and (iv) approving the voting agreements between Excel and certain of Quintana's officers and directors and the transactions contemplated thereby. See "The Voting Agreements" beginning on page 101.

        "Superior Proposal" means any offer for a transaction that did not result from a breach of the agreement and plan of merger and that, if consummated, would result in a third party (or in the case of a direct merger between such third party or a subsidiary of such third party and Quintana, the shareholders of such third party) acquiring, directly or indirectly, more than 75% of the voting power of Quintana common stock (or, in the case of a direct merger, the common stock of the resulting company) or all or substantially all the consolidated assets of Quintana and its subsidiaries for consideration consisting of cash and/or securities payable to Quintana shareholders that Quintana's board of directors determines in good faith, after consultation with its legal and financial advisors, to be more favorable to Quintana shareholders than this merger, taking into account all financial, regulatory, legal and other aspects of such offer and transaction (including the likelihood of completion) and any changes to the terms of the agreement and plan of merger proposed by Excel in response to such Superior Proposal or otherwise.

        "Transaction Proposal" means any inquiry, proposal or offer or public announcement by any person or entity other than Excel or any of its controlled affiliates relating to the acquisition, including by way of a tender offer, exchange offer, merger, consolidation or other business combination, of (i) an equity interest representing a 20% or greater economic or voting interest in Quintana, or (ii) the assets, securities or other ownership interests of or in Quintana or its subsidiaries representing 20% or more of the consolidated assets of Quintana and its subsidiaries, other than the transactions contemplated by the agreement and plan of merger.

        Shelf Registration Statement.    Promptly following the completion of the merger, Excel will file a post-effective amendment to the prospectus that shall include a prospectus covering the resale from time to time by each director or officer of Quintana who serves as a director of Excel after such completion of all Excel Class A common shares received by him as part of the merger consideration. Excel shall use its commercially reasonable efforts to cause such amendment to be declared effective as promptly as practicable and to keep such registration statement, as so amended, effective and such resale prospectus current and available for use by each such director of Excel until such director sells all such Excel Class A common shares or ceases to be a director of Excel.

        Employee Benefit Plans.    For twelve months after the completion of the merger, Excel shall, or shall cause the surviving corporation or any of their respective subsidiaries to, provide, for those employees of Quintana and its subsidiaries and joint ventures who are employed under Greek law and who immediately following the merger continue as employees of Excel, the surviving corporation or any of their respective subsidiaries during such period, (i) at least the same base cash level of compensation as that currently provided to such employees and (ii) employee benefits as required by Greek law. In addition, after the completion of the merger, Excel shall, and shall cause the surviving corporation to, assume and honor in accordance with their terms all material employee benefit plans of Quintana that are employment, severance and termination plans and agreements (including change in control provisions) with employees of Quintana and its subsidiaries and joint ventures.

        Indemnification Following the Completion of the Merger.    For six years after the completion of the merger, Excel or the surviving corporation shall indemnify each present (as of such completion) and former director and officer of Quintana and its subsidiaries and joint ventures, against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses incurred in connection with any action arising out of or pertaining to the fact that such director or officer is or was a director, officer, fiduciary or agent of Quintana or any of its subsidiaries or joint ventures (including with respect to matters existing or occurring at or prior to the completion of the merger), to the fullest extent permitted under applicable law. The articles of incorporation and by-laws of the surviving corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in Quintana's current articles of incorporation and by-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the completion of the merger in any manner that would adversely affect the rights thereunder of any such individuals.

        The surviving corporation shall, and Excel shall cause the surviving corporation to cause to be maintained for a period of six years after the completion of the merger a policy (or a "tail" policy) of directors' and officers' liability insurance and fiduciary liability insurance of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insureds than the terms currently provided to directors and officers of Quintana with respect to claims arising from facts or events that occurred on or before such completion; provided, that Excel or the surviving corporation shall not be required to pay an annual premium for such insurance coverage that exceeds 300% of the current annual premium for such coverage paid by Quintana.

        Financing.    Excel shall use its commercially reasonable efforts to (i) arrange the necessary financing for the merger on the terms and conditions described in the commitment letter, dated as of December 27, 2007, between Excel and Nordea Bank Finland PLC, London Branch, Credit Suisse, DVB Bank AG, Deutsche Bank AG Filiale Deutschlandgeschäft, General Electric Capital Corporation and National Bank of Greece, (ii) maintain in effect such commitment letter, (iii) satisfy on a timely basis, to the extent within its control, all conditions applicable to Excel and Bird Acquisition Corp. to obtaining such financing set forth therein, (iv) enter into definitive agreements with respect thereto on the terms and conditions contemplated by such commitment letter, and (v) consummate the financing at or prior to the closing of the merger.

        In the event any portion of the financing becomes unavailable on the terms and conditions contemplated in such commitment letter, Excel shall use its commercially reasonable efforts to promptly arrange to obtain alternative financing from alternative sources with financial and other terms and conditions no less favorable to Excel than those contained in such commitment letter in an aggregate amount sufficient to consummate the merger.

        Section 16 Matters.    Prior to the completion of the merger, Quintana will take all steps required to cause the transactions contemplated by the agreement and plan of merger to be exempt under Rule 16b-3 promulgated under the Exchange Act including any dispositions of shares of Quintana common stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from such contemplated transactions by each director or officer of Quintana who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Quintana.

        Taking of Necessary Action; Further Action.    Unless Quintana's board of directors has effected a Change in Recommendation (see "—No Solicitation" beginning on page 93), subject to the terms and conditions of the agreement and plan of merger, each of Quintana, Excel, Bird Acquisition Corp. and the surviving corporation will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the merger in accordance with the agreement and plan of merger as promptly as practicable and to vest the surviving corporation with full right, title and possession to all the assets, properties, rights, privileges, powers, immunities and franchises of Quintana and Bird Acquisition Corp.

        Fairness Opinion.    Quintana will use commercially reasonable efforts to deliver to Excel a copy of the written opinion, dated as of the date of the agreement and plan of merger, of Citigroup Global Markets, Inc., its financial advisor, to the effect that, as of such date and based on and subject to certain assumptions contained therein, that the consideration to be received by Quintana shareholders pursuant to the merger is fair to Quintana shareholders from a financial point of view.

        Letter of Credit.    Each of Excel and Quintana must provide the other, within seven (7) business days after signing the agreement and plan of merger, a letter of credit in the amount of US $93 million as security for its obligation, if any, to pay certain fees in accordance therewith. Each of Excel and Quintana is to return such letter of credit to the other at the earlier of (i) the completion of the merger and (ii) upon a termination of the agreement and plan of merger in accordance with its terms in a situation in which no fees are payable by Excel or Quintana, as applicable.

        Certain Other Covenants.    The agreement and plan of merger also contains additional covenants, including covenants relating to anti-takeover laws, the filing of this proxy statement/prospectus, Quintana's cooperation with Excel in connection with the debt financing, cooperation and consultation regarding filings and proceedings with governmental and other agencies and organizations and obtaining required consents, the listing of Excel Class A common shares to be issued in the merger, and the delisting of the Quintana common stock.

Conditions to the Merger

        Conditions to Each Party's Obligations.    The respective obligations of each of Excel, Bird Acquisition Corp. and Quintana to effect the merger are conditioned upon the satisfaction or waiver by Excel or Quintana of the following conditions:

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  Quintana shall have obtained the authorization and approval of the agreement and plan of merger by the holders of a majority in voting power of the outstanding shares of Quintana common stock;

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  all applicable waiting periods (and any extensions thereof) under the HSR Act and any other antitrust laws will have expired or otherwise been terminated, and the parties will have received all other authorizations, consents and approvals of all governmental entities in connection with the execution, delivery and performance of the agreement and plan of merger and the transactions contemplated thereby;

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  no provision of any applicable law making illegal or otherwise prohibiting the consummation of the merger shall be in effect and no temporary, preliminary or permanent restraining order preventing the consummation of the merger will be in effect; provided, that prior to invoking this condition Excel and Bird Acquisition Corp. will have used all commercially reasonable efforts to have any such order vacated;

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  the registration statement as to which this proxy statement/prospectus forms a part shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of such registration statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the knowledge of Excel or Quintana, threatened by the SEC; and

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  the Excel Class A common shares to be issued in the merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        Conditions to Obligations of Excel and Bird Acquisition Corp.    The respective obligations of Excel and Bird Acquisition Corp. to effect the merger are conditioned upon the satisfaction or waiver by Excel of the following conditions:

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  the representations and warranties of Quintana will be true and correct as of the effective time of the merger other than, in most cases, those failures to be true and correct that would not reasonably be expected to have a material adverse effect on Quintana, and Excel will have received a certificate signed on behalf of Quintana by a duly authorized officer of Quintana to such effect;

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  Quintana will have performed in all material respects all of the covenants and agreements required to be performed by it under the agreement and plan of merger at or prior to the closing date of the merger, and Excel will have received a certificate signed on behalf of Quintana by a duly authorized officer of Quintana to such effect; and

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  Excel shall have received the amounts set forth in that certain commitment letter, dated as of December 27, 2007, between Excel and Nordea Bank Finland PLC, London Branch, Credit Suisse, DVB Bank AG, Deutsche Bank AG Filiale Deutschlandgeschäft, General Electric Capital Corporation and National Bank of Greece upon the terms and conditions of such commitment letter or any alternative financing in accordance with the agreement and plan of merger.

        Conditions to Obligations of Quintana.    The obligations of Quintana to effect the merger are conditioned upon the satisfaction or waiver by Quintana of the following conditions:

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  the representations and warranties of Excel and Bird Acquisition Corp. will be true and correct as of the effective time of the merger other than, in most cases, those failures to be true and correct that would not reasonably be expected to have a material adverse effect on Excel, and Quintana will have received a certificate signed on behalf of Excel by a duly authorized officer of Excel to such effect;

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  Excel and Bird Acquisition Corp. will have performed in all material respects all of the covenants and agreements required to be performed by them under the agreement and plan of merger at or prior to the closing date of the merger, and Quintana will have received a certificate signed on behalf of Excel and Bird Acquisition Corp. by a duly authorized officer of Excel to such effect;

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  the articles of incorporation of Excel shall have been duly amended in accordance with the agreement and plan of merger.

Termination

        The agreement and plan of merger may be terminated at any time before the completion of the merger, notwithstanding the approval of the plan of merger by Quintana shareholders, in any of the following circumstances:

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  by mutual written consent of Excel and Quintana;

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  by either Excel or Quintana, if

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  any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order or other action has become final and nonappealable;

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  if the merger does not occur on or before October 31, 2008, provided that any party whose actions (or failure to take action) in breach of the agreement and plan of merger is the principal cause of or resulted in any of the closing conditions (see "—Conditions to the Merger" beginning on page 96) failing to be satisfied prior to such date may not terminate the agreement and plan of merger under such provision;

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  if the Quintana shareholders do not vote to approve the agreement and plan of merger at a shareholder meeting in which a quorum is present and such vote is taken;

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  by Excel, if:

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  (i) Quintana's board of directors effected a Change in Recommendation or (ii) if any person or entity has publicly or privately made or informed the board of its intention to make a Transaction Proposal, and the board takes a neutral position or no position on, or, within ten business days after receipt thereof fails to publicly state its opposition to, any Transaction Proposal or fails to reconfirm the Board Recommendation, in any of the above instances if so requested by Excel in writing, within ten business days following such request;

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  (i) Quintana has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the closing conditions described in "—Conditions to Each Party's Obligations" and "—Conditions to Obligations of Excel and Bird Acquisition Corp." would not be satisfied or (ii) all of the conditions described in "—Conditions to Each Party's Obligations" and "—Conditions to Obligations of Quintana" have been satisfied (or could be satisfied at closing with the execution of only ministerial tasks) and Quintana breaches its obligations to complete the merger;

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  and by Quintana, if:

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  (i) Excel and/or Bird Acquisition Corp. has breached their respective representations and warranties or any covenant or other agreement to be performed by it in a manner such that the closing conditions described in "—Conditions to Each Party's Obligations" and "—Conditions to Obligations of Quintana" would not be satisfied or (ii) all of the conditions described in "—Conditions to Each Party's Obligations" and "—Conditions to Obligations of Excel and Bird Acquisition Corp." have been satisfied (or could be satisfied at closing with the execution of only ministerial tasks) and Excel or Bird Acquisition Corp. breaches its obligations to complete the merger.

Termination Fees and Expenses

        If the agreement and plan of merger is terminated:

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  by either Excel or Quintana because the Quintana shareholders do not vote to approve the agreement and plan of merger at a shareholder meeting in which a quorum is present and such vote is taken, then Quintana will pay Excel an amount, not to exceed $15 million, equal to the reasonable documented out-of-pocket expenses incurred by Excel and Bird Acquisition Corp. in connection with the agreement and plan of merger and the transactions contemplated thereby, or, the Buyer Termination Expenses. In addition, if prior to such termination any person or entity shall have publicly or privately made, or publicly or privately announced an intention to make, a proposal or offer to acquire more than 75% of (i) the economic or voting interest in Quintana or (ii) the consolidated assets of Quintana and its subsidiaries, or, a 75% Transaction Proposal, and within twelve months after the date of such termination, Quintana or any of its affiliates enters into definitive agreement with respect to a 75% Transaction Proposal or Superior Proposal, then, upon consummation of the 75% Transaction Proposal or Superior Proposal contemplated by such definitive agreement, Quintana will also pay Excel an amount equal to US $62 million, or, the Termination Fee, minus the amount of any Buyer Termination Expenses previously paid to Excel;

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  by Excel because Quintana's board of directors effected a Change in Recommendation or if any person or entity has publicly or privately made or informed the board of its intention to make a Transaction Proposal, and the board takes a neutral position or no position on, or, within ten business days after receipt thereof fails to publicly state its opposition to, any Transaction Proposal or fails to reconfirm the Board Recommendation, in any of the above instances if so requested by Excel in writing, within ten business days following such request, then Quintana will pay to Excel an amount equal to the Termination Fee;

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  by Excel because Quintana has breached its representations and warranties or any covenant to be performed by it in the manner described above (see "—Termination" beginning on page 98), then Quintana will pay Excel an amount equal to US $93 million, or, the Company Breach Fee;

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  by Quintana because Excel has breached its representations and warranties or any covenant to be performed by it in the manner described above (see "—Termination" beginning on page 98), then Excel will pay Quintana an amount equal to US $93 million, or, the Buyer Breach Fee; or

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  by either Excel or Quintana because the merger has not occurred by October 31, 2008 as described above (see "—Termination" beginning on page 98) and if at the time of such termination all closing conditions other than with respect to the receipt of the debt financing (see "—Conditions to the Merger" beginning on page 96) have been satisfied, then Excel will pay Quintana an amount equal to US $62 million, or, the Financing Termination Fee.

Effect of Termination

        If the agreement and plan of merger is terminated in accordance therewith, the agreement and plan of merger will become void and have no effect, without any liability (other than the possible payment of certain fees (see "—Termination Fees and Expenses" beginning on page 99) on the part of Excel, Bird Acquisition Corp. or Quintana or any of their representatives; provided, that the provisions of the agreement and plan of merger relating to termination fees and expenses, specific performance and confidentiality obligations will survive any termination thereof. The payment of a Termination Fee (and any Buyer Termination Expenses previously paid), a Company Breach Fee, a Buyer Breach Fee or a Financing Termination Fee in accordance with the agreement and plan of merger will be considered liquidated damages for any breach by the applicable party and in the event of such payment such party will not have any other liability for any breach by it of any of its representations, warranties, covenants or agreements set forth in the agreement and plan of merger (other than liability for fraud).

Specific Performance

        Each of Excel and Quintana are entitled to an injunction or injunctions to prevent breaches of the agreement and plan of merger by the other and to enforce specifically the terms and provisions of the agreement and plan of merger. Regardless of whether either Excel or Quintana is entitled to injunctions or specific performance, in no event shall the other be subject to (nor shall Excel or Quintana or any of their respective affiliates seek to recover) monetary damages other than the appropriate fee described above (see "—Termination Fees and Expenses" beginning on page 99) for all liability arising from or in connection with breaches by the other party of its representations, warranties, covenants and agreements contained in the agreement and plan of merger or arising from any claim or cause of action that Excel or Quintana may have. Nothing in the agreement and plan of merger shall preclude any party from (i) seeking a Buyer Breach Fee, a Financing Termination Fee, a Company Breach Fee, a Termination Fee or Buyer Termination Expenses, as applicable to such party, as permitted therein while also seeking injunctions or specific performance in accordance therewith or (ii) recovering any such fee as a result of such party electing to pursue such alternative remedies or any court's determination not to award any such equitable relief. In no event shall Excel or Quintana or any of their respective affiliates seek to recover monetary damages from any of the other's affiliates, shareholders, partners, members, directors, officers or agents.

Amendments, Extensions and Waivers

        The agreement and plan of merger may be amended before the completion of the merger, before or after approval of the merger by Quintana shareholders, by a written instrument signed by the parties thereto; provided, that after approval of the merger by the Quintana shareholders, no amendment of the agreement and plan of merger which by law or in accordance with the rules of any relevant stock exchange requires further approval by Quintana shareholders may be made without such further approval.

        At any time prior to the completion of the merger, before or after approval of the merger by Quintana shareholders, Excel (on behalf of itself and Bird Acquisition Corp.) or Quintana may (i) extend the time for the performance of any of the covenants, obligations or other acts of Quintana or Excel and Bird Acquisition Corp., as the case may be, or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of Quintana or Excel and Bird Acquisition Corp., as the case may be, or with any conditions to its own obligations. Any such extension or waiver will be valid only if such extension or waiver is set forth in an instrument in writing signed by a duly authorized officer of the party granting such extension or waiver. The failure of any party to the agreement and plan of merger to assert any of its rights thereunder or otherwise will not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances will not be deemed a waiver with respect to any other facts and circumstances, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

THE VOTING AGREEMENTS

        The following is a summary of material terms of the voting agreements, including the effects of those provisions. While Excel and Quintana believe this description covers the material terms of the voting agreements, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the voting agreements, which are included as Appendix B to, and are incorporated by reference in, this proxy statement/prospectus. We urge you to read the entire voting agreements carefully.

        Concurrently with the execution of the agreement and plan of merger, Excel entered into separate voting agreements with each of Stamatis Molaris, Hans J. Mende and Corbin Robertson, Jr., or the Shareholders, to facilitate the merger of Quintana with and into Excel.

        Voting of Shares.    Pursuant to the voting agreements, and subject to the terms and conditions contained therein, the Shareholders have agreed, at every meeting of Quintana's shareholders called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of Quintana's shareholders with respect to any of the following, to vote, or cause to be voted, the Subject Shares (as such term is defined in the voting agreements) in favor of the authorization and approval of the agreement and plan of merger, the merger, and each of the other transactions contemplated by the agreement and plan of merger and any other action reasonably requested by Excel in furtherance thereof. The Shareholders will not enter into any agreement, arrangement or understanding with any person to vote or give instructions inconsistent with the relevant terms of the voting agreements and will not take any other action that would, or would reasonably be expected to, in any manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the merger, the agreement and plan of merger or any of the transactions contemplated by the agreement and plan of merger. Further, the Shareholders have agreed to vote against (i) the approval of any Transaction Proposal (as such term is defined in the agreement and plan of merger) or the authorization of any agreement relating to any Transaction Proposal or (ii) any amendment to Quintana's certificate of incorporation or by-laws or any other action, agreement, proposal or transaction involving Quintana or any of its subsidiaries, which amendment or other action, agreement, proposal or transaction would, or would reasonably be expected to, result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) Quintana contained in the agreement and plan of merger that is reasonably likely to result in any of the closing conditions under the agreement and plan of merger not to be fulfilled or (y) of the Shareholders contained in the voting agreements or would, or would reasonably be expected to, in any material manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the merger, the agreement and plan of merger or any other transaction contemplated by the agreement and plan of merger. The Shareholders have further agreed not to knowingly commit or agree to take any action inconsistent with the foregoing.

        Transfer Restrictions.    The Shareholders have agreed that following the execution of the voting agreements and until its expiration date, the Shareholders will not (i) sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Quintana or any other person or enter into any contract, option or other agreement, arrangement or understanding with respect to the transfer of, directly or indirectly, any of the Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares, any other capital stock of Quintana or any interest in any of the foregoing, or join in any registration statement under the Securities Act with respect to any of the foregoing; (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Subject Shares; or (iii) create or permit to exist any liens, claims, options, charges or other encumbrances on or otherwise affecting any of the Subject Shares; provided that nothing contained in the voting agreements shall restrict any Shareholders from making transfers to effect estate planning and gifts so long as the transferee in such transfer shall execute an agreement (in a form reasonably satisfactory to Excel) to be bound by the terms of the voting agreements.

        No Solicitation of Alternative Transactions.    Pursuant to the voting agreements, the Shareholders have agreed that after the execution of the voting agreements until the agreement and plan of merger has been terminated in accordance with its terms not to (i) solicit proposals relating to Transaction Proposals or (ii) enter into discussions concerning, provide confidential information in connection with, approve or recommend, or enter into any agreement with respect to, Transaction Proposals.

        Termination.    The voting agreements will terminate upon and have no further force or effect after the earliest to occur of (i) the effective time of the merger and (ii) the date on which the agreement and plan of merger has been terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities; provided, that such termination shall not relieve any party from liability for any willful breach of the voting agreements prior to such termination.

        Fees and Expenses.    Excel and the Shareholders have agreed to bear their respective costs and expenses incurred in connection with the voting agreements.

DESCRIPTION OF EXCEL SHARE CAPITAL

        Quintana shareholders who receive Excel Class A common shares in the merger will become shareholders of Excel. Excel is a corporation organized under the laws of the Republic of Liberia and is subject to the provisions of Liberian law. Given below is a summary of the material features of Excel's capital stock. This summary is not a complete discussion of the articles of incorporation and by-laws of Excel that create the rights of its shareholders. You are urged to read carefully the articles of incorporation and by-laws of Excel, which have been incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 117.

Class A Common Shares

        Excel is authorized to issue up to 100,000,000 shares of Class A common shares, par value $0.01 per share, of which, as of March 7, 2008, 19,893,556 were issued and outstanding.

        Holders of Excel Class A common shares are entitled to one vote per share on each matter requiring the approval of the holders of the common stock of Excel and vote together as a single class with the holders of Excel Class B common shares on any matter put to a vote of the shareholders. The holders of Excel Class A common shares have no preferential or preemptive rights to acquire additional shares of Excel's capital stock, or any other security, of Excel. Subject to the preferences that may be applicable to any outstanding preferred stock, holders of Excel Class A and Class B common shares are entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. All outstanding Excel Class A common shares are fully paid and nonassessable. The rights, preferences and privileges of holders of Excel Class A common shares are subject to the rights of the holders of any preferred stock which Excel may issue in the future.

        Excel Class A common shares are listed on the New York Stock Exchange under the symbol "EXM."

Class B Common Shares

        Excel is authorized to issue up to 1,000,000 shares of Class B common shares, par value $0.01 per share, of which, as of March 7, 2008, 135,326 were issued and outstanding.

        Holders of Excel Class B common shares are entitled to 1000 votes per share on each matter requiring the approval of the holders of the common stock of Excel and vote together as a single class with the holders of Excel Class A common shares on any matter put to a vote of the shareholders. The holders of Excel Class B common shares have no preferential or preemptive rights to acquire additional shares of Excel's capital stock, or any other security, of Excel. Subject to the preferences that may be applicable to any outstanding preferred stock, holders of Excel Class A and Class B common shares are entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. All outstanding Excel Class B common shares are fully paid and nonassessable. The rights, preferences and privileges of holders of Class B common shares are subject to the rights of the holders of any preferred stock which Excel may issue in the future.

Preferred Stock

        Excel is authorized to issue up to 5,000,000 shares of preferred stock, par value of $0.01 per share. As of March 7, 2008 Excel had no issued and outstanding shares of preferred stock.

        The voting rights, designations and preferences and relative, participating, optional or other rights of, and any qualifications, limitations or restrictions on any class of the preferred stock can be determined, and the shares can be issued by resolution of Excel's board of directors, subject to the approval by a majority of the votes represented by all issued and outstanding shares of all classes and series of Excel's shares voting as a single class; provided that such approval is not necessary if the shares are issued to directors, officers or employees of Excel pursuant to an incentive, compensation or similar plan, or otherwise as compensation authorized by the board of directors.

COMPARISON OF SHAREHOLDER RIGHTS

General

        As a result of the merger, Quintana shareholders will receive Excel Class A common shares in exchange for their shares of Quintana. Excel is incorporated under the laws of the Republic of Liberia and subject to the laws of Liberia, including the Liberian Business Corporation Act, or the LBCA, and Quintana is incorporated under the laws of the Marshall Islands and subject to the laws of the Marshall Islands, including the Marshall Islands Business Corporations Act, or the MIBCA. The rights of Excel shareholders are governed by Liberian law and the articles of incorporation and by-laws of Excel, while the rights of Quintana shareholders are governed by Marshall Islands law and the articles of incorporation and by-laws of Quintana. Following the merger, the rights of Quintana shareholders who become Excel shareholders in the merger will be governed by Liberian law and Excel's articles of incorporation and the Excel's by-laws, both as currently in effect and as will be in effect at the completion of the merger.

        The following is a summary comparison of material differences between the rights of an Excel shareholder and the rights of a Quintana shareholder. This summary is qualified in its entirety by reference to the full text of Excel's articles of incorporation and by-laws, both as currently in effect and as will be in effect at the completion of the merger, Quintana's articles of incorporation and by-laws, the full text of the LBCA and the full text of the MIBCA.

Authorized Capital Stock

Quintana

        Quintana's articles of incorporation authorize the issuance of up to 100,000,000 shares of Quintana common stock, $0.01 par value per share and up to 7,954,442 shares of Quintana preferred stock, $0.01 par value per share, of which 100,000 shares of preferred stock have been designated Series A Junior Participating Preferred Stock and have been reserved for issuance under Quintana's shareholder rights plan.

Excel

        Excel's articles of incorporation authorize the issuance of up to 100,000,000 Class A common shares, $0.01 par value per share, 1,000,000 Class B common shares, $0.01 par value per share and 5,000,000 shares of preferred stock, $0.01 par value per share.

Voting Rights

Quintana

        Each share of Quintana's common stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. At any meeting of shareholders where there is a quorum, a simple majority vote will generally decide any matter, unless a different vote is required by express provision of Quintana's articles of incorporation, by-laws or Marshall Islands law. Quintana's preferred stock is entitled to vote only as provided for in a resolution of the Quintana's board of directors relating to the issuance of a series of preferred stock; provided that the majority vote of the preferred shares is required on any proposed amendment to Quintana's articles of incorporation that would adversely affect the powers, preferences or special rights of such series of preferred stock.

Excel

        The holders of Excel Class A common shares are entitled to one vote per share on each matter requiring the approval of the holders of the common shares. The holders of Excel Class B common shares are entitled to 1,000 votes per share on each on each matter requiring the approval of the holders of the common shares. The Class A common shares and Class B common shares vote as a single class on all such matters, except with respect to the issue and determination by the board of directors of the rights of the Excel Class B common shares, which is subject to approval by holders of a majority of the votes represented by the total number of outstanding Excel Class B common shares voting as a class.

Board of Directors

Quintana

        Quintana's by-laws provide that the board of directors must not be less than three nor more than nine members, unless increased or decreased by a majority of directors or a majority of the shareholders entitled to vote at an annual or a special meeting called for such purpose. Each director is elected by a plurality of votes at the annual meeting of shareholders for a term of one year until the next annual meeting of shareholders and until a successor is duly elected and qualified or until such director's resignation or removal. Quintana's by-laws do not permit cumulative voting for directors.

        Vacancies on Quintana's board of directors shall be filled by a majority vote of the remaining members of the board, even if less than a quorum. Each director elected to the board to fill a vacancy shall serve until the next annual meeting of shareholders and until a successor is duly elected and qualified or until such director's resignation or removal.

Excel

        Excel's articles of incorporation provide that the board of directors shall consist of not less than three nor more than nine members, as fixed by the board of directors. Shareholders may change the number of directors by the vote of shareholders representing at least two-thirds of the total number of votes which may be cast at any shareholder meeting. Each director is elected by a plurality of the votes cast at a meeting of shareholders for a term commencing upon election and expiring on the date of the next scheduled annual meeting of shareholders. Excel's articles of incorporation do not permit cumulative voting for directors.

        Vacancies on Excel's board of director shall be filled by a vote of two-thirds of the remaining directors, unless, in the case of a vacancies arising from the removal of a director, a special shareholder meeting is called within fifteen days of the date of the removal. Directors chosen to fill vacancies shall serve for the unexpired term of their respective predecessors, or, in the case of newly created directorships, until the next annual election and until their successors are elected and qualified, unless sooner displaced.

        In addition, it is a condition to the closing of the merger that Excel amend its articles of incorporation to specify that, for a period ending one year after the closing date of the merger, Excel's board of directors will consist of seven or eight members, three of which will be directors of a special class. The special class directors will be comprised initially of the following persons who are currently directors or officers of Quintana: Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III. Any vacancy in the special class of directors shall be filled by a designee of a designation committee, subject to the written approval of the majority of the remaining members of the board of directors. The designation committee shall initially consist of Hans J. Mende, Corbin Robertson, Jr. and James Nelson. A vacancy in the designation committee shall be filled by resolution of the remaining members of the designation committee. See "The Merger—Board of Directors and Management of Excel Following the Merger" beginning on page 78.

Removal of Directors

Quintana

        Under the MIBCA, any director may be removed for cause by a vote of the shareholders and may be removed without cause by a vote of the shareholders if the articles of incorporation or bylaws so provide. Quintana's by-laws provide that any director may be removed from office with or without cause at any time by the vote of the shareholders representing a majority of the outstanding shares of the corporation entitled to vote at any shareholder meeting for such purpose.

Excel

        Under the LBCA, any director may be removed for cause by a vote of the shareholders and may be removed without cause by a vote of the shareholders if the articles of incorporation or by-laws so provide. Excel's articles of incorporation and by-laws provide that directors may be removed for cause by two-thirds of the other directors or without cause by a vote of the shareholders representing a majority of the votes present and entitled to vote at a shareholder meeting.

        In addition, it is a condition to the closing of the merger that Excel amend its articles of incorporation to specify that, for a period ending one year after the closing date of the merger, there will be a special class of directors comprised initially of the following persons who are currently directors or officers of Quintana: Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III. No special class director may be removed from office by a vote of shareholders or otherwise, unless approved by at least two members of the special class of directors. See "The Merger—Board of Directors and Management of Excel Following the Merger" beginning on page 78.

Quorum and Action by the Board of Directors

Quintana

        Quintana's by-laws provide that a majority of directors in office constitutes a quorum for the transaction of business and that when a quorum is present, the acts of a majority of the directors present at any meeting are considered the valid acts of the board of directors, unless otherwise specified by Marshall Islands law or Quintana's articles of incorporation or by-laws.

Excel

        Excel's by-laws provide that at any meeting of the board, the presence of one-third of the entire board constitutes a quorum for the transaction of business and that when a quorum is present, the acts of a majority of the directors present at any meeting shall be the acts of the board of directors, except as may be otherwise specified by Liberian law or Excel's articles of incorporation.

        In addition, it is a condition to the closing of the merger that Excel amend its articles of incorporation to specify that, for a period ending one year after the closing date of the merger, there will be a special class of directors comprised initially of the following persons who are currently directors or officers of Quintana: Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III. The approval of at least two members of the special class of directors shall be required for the approval by the board of directors of any transactions involving aggregate consideration in excess of $100,000,000 or any affiliate transaction (as defined in the amended articles of incorporation), except, in each case, for transactions involving Oceanaut. See "The Merger—Board of Directors and Management of Excel Following the Merger" beginning on page 78.

Duties of Directors and Officers; Limitation of Liability

Quintana

        Under Marshall Islands law, directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions. In discharging their duties, directors and officers may rely upon financial statements of the corporation represented to them to be correct by the president or the officer having charge of its books or accounts or by independent accountants.

        The MIBCA provides that the articles of incorporation may include a provision for the elimination or limitation of liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the director derived an improper personal benefit. Quintana's articles of incorporation limit the liability of directors to the fullest extent permitted by the MIBCA for monetary damages for breach of fiduciary duty as a director.

Excel

        Under Liberian law, directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions. In performing their duties, directors shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters that member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

        Excel's articles of incorporation provide that no director or officer of the corporation shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director or officer; provided this limitation shall not apply (i) for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders (ii) for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for transaction from which the director or officer derived an improper personal benefit.

Director and Officer Indemnification

Quintana

        Under the MIBCA, for actions not by or in the right of the corporation, a corporation may indemnify any person who was or is a party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        In addition, under the MIBCA, in actions brought by or in right of any corporation, any agent who is or is threatened to be made party can be indemnified for expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of the action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; provided that indemnification is not permitted with respect to any claims in which such person has been found liable for negligence or misconduct with respect to the corporation unless the appropriate court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity.

        Under Quintana's by-laws, Quintana shall indemnify its officers and directors to the fullest extent authorized under the MIBCA. Quintana's by-laws also provide that an indemnitee shall have the right to the advancement of expenses to the fullest extent authorized under the MIBCA; provided that if the MIBCA requires such advancement incurred by an indemnitee in such persons capacity as a director or officer, such advancement will only be made upon receipt of an undertaking by or on behalf of such person to repay all of the advanced amounts if it is ultimately determined that such person is not entitled to be indemnified.

Excel

        The provisions of the LBCA regarding the indemnification of directors and officers of a corporation are substantively identical to the provisions of the MIBCA. Excel's by-laws provide for indemnification of its directors and officers in situations substantively identical to the allowable extent of indemnification under the LBCA. Excel's by-laws also provide that the corporation shall advance the expenses actually and reasonably incurred upon the receipt of an undertaking by or on behalf of the director or officer to repay such advance unless it is ultimately decided such director or officer is entitled to be indemnified.

Shareholder Meetings

Quintana

        Annual Meetings.    Under the MIBCA, an annual meeting of shareholders shall be held for the election of directors on any date or time as designated by or in the manner provided for in the by-laws and held at such place within or outside the Marshall Islands as may be designated in the by-laws. Any other proper business may be transacted at the annual meeting. Quintana's by-laws provide that an annual meeting of its shareholders for the election of the board of directors, and any other business that may properly come before the meeting, shall be at such place, date and time as fixed by the board of directors and stated in the notice of such meeting.

        Special Meetings.    Under the MIBCA, a special meeting of shareholders may be called by the board of directors or by such persons as authorized by the corporation's articles of incorporation or bylaws. At such meeting, only business that is related to the purpose set forth in the required notice may be transacted. Quintana's by-law provide that special meetings of shareholders may be called for any purpose by the chief executive officer, the chairman of the board or by resolution of the board of directors, and shall be called by the chief executive officer or the secretary at the written request of not less than fifty percent of the voting power of the shareholders entitled to vote at the meeting.

        Notice of Meetings.    Under the MIBCA, notice of any shareholder meeting must be given not less than fifteen nor more than sixty day before the meetings and shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose of such meeting and the that it is being called at the direction of whoever is calling the meeting.

Excel

        Annual Meeting.    Under the LBCA, an annual meeting of shareholders shall be held for the election of shareholders on a date and at a time and place, as designated by or in the manner provided in the by-laws, unless the directors are elected by written consent in lieu of an annual meeting. Excel's by-laws provide that the board of directors may fix the date, time and place of the annual shareholder meeting within or without Liberia for the election of directors and to transact any other business properly brought before the meeting.

        Special Meeting.    Under the LBCA, a special meeting of shareholders may be called by the board of directors or by such persons as authorized by the corporation's articles of incorporation or by-laws. At such meeting, only business that is related to the purpose set forth in the required notice may be transacted. Excel's by-laws provide that special meetings of the shareholders may be called by the chairman of the board or the president, and shall be called by the secretary if requested in writing by the holders representing at least forty percent of the total number of votes entitled to be cast.

        Notice of Meetings.    Under the LBCA, notice of any meeting must be given not less than fifteen nor more than sixty days before the meeting and shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose of such meeting and the that it is being called at the direction of whomever is calling the meeting.

Quorum of Shareholders

Quintana

        Under the MIBCA, unless provided otherwise in the articles of incorporation, a majority of the shares entitled to vote at a meeting (represented in person or by proxy) constitutes a quorum, but in no event shall a quorum consist of less than one-third of the shares entitled to vote.

Excel

        Under the LBCA, unless provided otherwise in the articles of incorporation, a majority of the shares entitled to vote at a meeting (represented in person or by proxy) constitutes a quorum, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. Excel's articles of incorporation do not contain any provisions regarding a quorum of shareholders, however, its by-laws provide that the presence of holders representing one-third of the total number of votes that may be cast at any shareholder meeting shall constitute a quorum.

Shareholder Proposals and Nominations

Quintana

        Quintana's by-laws provide that shareholders entitled to vote may make nominations of persons for election to the board of directors and proposals of business for consideration at an annual meeting of shareholders so long as they comply with the notice provisions in the by-laws. The proposing or nominating shareholder must give notice to the secretary not less than ninety days nor more than 120 days prior to the first anniversary of the date the prior years proxy materials for the preceding years annual meeting was first mailed. If, however, the date of the annual meeting is changed by more than thirty days from the anniversary of the previous year's meeting, such notice must delivered not earlier than 120 days prior to the annual meeting nor later than ninetieth day prior to the meeting or the tenth day following the first day public announcement of the meeting is made.

        Such notice shall contain: (1) all information relating to each person such shareholder nominates that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act, including the nominee's consent; (2) a brief description of the business the shareholder proposes to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and any other material interest in such business for such shareholder and the beneficial owner (if any) on whose behalf the proposal is made; and (3) the name and address of such shareholder as they appear on the books, and of such beneficial owner, as well as the class and number of shares which are beneficially owned and of record by such shareholder and such beneficial owner.

        Nothing in Quintana's by-laws affects any rights of shareholders to request inclusion of proposals in a proxy statement pursuant to Rule 14a-8 of the Exchange Act.

Excel

        Excel's by-laws provide that shareholders entitled to vote thereon may make nominations for election to the board of directors. All such nominations, unless made by shareholders representing at least forty percent of the total number of votes entitled to be cast, shall be made pursuant to notice to the secretary not less than ninety days nor more than 120 days prior to the shareholder meeting. If, however, less than 100 days notice is given to shareholders of the date the meeting, such notice must be received by the secretary no later than the tenth day following the date notice to shareholders was given.

        Such notice shall contain: (1) the name, age, business address and residence address, and the principal occupation or employment of any nominee proposed in such notice; (2) the name and address of the shareholder or shareholders giving the notice as the same appears in the corporation's stock ledger; (3) the number of shares of capital stock of the corporation which are beneficially owned by any such nominee and by such nominating shareholder or shareholders; and (4) such other information concerning any such nominee as would be required under the SEC rules applicable to domestic issuers in a proxy statement soliciting proxies for the election of such nominee.

Shareholder Action Without a Meeting

Quintana

        Under the MIBCA, any action required to, or that may, be taken by a shareholder meeting may be taken without a meeting if a written consent to such action is signed by all the shareholders entitled to vote with respect thereto.

Excel

        Under the LBCA, unless provided for otherwise in a corporation's articles of incorporation or by-laws, any action required to, or that may, be taken at any shareholder meeting may be taken without a meeting, prior notice or a vote, if a written consent to such action is signed by shareholders having the required number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of a non-unanimous consent action without a meeting shall be given to those shareholders who did not consent in writing and would have been entitled to notice of a meeting. In order for such consent to be effective, it shall have the date of each signing shareholder and written consents by the required number of shareholders must be received by the corporation within sixty days of the earliest dated consent.

        Excel's by-laws provide that the written consent of all shareholders entitled to vote with respect to the subject matter thereof is required to take any action required to, or that may, be taken at a shareholder meeting.

Shareholder's Right to Examine Books and Records; Shareholder Lists

Quintana

        Under the MIBCA, any shareholder, during the usual hours of business, may inspect, for a purpose reasonably related to his interest as a shareholder, and make copies of extracts from the share register, books of account, and minutes of all proceedings. The right of inspection may not be limited in a corporation's articles of incorporation or by-laws. A list of registered shareholders shall be produced at any meeting of shareholders upon request of any shareholder at the meeting or prior thereto.

Excel

        Under the LBCA, any shareholder shall upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect, for any purpose reasonably related to such shareholder's interest as a shareholder, the corporation's share register, a list of shareholders and its other books and records. The right of inspection may not be limited in a corporation's articles of incorporation or by-laws. A list of registered shareholders as of the relevant record date shall be produced at any meeting of shareholders upon request of any shareholder at the meeting or prior thereto.

Amendments of Governing Instruments

Quintana

        Amendment of Certificate of Incorporation.    Under the MIBCA, an amendment to the articles of incorporation may be authorized by the holders of a majority of all outstanding shares entitled to vote thereon. In addition, and notwithstanding any provision in the articles of incorporation, if an amendment would increase or decrease the aggregate number of authorized shares of any class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, the amendment shall be authorized by a vote of the holders of a majority of all outstanding shares of such class. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for purposes of this section.

        Amendment of By-laws.    Quintana's by-laws may be amended, repealed and adopted by the holders of a majority of all the outstanding shares entitled to vote at any annual or special meeting at which a quorum is present or represented, or by the vote of a majority of the board of directors at any meeting of the board at which a quorum is present.

Excel

        Amendment of Articles of Incorporation.    Under the LBCA, an amendment to the articles of incorporation may be authorized by the holders of a majority of all outstanding shares entitled to vote thereon. In addition, and notwithstanding any provision in the articles of incorporation, if an amendment would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, the amendment shall be authorized by a vote of the holders of a majority of all outstanding shares of such class. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for purposes of such amendment.

        In addition, it is a condition to the closing of the merger that Excel amend its articles of incorporation to specify that, for a period ending one year after the closing date of the merger, there will be a special class of directors comprised of Paul Cornell, Hans J. Mende, and Corbin J. Robertson, III and that any amendment to the articles regarding the special class of directors requires, in addition to the majority vote of the shareholders, the approval of the majority of the members of the board of directors, including at least two of the special class directors.

        Amendment of By-laws.    Excel's by-laws may be altered, amended, supplemented or repealed, or new by-laws may be adopted by a vote of two-thirds of the entire board of directors at any regular or special meeting of the board or directors, or by the vote of a majority of the shareholders which may be cast at any meeting of shareholders, except that Article 2, Article 8 and Section 9.04 of Excel's by-laws may only be amended by the shareholders.

Vote on Mergers, Consolidations and Sales of Assets

Quintana

        Under the MIBCA, any plan of merger or consolidation shall be authorized by the holders of a majority of the outstanding shares entitled to vote thereon. In addition, any sale, lease, exchange or other disposition of all or substantially all the assets of a Marshall Islands corporation, if not made in the usual or regular course of the business actually conducted by such corporation, requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon, unless any class of shares is entitled to vote thereon as a class, in which event such authorization shall require the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. There are no provisions in Quintana's articles of incorporation or by-laws addressing such matters.

Excel

        The provisions of the LBCA regarding shareholder voting respecting mergers and dispositions of all or substantially all assets are identical is substance to the MIBCA. Excel's articles of incorporation require the vote of holders of shares representing a majority of the total number of votes that may be cast at a shareholder meeting to approve any merger, consolidation or division of the corporation, if such transaction requires shareholder approval under the LBCA.

Preemptive Rights

Quintana

        Under the MIBCA, unless provided otherwise in the corporation's articles of incorporation, the holders of any class have certain preemptive rights. Pursuant to Quintana's articles of incorporation, holders of Quintana's common stock have no preemptive rights.

Excel

        The provisions of the LBCA regarding preemptive rights are substantively identical to the MIBCA. Pursuant to Excel's articles of incorporation, the shares of Excel's capital stock of any class have no preemptive rights.

Dividends and Other Distributions

Quintana

        Under the MIBCA, a corporation may declare and pay dividends in cash, stock or other property on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent or when the declaration or payment would be contrary to any restrictions contained in the articles of incorporation. Dividends may be paid out of surplus only, however, in the case there is no surplus, dividends may be declared or paid our of the net profits for the fiscal year in which the dividend is declared and for the preceding year. Quintana's by-laws provide that the board of directors at any regular or special meeting may declare a dividend pursuant to law, which may be paid in cash, property or shares of the capital stock of the corporation, subject to the articles of incorporation.

Excel

        The provisions of the LBCA regarding the permissibility of the declaration and payment of dividends are substantively identical to the MIBCA. Excel's by-laws provide that the board of directors may declare a dividend at any regular or special meeting, which may be paid in cash, property or shares of the capital stock of the corporation, subject to the articles of incorporation.

Appraisal and Dissent Rights

Quintana

        Under the MIBCA, shareholders have the right to dissent from a plan of merger or consolidation to which the corporation is a party or the sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of business, and receive payment of the fair value of their shares. In addition, a holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment: (1) alters or abolishes any preferential right or any outstanding shares having preferences; (2) creates, alters, or abolishes any provision or right in respect to the redemption or any outstanding shares; (3) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (4) excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class. See "The Merger—Dissenters' Rights" beginning on page 82.

Excel

        The LBCA provides for shareholders right to dissent and receive payment for their shares in substantively identical circumstances as the MIBCA with the addition of the right to dissent from any re-domiciliation or de-registration and registration as another entity, and receive payment for the fair value of their shares.

Derivative Actions

Quintana

        Under the MIBCA, an action may be brought in the right of a corporation to procure a judgment in its favor by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. Plaintiffs in such derivative action must show that they were such a holder at the time of bringing the action and at the time of the transaction of which they complain, or that their shares or interest therein devolved upon them by operation of law. In such a derivative action in the Marshall Islands, (1) the complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such derivative action by the board of directors or the reasons for not making such effort, (2) the approval of the High Court of the Marshall Islands is required to discontinue, compromise or settle such derivative action, (3) the corporation may require a plaintiff bringing such a derivative suit to give security for reasonable expenses if the plaintiff owns less than five percent of any class of stock and the shares have a value of less than $50,000 and (4) attorney fees may be awarded if the action is successful.

Excel

        The provisions of the LBCA regarding shareholder derivative actions are substantively identical to the provisions of the MIBCA.

Anti-Takeover Provisions

Quintana

        Certain provision of Quintana's articles of incorporation and by-laws may have anti-takeover effects. For example, Quintana's articles of incorporation authorize the issuance of up to 7,954,442 shares of "blank check" preferred stock, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock and have been reserved for issuance under Quintana's shareholder rights plan, with such designation, powers, preferences and other rights as fixed by the board of directors, which may issue such preferred stock with terms intended to impede a change of control of the company or the removal of management. In addition, Quintana's articles of incorporation do not allow for cumulative voting in the election of directors, which may impede a change of change of the company or the removal of management. Quintana's by-laws also provide that the request of at least fifty percent of the voting power of the shareholders is required in order for a special meeting of shareholder to be called at the request of shareholders, which may prevent a shareholder from forcing a special meeting of shareholders and impede a change of control of the company or the removal of management. Quintana has also entered into a shareholder rights plan, which may have a direct anti-takeover effect. See "—Shareholder Rights Plans—Quintana" beginning on page 114.

Excel

        Excel's articles of incorporation and by-laws contain similar provisions that may have anti-takeover effects, including (1) the authorization of up to 5,000,000 shares of "blank check" preferred stock with such voting powers, designations, preferences and other rights as provided for by the board of directors, (2) prohibition of cumulative voting in the election of directors and (3) the requirement that in order for a special meeting of shareholders to be called at the request of shareholders, the secretary must receive requests from holders representing at least forty percent of the total number of votes entitled to be cast. In addition, Excel has a dual class capital structure that gives the holders of Excel Class B common shares the ability to control all matters submitted to a vote of the shareholders, which may impede any attempt to force a change of control or the removal of management. See "Risk Factors—After the merger, Excel Class B shareholders will continue to exert considerable control over Excel, which may limit the ability of Excel Class A shareholders to influence Excel's actions" beginning on page 26.

Shareholder Rights Plans

Quintana

        In connection with entering into a Rights Agreement, or the Rights Agreement, on November 12, 2007, with Computershare, N.A., as rights agent, Quintana's board of directors declared a dividend distribution of one preferred share purchase right, or a Right for each outstanding share of common stock to shareholders of record at the close of business on November 22, 2007. Each Right entitles the registered holder to purchase from Quintana a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Shares, par value $0.01 per share, or a combination of securities and assets of equivalent value at a purchase price set forth in the Rights Agreement. The purchase price and the number of units issuable upon exercise are subject to adjustment to prevent dilution. The Rights expire at the close of business on November 12, 2017.

        The Rights will separate from the common shares, and become exercisable, occur upon the earlier of (1) ten business days following a public announcement that a person or group, each an Acquiring Person, has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent or more of the outstanding common shares, such date, the Acquisition Date, or (2) the close of business on the tenth business day after the commencement of a tender or exchange offer by any person for fifteen percent or more of the outstanding common stock.

        In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, common shares (or, in certain circumstances, cash, property or other securities of Quintana) having a value equal to two times the purchase price of the Right. Quintana may also may permit the holders simply to surrender the Rights, in which event they will be entitled to receive common shares (and other property, as the case may be) with a value of fifty percent of what could be purchased by payment of the full purchase price. In addition, all Rights that are, or were, beneficially owned by any Acquiring Person will be null and void.

        In the event that, at any time following an Acquisition Date, (1) Quintana engages in a merger or other business combination transaction in which it is not the surviving corporation, (2) Quintana engages in a merger or other business combination transaction in which it is the surviving corporation and its common shares are changed or exchanged, or (3) fifty percent or more of Quintana's assets or earning power is sold or transferred, each holder of a Right (other than voided rights) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Quintana may also permit surrender of the Rights in exchange for one-half of the value otherwise purchasable.

        The rights are redeemable at the option of the Quintana's board of directors at a price of $0.005 per Right at any time until the close of business on the tenth business day following an Acquisition Date. Until a Right is exercised, the holder thereof has no rights as a shareholder of Quintana.

        Pursuant to the an amendment to the Rights Agreement, entered into on January 29, 2008, the agreement and plan of merger, the voting agreements and the transactions contemplated thereby have been exempted from application of the Rights Agreement and, thus, will not trigger the rights described above.

Excel

        Excel does not have, and does not currently anticipate adopting, a shareholder rights plan.

EXPERTS

        The consolidated financial statements of Excel Maritime Carriers Ltd. appearing in Excel Maritime Carriers Ltd's Annual Report on Form 20-F for the year ended December 31, 2006 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements incorporated in this proxy statement/prospectus by reference from Quintana Maritime Limited's Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of Quintana Maritime Limited's internal control over financial reporting have been audited by Deloitte, Hadjipavlou, Sofianos & Cambanis, S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have so been incorporated in reliance upon the reports of such firm given on their authority as experts in accounting and auditing.

LEGAL MATTERS

        The legality of the Excel Class A common shares offered by this proxy statement/prospectus will be passed upon for Excel by Watson, Farley & Williams (New York) LLP, counsel to Excel as to matters of Liberian law. White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, U.S. counsel to Excel, has issued an opinion concerning certain United States federal income tax consequences, Watson, Farley & Williams has issued an opinion concerning certain Liberian income tax consequences, and Dennis Reeder, Marshall Islands counsel to Excel, has issued an opinion concerning certain Marshall Islands income tax consequences of the merger.

OTHER MATTERS

        As of the date of this proxy statement/prospectus, Quintana's board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before Quintana's shareholders at the Quintana special meeting, or any adjournment or postponement of the meeting, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters. The individuals named as proxies intend to vote in accordance with the recommendation of Quintana's board of directors.

SHAREHOLDER PROPOSALS

        If the merger is completed, Quintana will no longer be a publicly held company, and there will be no Quintana annual meeting of shareholders in 2008 or thereafter. However, if the merger is not completed, Quintana shareholders will continue to be entitled to attend and participate in its shareholders' meetings, and Quintana will hold a 2008 annual meeting of shareholders. If Quintana holds a 2008 annual meeting of shareholders, it will disclose the date of such meeting in either a Current Report on Form 8-K or a Quarterly Report on Form 10-Q, and it will provide its shareholders with a reasonable time before it begins to print and mail its proxy materials for such meeting so that shareholders have an opportunity to submit proposals for consideration for inclusion in the Proxy Statement and related proxy card for such 2008 annual meeting of shareholders. In order for such a proposal to be considered "timely" within the meaning of Rule 14a-4 under the Exchange Act, such proposal must be received by the Secretary of Quintana a reasonable time before Quintana mails its proxy materials for its 2008 annual meeting of shareholders.

WHERE YOU CAN FIND MORE INFORMATION

        Quintana files reports, proxy statements and other information with the SEC as required under the Exchange Act. Excel is a "foreign private issuer" and, under the rules adopted under the Exchange Act, is exempt from certain of the requirements of that Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act.

        You may read and copy any reports, statements or other information filed by Excel or Quintana at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about Excel at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC maintains a website that contains reports, proxy statements and other information, including those filed by Excel and Quintana, at http://www.sec.gov. You may also access the SEC filings and obtain other information about Excel and Quintana through the websites maintained by Excel and Quintana at http://www.excelmaritime.com and http://www.quintanamaritime.com, respectively. The information contained in those websites is not incorporated by reference in, or in any way part of, this proxy statement/prospectus.

        After the merger, Excel will furnish to you the same periodic reports that it currently furnishes to Excel shareholders in the same manner, including audited annual consolidated financial statements, unless you notify Excel or your bank, broker or other nominee, as the case may be, of your desire not to receive these reports, as well as proxy statements and related materials for annual and special meetings of shareholders. In addition, you will be able to request Excel's Annual Report on Form 20-F.

        Excel has filed a registration statement on Form F-4 to register with the SEC the Excel Class A common shares to be issued in the merger. This document is a part of that registration statement and constitutes the prospectus of Excel in addition to being a proxy statement for the Quintana shareholders.

        As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement on Form F-4 filed by Excel and the exhibits to the registration statement. In addition, the SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information included directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Excel and Quintana have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

EXCEL FILINGS WITH THE SEC (File No. 1-10237)	PERIOD AND/OR FILING DATE
Annual Report on Form 20-F	Year ended December 31, 2006, as filed June 26, 2007
Report of Foreign Issuer on Form 6-K
Filed January 16, 2007, February 14, 2007, March 7, 2007 (2 filings), March 14, 2007, April 12, 2007, May 4, 2007, May 11, 2007, May 15, 2007, May 22, 2007, June 26, 2007, July 9, 2007, July 19, 2007, August 6, 2007, August 13, 2007, August 16, 2007, September 5, 2007, September 14, 2007, September 19, 2007, September 20, 2007, October 2, 2007 (2 filings), October 4, 2007 (2 filings), October 10, 2007, October 18, 2007, October 23, 2007, November 7, 2007, November 14, 2007, December 20, 2007, January 31, 2008, February 8, 2008, February 11, 2008, February 15, 2008 (3 filings), February 26, 2008, March 3, 2008 (2 filings), March 4, 2008 and March 5, 2008
QUINTANA FILINGS WITH THE SEC (File No. 000-51412)	PERIOD AND/OR FILING DATE
Annual Report on Form 10-K	Year ended December 31, 2007, as filed February 29, 2008
Quarterly Reports on Form 10-Q	For the quarter ended September 30, 2007, as filed November 9, 2007
Current Reports on Form 8-K	Filed January 29, 2008 (2 filings), January 30, 2008 (2 filings), January 31, 2008 (2 filings) and February 8, 2008 (2 filings)
Proxy Statement on Schedule 14A	Filed April 2, 2007

        All documents filed by Excel and Quintana under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement/prospectus to the date of the Quintana special meeting will also be deemed to be incorporated into this proxy statement/prospectus by reference. To the extent that any information contained in any such Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this proxy/statement prospectus. Any information contained in any such report on Form 6-K or any exhibit thereto, that is furnished to the SEC by Excel will be incorporated by reference into this proxy statement/prospectus only to the extent that such information or exhibit specifically indicates that it is so incorporated by reference.

        In addition, the description of Excel Class A common shares contained in Excel's registration statements under Section 12 of the Exchange Act is incorporated into this proxy statement/prospectus by reference.

        You may also obtain copies of any document incorporated by reference into this proxy statement/prospectus, without charge, by requesting them in writing or by telephone from the appropriate company at the following addresses:

Quintana Maritime Limited Pandoras 13 and Kyprou Street 166 74 Glyfada Greece Attention: Stamatis Molaris Chief Executive Officer (011) (30) (210) 898-6820	Excel Maritime Carriers Ltd. c/o 17th km National Road Athens Lamia & Finikos Street 145-64 Nea Kifisia Athens, Greece Attention: Gabriel Panayotides (011) (30) (210) 620-9520

        If you would like to request documents, please do so by April 2, 2008 to receive them before the special meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

        Neither Excel nor Quintana has authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus are unlawful, or if you are a person to whom it is unlawful to make these types of offers, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

Appendix A

TABLE OF CONTENTS APPENDIX A

Agreement and Plan of Merger	A-2
First Amendment to the Agreement and Plan of Merger	AA-1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER,

dated as of January 29, 2008,

among

EXCEL MARITIME CARRIERS LTD.,

BIRD ACQUISITION CORP.

and

QUINTANA MARITIME LIMITED

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of January 29, 2008 (the "Agreement"), among Excel Maritime Carriers Ltd., a corporation organized under the laws of the Republic of Liberia (the "Buyer"), Bird Acquisition Corp., a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands and a direct wholly-owned subsidiary of the Buyer ("Merger Sub"), and Quintana Maritime Limited, a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands (the "Company").

RECITALS

        WHEREAS, the board of directors of the Company (the "Company Board") has (a) determined that the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is in the best interests of the stockholders of the Company (the "Company Stockholders"), (b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (c) resolved to recommend authorization and approval of this Agreement by the Company Stockholders; and

        WHEREAS, the board of directors of Merger Sub has (a) determined that the Merger is in the best interests of the stockholder of Merger Sub, (b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (c) resolved to recommend authorization and approval of this Agreement by its sole stockholder; and

        WHEREAS, the board of directors of the Buyer (the "Buyer Board") (on its own behalf and as the sole stockholder of Merger Sub) has (a) determined that the Merger is in the best interests of the Buyer and its stockholders and (b) authorized and approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and

        WHEREAS, immediately following execution of this Agreement by the parties hereto, this Agreement will be submitted to the Buyer, as the sole stockholder of Merger Sub, and the Buyer, as the sole stockholder of Merger Sub, will authorize and approve this Agreement by unanimous written consent in lieu of a meeting in accordance with the requirements of the Marshall Islands Business Corporations Act (the "MIBCA") and the articles of incorporation and bylaws of Merger Sub;

        WHEREAS, the Buyer has provided the Company and the Company has provided the Buyer with a letter of credit in the respective amounts set forth therein as security for its obligation (if any) to pay amounts owing hereunder, in each case in accordance with Article IX, and the Company or the Buyer, as the case may be, has agreed to return such letter of credit to the Buyer or the Company, as the case may be at the Effective Time or if the Agreement is terminated without amounts being payable, in each case in accordance with Article IX;

        WHEREAS, the Buyer agrees to use its reasonable best efforts to cause its articles of incorporation to be amended in accordance with Section 7.7 hereto;

        WHEREAS, Gabriel Panayotides, the Chairman of the Buyer Board, has delivered an agreement to the Company whereby he agrees to use his reasonable best efforts to obtain from the stockholders of the Buyer the votes necessary to effect the amendments to the Buyer's articles of incorporation provided for in Section 7.7 hereto (it being understood that the only remedy available against Gabriel Panayotides pursuant to such agreement shall be specific performance); and

        WHEREAS, the Buyer and certain shareholders of the Company will enter into Voting Agreements simultaneously herewith (collectively, the "Voting Agreements"), which Voting Agreements have been approved by the Company Board.

        NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        SECTION 1.1    Certain Definitions.

          (a)   When used in this Agreement, the following terms will have the meanings assigned to them in this Section 1.1(a):

          "2008 Per Share Dividend Amount" means the aggregate per share amount of cash dividends paid by the Company with respect to each share of Common Stock during the period between January 1, 2008 and the Closing.

          "Action" means any litigation, claim, action, suit, hearing, proceeding, arbitration, audit, inspection or other investigation (whether civil, criminal, administrative, labor or investigative).

          "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person. For purposes of this definition, "Control" (including the terms "Controlled by" and "under common Control with") means possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or otherwise.

          "Applicable Period" means the period commencing on the date hereof and ending upon receipt of the Stockholder Approval.

          "Business Day" means a day other than a Saturday, Sunday or other day on which banks located in New York, New York or Athens, Greece are authorized or required by Law to close.

          "Buyer B Stock" means Class B common stock, par value $0.01 per share, of the Buyer.

          "Buyer Benefit Plan" means any material employee benefit plan, including any (a) deferred compensation or retirement plan or arrangement, (b) defined contribution retirement plan or arrangement, (c) defined benefit retirement plan or arrangement, (d) employee welfare benefit plan or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company award, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, under which any present or former employee of the Buyer or any of its Subsidiaries has any present or future right to compensation, payments or benefits sponsored or maintained or contributed to by the Buyer or any of its Subsidiaries.

          "Buyer Common Stock" means Class A common stock, par value $0.01 per share, of the Buyer.

          "Buyer Common Stock Value" means the average closing prices for a share of Buyer Common Stock on the NYSE Composite Transactions Tape (as reported by the Wall Street Journal (Northeast edition), or, if not reported thereby, as reported by any other authoritative source) for the fifteen (15) trading days immediately preceding the Closing Date. The Buyer Common Stock Value shall be calculated to the nearest one-tenth of one (1) cent.

          "Buyer Preferred Stock" means preferred stock, par value $0.01 per share, of the Buyer.

          "Cash Consideration" means an amount equal to $13.00.

          "Code" means the Internal Revenue Code of 1986.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          "Company Benefit Plan" means any material employee benefit plan, including any (a) deferred compensation or retirement plan or arrangement, (b) defined contribution retirement plan or arrangement, (c) defined benefit retirement plan or arrangement, (d) employee welfare benefit plan or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company award, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, under which any present or former employee of the Company or any of its Subsidiaries or Joint Ventures has any present or future right to compensation, payments or benefits sponsored or maintained or contributed to by the Company or any Subsidiary or Joint Venture of the Company; provided, however, that "Company Benefit Plan" shall not include any such benefit plan maintained by Quintana Minerals Corporation for the benefit of any former or current employee of the Company, whether or not the Company has reimbursed Quintana Minerals Corporation for any costs associated with any such benefit plan pursuant to the Services Agreement between the Company and Quintana Minerals Corporation, dated as of October 31, 2005.

          "Contract" means any agreement, contract, commitment, arrangement, understanding or other instrument, whether written or oral.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Exchange Ratio" means (a) if the Buyer Common Stock Value is less than or equal to $45.00, then the Exchange Ratio shall be equal to the quotient resulting from dividing the Floating Stock Consideration Value by the Buyer Common Stock Value, rounded to the fourth decimal place, and (b) if the Buyer Common Stock Value is greater than $45.00, then the Exchange Ratio shall be equal to the quotient resulting from dividing the Fixed Stock Consideration Value by the Buyer Common Stock Value, rounded to the fourth decimal place.

          "Fixed Stock Consideration Value" means (A) $18.38 minus (B) the 2008 Per Share Dividend Amount.

          "Floating Stock Consideration Value" means (A) (i) the Buyer Common Stock Value multiplied by (ii) 0.4084 minus (B) the 2008 Per Share Dividend Amount.

          "GAAP" means United States generally accepted accounting principles.

          "Governmental Entity" means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or other non-United States (including the Marshall Islands), international, multinational or other government, including any department, commission, board, agency, instrumentality, political subdivision, bureau, official or other regulatory, administrative or judicial authority thereof and any self regulatory organization.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "Joint Venture" means each of the entities set forth on Section 1.1(a) of the Company Disclosure Schedule.

          "Knowledge of the Buyer" or any similar phrase means the actual knowledge of the following persons: Ismini Panayotides and Lefteris Papatrifon, in each case without obligation of inquiry.

          "Knowledge of the Company" or any similar phrase means the actual knowledge of the following persons: Stamatis Molaris, Paul Cornell and Steve Putman, in each case without obligation of inquiry.

          "Law" means any statute, law, ordinance, rule or regulation of any Governmental Entity.

          "Liability" means all indebtedness, obligations and other liabilities and contingencies of a Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.

          "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, hypothecation or other encumbrance in respect of such property or asset.

          "Maritime Guidelines" means any United States, international or non-United States (including the Marshall Islands and Greece) rule, code of practice, convention, protocol, guideline or similar requirement or restriction concerning or relating to an Owned Vessel, and to which an Owned Vessel is subject and required to comply with, imposed, published or promulgated by any Governmental Entity, the International Maritime Organization, such Owned Vessel's classification society or the insurer(s) of such Owned Vessel.

          "Material Adverse Effect" means, with respect to the Company or the Buyer, any fact, change, effect, event or occurrence that (A) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, Liabilities, business, financial condition or results of operations of the Company or the Buyer, as the case may be, and their respective Subsidiaries and Joint Ventures, taken as a whole or (B) prevents or materially delays the Company or the Buyer, as the case may be, from performing its obligations under this Agreement in any material respect; provided, however, that no fact, change, effect, event or occurrence to the extent arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Material Adverse Effect: (i) changes in general political, economic, financial, capital market or industry-wide conditions; (ii) regulatory changes, changes in Law or changes in GAAP; (iii) any natural disasters or acts of war, sabotage or terrorism, or an escalation or worsening thereof; (iv) either the entry into, announcement or performance of this Agreement and the transactions contemplated hereby or the conduct of the strategic alternatives process that resulted in this Agreement (including compliance with the covenants set forth herein (other than Section 6.1(a) and Section 6.2(a)) or any action taken or omitted to be taken by the Company or the Buyer, as the case may be, at the written request or with the prior written consent of the Buyer or Merger Sub or the Company, as the case may be; (v) the fact that the prospective owner of the Company and any of its Subsidiaries and Joint Ventures is the Buyer or any Affiliate of the Buyer; (vi) any changes in the price or trading volume of the Common Stock or the Buyer Common Stock, as the case may be; provided, that any fact, change, effect, event or occurrence that caused or contributed to such change in market price or trading volume shall not be excluded); and (vii) any failure by the Company or the Buyer, as the case may be, to meet revenue or earnings projections, in and of itself (provided, that any fact, change, effect, event or occurrence that caused or contributed to such failure to meet published revenue or earnings projections shall not be excluded) except, in the case of clauses (i), (ii) or (iii), to the extent such fact, change, effect, event or occurrence has a disproportionate effect on the Company or the Buyer, as the case may be, and their respective Subsidiaries and Joint Ventures, taken as a whole, compared with other companies operating in the same industry.

          "Material Contracts" means (a) each Contract that has been filed by Company with the SEC as a material contract pursuant to Item 601(b)(10) of Regulation S-K and (b) each Contract set forth on Section 4.16(a) of the Company Disclosure Schedule.

          "Newbuildings" means vessels under construction or newly constructed for the Company or any of its Subsidiaries or Joint Ventures, other than Owned Vessels.

          "NYSE" means the New York Stock Exchange.

          "Order" means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

          "Other Antitrust Laws" means the antitrust, competition or investment Laws of all jurisdictions other than those of the United States and any other similar applicable Law.

          "Permit" means any authorization, approval, consent, easement, variance, exception, accreditation, certificate, license, permit or franchise of or from any Governmental Entity of competent jurisdiction or pursuant to any Law.

          "Permitted Liens" means (a) Liens for Taxes that are not yet due and payable or that may hereafter be paid without material penalty or that are being contested in good faith, (b) statutory Liens of landlords and workers', carriers' and mechanics' or other like Liens incurred in the ordinary course of business for amounts that are not yet due and payable or that are being contested in good faith, (c) Liens and encroachments which do not materially interfere with the present or proposed use of the properties or assets they affect, (d) Liens that will be released prior to or as of the Closing, (e) Liens arising under this Agreement, (f) Liens created by or through the Buyer or Merger Sub and (g) Liens set forth on Section 1.1(b) of the Company Disclosure Schedule.

          "Person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any other entity or body.

          "Preferred Stock" means the Preferred Stock, par value $0.01 per share, of the Company.

          "Representatives" means, with respect to any Person, the respective directors, officers, employees, counsel, accountants, agents, advisors and other representatives of such Person.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of a non-corporate Person. For the avoidance of doubt, the term Subsidiary shall not include Joint Ventures.

          "Subsidiary Stock" means the capital stock of any Subsidiary of the Company.

          "Superior Proposal" means any offer for a transaction that did not result from a breach of Section 7.10 and that, if consummated, would result in a third party (or in the case of a direct merger between such third party or a Subsidiary of such third party and the Company, the shareholders of such third party) acquiring, directly or indirectly, more than 75% of the voting power of the Common Stock (or, in the case of a direct merger, the common stock of the resulting company) or all or substantially all the consolidated assets of the Company and its Subsidiaries for consideration consisting of cash and/or securities payable to holders of shares of Common Stock that the Company Board determines in good faith, after consultation with its legal and financial advisors, to be more favorable to holders of the Common Stock than the Merger, taking into account all financial, regulatory, legal and other aspects of such offer and transaction (including the likelihood of completion) and any changes to the terms of this Agreement proposed by Buyer in response to such Superior Proposal or otherwise.

          "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, transfer, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

          "Transaction Proposal" means any inquiry, proposal or offer or public announcement by any Person other than the Buyer or any of its controlled Affiliates relating to the acquisition, including by way of a tender offer, exchange offer, merger, consolidation or other business combination, of (x) an equity interest representing a 20% or greater economic or voting interest in the Company, or (y) the assets, securities or other ownership interests of or in the Company or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Vessels" means Owned Vessels and Leased Vessels.

          (b)   For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) the meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender will include all genders as the context requires; (ii) where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning; (iii) the terms "hereof", "herein", "hereunder", "hereby" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule without reference to a document, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement; (v) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule will also apply to paragraphs and other subdivisions; (vi) the word "include", "includes" or "including" when used in this Agreement will be deemed to include the words "without limitation", unless otherwise specified; (vii) a reference to any party to this Agreement or any other agreement or document will include such party's predecessors, successors and permitted assigns; (viii) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder; (ix) all accounting terms used and not defined herein have the respective meanings given to them under GAAP; and (x) any references in this Agreement to "dollars" or "$" shall be to U.S. dollars.

          (c)    Additional Terms.    The following terms are defined in the corresponding Sections of this Agreement:

Term	Section
Acquisition Agreement	Section 7.10(c)
Agreement	Preamble
Amended Articles	Section 7.7

Articles of Merger	Section 2.3
Benefits Continuation Period	Section 7.11(a)
Board Recommendation	Section 4.4(b)
Book-Entry Shares	Section 3.4(b)
Buyer	Preamble
Buyer Board	Recitals
Buyer Confidentiality Agreement	Section 7.9(c)
Buyer Disclosure Schedule	Article V
Buyer Options	Section 5.3(c)
Buyer SEC Reports	Section 5.6(a)
Buyer Stock Plans	Section 5.3(b)
Buyer Termination Expenses	Section 9.2(c)
Buyer Breach Fee	Section 9.2(c)
Buyer Vessels	Section 5.11(a)
Certificates	Section 3.4(b)
Change in Recommendation	Section 7.10(c)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Board	Recitals
Company Breach Fee	Section 9.2(c)
Company Disclosure Schedule	Article IV
Company Employees	Section 7.11(a)
Company-Leased Real Property	Section 4.12(b)
Company-Owned Intellectual Property	Section 4.14(b)
Company Rights	Section 4.3(a)
Company Stockholders	Recitals
Debt Financing	Section 5.8
Debt Financing Commitments	Section 5.8
Dissenting Shares	Section 3.2(a)
Effective Time	Section 2.3
Environmental Laws	Section 4.20
ERISA	Section 4.18(d)

Exchange Agent	Section 3.4(a)
Exchange Fund	Section 3.4(a)
Excluded Shares	Section 3.1(b)
Expenses	Section 10.12
Fairness Opinion	Section 4.4(c)
Financing Termination Fee	Section 9.2(c)
Indemnified Parties	Section 7.12(a)
Intellectual Property	Section 4.14(a)
Leased Vessels	Section 4.13(a)
Merger	Recitals
Merger Consideration	Section 3.1(c)
Merger Sub	Preamble
MIBCA	Recitals
Owned Vessels	Section 4.13(a)
Policies	Section 4.21
Proxy Statement	Section 7.1(a)
Real Property Leases	Section 4.12(b)
Registration Statement	Section 7.1(a)
Rights Plan	Section 4.3(a)
SEC Reports	Section 4.6(a)
Special Meeting	Section 7.1(a)
Stock Consideration	Section 3.1(c)
Stock Plans	Section 4.3(b)
Stockholder Approval	Section 4.4(d)
Surviving Corporation	Section 2.1
Termination Date	Section 9.1
Termination Fee	Section 9.2(c)
Voting Agreements	Recitals
Warrant Agreements	Section 4.3(b)
Warrants	Section 4.3(b)

ARTICLE II
THE TRANSACTIONS

        SECTION 2.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MIBCA, at the Effective Time, (a) Merger Sub will be merged with and into the Company and (b) the separate existence of Merger Sub will cease and the Company will continue its corporate existence under Marshall Islands law as the surviving corporation in the Merger and will continue under the name "Bird Acquisition Corp." (the "Surviving Corporation").

        SECTION 2.2    Closing.    The consummation of the Merger (the "Closing") will take place (a) at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, at 10:00 a.m. New York City time, on a date to be specified by the Company and the Buyer which will be no later than two Business Days immediately following the day on which the last of the conditions to Closing contained in Article VIII (other than any conditions that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as the Buyer and the Company may mutually determine (the date on which the Closing actually occurs is referred to as the "Closing Date").

        SECTION 2.3    Effective Time.    Subject to the provisions of this Agreement, on or prior to the Closing Date, the Company and Merger Sub will execute and file articles of merger (the "Articles of Merger") with the Registrar or Deputy Registrar of Corporations of the Marshall Islands and will make all other filings and recordings required by the MIBCA in connection with the Merger. The Merger will become effective when the Articles of Merger have been duly filed with the Registrar or Deputy Registrar of Corporations of the Marshall Islands or at such other subsequent date or time as the Buyer and the Company may agree and specify in the Articles of Merger in accordance with the MIBCA (the date and time the Merger becomes effective, the "Effective Time").

        SECTION 2.4    Effects of the Merger.    The Merger will have the effects set forth in this Agreement and in the MIBCA, including the effects set forth in Section 97 of the MIBCA.

        SECTION 2.5    Articles of Incorporation.    The articles of incorporation of the Company will be amended as a result of the Merger, at the Effective Time, to read in its entirety as the articles of incorporation of Merger Sub, until thereafter amended in accordance with such articles of incorporation and applicable Law.

        SECTION 2.6    Bylaws.    The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the articles of incorporation of the Surviving Corporation, such bylaws and applicable Law.

        SECTION 2.7    Directors.    The Persons set forth on Exhibit A will be the initial directors of the Surviving Corporation, until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and with applicable Law.

        SECTION 2.8    Officers.    The Persons set forth on Exhibit B will be the initial officers of the Surviving Corporation, until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and applicable Law.

ARTICLE III
EFFECT OF MERGER ON CAPITAL STOCK

        SECTION 3.1    Conversion of Securities.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Buyer, Merger Sub or any other Person:

          (a)    Conversion of Merger Sub Common Stock.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into one fully paid and non-assessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (b)    Cancellation of Excluded Shares.    Each share of Common Stock issued and outstanding immediately prior to the Effective Time (i) that is owned by the Company or any of its wholly-owned Subsidiaries or (ii) that is owned by the Buyer or Merger Sub (collectively, the "Excluded Shares") will automatically be canceled, retired and cease to exist without payment of any consideration with respect thereto.

          (c)    Conversion of Company Common Stock.    Each share of Common Stock (including restricted stock granted under the Stock Plans) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) that fraction of a validly issued, fully paid and non-assessable share of Buyer Common Stock equal to the Exchange Ratio (the "Stock Consideration") and (ii) an amount in cash, without interest, equal to the Cash Consideration (the Cash Consideration, together with the Stock Consideration, the "Merger Consideration"), whereupon such shares of Common Stock will no longer be outstanding, and each holder of a Certificate or Book-Entry Share will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.4. The Stock Consideration using the Exchange Ratio shall be calculated to the nearest one-ten thousandth of a share of Buyer Common Stock.

        SECTION 3.2    Dissenters' Rights.

          (a)   Notwithstanding anything in this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by Company Stockholders who are entitled to elect, and have properly elected, to dissent pursuant to Section 101 of the MIBCA (the "Dissenting Shares") will not be converted into the right to receive the Merger Consideration with respect thereto, unless and until such Company Stockholders fail to perfect their right to dissent under applicable Law or otherwise lose their right to payment as dissenting stockholders under the MIBCA, but, instead, such Company Stockholders will be entitled to payment of the fair value of such Dissenting Shares in accordance with Section 101 of the MIBCA. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any such Company Stockholders fail to perfect or effectively withdraw or lose such right to dissent, each share of Common Stock held by such Company Stockholder will thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration with respect thereto, in the manner provided for in Section 3.1, without interest or dividends thereon.

          (b)   The Company will give Buyer (i) prompt notice of any elections to dissent filed pursuant to Section 101 of the MIBCA received by the Company, withdrawals of such elections and any other instruments served or delivered in connection with such elections pursuant to the MIBCA and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to elections under Section 101 of the MIBCA consistent with the obligations of the Company thereunder. Neither the Company nor the Surviving Corporation will, except with the prior consent of the Buyer, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

        SECTION 3.3    Withholding Rights.    The Surviving Corporation or the Exchange Agent will be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement to any Person such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent (as applicable).

        SECTION 3.4    Exchange of Certificates.

          (a)    Exchange Agent; Exchange Fund.    Prior to the Effective Time, the Buyer will designate a bank or trust company (which bank or trust company will be reasonably acceptable to the Company) to act as exchange and payment agent (the "Exchange Agent") for the purpose of exchanging Certificates and Book-Entry Shares for the applicable Merger Consideration set forth in Section 3.1(c). At or prior to the Effective Time, the Buyer shall have deposited or caused to be deposited with the Exchange Agent (1) the number of fully paid, non-assessable shares of Buyer Common Stock equal to the number of shares of Common Stock (including restricted stock granted under the Stock Plans) outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) multiplied by the Exchange Ratio and (2) an amount of cash equal to the number of shares of Common Stock (including restricted stock granted under the Stock Plans) outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) multiplied by the Cash Consideration (such Buyer Common Stock and cash deposited by the Buyer are referred to collectively as the "Exchange Fund") and the Buyer will deposit into the Exchange Fund from time to time an amount in cash sufficient to pay any cash payable in lieu of fractional shares of Buyer Common Stock pursuant to Section 3.4(e) and any dividends or other distributions payable with respect to Buyer Common Stock to which the holders of Certificates or Book-Entry Shares of Common Stock may be entitled to receive pursuant to Section 3.4(c). The amount of any cash deposited into the Exchange Fund shall be invested by the Exchange Agent as directed by the Surviving Corporation; provided, that such investments will be (A) in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, (B) in commercial paper obligations rated A-1 or P-1 or better by either Moody's Investors Service, Inc. or Standard & Poor's Corporation or (C) in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks, each of which has capital, surplus and undivided profits aggregating more than $1.0 billion (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); provided, that no such investment or losses thereon will affect the Merger Consideration payable to former Company Stockholders under this Agreement, and the Buyer will promptly provide, or will cause the Surviving Corporation to promptly provide, additional funds to the Exchange Agent for the benefit of the former Company Stockholders in the amount of any such losses. The Exchange Fund will not be used for any other purpose, except as provided in the Agreement.

          (b)    Exchange Procedure.    As soon as reasonably practicable after the Effective Time (but in any event, no later than five Business Days after the Effective Time), the Surviving Corporation will cause the Exchange Agent to mail to each record holder, as of the Effective Time, of (i) an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Common Stock (including restricted stock granted under the Stock Plans) (other than shares of Common Stock owned by the Buyer or Merger Sub or any of their respective Subsidiaries or Dissenting Shares) (the "Certificates") or (ii) shares of Common Stock represented by book-entry (the "Book-Entry Shares"), (x) a form of letter of transmittal for use in effecting the surrender of Certificates or, in the case of Book-Entry Shares, the surrender of such shares of Common Stock (which will be in customary form and will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of such Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and (y) instructions for use in effecting the surrender of such Certificates or, in the case of Book-Entry Shares, the surrender of such shares of Common Stock in exchange for the Merger Consideration therefor. Upon surrender of a Certificate or of Book-Entry Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent will distribute from the Exchange Fund to the holder of a Certificate or of Book-Entry Shares, or as otherwise directed in the letter of transmittal, the Merger Consideration for each share of Common Stock formerly evidenced by such Certificate or Book-Entry Share, and such Certificate or Book-Entry Share will forthwith be canceled. No interest will be paid or will accrue on any portion of the Merger Consideration consisting of a cash payment in respect of any Certificate or Book-Entry Share. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment will have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or will have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable.

          (c)    Dividends on Buyer Common Stock.    Any dividend or other distribution declared or made after the date of this Agreement with respect to Buyer Common Stock with a record date after the Effective Time shall include a dividend or other distribution in respect to all whole shares of Buyer Common Stock issuable pursuant to this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such holder surrenders such Certificates or Book-Entry Shares in accordance with this Section 3.4. Following the surrender of such Certificates or Book-Entry Shares, there shall be paid to the record holder thereof, without interest, at the time of surrender the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such shares of Buyer Common Stock.

          (d)    Termination of Exchange Fund.    Promptly following the one year anniversary of the Effective Time, the Surviving Corporation will be entitled to require the Exchange Agent to deliver to it any shares of Buyer Common Stock and any cash amounts remaining in the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates or Book-Entry Shares (including all interest and other income received by the Exchange Agent in respect of all cash amounts made available to it), and thereafter such holders who have not received the Merger Consideration therefor may surrender such Certificate or, in the case of Book-Entry Shares, such shares of Common Stock to the Surviving Corporation and, subject to abandoned property, escheat and other similar Laws, receive in consideration therefor the aggregate Merger Consideration that may be payable upon due surrender of the Certificates or, in the case of Book-Entry Shares, such shares of Common Stock held by them, without interest or dividends thereon.

          (e)    Fractional Shares.    Notwithstanding any other provision in this Agreement, no fractional shares of Buyer Common Stock and no certificates or other evidence of ownership thereof will be issued in connection with the Merger; instead the Buyer will pay to each holder of Common Stock who would otherwise be entitled to a fractional share of Buyer Common Stock (after taking into account and aggregating all shares or fractional shares of Common Stock to which such holder is entitled) an amount in cash (without interest) determined by multiplying such fraction of a share of Buyer Common Stock by the Buyer Common Stock Value.

          (f)    No Further Ownership Rights in Company Shares.    The Merger Consideration paid upon the surrender of a Certificate or, in the case of Book-Entry Shares, such shares of Common Stock in accordance with the terms of this Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificate or book-entry. At the Effective Time, the stock transfer books of the Company will be closed, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or, in the case of Book-Entry Shares, such shares of Common Stock are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they will be canceled and exchanged for the Merger Consideration as provided in this Article III.

          (g)    No Liability.    To the fullest extent permitted by applicable Law, none of Merger Sub, the Company, the Surviving Corporation or the Exchange Agent will be liable to any Company Stockholder or other person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Buyer free and clear of any claims or interest of any Person previously entitled thereto.

          (h)    Lost, Stolen or Destroyed Certificates.    In the event that any Certificate has been lost, stolen or destroyed, the Surviving Corporation or Exchange Agent will, upon the receipt of an affidavit of that fact by the holder thereof in form and substance reasonably satisfactory to the Surviving Corporation or Exchange Agent, as the case may be, pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the shares of Common Stock previously evidenced by such lost, stolen or destroyed Certificate; provided, that the Surviving Corporation may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to such Certificate.

        SECTION 3.5    Certain Adjustments.    If, between the date of this Agreement and the Effective Time, (i) the outstanding Buyer Common Stock or Common Stock shall have been changed into a different number of shares or different class by reason of any reorganization, reclassification, recapitalization, stock split, split-up, combination or exchange of shares or other similar transaction or (ii) a stock dividend or dividend payable in any securities (including any dividend or distribution of securities convertible into Buyer Common Stock) shall be declared with a record date within such period, or any similar event shall have occurred, then the Stock Consideration shall be appropriately adjusted to provide to the holders of Common Stock the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Buyer and Merger Sub that each statement contained in this Article IV is true and correct, except as set forth (i) in the SEC Reports filed prior to the date hereof (other than any forward looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward looking statements and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature) or (ii) in the Schedules accompanying this Agreement (collectively, the "Company Disclosure Schedule"). The Company Disclosure Schedule has been arranged for purposes of convenience only, in sections corresponding to the Sections of this Agreement. Each section or subsection of the Company Disclosure Schedule will be deemed to incorporate by reference all information disclosed in any other section or subsection of the Company Disclosure Schedule to the extent that it is reasonably apparent that such information is relevant to such other section or subsection.

        SECTION 4.1    Organization, Qualification and Corporate Power.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority, directly or indirectly, to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be in good standing would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing (where applicable), in each jurisdiction where the character of its properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.2    Subsidiaries; Joint Ventures.

          (a)   A true and complete list of each Subsidiary of the Company, together with the jurisdiction of incorporation or formation of each such Subsidiary, the authorized and issued capital stock or other ownership interest of each such Subsidiary and the name of each holder thereof is set forth in Section 4.2(a) of the Company Disclosure Schedule. A true and complete list of each Joint Venture, together with the ownership interest of the Company therein, the jurisdiction of formation of each such Joint Venture, and the identity and ownership interest of the Persons that are the other joint venture partners therein, is set forth on Section 1.1(a) of the Company Disclosure Schedule. Except as set forth in Section 4.2(a) of the Company Disclosure Schedule, all of the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company and each Joint Venture, to the extent owned by the Company, are owned, directly or indirectly, by the Company, free and clear of any Liens (other than Permitted Liens). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Joint Ventures owns, directly or indirectly, any equity or other ownership interest in any Person, except for the Subsidiaries of the Company and the Joint Ventures. Except as set forth on Section 4.2(a) of the Company Disclosure Schedule, the Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Person.

          (b)   Each Subsidiary of the Company and, to the Knowledge of the Company, each Joint Venture is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing would not be reasonably expected to have, individually or in the aggregate, a Material Adverse

  Effect. Each such Subsidiary of the Company and, to the Knowledge of the Company, each Joint Venture is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock and have been reserved for issuance upon the exercise of rights distributed to the holders of Common Stock pursuant to the Rights Agreement, dated as of November 12, 2007, as amended (the "Rights Plan"), between the Company and Computershare Trust Company, N.A., as rights agent (the rights issued to the holders of Common Stock pursuant to the Rights Plan are referred to as the "Company Rights"). As of January 25, 2008, (i) 57,925,194 shares of Common Stock (including 1,407,650 shares of restricted stock) were issued and outstanding, (ii) no shares of Common Stock were held in the treasury of the Company and (iii) no shares of Preferred Stock were issued and outstanding.

          (b)   Section 4.3(b) of the Company Disclosure Schedule sets forth (i) all plans or agreements (the "Stock Plans") pursuant to which the Company or any of its Subsidiaries has granted or committed to grant any option or right to acquire capital stock or any other award payable in or based upon the capital stock of the Company or any such Subsidiary; (ii) any agreements pursuant to which the Company or any of its Subsidiaries has issued warrants to purchase capital stock of the Company or any such Subsidiary (such agreements, the "Warrant Agreements"); (iii) the number of shares of Common Stock reserved for issuance under the Stock Plans as of January 25, 2008; (iv) the number of shares of restricted stock of the Company outstanding as of January 25, 2008; and (v) all other rights to purchase or receive shares of Common Stock, except as set forth in Section 4.3(a). Except as set forth in Section 4.3(a) and in Section 4.3(b) of the Company Disclosure Schedule, there are no outstanding options, warrants or other securities or subscription, preemptive or other rights convertible into or exchangeable or exercisable for any shares of capital stock or other equity or voting interests of the Company or any of its Subsidiaries and there are no "phantom stock" rights, stock appreciation rights or other similar rights with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the Company Stockholders on any matter. Except as set forth in Section 4.3(a), Section 4.3(b) or in Section 4.3(b) of the Company Disclosure Schedule, there are no Contracts of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, obligating the Company or any such Subsidiary to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, additional shares of capital stock of, or other equity or voting interests in, or options or other securities or subscription, preemptive or other rights convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or any "phantom stock" right, stock appreciation right or other similar right with respect to the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to enter into any such Contract. From the close of business on January 25, 2008, no options or warrants to purchase shares of Common Stock or Preferred Stock have been granted and no shares of Common Stock or Preferred Stock have been issued other than shares of Common Stock issued upon the exercise of any options, warrants issued pursuant to the Warrant

  Agreements (the "Warrants") or rights granted under the Stock Plans in accordance with their terms (and the issuance of Company Rights attached to such shares of Common Stock).

          (c)   All issued and outstanding shares of Common Stock and all issued and outstanding shares of Subsidiary Stock are, and all shares of Common Stock that may be issued pursuant to the exercise of Warrants or the rights or agreements set forth in Section 4.3(b) of the Company Disclosure Schedule, will be when issued in accordance with the terms thereof, duly authorized and validly issued, fully paid and non-assessable, and were issued free of preemptive rights. There are no securities or other instruments or obligations of the Company or any of its Subsidiaries, the value of which is in any way based upon or derived from any capital or voting stock of the Company or any such Subsidiary or having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the Company Stockholders or any stockholder (or its equivalent) of a Subsidiary may vote. All capital stock and other securities of the Company and its Subsidiaries have been issued in compliance with the Securities Act and the rules and regulations promulgated thereunder and all applicable foreign and state securities or "blue sky" laws.

          (d)   Except as set forth in Section 4.3(d) of the Company Disclosure Schedule, there are no outstanding obligations or Contracts, contingent or otherwise, obligating the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any such Subsidiary. Except as set forth in Section 4.3(d) of the Company Disclosure Schedule, there are no voting trusts, registration rights agreements or stockholder agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or a Subsidiary of the Company or with respect to the granting of registration rights for any of the capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 4.3(d) of the Company Disclosure Schedule, there are no rights plans affecting the Company or any of its Subsidiaries. There are no Contracts obligating the Company or any of its Subsidiaries to vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any Subsidiary of the Company.

          (e)   Except as set forth in Section 4.3(e) of the Company Disclosure Schedule, there are no restrictions of any kind that prevent or restrict the payment of dividends or other distributions by the Company or any of its Subsidiaries other than those imposed by the Laws of general applicability of their respective jurisdictions of organization.

        SECTION 4.4    Authorization; Board Recommendation; Fairness Opinion; Stockholder Approval.

          (a)   The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to the Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action (including the approval of the Company Board) and no other action is necessary on the part of the Company or any of its Subsidiaries or Joint Ventures to authorize this Agreement or to consummate the transactions contemplated hereby (other than the Stockholder Approval and compliance with the filing and notice requirements set forth in Sections 4.5(b)(i) through (v)). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

          (b)   The Company Board, at a meeting duly called and held, by a unanimous vote, (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, the Company and the Company Stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) resolved to submit this Agreement to and recommend authorization and approval of this Agreement by the Company Stockholders and (iv) approved the Voting Agreements and the transactions contemplated thereby (collectively, the "Board Recommendation").

          (c)   The Company Board has received the written opinion, dated as of the date of this Agreement (the "Fairness Opinion"), of Citigroup Global Markets Inc., a financial advisor to the Company, to the effect that, as of such date and based on and subject to the assumptions, qualifications and limitations contained therein, the Merger Consideration to be received by the Company Stockholders pursuant to the Merger is fair to the Company Stockholders from a financial point of view. The Company has received the approval of Citigroup Global Markets Inc. to permit the inclusion of a copy of its written opinion in its entirety in the Proxy Statement, subject to Citigroup Global Markets Inc.'s review of the Proxy Statement.

          (d)   The authorization and approval of this Agreement by the holders of a majority in voting power of the outstanding shares of Common Stock (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the Merger.

        SECTION 4.5    Noncontravention.

          (a)   None of the execution and delivery of this Agreement, the execution and delivery of the Voting Agreements, nor the consummation of the Merger and the other transactions contemplated hereby and thereby will, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the articles of incorporation or bylaws (or comparable organization documents, as applicable) of the Company, any of its Subsidiaries, (ii) assuming compliance with the filing and notice requirements set forth in Sections 4.5(b)(i) through (v), violate any Law applicable to the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of the Joint Ventures on the date hereof, (iii) require any filing or registration with, or the giving of any notice to, any Governmental Entity, or (iv) other than as set forth in Section 4.5(a) of the Company Disclosure Schedule, result in a violation or breach of, conflict with, constitute a default under or otherwise violate any Material Contract, except in the case of clauses (ii) through (iv) to the extent that any such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   None of the execution and delivery of this Agreement, the execution and delivery of the Voting Agreements, nor the consummation of the Merger and the other transactions contemplated hereby and thereby will, with or without the giving of notice or the lapse of time or both, and the performance of this Agreement by the Company will not, require any Order or Permit of, or filing with or notification to, any Governmental Entity, except for (i) such filings under state securities Laws or blue sky Laws, the Securities Act and the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement), (ii) the filing of applications for delisting of the Common Stock with the Nasdaq Global Select Market, (iii) such filings as may be required under the HSR Act or the Other Antitrust Laws, (iv) the filing and recordation of appropriate merger or other documents as required by the MIBCA and by relevant authorities of other jurisdictions in which the Company is qualified to do business (including the Articles of Merger), (v) the filings set forth in Section 4.5(b) of the Company Disclosure Schedule and (vi) such other Orders, Permits, filings and notifications which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.6    SEC Filings.

          (a)   Since July 14, 2005, the Company and each Subsidiary thereof has timely filed or otherwise transmitted all forms, reports and documents required to be filed with the SEC under the Securities Act and the Exchange Act (collectively with any amendments thereto, the "SEC Reports"). Each of the SEC Reports, as amended prior to the date hereof, has complied, or in the case of the Company's SEC Reports made after the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the SEC Reports, as amended prior to the date hereof, contained, and in the case of the Company's SEC Reports made after the date hereof, none of such SEC Reports will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or other documents with the SEC. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or its Subsidiaries.

          (b)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. The Company and each of its Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to comply with all legal and accounting requirements applicable to the Company and such Subsidiary as required by Rule 13a-15(a) under the Exchange Act. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company's auditors and audit committee (x) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002.

        SECTION 4.7    Financial Statements.

          (a)   The audited consolidated financial statements (including the related notes and schedules) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC (i) complied, or financial statements filed after the date hereof and prior to the Effective Time will comply, in all material respects with applicable accounting requirements and the published regulations of the SEC, (ii) have been prepared or will be prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) on that basis, fairly present or will fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the indicated dates and for the indicated periods.

          (b)   The unaudited consolidated financial statements (including the related notes and schedules) included in the Company's Quarterly Reports on Form 10-Q filed with the SEC since January 1, 2007 (i) complied, or financial statements filed after the date hereof and prior to the Effective Time will comply, in all material respects with applicable accounting requirements and the published regulations of the SEC, (ii) have been prepared or will be prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) on that basis, fairly present or will fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the indicated dates and for the indicated periods subject to normal year-end audit adjustments in amounts that are immaterial in nature and amounts consistent with past experience and the absence of full footnote disclosure.

        SECTION 4.8    Taxes.

          (a)   All material Tax Returns required by applicable Law to have been filed by the Company, each of its Subsidiaries and, to the Knowledge of the Company, each of its Joint Ventures have been filed when due (taking into account any extensions), and each such Tax Return is complete and accurate and correctly reflects the liability for Taxes in all material respects. All material Taxes that are due and payable have been paid.

          (b)   Except as set forth in Section 4.8(b) of the Company Disclosure Schedule, to the Knowledge of the Company, there is no audit or other proceeding pending against or with respect to the Company or any of its Subsidiaries or Joint Ventures, with respect to any material amount of Tax. There are no material Liens on any of the assets of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of its Joint Ventures that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable.

          (c)   The Company, each of its Subsidiaries and, to the Knowledge of the Company, each of its Joint Ventures has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any third-party.

          (d)   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of its Joint Ventures has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Taxes.

          (e)   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of its Joint Ventures is a party to any Tax allocation or sharing agreement.

          (f)    Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Joint Ventures has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the Law with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or its Subsidiaries and/or its Joint Ventures are the only members).

          (g)   No written claim has ever been made by any Taxing authority in a jurisdiction where the Company or any of its Subsidiaries or Joint Ventures does not file Tax Returns that the Company or any of its Subsidiaries or Joint Ventures is or may be subject to taxation by that jurisdiction.

        SECTION 4.9    Compliance with Laws; Orders; Permits.

          (a)   Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is and since July 14, 2005 has been, and, to the Knowledge of the Company, each of the Joint Ventures is and since their respective formation, have been, in compliance with all Laws, Orders and Permits to which the Company or such Subsidiary or Joint Venture, or any of its or their Vessels or other material assets, is subject (including Maritime Guidelines), except where such failure to comply has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   Except as set forth in Section 4.9(b) of the Company Disclosure Schedule, the Company, each of its Subsidiaries and, to the Knowledge of the Company, each of the Joint Ventures owns, holds, possesses or lawfully uses in the operation of its business all Permits (including those required by Maritime Guidelines) that are necessary or required for it to conduct its business as now conducted, except where the failure to own, hold, possess or lawfully use such Permit has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.10    No Undisclosed Liabilities.    Except as set forth in Section 4.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that (a) are accrued or reserved against in the most recent balance sheet included in the SEC Reports filed prior to the date hereof or are reflected in the notes thereto, (b) were incurred in the ordinary course of business since the date of the most recent balance sheet included in the SEC Reports, (c) are obligations of the Company or its Subsidiaries incurred as a result of entering into the Agreement (other than those of Section 6.1(a)) or performing the obligations contemplated hereby, (d) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business or (e) has not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.11    Tangible Personal Assets.    The Company, its Subsidiaries and, to the Knowledge of the Company, its Joint Ventures, in the aggregate, have good and valid title to, or a valid interest in, all of their respective tangible personal assets, free and clear of all Liens, other than (i) Permitted Liens or (ii) Liens that, individually or in the aggregate, do not materially interfere with the ability of the Company or any Subsidiary or Joint Venture to conduct its business as currently conducted.

        SECTION 4.12    Real Property.

          (a)    Owned Real Property.    Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Joint Ventures owns any real property.

          (b)    Leased Real Property.    Section 4.12(b) of the Company Disclosure Schedule contains a list of all leases and subleases (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of the Joint Ventures is either lessor or lessee (the "Company-Leased Real Property"). The Company has heretofor made available to the Buyer true and complete copies of each Real Property Lease. To the Knowledge of the Company, (i) all Real Property Leases are valid and binding Contracts of the Company or one of its Subsidiaries or Joint Ventures, and are in full force and effect (except for those that have terminated or will terminate by their own terms), in each case, except where such failure to be valid, binding or in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Joint Ventures, nor any other party thereto, is in violation or breach of or default (or with notice or lapse of time, or both, would be in violation or breach of or default) under the terms of any such Contract, in each case, except where such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Section 4.12(b) of the Company Disclosure Schedule, the Company, its Subsidiaries and, to the Knowledge of the Company, the Joint Ventures have not subleased, licensed or otherwise granted any Person the right to use or occupy such Company-Leased Real Property or any portion thereof.

        SECTION 4.13    Vessels; Maritime Matters.

          (a)   Section 4.13(a) of the Company Disclosure Schedule contains a list of all vessels owned by the Company or any of its Subsidiaries or Joint Ventures (the "Owned Vessels") or leased or chartered-in by the Company or any of its Subsidiaries pursuant to leaseback or charter arrangements (the "Leased Vessels"), including the name, registered owner, capacity (gross tonnage or deadweight tonnage, as specified therein), year built, classification society, official number and flag state of each Owned Vessel and Leased Vessel. Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, each Vessel is operated in compliance with all Maritime Guidelines and Laws, except where such failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries and, to the Knowledge of the Company, the Joint Ventures are qualified to own and operate the Owned Vessels under applicable Laws, including the Laws of each Owned Vessel's flag state, except where such failure to be qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, each Vessel is classed by any of Lloyd's Register of Shipping, American Bureau of Shipping, Det Norske Veritas or a classification society which is a full member of the International Association of Classification Societies and is materially in class with all class and trading certificates valid through the date of this Agreement and, to the Knowledge of the Company, (i) no event has occurred and no condition exists that would cause such Vessel's class to be suspended or withdrawn, and (ii) is free of average damage affecting its class.

          (c)   Except as set forth in Section 4.13(c) of the Company Disclosure Schedule, with respect to each of the Owned Vessels, either the Company or one of its Subsidiaries, as applicable, is the sole owner of each such Vessel and has good title to such Vessel free and clear of all Liens other than Permitted Liens.

        SECTION 4.14    Intellectual Property.

          (a)   "Intellectual Property" means (i) trade secrets, inventions, confidential and proprietary information, know-how, formulae and processes, (ii) patents (including all provisionals, reissues, divisions, continuations and extensions thereof) and patent applications, (iii) trademarks, trade names, trade dress, brand names, domain names, trademark registrations, trademark applications, service marks, service mark registrations and service mark applications (whether registered, unregistered or existing at common law, including all goodwill attaching thereto), (iv) copyrights, computer software and databases, including copyright registrations, copyright applications and unregistered common law copyrights; (v) any data or confidential information in connection with items (i)–(iv); and (vi) all licenses for the Intellectual Property listed in items (i)–(v) above.

          (b)   Section 4.14(b) of the Company Disclosure Schedule sets forth a list of all material Intellectual Property owned by the Company or any of its Subsidiaries (the "Company-Owned Intellectual Property") that is registered or subject to an application for registration (including the jurisdictions where such Company-Owned Intellectual Property is registered or where applications have been filed, and all registration or application numbers, as appropriate).

          (c)   Except as set forth in Section 4.14(c) of the Company Disclosure Schedule, all necessary registration, maintenance and renewal fees have been paid and all necessary documents have been filed with the United States Patent and Trademark Office or foreign patent and trademark office in the relevant foreign jurisdiction for the purposes of maintaining the registered Company-Owned Intellectual Property. No Company-Owned Intellectual Property has been abandoned in the last 180 days, except to the extent that such abandonment would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (d)   Except as set forth on Section 4.14(d) of the Company Disclosure Schedule, (i) the Company and its Subsidiaries, in the aggregate, are the exclusive owners of the Company-Owned Intellectual Property free and clear of all Liens (other than Permitted Liens); (ii) no proceedings have been instituted, are pending or, to the Knowledge of the Company, are threatened that challenge the rights of the Company or any of its Subsidiaries in or the validity or enforceability of the Company-Owned Intellectual Property; (iii) to the Knowledge of the Company, neither the use of the Company-Owned Intellectual Property as currently used by the Company and its Subsidiaries in the conduct of the Company's business, nor the conduct of the business as presently conducted by the Company and any of its Subsidiaries, infringes, dilutes, misappropriates or otherwise violates in any material respect the Intellectual Property rights of any Person; and (iv) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has made a claim of a violation, infringement, misuse or misappropriation by any Person, of their rights to, or in connection with, the Company-Owned Intellectual Property.

          (e)   Except as set forth on Section 4.14(e) of the Company Disclosure Schedule all material information technology systems in production use by the Company and its Subsidiaries are currently operating in substantial compliance with all applicable system design and functional specifications except where such failure to be operating would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.15    Absence of Certain Changes or Events.    Except as set forth in Section 4.15 of the Company Disclosure Schedule, since September 30, 2007 (a) the Company and its Subsidiaries and Joint Ventures have conducted their respective businesses in the ordinary course consistent with past practice and (b) no event has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.16    Contracts.

          (a)   Section 4.16(a) of the Company Disclosure Schedule lists the following Contracts to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of the Joint Ventures is a party as of the date of this Agreement (other than this Agreement, the Real Property Leases, the Company Benefit Plans, the Policies, the Contracts set forth on Section 4.19 of the Company Disclosure Schedule and Contracts filed by the Company with the SEC as a material contract pursuant to Item 601(b)(10) of Regulation S-K):

              (i)  each Contract that (A) has been or (B) would be required to be, but has not been, filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K;

             (ii)  each Contract not contemplated by this Agreement that materially limits the ability of the Company or any of its Subsidiaries or Joint Ventures to engage or compete in any manner with the business presently conducted by the Company or any of its Subsidiaries or Joint Ventures;

            (iii)  each Contract that creates a material partnership or material joint venture with respect to the Company or any of its Subsidiaries or Joint Ventures;

            (iv)  each indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of indebtedness or agreement providing for indebtedness in excess of $50,000,000;

             (v)  each Contract that relates to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise) or material asset, including any vessel, other than this Agreement;

            (vi)  each material ship-sales, memoranda of agreement or other vessel acquisition Contract for Newbuildings and secondhand vessels contracted for by the Company (other than Owned Vessels) and other material Contracts with respect to Newbuildings and the financing thereof, including performance guarantees, refund guarantees and future charters;

           (vii)  each material Contract pursuant to which an Owned Vessel is leased or chartered by the Company to a third party, including all bareboat charters in connection with the Leased Vessels;

          (viii)  each material operating agreement, management agreement, crewing agreement, Contract of affreightment or financial lease (including sale/leaseback or similar arrangements) with respect to any Vessel;

            (ix)  each Contract, including any option, with respect to the purchase or sale of any vessel;

             (x)  each Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries or, to the Knowledge of the Company, Joint Ventures to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;

            (xi)  each voting agreement or registration rights agreement;

           (xii)  each management service, consulting, financial advisory or other similar type Contract with any investment or commercial bank; and

          (xiii)  each Contract involving a standstill or similar obligation of the Company or any of its Subsidiaries or, to the Knowledge of the Company, the Joint Ventures.

          (b)   The Company has heretofore made available to the Buyer true and complete copies of each of the Contracts set forth in Section 4.16(a) of the Company Disclosure Schedule. All Material Contracts are in full force and effect (except those which may be cancelled, rescinded, terminated or not renewed after the date hereof in accordance with their terms), in each case, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Joint Ventures is in violation or breach of or default under (or with notice or lapse of time, or both, would be in violation or breach of or default under) the terms of any such Material Contract, in each case, except where such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, no other party to any Material Contract is in material breach of or in default under such Material Contract, except where such breach or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries or Joint Ventures has received notice of breach or termination (or proposed breach or termination) of any Material Contract terms, except where such breach or termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.17    Litigation.    Except as set forth in Section 4.17 of the Company Disclosure Schedule, there is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or Joint Ventures that (a) challenges or seeks to enjoin, alter, prevent or materially delay the Merger or (b) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.17 of the Company Disclosure Schedule, no officer or director of the Company or any of its Subsidiaries or, to the Knowledge of the Company, Joint Ventures is a defendant in any Action commenced by any stockholder of the Company or any of its Subsidiaries with respect to the performance of his duties as an officer or a director of the Company or any such Subsidiary or Joint Venture under any applicable Law. Except as set forth in Section 4.17 of the Company Disclosure Schedule, there is no material unsatisfied judgment, penalty or award against the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of its Joint Ventures. Neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, its Joint Ventures, is subject to any Orders that have had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 4.18    Employee Benefits.

          (a)   Section 4.18(a) of the Company Disclosure Schedule includes a list of all Company Benefit Plans. The Company has delivered or made available to the Buyer copies of each Company Benefit Plan or, in the case of any unwritten Company Benefit Plans, a summary thereof.

          (b)   Except as set forth in Section 4.18(b) of the Company Disclosure Schedule, each Company Benefit Plan has been administered in accordance with its terms and is in compliance with all applicable Laws, except for instances that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

          (c)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, each Company Benefit Plan that is intended to qualify for favorable tax benefits under the Laws of any jurisdiction is so qualified, and, to the Knowledge of the Company, no condition exists and no event has occurred that could reasonably be expected to result in the loss or revocation of such status. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all benefits, contributions and premiums relating to each Company Benefit Plan have been timely paid or made in accordance with the terms of such Company Benefit Plan and the terms of all applicable Laws and any related agreement.

          (d)   Except as set forth in Section 4.18(d) of the Company Disclosure Schedule, none of the Company nor any of its Subsidiaries nor any of the Joint Ventures, nor any employer, whether or not incorporated, that would be treated together with the Company or any such Subsidiary or any Joint Venture as a single employer within the meaning of Sections 414 (b) or (c) of the Code, has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "employee benefit plan," within the meaning of Section 3.(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is covered by ERISA.

          (e)   None of the Company nor any of its Subsidiaries nor any Joint Venture has incurred, and no event has occurred and no condition or circumstance exists that could result, directly or indirectly, in, any unsatisfied liability (including, without limitation, any indirect, contingent or secondary liability) under Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA arising in connection with any employee benefit plan covered or previously covered by Title IV of ERISA or such sections of the Code or ERISA.

        SECTION 4.19    Labor and Employment Matters.    The Company and all of its Subsidiaries and, to the Knowledge of the Company, all of the Joint Ventures have complied with all labor and employment Laws, including, all labor and employment provisions included in the Maritime Guidelines, and those relating to wages, hours, workplace safety and health, immigration, individual and collective termination, discrimination and data privacy, except where failure to comply has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.19 of the Company Disclosure Schedule sets forth a complete list of all employment agreements that obligate the Company or any of its Subsidiaries to pay an annual aggregate employment compensation in the form of salary and bonus in excess of $250,000 or its equivalent in foreign currency and to which the Company or any of its Subsidiaries is a party. To the Knowledge of the Company, there are no pending, threatened, labor disputes, work stoppages, requests for representation, pickets, work slow downs due to labor disagreements or any actions or arbitrations that involve the labor or employment relations of the Company or any of its Subsidiaries. There has been no labor strike, dispute, work stoppage, request for representation, picket or work slow-down within the past three years in respect of the Company or any of its Subsidiaries, except where such strike, dispute, work stoppage, request, picket or work slow-down that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Section 4.19 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or any other type of collective agreement with any type of local, national or supranational workers' representatives. To the Knowledge of the Company there is not pending or underway any union, or any other type of workers' representatives, organizational activities or requests or elections for representation with respect to employees of the Company or any of its Subsidiaries.

        SECTION 4.20    Environmental.    Except (i) as set forth in Section 4.20 of the Company Disclosure Schedule or (ii) for any matter that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company, each of its Subsidiaries and, to the Knowledge of the Company, each of the Joint Ventures is in compliance with all applicable Laws and Maritime Guidelines relating to protection of the environment ("Environmental Laws"), (b) the Company, each of its Subsidiaries and, to the Knowledge of the Company, each of the Joint Ventures possesses and is in compliance with all Permits required under Environmental Law for the conduct of their respective operations and (c) there are no actions pending against the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of the Joint Ventures alleging a violation of any Environmental Law.

        SECTION 4.21    Insurance.    Section 4.21 of the Company Disclosure Schedule sets forth a complete and accurate list of each material insurance policy and fidelity bond that covers the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of the Joint Ventures or their respective businesses, properties, assets, directors, officers or employees (the "Policies"). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Joint Ventures is in violation or breach of or default under any of its obligations under any such Policy, except where such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no material claims by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of the Joint Ventures pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters in writing or in respect of which such underwriters have reserved their rights in writing.

        SECTION 4.22    Proxy Statement.    None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company Stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, when filed with the SEC and at the time of the Special Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Buyer or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

        SECTION 4.23    Fees.

          (a)   Except as set forth in Section 4.23(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Joint Ventures has any Liability to pay any fees or commissions to any broker, finder or agent with respect to this Agreement, the Merger or the transactions contemplated by this Agreement. The Company has furnished to the Buyer true, correct and complete copies of engagement letters relating to any such services, and there have been no amendments or revisions to such engagement letters.

          (b)   Section 4.23(b) of the Company Disclosure Schedule sets forth the Company's good faith estimate of the maximum amount of fees and commissions (but not out-of-pocket expenses or disbursements) for which the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture will be liable in connection with the Agreement or the transactions contemplated hereby to any accountant, broker, financial advisor, consultant or legal counsel retained by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture.

        SECTION 4.24    Takeover Statutes; Rights Plan.

          (a)   The Company has taken all action required to be taken by it in order to exempt this Agreement, the Merger, the Voting Agreements and the other transactions contemplated hereby and thereby from, and this Agreement, the Merger, the Voting Agreements and the other transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws and regulations of any Governmental Entity or contained in the Company's articles of incorporation.

          (b)   The Company has taken all action, if any, necessary or appropriate so that the execution of this Agreement, the Voting Agreements and the Merger and the consummation of the transactions contemplated hereby and thereby do not and will not result in the distribution of the Company Rights under the Rights Plan or the ability of any Person to exercise any Company Rights under the Rights Plan.

        SECTION 4.25    Interested Party Transactions.    Except as set forth in Section 4.25 of the Company Disclosure Schedule, (a) there are no material Contracts or Liabilities between the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of the Joint Ventures, on the one hand, and any other Affiliate of any of the Company, its Subsidiaries or the Joint Ventures, on the other hand, other than Contracts or Liabilities arising out of employment arrangements disclosed in the Company Disclosure Schedule, (b) there are no Contracts or Liabilities between the Company or any of its Subsidiaries or any other equity holder, director, officer or employee of any Joint Venture, on the one hand, and any Joint Venture, on the other hand, and (c) neither any Affiliate of the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Joint Ventures possesses, directly or indirectly, any material financial interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee or competitor of the Company or any of its Subsidiaries, any of the Joint Ventures or, to the Knowledge of the Company, any Person that is the beneficial owner of more than 5% of Common Stock. Since July 14, 2005, no event has occurred that would be required to be reported by the Company under Item 404 of Regulation S-K promulgated by the SEC which has not been so reported.

        SECTION 4.26    Certain Business Practices.    Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor (to the Knowledge of the Company and its directors) any director, officer, agent or employee of the Company or any of its Subsidiaries (a) used any funds for unlawful contributions, gifts, entertainment or other expenses relating to political activity or for the business of the Company or any of its Subsidiaries and, to the Knowledge of the Company, the Joint Ventures, (b) made any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company or any of its Subsidiaries unlawful payment from corporate funds to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, or (c) made any other unlawful payment.

        SECTION 4.27    No Other Representations or Warranties.    Except for the representations and warranties contained in this Article IV, each of Buyer and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or its Subsidiaries or Joint Ventures or with respect to any other information provided to Buyer or Merger Sub in connection with the transactions contemplated by this Agreement. Except in the case of fraud, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Buyer, Merger Sub or any other

Person resulting from the distribution to Buyer or Merger Sub, or Buyer's or Merger Sub's use of, any such information, including any information, documents, projections, forecasts or other material made available to Buyer or Merger Sub in certain "data rooms" or management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUB

        The Buyer and Merger Sub jointly and severally represent and warrant to the Company that each statement contained in this Article V is true and correct, except as set forth (i) in the Buyer SEC Reports filed prior to the date hereof (other than any forward looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward looking statements and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature) or (ii) in the Schedules accompanying this Agreement (collectively, the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule has been arranged for purposes of convenience only, in sections corresponding to the Sections of this Agreement. Each section or subsection of the Buyer Disclosure Schedule will be deemed to incorporate by reference all information disclosed in any other section or subsection of the Buyer Disclosure Schedule to the extent that it is reasonably apparent that such information is relevant to such other section or subsection.

        SECTION 5.1    Organization, Qualification and Corporate Power.    The Buyer is a Liberian corporation, duly organized, validly existing and in good standing under the Laws of the Republic of Liberia. Merger Sub is a non-resident domestic corporation duly organized, validly existing and in good standing under the Laws of the Republic of the Marshall Islands. Each of the Buyer, its Subsidiaries and Merger Sub has all requisite corporate power and authority, directly or indirectly, to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Buyer and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing (where applicable) or has equivalent status, in each jurisdiction where the character of its properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing or to have equivalent status has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.2    Subsidiaries.    Except as set forth in Section 5.2 of the Buyer Disclosure Schedule, all of the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Buyer are owned, directly or indirectly, by the Buyer, free and clear of any Liens (other than Permitted Liens). Except as set forth in Section 5.2 of the Buyer Disclosure Schedule, neither the Buyer nor any of its Subsidiaries owns, directly or indirectly, any equity or other ownership interest in any Person, except for the Subsidiaries. Except as set forth in Section 5.2 of the Buyer Disclosure Schedule, the Buyer is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Person.

        SECTION 5.3    Capitalization.

          (a)   The authorized capital stock of the Buyer consists of 100,000,000 shares of Buyer Common Stock, 1,000,000 shares of Buyer B Stock and 5,000,000 shares of Buyer Preferred Stock. As of January 25, 2008, (i) 19,893,572 shares of Buyer Common Stock (including shares of restricted stock) were issued and outstanding, (ii) 135,326 shares of Buyer B Stock were issued and outstanding, (iii) 78,650 shares of Buyer Common Stock were held in the treasury of the Buyer, (iv) 588 shares of Buyer B Stock were held in the treasury of the Buyer and (v) no shares of Preferred Stock were issued and outstanding.

          (b)   Section 5.3(b) of the Buyer Disclosure Schedule sets forth (i) all plans or agreements (the "Buyer Stock Plans") pursuant to which the Buyer or any of its Subsidiaries has granted or committed to grant any option or right to acquire capital stock or any other award payable in or based upon the capital stock of the Buyer or any such Subsidiary; (ii) the number of shares of Buyer Common Stock reserved for issuance under the Buyer Stock Plans as of January 25, 2008; (iii) the number of shares of restricted stock of the Buyer outstanding as of January 25, 2008; and (iv) all other rights to purchase or receive shares of Buyer Common Stock, except as set forth in Section 5.3(a). Except as set forth in Section 5.3(a) and in Section 5.3(b) of the Buyer Disclosure Schedule, there are no outstanding options, warrants or other securities or subscription, preemptive or other rights convertible into or exchangeable or exercisable for any shares of capital stock or other equity or voting interests of the Buyer or any of its Subsidiaries and there are no "phantom stock" rights, stock appreciation rights or other similar rights with respect to the Buyer or any of its Subsidiaries. Except as set forth in Section 5.3(a), Section 5.3(b) or in Section 5.3(b) of the Buyer Disclosure Schedule, there are no Contracts of any kind to which the Buyer or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries is bound, obligating the Buyer or any such Subsidiary to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, additional shares of capital stock of, or other equity or voting interests in, or options or other securities or subscription, preemptive or other rights convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Buyer or any of its Subsidiaries, or any "phantom stock" right, stock appreciation right or other similar right with respect to the Buyer or any of its Subsidiaries, or obligating the Buyer or any of its Subsidiaries to enter into any such Contract. Except as set forth in Section 5.3(b) of the Buyer Disclosure Schedule and except for options or warrants to purchase shares of Buyer Common Stock or shares of Buyer Common Stock issued in connection with the Buyer 2007 performance in an amount not to exceed 350,000 shares, from the close of business on January 25, 2008, no options or warrants to purchase shares of Buyer Common Stock or Buyer Preferred Stock have been granted and no shares of Buyer Common Stock or Buyer Preferred Stock have been issued other than shares of Buyer Common Stock issued upon the exercise of any options or rights granted under the Buyer Stock Plans in accordance with their terms.

          (c)   (i) All options, warrants and other rights to purchase or receive shares of Buyer Common Stock set forth in Section 5.3(a) and Section 5.3(b) of the Buyer Disclosure Schedule (collectively, the "Buyer Options") were properly accounted for on the books and records of the Buyer; (ii) each grant of Buyer Options was made in accordance with the terms of the applicable Buyer Stock Plan and any applicable laws and regulatory rules or requirements; (iii) each grant of Buyer Options has a grant date identical to the date on which such Buyer Option was actually granted; (iv) each grant of Buyer Options qualifies for the tax and accounting treatment afforded to such Buyer Option in the Buyer's Tax Returns and the Buyer's financial statements, respectively; (v) each grant of Buyer Options was duly authorized no later than the date on which the grant of such Buyer Options was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Buyer Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents; and (vi) the per share exercise price of each Buyer Option was determined in accordance with the applicable Buyer Stock Plan and, to the extent required pursuant to the terms of the applicable Buyer Stock Plan, was equal to the fair market value of a share of Buyer Common Stock (determined in accordance with the applicable Buyer Stock Plan) on the applicable date on which the related grant was by its terms to be effective.

          (d)   Except as set forth in Section 5.3(d) of the Buyer Disclosure Schedule, all issued and outstanding shares of Buyer Common Stock and Buyer B Stock are, and all shares of Buyer Common Stock that may be issued pursuant to the exercise of the Buyer Options or the rights or agreements set forth in Section 5.3(b) of the Buyer Disclosure Schedule will be when issued in accordance with the terms thereof, duly authorized and validly issued, fully paid and non-assessable, and were issued free of preemptive rights. There are no securities or other instruments or obligations of the Buyer or any of its Subsidiaries, the value of which is in any way based upon or derived from any capital or voting stock of the Buyer or any such Subsidiary or having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the Buyer Stockholders or any stockholder (or its equivalent) of a Subsidiary may vote. All capital stock and other equity ownership interests of the Buyer and its Subsidiaries have been issued in compliance with the Securities Act and the rules and regulations promulgated thereunder and all applicable foreign and state securities or "blue sky" laws, and none of the Buyer or its Subsidiaries has violated the Securities Act or any applicable foreign or state securities or "blue sky" laws in connection with the issuance of any capital stock and other securities of the Buyer and its Subsidiaries.

          (e)   Except as set forth in Section 5.3(e) of the Buyer Disclosure Schedule, there are no outstanding obligations or Contracts, contingent or otherwise, obligating the Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Buyer or any such Subsidiary. Except as set forth in Section 5.3(e) of the Buyer Disclosure Schedule, there are no voting trusts, registration rights agreements or stockholder agreements to which the Buyer or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Buyer or a Subsidiary of the Buyer or with respect to the granting of registration rights for any of the capital stock of the Buyer or any of its Subsidiaries. Except as set forth in Section 5.3(e) of the Buyer Disclosure Schedule, there are no rights plans affecting the Buyer or any of its Subsidiaries. There are no Contracts obligating the Buyer or any of its Subsidiaries to vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any Subsidiary of the Buyer.

          (f)    Except as set forth in Section 5.3(f) of the Buyer Disclosure Schedule, there are no restrictions of any kind that prevent or restrict the payment of dividends or other distributions by the Buyer or any of its Subsidiaries other than those imposed by the Laws of general applicability of their respective jurisdictions of organization.

          (g)   All shares of Buyer Common Stock that may be issued pursuant to this Agreement (including shares of Buyer Common Stock that will be issued to the Company Stockholders as part of the Stock Consideration) will be when issued in accordance with the terms hereof, duly authorized and validly issued, fully paid and non-assessable, will be free of preemptive rights and will be issued in compliance with the Securities Act and the rules and regulations promulgated thereunder and all applicable foreign and state securities or "blue sky" laws.

        SECTION 5.4    Authorization.    Each of the Buyer and Merger Sub has the requisite power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Buyer and Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other action on the part of the Buyer or Merger Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby (other than approval of the Amended Articles by the stockholders of the Buyer and compliance with the filing and notice requirements set forth in Sections 5.5(b)(i) through (v)). This Agreement has been duly executed and delivered by each of the Buyer and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitute a legal, valid and binding obligation of each of the Buyer and Merger Sub, as applicable, enforceable against the Buyer and Merger Sub in accordance with their respective terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors' rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

        SECTION 5.5    Noncontravention.

          (a)   None of the execution and delivery of this Agreement, or the consummation of the Merger and the other transactions contemplated hereby and thereby will, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the articles of incorporation or bylaws (or comparable organization documents, as applicable) of the Buyer or Merger Sub, (ii) assuming compliance with the filing and notice requirements set forth in Sections 5.5(b)(i) through (v), violate any Law applicable to the Buyer or Merger Sub on the date hereof, (iii) require any filing or registration with, or the giving of any notice to, any Governmental Entity, or (iv) other than as set forth in Section 5.5(a) of the Buyer Disclosure Schedule, result in a breach of, conflict with, constitute a default under or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Buyer or Merger Sub under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which the Buyer or Merger Sub is a party, or by which the Buyer or Merger Sub may be bound, excluding in the case of clause (ii) through (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Liens which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Buyer and Merger Sub does not, and the performance of this Agreement by the Buyer and Merger Sub will not, require any Order or Permit of, or filing with or notification to, any Governmental Entity, except for (i) such filings under state securities Laws or blue sky Laws, the Securities Act and the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement), (ii) the filing of applications for delisting of the Common Stock with the Nasdaq Global Select Market, (iii) such filings as may be required under the HSR Act or the Other Antitrust Laws, (iv) the filing and recordation of appropriate merger or other documents as required by the MIBCA and by relevant authorities of other jurisdictions in which the Buyer is qualified to do business (including the filing of the Articles of Merger and the Amended Articles), (v) the filings set forth in Section 5.5(b) of the Buyer Disclosure Schedule and (vi) such other Orders, Permits, filings and notifications which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.6    Buyer SEC Filings.

          (a)   Since January 1, 2005, the Buyer has timely filed or otherwise transmitted all forms, reports and documents required to be filed with the SEC under the Securities Act and the Exchange Act (collectively with any amendments thereto, the "Buyer SEC Reports"). Each of the Buyer SEC Reports, as amended prior to the date hereof, has complied, or in the case of the Buyer SEC Reports made after the date hereof, will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Buyer SEC Reports, as amended prior to the date hereof, contained, and in the case of the Buyer SEC Reports made after the date hereof none of such Buyer SEC Reports will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Buyer is required to file any forms, reports or other documents with the SEC. To the Knowledge of the Buyer, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations are pending or threatened, in each case regarding any accounting practices of the Buyer.

          (b)   The Buyer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. The Buyer and each of its Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to comply with all legal and accounting requirements applicable to the Buyer and such Subsidiary as required by Rule 13a-15(a) under the Exchange Act. The Buyer has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Buyer's auditors and audit committee (x) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Buyer's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. The Buyer is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002.

        SECTION 5.7    Financial Statements.

          (a)   The audited consolidated financial statements (including the related notes and schedules) included in the Buyer's Annual Report on Form 20-F for the fiscal year ended December 31, 2006 filed with the SEC (i) complied, or, financial statements filed after the date hereof and prior to the Effective Time will comply, in all material respects with applicable accounting requirements and the published regulations of the SEC, (ii) have been prepared or will be prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) on that basis, fairly present or will fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Buyer and its Subsidiaries as of the indicated dates and for the indicated periods.

          (b)   The unaudited consolidated financial statements (including the related notes and schedules) periodically included in the Buyer's reports on Form 6-K filed with the SEC since January 1, 2007 (i) complied, or, in the case of the Buyer, financial statements filed after the date hereof and prior to the Effective Time will comply, in all material respects with applicable accounting requirements and the published regulations of the SEC, (ii) have been prepared or will be prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) on that basis, fairly present or will fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Buyer and its Subsidiaries as of the indicated dates and for the indicated periods subject to normal year-end audit adjustments in amounts that are immaterial in nature and amounts consistent with past experience and the absence of full footnote disclosure.

        SECTION 5.8    Financing.    The Buyer has delivered to the Company true and complete copies of the commitment letter, dated as of December 27, 2007, between the Buyer and Nordea Bank Finland PLC, London Branch, Credit Suisse DVB Bank AG, Deutsche Bank AG Filiale Deutschlandgeschäft, General Electric Capital Corporation and National Bank of Greece (the "Debt Financing Commitments"), pursuant to which such lenders have agreed to lend the amounts set forth therein (the "Debt Financing") for the purpose of funding the transactions contemplated by this Agreement. None of the Debt Financing Commitments has been amended or modified prior to the date of this Agreement, and the respective commitments contained in the Debt Financing Commitments have not been withdrawn or rescinded in any respect. The Debt Financing Commitments are in full force and effect and constitute the legal, valid and binding obligations of each of the Buyer and Merger Sub and, to the Knowledge of the Buyer, each of the other parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing (including any "flex" provisions), other than as expressly set forth in the Debt Financing Commitments. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Debt Financing Commitments, together with cash on hand at the Buyer, will be sufficient for the Buyer and the Surviving Corporation to pay the aggregate Merger Consideration and to pay all related fees and expenses payable by the Buyer and the Surviving Corporation. As of the date of this Agreement, no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Debt Financing Commitments, and the Buyer does not have any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to the Buyer on the Closing Date. The Buyer has fully paid all commitment fees or other fees required to be paid prior to the date of this Agreement pursuant to the Debt Financing Commitments.

        SECTION 5.9    Compliance with Laws; Orders; Permits.

          (a)   Except as set forth in Section 5.9(a) of the Buyer Disclosure Schedule, the Buyer and each of its Subsidiaries is and since January 1, 2005 has been in compliance with all Laws, Orders and Permits to which the Buyer or any of its material assets is subject (including Maritime Guidelines), except where such failure to comply has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   Except as set forth in Section 5.9(b) of the Buyer Disclosure Schedule, the Buyer and each of its Subsidiaries owns, holds, possesses or lawfully uses in the operation of its business all Permits (including those required by Maritime Guidelines) that are necessary or required for it to conduct its business as now conducted, except where the failure to own, hold, possess or lawfully use such Permit has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.10    No Undisclosed Liabilities.    Except as set forth in Section 5.10 of the Buyer Disclosure Schedule, neither the Buyer nor any of its Subsidiaries has any Liabilities, other than Liabilities that (a) are accrued or reserved against in the most recent balance sheet included in the Buyer SEC Reports filed prior to the date hereof or are reflected in the notes thereto, (b) were incurred in the ordinary course of business since the date of the most recent balance sheet included in the Buyer SEC Reports, (c) are obligations of the Buyer incurred as a result of entering into this Agreement or performing the obligations contemplated hereby, (d) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business or (e) have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.11    Vessels; Maritime Matters.

          (a)   Except as set forth in Section 5.11(a) of the Buyer Disclosure Schedule, each vessel owned or leased by the Buyer or any of its Subsidiaries (the "Buyer Vessels") is operated in compliance with all Maritime Guidelines and Laws, except where such failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Buyer and each of its Subsidiaries are qualified to own and operate the Buyer Vessels, as applicable, under applicable Laws, including the Laws of each Buyer Vessel's flag state, except where such failure to be qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   Each Buyer Vessel is classed by any of Lloyd's Register of Shipping, American Bureau of Shipping, Det Norske Veritas or a classification society which is a full member of the International Association of Classification Societies and is materially in class with all class and trading certificates valid through the date of this Agreement and, to the Knowledge of the Buyer, (i) no event has occurred and no condition exists that would cause such Buyer Vessel's class to be suspended or withdrawn, and (ii) is free of average damage affecting its class.

          (c)   Except as set forth in Section 5.11(c) of the Buyer Disclosure Schedule, either the Buyer or one of its Subsidiaries, as applicable, is the sole owner of each such Buyer Vessel and has good title to such Buyer Vessel free and clear of all Liens.

        SECTION 5.12    Absence of Certain Changes or Events.    Except as set forth in Section 5.12 of the Buyer Disclosure Schedule, since September 30, 2007 (a) the Buyer and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and (b) no event has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.13    Contracts.    All material Contracts of the Buyer and its Subsidiaries are in full force and effect (except those which may be cancelled, rescinded, terminated or not renewed after the date hereof in accordance with their terms), in each case, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Buyer nor any of its Subsidiaries is in violation or breach of or default under (or with notice or lapse of time, or both, would be in violation or breach of or default under) the terms of any such material Contract, in each case, except where such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Buyer, no other party to any such material Contract is in material breach of or in default under such Material Contract, except where such breach or default has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Buyer, the Buyer has not received notice of breach or termination (or proposed breach or termination) of any Material Contract terms, except where such breach or termination has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.14    Litigation.    Except as set forth in Section 5.14 of the Buyer Disclosure Schedule, there is no Action pending or, to the Knowledge of the Buyer, threatened in writing against the Buyer or any of its Subsidiaries that (a) challenges or seeks to enjoin, alter, prevent or materially delay the Merger or (b) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 5.14 of the Buyer Disclosure Schedule, as of the date hereof, no officer or director of the Buyer is a defendant in any Action commenced by any stockholder of the Buyer with respect to the performance of his duties as an officer or a director of the Buyer under any applicable Law. Except as set forth in Section 5.14 of the Buyer Disclosure Schedule, there is no material unsatisfied judgment, penalty or award against the Buyer or any of its Subsidiaries. Neither the Buyer nor any of its Subsidiaries is subject to any Order that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.15    Employee Benefits.

          (a)   Except as set forth in Section 5.15(a) of the Buyer Disclosure Schedule, each Buyer Benefit Plan has been administered in accordance with its terms and is in compliance with all applicable Laws, except for instances that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

          (b)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, each Buyer Benefit Plan that is intended to qualify for favorable tax benefits under the Laws of any jurisdiction is so qualified, and, to the Knowledge of the Buyer, no condition exists and no event has occurred that could reasonably be expected to result in the loss or revocation of such status. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all benefits, contributions and premiums relating to each Buyer Benefit Plan have been timely paid or made in accordance with the terms of such Buyer Benefit Plan and the terms of all applicable Laws and any related agreement.

          (c)   None of the Buyer nor any of its Subsidiaries, nor any employer, whether or not incorporated, that would be treated together with the Buyer or any such Subsidiary as a single employer within the meaning of Sections 414 (b) or (c) of the Code, has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "employee benefit plan," within the meaning of Section 3(3) of ERISA, that is covered by ERISA.

          (d)   Neither the Buyer nor any of its Subsidiaries has incurred, and no event has occurred and no condition or circumstance exists that could result, directly or indirectly, in, any unsatisfied liability (including, without limitation, any indirect, contingent or secondary liability) under ERISA or Section 412 of the Code or Section 302 of ERISA arising in connection with any employee benefit plan covered or previously covered by Title IV of ERISA or such sections of the Code or ERISA.

        SECTION 5.16    Labor and Employment Matters.    The Buyer and all of its Subsidiaries have complied with all labor and employment Laws, including, all labor and employment provisions included in the Maritime Guidelines, and those relating to wages, hours, workplace safety and health, immigration, individual and collective termination, discrimination and data privacy, except where failure to comply has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Buyer, there are no pending, threatened, labor disputes, work stoppages, requests for representation, pickets, work slow downs due to labor disagreements or any actions or arbitrations that involve the labor or employment relations of the Buyer or any of its Subsidiaries. There has been no material labor strike, dispute, work stoppage, request for representation, picket or work slow-down within the past three years in respect of the Buyer or any of its Subsidiaries, except where such strike, dispute, work stoppage, request, picket or work slow-down that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.17    Merger Sub.    Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

        SECTION 5.18    Proxy Statement.    None of the information supplied or to be supplied by the Buyer or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company Stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Buyer nor Merger Sub makes any representation or warranty with respect to any information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.

        SECTION 5.19    Ownership of Common Stock.    As of the date of this Agreement, none of the Buyer, Merger Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record) any shares of Common Stock and none of the Buyer, Merger Sub or their respective Affiliates holds any rights to acquire or vote any shares of Common Stock except pursuant to this Agreement.

        SECTION 5.20    Vote/Approval Required.    No vote, consent, approval or other action of the holders of any class or series of capital stock of the Buyer is necessary or required by Law, the articles of incorporation or bylaws (or comparable organizational documents, as applicable) or the rules of the NYSE or otherwise to approve this Agreement or the Merger or the transactions contemplated hereby, other than approval of the Amended Articles by the stockholders of the Buyer. The vote or consent of the Buyer as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby.

        SECTION 5.21    Fees.

          (a)   Merger Sub has no Liability to pay any fees or commissions to any broker, finder or agent with respect to this Agreement, the Merger or the transactions contemplated by this Agreement that could result in any Liability being imposed on the Company or any Subsidiary of the Company.

          (b)   Section 5.21(b) of the Buyer Disclosure Schedule sets forth the Buyer's good faith estimate of the maximum amount of fees and commissions (but not out-of-pocket expenses or disbursements) for which the Buyer, Merger or any of their respective Subsidiaries will be liable in connection with the Agreement or the transactions contemplated hereby to any accountant, broker, financial advisor, consultant or legal counsel retained by the Buyer, Merger Sub, any of their respective Subsidiaries.

        SECTION 5.22    Takeover Statutes.    The Buyer has taken all action required to be taken by it in order to exempt this Agreement, the Merger and the other transactions contemplated hereby and thereby from, and this Agreement, the Merger and the other transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws and regulations of any Governmental Entity or contained in the Buyer's articles of incorporation.

        SECTION 5.23    Interested Party Transactions.    Except as set forth in Section 5.23 of the Buyer Disclosure Schedule, (a) there are no material Contracts or Liabilities between the Buyer, on the one hand, and any other Affiliate of the Buyer, on the other hand, other than Contracts or Liabilities arising out of employment arrangements disclosed in the Buyer Disclosure Schedule, and (b) no Affiliate of the Buyer possesses, directly or indirectly, any material financial interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee or competitor of the Buyer or, to the Knowledge of the Buyer, the beneficial owner of more than 5% of Buyer Common Stock. Since January 1, 2005, no event has occurred that would have been required to be reported by the Buyer under Item 404 of Regulation S-K promulgated by the SEC if Buyer had been subject to such reporting requirement during such period of time which has not been so reported.

        SECTION 5.24    Certain Business Practices.    Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Buyer nor any of its Subsidiaries nor (to the Knowledge of the Buyer and its directors) any director, officer, agent or employee of the Buyer or any of its Subsidiaries (a) used any funds for unlawful contributions, gifts, entertainment or other expenses relating to political activity or for the business of the Buyer or any of its Subsidiaries, (b) made any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Buyer or any of its Subsidiaries unlawful payment from corporate funds to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, or (c) made any other unlawful payment.

        SECTION 5.25    No Other Representations or Warranties.    Except for the representations and warranties contained in this Article V, the Company acknowledges that none of Buyer, Merger Sub or any other person on behalf of Buyer or Merger Sub makes any other express or implied representation or warranty with respect to Buyer or Merger Sub or with respect to any other information provided to the Company.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 6.1    Operation of the Company's Business.

          (a)   Except (i) as set forth in Section 6.1 of the Company Disclosure Schedule, (ii) as otherwise contemplated by this Agreement or disclosed in the SEC Reports filed prior to the date of this Agreement, (iii) as required by applicable Law or (iv) with the prior written consent of the Buyer (which consent will not be unreasonably withheld, delayed or conditioned), during the period commencing on the date hereof and ending at the earlier of the Effective Time and the termination of this Agreement in accordance with Article IX, the Company will, will cause each of its Subsidiaries to and will use commercially reasonable efforts to cause each of the Joint Ventures to, in all material respects, carry on its business in the ordinary course and in a manner consistent with past practice and to use commercially reasonable efforts to preserve substantially intact its present business organization and goodwill, keep available the services of its present officers and other key employees and to preserve its present relationships with customers, suppliers and other Persons with which it has a material business relationship.

          (b)   Without limiting the generality of Section 6.1(a), except (w) as set forth in Section 6.1 of the Company Disclosure Schedule, (x) as otherwise contemplated by this Agreement or disclosed in the SEC Reports filed prior to the date of this Agreement, (y) as required by applicable Law or (z) with the prior written consent of the Buyer (which consent will not be unreasonably withheld, delayed or conditioned), during the period commencing on the date hereof and ending at the earlier of the Effective Time and the termination of this Agreement in accordance with Article IX, the Company will not, and will cause each of its Subsidiaries not to, and will not direct or permit the Joint Ventures to, take any action or enter into any transaction that would result in any of the following:

              (i)  any change in the articles of incorporation, bylaws or other organizational or governing documents of the Company, any of its Subsidiaries or any of the Joint Ventures;

             (ii)  any issuance, sale or disposition of any additional shares of, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of, any capital stock of any class of, or any other ownership interest in (including but not limited to stock appreciation rights or phantom stock) the Company or any of its Subsidiaries or Joint Ventures (including the issuance or granting of stock options, restricted stock, restricted stock units or similar awards under the Stock Plans), except for (A) issuances of shares pursuant to the exercise of awards under the Stock Plans that are issued and outstanding prior to the date hereof or (B) issuances in accordance with the Rights Plan;

            (iii)  any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property, or any combination thereof) with respect to any shares of capital stock of the Company or any of its Subsidiaries, other than (A) quarterly cash dividends, (B) dividends payable to the Company or a wholly-owned Subsidiary of the Company by another wholly-owned Subsidiary of the Company or (C) dividends required by applicable Law;

            (iv)  any repurchase, reclassification, redemption, combination, splitting, subdivision, issuance or other acquisition of any other securities in respect of, in lieu of or in substitution for, directly or indirectly, any of the capital stock or other ownership interests of the Company or any of its Subsidiaries or any options or other rights to acquire any of the foregoing, other than in connection with the forfeiture or exercise of any stock option, restricted stock, restricted stock units, or similar awards under the Stock Plans;

             (v)  any incurrence, guarantee or assumption by the Company or any of its Subsidiaries or Joint Ventures of any indebtedness for borrowed money other than in the ordinary course of business, under existing debt facilities, in amounts and on terms consistent with past practice, in any event not to exceed $50 million in the aggregate;

            (vi)  any material change in any method of accounting, accounting principle or accounting practice by the Company or any of its Subsidiaries;

           (vii)  any settlement of a material Tax dispute or any change in the Tax elections made by the Company or any of its Subsidiaries or Joint Ventures or in any accounting method used by the Company or any of its Subsidiaries or Joint Ventures for Tax purposes, where such Tax election or change in accounting method may have a material effect upon the Tax Liability of the Company or any of its Subsidiaries or Joint Ventures for any period or set of periods, or the settlement or compromise of any material income Tax Liability of the Company or any of its Subsidiaries or Joint Ventures;

          (viii)  except in the ordinary course of business, (A) any adoption or material amendment of any Company Benefit Plan, (B) any entry into any collective bargaining agreement or any other type of collective agreement with any labor organization, union or any other type of local, national or supranational workers' representatives, (C) any entry into an employment, severance, change-in-control or other similar agreement or arrangement (other than in the ordinary course of business to employees that are not directors or officers of the Company) or (D) any increase in the rate of compensation to any director, officer, employee or contractor' in an amount that exceeds 10% of such Person's current compensation; provided, that the Company or any of its Subsidiaries or Joint Ventures may (1) take any such action for employees in the ordinary course of business or pursuant to any existing Contracts or Company Benefit Plans and (2) adopt or amend any Company Benefit Plan if the cost to such Person of providing benefits thereunder is not materially increased;

            (ix)  any (A) acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any corporation, partnership or other business organization or any property or assets of any Person, in each case with a value in excess of $25 million individually or $75 million in the aggregate, (B) any loan, advance, capital contribution to, or investment in, any other Person (other than a Person that is a wholly-owned Subsidiary of the Company as of the date hereof and other than incorporation of a wholly-owned Subsidiary of the Company), in each case with a value in excess of $25 million individually or $75 million in the aggregate, (C) disposition of, or creation of any lien or encumbrance on, any assets of the Company or any of its Subsidiaries or Joint Ventures (including the capital stock of any of its Subsidiaries) with a value in excess of $25 million individually or $75 million in the aggregate, except in the case of (A) and (C) for acquisition or dispositions pursuant to the existing Contracts set forth on Section 4.16(a) or 6.1(b)(ix) of the Company Disclosure Schedule;

             (x)  except in the ordinary course of business, (A) any entry into of any Contract of the type that would have been a Material Contract had it been entered into prior to or on the date hereof or (B) any material cancellation, material modification, termination or grant of waiver of any material rights under any Material Contract;

            (xi)  the settlement or compromise of any litigation against the Company or any of its Subsidiaries or Joint Ventures or any of their respective directors or officers other than settlements or compromises of litigation where the amount paid (less the amount reserved for such matters by the Company and any amounts paid or to be paid by insurance proceeds) in settlement or compromise, in each case, does not exceed the amount set forth in Section 6.1(b)(xi) of the Company Disclosure Schedule;

           (xii)  any capital expenditures in excess of $25 million individually or $75 million in the aggregate, except for those capital expenditures set forth in Section 6.1(b)(xii) of the Company Disclosure Schedule;

          (xiii)  any failure to pay all premiums due and payable for material insurance policies and/or any failure to use commercially reasonable efforts to keep material insurance policies in full force and effect; or

          (xiv)  any entry into any agreement or commitment to do any of the foregoing.

          (c)   Each of the Company and its Subsidiaries agrees that, between the date of this Agreement and ending at the earlier of the Effective Time and the termination of this Agreement in accordance with Article IX, it shall not, directly or indirectly (i) take any action to, or fail to take any action where such failure to take action would, cause its representations and warranties set forth in Article IV to be untrue in any material respect; or (ii) take or fail to take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

        SECTION 6.2    Conduct of Business of the Buyer and Merger Sub Pending the Merger.

          (a)   Except (i) as set forth in Section 6.2(a) of the Buyer Disclosure Schedule, (ii) as otherwise contemplated by this Agreement or disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, (iii) as required by applicable Law or (iv) with the prior written consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned), during the period commencing on the date hereof and ending at the earlier of the Effective Time and the termination of this Agreement in accordance with Article IX, the Buyer will, and will cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course and in a manner consistent with past practice and to use commercially reasonable efforts to preserve substantially intact its present business organization and goodwill, keep available the services of its present officers and other key employees and to preserve its present relationships with customers, suppliers and other Persons with which it has a material business relationship.

          (b)   Each of the Buyer and Merger Sub agrees that, between the date of this Agreement and ending at the earlier of the Effective Time and the termination of this Agreement in accordance with Article IX, it shall not, directly or indirectly (i) take any action to, or fail to take any action where such failure to take action would, cause its representations and warranties set forth in Article V to be untrue in any material respect; or (ii) take or fail to take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

        SECTION 6.3    SEC Filings.    Each of the Company and the Buyer will file or furnish all reports, proxy statements, communications, announcements, publications and other documents required to be filed or furnished by it with the SEC between the date hereof and the Effective Time. Each of the Company and Buyer will, to the extent that any report, proxy statement, communication, announcement, publication or other document being filed or furnished by such party with the SEC contains any statement relating to this Agreement or the Merger, and to the extent permitted by Law or applicable confidentiality agreements, consult with the other for a reasonable time before filing or furnishing such report, proxy statement, communication, announcement, publication or other document with the SEC.

        SECTION 6.4    Operational Matters.    Nothing contained in this Agreement shall give the Buyer or Merger Sub, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' or Joint Ventures' operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the Buyer's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of the Company and the Buyer shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' and Joint Ventures', as applicable, respective operations.

ARTICLE VII
COVENANTS

        SECTION 7.1    Special Meeting; Proxy Statement; Registration Statement.

          (a)   As promptly as reasonably practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to a special meeting of the Company Stockholders (the "Special Meeting") for the purpose of obtaining the Stockholder Approval and (ii) Buyer shall prepare and file with the SEC a registration statement on Form F-4 or other applicable form (together with all amendments thereto, the "Registration Statement"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the issuance of shares of Buyer Common Stock to be issued to the stockholders of the Company as part of the Merger Consideration. Each of the Buyer and the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective and the Proxy Statement to be cleared by the SEC as promptly as practicable, and to that extent, the Company and the Buyer will respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and provide copies of such comments to the other promptly upon receipt. Prior to the effective date of the Registration Statement, the Buyer shall take all actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) reasonably required under any applicable federal securities Laws or state "blue sky" Laws in connection with the issuance of shares of Buyer Common Stock in connection with the Merger. Each of the Buyer and the Company shall cooperate, furnish and cause its respective Subsidiaries to, and the Company shall use commercially reasonable efforts to cause the Joint Ventures to, cooperate and furnish all information concerning it and the holders of its capital stock or voting interest as the other may reasonably request in connection with such actions and the preparation, filing and distribution of the Registration Statement and the Proxy Statement. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, the Company shall mail or otherwise make available in accordance with the Securities Act and the Exchange Act the Proxy Statement and any supplements or amendments to the Proxy Statement to its stockholders. No filing of, or amendment of or supplement to, the Proxy Statement shall be made by the Company, and no filing of, or amendment or supplement to, the Registration Statement shall be made by the Buyer, in each case, unless the party intending to make such filing has given the other party a reasonable opportunity to review and comment on the proposed filing and each party will provide the other party with a copy of all such filings with the SEC. Each of the Buyer and the Company shall advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, the initiation or threat of any proceeding for any such purpose, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (b)   The Company and the Buyer each agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or that any information furnished by it omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Proxy Statement or the Registration Statement.

          (c)   If any time prior to the Effective Time any event or circumstance relating to the Company or the Buyer, or any of their respective Subsidiaries, or their respective officers or directors, or any of their holders of capital stock, is discovered by a party that should be set forth in an amendment of or a supplement to the Registration Statement or Proxy Statement, such party shall promptly inform the other party.

          (d)   The Company shall take all action necessary to duly call, give notice of, convene and hold, as soon as reasonably practicable following the date of this Agreement the Special Meeting. Except to the extent the Company has effected a Change in Recommendation, the Company will (i) include in the definitive proxy statement mailed to the Company Stockholders and filed with the SEC the Board Recommendation and (ii) use its commercially reasonable efforts to solicit and obtain the Stockholder Approval. The Company shall adjourn or postpone the Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to in advance of a vote on the Merger and this Agreement and, if as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Company Stockholders represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Special Meeting or to obtain the Stockholder Approval or there are insufficient votes to approve the Merger, the Company, with the consent of the Buyer, may and, at the direction of the Buyer, shall, adjourn or postpone the Special Meeting; provided, however, that unless this Agreement shall be terminated in accordance with its terms, the Company shall be obligated to call, give notice of, convene and hold the Special Meeting, regardless of the commencement, disclosure, announcement or submission to the Company of any Transaction Proposal, or of any Change of Recommendation.

          (e)   Promptly following the Closing, the Buyer will file a post-effective amendment to the Registration Statement and will include in such post-effective amendment a prospectus covering the resale from time to time by each director or officer of the Company, who serves as a director of the Buyer following the Closing, of all shares of Buyer Common Stock received by him as part of the Stock Consideration. The Buyer shall use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as promptly as practicable and to keep such registration statement, as so amended, effective and such resale prospectus current and available for use by each such director of the Buyer until such director sells all such shares of Buyer Common Stock or ceases to be a director of the Buyer. In lieu of filing a post-effective amendment to the Registration Statement, the Buyer may file and use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, and to keep effective as provided above, a registration statement on Form F-3 (or on another appropriate Form) containing a prospectus covering resales of such shares of Buyer Common Stock which prospectus the Buyer will use its commercially reasonable efforts to keep current and available for resales from time to time by each such director of the Buyer of all such shares of Buyer Common Stock.

        SECTION 7.2    Delisting.    The Surviving Corporation will use its commercially reasonable efforts to cause the shares of Common Stock to be de-listed from the Nasdaq Global Select Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        SECTION 7.3    Listing.    The Buyer will use commercially reasonable efforts to cause the shares of the Buyer Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

        SECTION 7.4    Regulatory Matters and Approvals.

          (a)   Each of the Buyer and the Company will, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten Business Days following the execution and delivery of this Agreement, (i) if required under applicable Law, file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated by this Agreement and any information required to be provided therewith pursuant to the HSR Act, which forms will specifically request early termination of the waiting period prescribed by the HSR Act, and (ii) file with any other Governmental Entity, any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any Other Antitrust Laws or any other applicable Laws; provided, if a competition filing is required to be made with the European Commission, only the initial draft of such filing shall be made within ten Business Days following execution of this Agreement. Each of the Buyer and the Company will furnish to each other's counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act, any Other Antitrust Laws and any other applicable Laws. The Company and the Buyer together will be responsible for all filing fees payable in connection with such filings.

          (b)   Each of the Buyer and the Company will use its respective commercially reasonable efforts to obtain promptly any clearance required under the HSR Act, any Other Antitrust Laws and any other applicable Laws for the consummation of the transactions contemplated by this Agreement and will keep each other apprised of the status of any material communications with, and any reasonable inquiries or requests for additional information from any Governmental Entity and will comply promptly with any such inquiry or request from any such Governmental Entity. The Buyer agrees to take any and all steps necessary to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity or any other party so as to enable the parties to expeditiously close the transactions contemplated by this Agreement (including the Merger), including consenting to any divestiture or other structural or conduct relief in order to obtain clearance from any Governmental Entity; provided that the Buyer shall not be required to take any step that if taken would have a Material Adverse Effect (without giving effect to the proviso contained therein) on the Buyer or the business operations of the Company and its Subsidiaries. Subject to the foregoing provision, at the request of Company, the Buyer and its Affiliates will use their respective commercially reasonable efforts to contest, administratively or in court, any ruling, order or other action of any Governmental Entity or any other Person respecting the transactions contemplated by this Agreement.

          (c)   Subject to Section 7.4(a), each of the Buyer and the Company agrees to instruct their respective counsel to cooperate with each other and use their respective commercially reasonable efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act, any Other Antitrust Laws and any other applicable Laws at the earliest practicable dates. Such commercially reasonable efforts and cooperation will include causing its counsel (i) to inform promptly the other of any oral communication with, and provide (as permitted) copies of written communications (excluding competitively sensitive information) with, any Governmental Entity regarding any such filings or applications or any such transaction, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Entity. None of the Buyer, the Company nor any of their respective Affiliates will independently contact any Governmental Entity or participate in any meeting or discussion with any Governmental Entity in respect of any such filings, applications, investigation or other inquiry without giving, in the case of the Buyer and its Affiliates, the Company, and in the case of the Company and its Affiliates, the Buyer, prior notice of the meeting and, to the extent permitted by the relevant Governmental Entity, the opportunity to attend and participate (which, at the request of the Buyer or the Company, as applicable, will be limited to outside antitrust counsel only).

        SECTION 7.5    Consents.    The Company will, and will cause each of its Subsidiaries to, and will use commercially reasonable efforts to cause each of the Joint Ventures to, use its or their commercially reasonable efforts to assist the Buyer in obtaining any required third-party consents to the Merger and the other transactions contemplated by this Agreement in writing from each Person.

        SECTION 7.6    Resignation of Directors.    At the Closing, the Company shall deliver to the Buyer evidence reasonably satisfactory to the Buyer of the resignation of all directors of the Company effective at the Effective Time.

        SECTION 7.7    Amended Articles.    The Buyer will use its reasonable best efforts to cause its articles of incorporation to be amended at or prior to Closing by adding a new Article TWELFTH thereto in the form attached hereto as Exhibit C (as amended, the "Amended Articles").

        SECTION 7.8    Buyer; Designation Committee.

          (a)   The Buyer hereby agrees to comply with the requirements set forth in Article TWELFTH of the Amended Articles, including by, in the event that any of the members of the Special Class (as defined in the Amended Articles) ceases to serve as a director of the Buyer prior to the first anniversary of the Closing, using best efforts to cause any replacement for such director designated by the Designation Committee (as defined in the Amended Articles) to be promptly appointed or elected to the Buyer Board as a member of the Special Class.

          (b)   The Buyer hereby agrees, prior to the first anniversary of the Closing, not to take any action (or fail to take any action) to amend Article TWELFTH of the Amended Articles or that would otherwise adversely affect the matters contemplated by Article TWELFTH of the Amended Articles.

        SECTION 7.9    Access; Notice of Developments; Confidentiality.

          (a)   Subject to applicable Law, during the period commencing on the date hereof and ending at the earlier of the Effective Time and the termination of this Agreement in accordance with Article IX, the Company will, and will cause each of its Subsidiaries to, and will use commercially reasonable efforts to cause each of the Joint Ventures to, permit the Buyer and its Representatives to have (at the Buyer's expense) reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and each of its Subsidiaries and Joint Ventures, to the officers, directors, personnel, customers, suppliers, premises, properties, books, records, Contracts and documents of or pertaining to the Company and any of its Subsidiaries or Joint Ventures as the Buyer may reasonably request in writing; provided, the Buyer will not have access to information that is subject to attorney-client privilege or other privilege; provided, further, that such access will comply with all applicable Laws and all applicable Real Property Leases and shall not include any intrusive testing or environmental sampling of any kind.

          (b)   The Company will give prompt written notice to the Buyer of any event that has had or would reasonably be expected to give rise to, individually or in the aggregate, a Material Adverse Effect. The Buyer and Merger Sub will give prompt written notice to the Company of any event that would reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement. Each of the Company, the Buyer and Merger Sub will give prompt written notice to the other parties of any facts relating to such party which would make it necessary or advisable to amend the Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable Law. The delivery of any notice pursuant to this Section 7.9(b) will not limit, expand or otherwise affect the remedies available hereunder (if any) to the party receiving such notice.

          (c)   Each of Buyer and Merger Sub will, and will cause their respective Representatives to, hold and treat and will cause its officers, employees, auditors and other authorized Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries and Joint Ventures furnished to Buyer, Merger Sub or their respective Representatives in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated October 19, 2007, between the Company and Buyer (the "Buyer Confidentiality Agreement"), which Buyer Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the Effective Time, at which time it will terminate. The Buyer Confidentiality Agreement will be deemed amended as of the date hereof to the effect that the Buyer will be permitted to (i) consummate the transactions contemplated hereby and (ii) enforce its rights hereunder and under the Voting Agreements.

        SECTION 7.10    No Solicitation.

          (a)   The Company will, will cause each of its Subsidiaries and Representatives to, and will direct the Joint Ventures to, cease immediately any existing activities, discussions and negotiations with any Person (other than the Buyer, Merger Sub and their respective Representatives) regarding a Transaction Proposal and request the prompt return or destruction of all confidential information previously provided in connection therewith and otherwise enforce its rights under the applicable confidentiality and/or standstill agreements.

          (b)   From and after the date of this Agreement, without the prior consent of the Buyer, the Company will not and will cause its Subsidiaries and its controlled Affiliates not to, nor will it authorize or permit any of its other Affiliates or the Joint Ventures or any Representatives of the Company, its Subsidiaries, its Affiliates or the Joint Ventures to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiries, proposals or offers from any Person that constitute, or would reasonably be expected to constitute, a Transaction Proposal, (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Transaction Proposal or (iii) otherwise cooperate in any way with, or assist or participate in, knowingly facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company and its Representatives from (A) during the Applicable Period, contacting and engaging in discussions with any Person who has made an unsolicited written Transaction Proposal that does not otherwise result from a breach of this Section 7.10 solely for the purpose of clarifying such Transaction Proposal and any material terms and conditions thereof so as to determine whether such Transaction Proposal is, or is reasonably likely to lead to, a Superior Proposal; or (B) during the Applicable Period, if the Company Board determines in good faith (after consultation with its outside counsel and financial advisor), that the Transaction Proposal is reasonably likely to lead to a Superior Proposal, (x) furnishing information with respect to the Company and its Subsidiaries and Joint Ventures to the Person making such Transaction Proposal (provided such Person has entered into a confidentiality agreement containing similar terms to those contained in the Buyer Confidentiality Agreement and containing additional provisions that expressly permit the Company to comply with the terms of this Section 7.10 (a copy of which confidentiality agreement shall be promptly (and in any event within two Business Days) provided to the Buyer)) and (y) participating in discussions or negotiations regarding such Transaction Proposal; provided, that the Company may only take such action specified in clause (B) above if such Transaction Proposal did not result from a breach of this Section 7.10 and the Company Board determines in good faith (after consultation with its outside counsel) that the failure to take any such action would breach its fiduciary duties to the Company Stockholders.

          (c)   Without the prior consent of the Buyer, the Company Board will not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Buyer, the Board

  Recommendation, (ii) approve or recommend, or propose to approve or recommend, any Transaction Proposal or Superior Proposal, (iii) amend or grant any waiver or release from or redeem any rights under the Rights Plan, except in connection with the Merger and the other transactions contemplated by this Agreement, (iv) waive any provision of any standstill or similar agreement or fail to enforce any terms of any such standstill or similar agreement or (v) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (other than entry into a confidentiality agreement contemplated by Section 7.10(b)) related to any Transaction Proposal or Superior Proposal (each, an "Acquisition Agreement") or propose publicly or agree to do any of the foregoing, other than pursuant to the next sentence. Notwithstanding the foregoing, during the Applicable Period, (x) if the Company Board determines in good faith (after consultation with its outside counsel) that it would breach its fiduciary duties to the Company Stockholders not to take any action specified in clause (i) of the preceding sentence, it may take such action specified in clause (i) of the preceding sentence and/or (y) in response to a Superior Proposal, if the Company Board determines in good faith (after consultation with its outside counsel) that the failure to take any action specified in clause (ii), (iii), (iv) or (v) of the preceding sentence would breach its fiduciary duties to the Company Stockholders, it may take such action specified in clause (ii), (iii), (iv) or (v) of the preceding sentence (any such action referred to in clauses (x) or (y), a "Change in Recommendation"), but only, with respect to the actions set forth in clause (y) at a time that is during the Applicable Period and is not less than three Business Days following the Buyer's receipt of notice advising the Buyer that the Company Board is prepared to take such action, specifying the terms and conditions of such Superior Proposal (including a copy of any relevant Acquisition Agreement); provided, that, if requested in writing by the Buyer, the Company shall negotiate in good faith with the Buyer during such three Business Day notice period to make such adjustments to the terms and conditions of this Agreement so that the Company would be able to proceed without making a Change in Recommendation.

          (d)   In addition to the other obligations of the Company set forth in this Section 7.10, the Company will promptly (and no more than two Business Days after receipt) advise the Buyer of the receipt of any Transaction Proposal (and any material modification of or amendment to such a Transaction Proposal), or any inquiry that would reasonably be expected to lead to a Transaction Proposal or of any request for information in connection with a possible Transaction Proposal, including the material terms and conditions of such Transaction Proposal, inquiry or request and the identity of the Person making such Transaction Proposal, inquiry or request, and will keep the Buyer reasonably and promptly informed of the status and material details of any such Transaction Proposal, inquiry or request and the substance of any discussions and/or material changes relating thereto.

          (e)   Nothing contained in this Section 7.10 will prohibit the Company from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) from making any other disclosure to the Company Stockholders if, in the good faith judgment of the Company Board, failure to make such disclosure would breach its obligations under applicable Law; provided that a Change in Recommendation can only be made in accordance with Section 7.10(c)

        SECTION 7.11    Employee Matters.

          (a)   Until the twelve (12)-month anniversary of the Effective Time (the "Benefits Continuation Period"), the Buyer shall provide, or shall cause the Surviving Corporation or any of their respective Subsidiaries to provide, for those employees of the Company and its Subsidiaries and Joint Ventures who are employed under Greek law and who immediately following the

  Effective Time continue as employees of the Buyer, the Surviving Corporation or any of their respective Subsidiaries during the Benefits Continuation Period (the "Company Employees"), (i) at least the same base cash level of compensation as that currently provided to such employees and (ii) employee benefits as required by Greek law.

          (b)   From and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, assume and honor in accordance with their terms all Company Benefit Plans that are employment, severance and termination plans and agreements (including change in control provisions) with employees of the Company and its Subsidiaries and Joint Ventures.

          (c)   Nothing in this Agreement, express or implied, shall: (A) confer upon any employee of the Company or any of its Subsidiaries or any Joint Venture, or any Representative of any such employee, any rights or remedies, including any right to employment or continued employment for any period or terms of employment, of any nature whatsoever; (B) be interpreted to prevent or restrict the Buyer or its Affiliates from modifying or terminating the employment or terms of employment of any Company Employee, including the amendment or termination of any employee benefit or compensation plan, program or arrangement (including any Company Benefit Plan), after the Effective Time; or (C) constitute an amendment to any Company Benefit Plan or any other plan or arrangement covering Company Employees.

        SECTION 7.12    Indemnification Following the Effective Time.

          (a)   Without limiting any additional rights that any Person may have under any employment agreement or Company Benefit Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Buyer shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former director and officer of the Company and its Subsidiaries and Joint Ventures (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any Action arising out of or pertaining to the fact that the Indemnified Party is or was a director, officer, fiduciary or agent of the Company or any of its Subsidiaries or Joint Ventures (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation, (x) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any Action from the Buyer or the Surviving Corporation within five Business Days of receipt by the Company of a request therefor (provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by MIBCA, to repay such advances if it is ultimately determined that such person is not entitled to indemnification), (y) neither the Buyer nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all Liability arising out of such Action or such Indemnified Party otherwise consents, and (z) the Surviving Corporation shall cooperate in the defense of any such matter.

          (b)   The articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company's current articles of incorporation and bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

          (c)   The Surviving Corporation shall, and the Buyer shall cause the Surviving Corporation to cause to be maintained for a period of six (6) years after the Effective Time a policy (or a "tail" policy) of directors' and officers' liability insurance and fiduciary liability insurance of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insureds than the terms currently provided to directors and officers of the Company with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that the Buyer or the Surviving Corporation shall not be required to pay an annual premium for such insurance coverage that exceeds 300% of the current annual premium for such coverage paid by the Company, which premium is set forth in Section 7.12 of the Company Disclosure Schedule.

          (d)   In the event that, following the Closing, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, reasonable provision will be made so that the successors and assigns of the Surviving Corporation will assume the obligations of the Company, including those set forth in this Section 7.12.

          (e)   The provisions of this Section 7.12 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The Buyer shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.12.

          (f)    Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.12 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

        SECTION 7.13    Takeover Laws.    If any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover Laws of any Governmental Entity is or may become applicable to the Merger, the parties shall use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Law on the Merger.

        SECTION 7.14    Financing.

          (a)   The Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Debt Financing on the terms and conditions described in the Debt Financing Commitments (provided, that Buyer and Merger Sub may, after consultation with the Company, replace or amend the Debt Financing Commitments to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitments as of the date hereof, or otherwise so long as the terms thereof are not less beneficial to the Buyer, Merger Sub and the Company, including with respect to conditionality, than those in the Debt Financing Commitments as in effect on the date hereof), including using its commercially reasonable efforts to (a) maintain in effect the Debt Financing Commitments, (b) satisfy on a timely basis, to the extent within its control, all conditions applicable to the Buyer and Merger Sub to obtaining the Debt Financing set forth therein, (c) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Financing Commitments and (d) consummate the

  Debt Financing at or prior to the Closing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments, the Buyer shall promptly notify the Company and shall use its commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on financial terms no less favorable to the Buyer than the Debt Financing Commitments and upon other terms and conditions no less favorable than in the Debt Financing Commitments in an aggregate amount sufficient to consummate the transactions contemplated hereby promptly following the occurrence of such event. The Buyer shall deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Buyer and Merger Sub with any portion of the Debt Financing.

          (b)   The Company shall cooperate, shall cause its Subsidiaries to cooperate and shall use commercially reasonable efforts to cause its Joint Ventures to cooperate in connection with the arrangement of the Debt Financing as may be reasonably requested in writing by the Buyer including by (i) participating in meetings (including lender meetings), presentations, road shows, due diligence and drafting sessions and sessions with rating agencies; (ii) assisting with the preparation of materials for rating agency presentations, bank information memoranda and similar documents required in connection with the Debt Financing; (iii) furnishing the Buyer and its financing sources financial and other pertinent information regarding the Company and its Subsidiaries and the Joint Ventures as may be reasonably requested by the Buyer to consummate the Debt Financing; (iv) requesting of the appropriate Person, and using commercially reasonable efforts to obtain, such consents and legal opinions, as reasonably requested by the Buyer; (v) taking all actions, subject to or concurrently with the occurrence of the Merger, reasonably requested by the Buyer to permit consummation of the Debt Financing as contemplated by the Debt Financing Commitments (or the debt commitment letter related to any alternative financing); and (vi) otherwise reasonably cooperating in the Buyer's efforts to obtain the Debt Financing (including, without limitation, requesting of the appropriate Persons, and using commercially reasonable efforts to obtain, customary officer's certificates and other documents and instruments as may reasonably be requested by the Buyer, facilitating the pledge of, and granting of security interests in, the stock and assets, including the Vessels, of the Company and its Subsidiaries and its Joint Ventures, establishing bank accounts, blocked account agreements and lock box arrangements and executing and delivering deeds and other conveyance instruments to one or more designees of Buyer); provided that notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries or Joint Ventures shall (1) be required to pay any commitment or other similar fee, (2) have any Liability under any loan agreement or any related document or any other agreement or document related to the Debt Financing, unless and until the Closing, or (3) be required to take any action that will (x) conflict with or violate the Company's organizational documents or any Laws or (y) result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, in any material respect any Material Contract. The Buyer shall, promptly upon written request by the Company, reimburse the Company for all reasonable out-of-pocket costs to the extent such costs are incurred by the Company or its Subsidiaries or Joint Ventures in connection with it complying with its obligations under this Section 7.14(b) or otherwise in connection with the Debt Financing, the Buyer shall indemnify and hold harmless the Company and its Subsidiaries and Joint Ventures and its and their respective Affiliates from and against any and all liabilities or losses suffered or incurred by them to the extent such liabilities or losses arose out of the arrangement of the Financing and any information utilized in connection therewith (other than information provided by Company or its Subsidiaries and Joint Ventures).

        SECTION 7.15    Section 16 Matters.    Prior to the Effective Time, the Company will take all such steps as may be required to cause the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act including any dispositions of shares of Common Stock (including derivative securities with respect to shares of Common Stock) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

        SECTION 7.16    Taking of Necessary Action; Further Action.    Unless the Company Board has effected a Change in Recommendation, subject to the terms and conditions of this Agreement, each of the Company, the Buyer, Merger Sub and the Surviving Corporation will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all the assets, properties, rights, privileges, powers, immunities and franchises of the Company and Merger Sub, the directors and officers of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take all such lawful and necessary action.

        SECTION 7.17    Fairness Opinion.    The Company will use commercially reasonably efforts to deliver a copy of the Fairness Opinion to the Buyer within five Business Days of the date hereof, but in no event later than one Business Day after receipt of the Fairness Opinion.

        SECTION 7.18    Letter of Credit.

          (a)   Within seven Business Days after the date of this Agreement, the Buyer will provide the Company with a letter of credit, in substantially the form of Exhibit D, in the amount of $108 million as security for its obligation, if any, to pay the Buyer Breach Fee and/or the Financing Termination Fee, in each case in accordance with Article IX. The Company will return such letter of credit to the Buyer at the earlier of (i) the Effective Time and (ii) upon a termination of this Agreement in accordance with Article IX in a situation where none of the Buyer Breach Fee and/or the Financing Termination Fee are payable by the Buyer, in each case in accordance with Article IX.

          (b)   Within seven Business Days after the date of this Agreement, the Company will provide the Buyer with a letter of credit, in substantially the form of Exhibit E, in the amount of $108 million as security for its obligation, if any, to pay the amounts owing pursuant to Section 9.2. The Buyer will return such letter of credit to the Company at the earlier of (i) the Effective Time and (ii) upon a termination of this Agreement in accordance with Article IX in a situation where no amounts are payable by the Company in accordance with Article IX.

ARTICLE VIII
CONDITIONS TO OBLIGATIONS TO CLOSE

        SECTION 8.1    Conditions to Obligations of the Buyer and Merger Sub.    The obligation of the Buyer and Merger Sub to effect the Merger is subject to the satisfaction or waiver by the Buyer of the following conditions:

          (a)   (i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties contained in the third sentence of Section 4.2(a), Section 4.3(a), Section 4.3(b) and the second sentence of Section 4.3(c)) will be true and correct in all respects as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would be not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) the representations and warranties of the Company set forth in the third sentence of Section 4.2(a), Section 4.3(a), Section 4.3(b) and the second sentence of Section 4.3(c) will be true and correct in all respects as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except for deviations that in the aggregate for all such representation and warranties do not result in an aggregate cost or loss to the Buyer of more than $5,000,000; and (iii) the Buyer will have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect.

          (b)   The Company will have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. The Buyer will have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect.

          (c)   The Company shall have obtained the Stockholder Approval.

          (d)   All applicable waiting periods (and any extensions thereof) under the HSR Act and any Other Antitrust Laws will have expired or otherwise been terminated, and the parties hereto will have received all other authorizations, consents and approvals of all Governmental Entities (including under any Other Antitrust Laws) in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the Merger).

          (e)   No provision of any applicable Law making illegal or otherwise prohibiting the consummation of the Merger shall be in effect and no temporary, preliminary or permanent restraining Order preventing the consummation of the Merger will be in effect; provided, that prior to invoking this condition the Buyer and Merger Sub will have used all commercially reasonable efforts to have any such Order vacated.

          (f)    The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the Knowledge of the Company or the Knowledge of the Buyer, threatened by the SEC.

          (g)   The Buyer shall have received the Debt Financing upon the terms and conditions of the Debt Financing Commitments or any alternative financing in accordance with Section 7.14.

          (h)   The shares of the Buyer Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        SECTION 8.2    Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company of the following conditions:

          (a)   (i) The representations and warranties of the Buyer and Merger Sub set forth in this Agreement (other than the representations and warranties contained in Section 5.3(a), Section 5.3(b), the second sentence of Section 5.3(d) and Section 5.3(g)) will be true and correct in all respects as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would be not reasonably be expected to have, individually or in the aggregate, a Material

  Adverse Effect; (ii) the representations and warranties of the Buyer and Merger Sub set forth in Section 5.3(a), Section 5.3(b), the second sentence of Section 5.3(d) and Section 5.3(g) will be true and correct in all respects as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except for deviations of less than $5,000,000 in the aggregate; and (iii) the Company will have received a certificate signed on behalf of the Buyer by a duly authorized officer of the Buyer to such effect.

          (b)   The Buyer and Merger Sub will have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date. The Company will have received a certificate signed on behalf of the Buyer and Merger Sub by a duly authorized officer of the Buyer to such effect.

          (c)   The Company shall have obtained the Stockholder Approval.

          (d)   All applicable waiting periods (and any extensions thereof) under the HSR Act and any Other Antitrust Laws will have expired or otherwise been terminated, and the parties hereto will have received all other authorizations, consents and approvals of all Governmental Entities (including under any Other Antitrust Laws) in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the Merger).

          (e)   No provision of any applicable Law making illegal or otherwise prohibiting the consummation of the Merger shall be in effect and no temporary, preliminary or permanent restraining Order preventing the consummation of the Merger will be in effect; provided, that prior to invoking this condition the Company will have used all commercially reasonable efforts to have any such Order vacated.

          (f)    The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the Knowledge of the Company or the Knowledge of the Buyer, threatened by the SEC.

          (g)   The shares of the Buyer Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (h)   The Amended Articles shall have been duly adopted by the Buyer and shall be in full force and effect.

        SECTION 8.3    Frustration of Closing Conditions.    None of the Company, Buyer or Merger Sub may rely on the failure of any condition set forth in Section 8.1 or 8.2, as the case may be, to be satisfied if such failure was caused by such party's failure to perform any of its obligations under this Agreement, to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE IX
TERMINATION; AMENDMENT; WAIVER

        SECTION 9.1    Termination of Agreement.    This Agreement may be terminated (notwithstanding the receipt of the Stockholder Approval) as follows (the date of such termination, the "Termination Date"):

          (a)   by mutual written consent of the Buyer and the Company at any time prior to the Effective Time;

          (b)   by either the Buyer or the Company, if any Governmental Entity will have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action will have become final and nonappealable;

          (c)   by either the Buyer or the Company, if the Merger does not occur on or before October 31, 2008; provided that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any party whose actions in breach of this Agreement or failure to take action in breach of this Agreement has been the principal cause of or resulted in any of the conditions set forth in Article VIII having failed to be satisfied prior to such date;

          (d)   by either the Buyer or the Company, if the Stockholder Approval will not have been obtained by reason of the failure to obtain the required vote at the Special Meeting or at any adjournment or postponement thereof at which a quorum is present and the vote to adopt this Agreement and approve the Merger is taken;

          (e)   by the Buyer, (i) if the Company Board will have effected a Change in Recommendation or (ii) if, in the event any Person has publicly or privately made, or publicly announced or privately informed the Company Board of its intention to make, a Transaction Proposal, and the Company Board takes a neutral position or no position on, or, within ten Business Days after receipt thereof fails to publicly state its opposition to, any Transaction Proposal or fails to reconfirm the recommendation of the Merger, in any of the above instances if so requested by the Buyer in writing, within ten Business Days following such request;

          (f)    by the Buyer, (i) if the Company has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the Closing conditions set forth in Section 8.1(a) or 8.1(b) would not be satisfied or (ii) if all of the conditions set forth in Section 8.2 have been satisfied (or could be satisfied at Closing with the execution of only ministerial tasks) and the Company breaches its obligations to consummate the transactions contemplated hereby;

          (g)   by the Company, (i) if the Buyer and/or Merger Sub has breached their respective representations and warranties or any covenant or other agreement to be performed by it in a manner such that the Closing conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied, or (ii) if all of the conditions set forth in Section 8.1 have been satisfied (or could be satisfied at Closing with the execution of only ministerial tasks) and the Buyer or Merger Sub breaches its obligations under Section 2.2 or Article III hereof.

        SECTION 9.2    Certain Fees and Expenses.

          (a)   Termination Expenses and Termination Fee.

            (i)    If this Agreement is terminated pursuant to Section 9.1(d), then the Company will pay the Buyer an amount equal to the Buyer Termination Expenses and if prior to such termination any Person shall have publicly or privately made, or publicly or privately announced an intention to make, a Transaction Proposal, and within twelve months after the Termination Date, the Company or any of its Affiliates enters into an Acquisition Agreement with respect to a Transaction Proposal or Superior Proposal, then, upon consummation of the Transaction Proposal or Superior Proposal contemplated by such Acquisition Agreement, the Company will also pay the Buyer an amount equal to the Termination Fee minus the amount of any Buyer Termination Expenses previously paid to the Buyer.

            (ii)   If this Agreement is terminated pursuant to Section 9.1(e), then the Company will pay the Buyer an amount equal to the Termination Fee.

            (iii)  If this Agreement is terminated pursuant to Section 9.1(f), then the Company will pay the Buyer an amount equal to the Company Breach Fee.

            (iv)  If this Agreement is terminated pursuant to Section 9.1(g) then the Buyer will pay the Company an amount equal to the Buyer Breach Fee.

            (v)   If this Agreement is terminated pursuant to Section 9.1(c) and, if at the time of such termination all of the conditions in Article VIII (other than the condition in Section 8.1(g)) have been satisfied, then the Buyer will pay the Company an amount equal to the Financing Termination Fee.

  For the purpose of this Section 9.2(a), all references in the term Transaction Proposal to "20% or more" will be deemed to be references to "more than 75%".

          (b)   The Termination Fee, the Company Break Fee and the Buyer Termination Expenses, as applicable, will be paid to the Buyer by the Company in immediately available funds within five Business Days after the date of the event giving rise to the obligation to make such payment. The Buyer Breach Fee and the Financing Termination Fee will be paid to the Company by the Buyer in immediately available funds within five Business Days after the date of the event giving rise to the obligation to make such payment.

          (c)   As used in this Agreement: (i) "Buyer Termination Expenses" means an amount, not to exceed $15,000,000, equal to the reasonable documented out-of-pocket Expenses of the Buyer and Merger Sub incurred in connection with this Agreement and the transactions contemplated hereby; (ii) "Termination Fee" means an amount equal to $62,000,000; (iii) "Company Breach Fee" means an amount equal to $93,000,000; (iv) "Financing Termination Fee" means an amount equal to $62,000,000; and (v) "Buyer Breach Fee" means an amount equal to $93,000,000.

        SECTION 9.3    Effect of Termination; Specific Performance.

          (a)   In the event of termination of this Agreement by either the Company or the Buyer as provided in Section 9.1, this Agreement will forthwith become void and have no effect, without any Liability (other than as set forth in Section 9.2) on the part of the Buyer, Merger Sub or the Company (or any Representative of any such party); provided, that the provisions of Sections 7.9(c), 9.2 and 9.3 and Article X will survive any termination hereof. Nothing herein shall relieve the parties of any Liability for any breaches of representations, warranties, covenants or agreements set forth in this Agreement that occur prior to the termination of this Agreement; provided, however, that (i) the payment by the Company of a Termination Fee or a Company Breach Fee, in accordance with Section 9.2(a), will (together with any Buyer Termination Expenses previously paid to the Buyer in accordance with Section 9.2(a)) be considered liquidated damages for any breach by the Company of this Agreement and in the event of such payment the Company will not have any other Liability for any breach by it of any of the representations, warranties, covenants or agreements set forth in this Agreement (other than Liability for fraud) and (ii) the payment by the Buyer of a Buyer Breach Fee or a Financing Termination Fee, in each case in accordance with Section 9.2(a), will be considered liquidated damages for any breach by the Buyer or Merger Sub of this Agreement and in the event of such payment neither the Buyer nor Merger Sub will have any other Liability for any breach by it of any of the representations, warranties, covenants or agreements set forth in this Agreement (other than Liability for fraud).

          (b)   The parties hereto agree (i) in the case of the Buyer, irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that accordingly, the Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and (ii) in the case of the Company, irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that accordingly, the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. For the avoidance of doubt, (x) whether or not the Company is entitled to injunctions or specific performance pursuant to the provisions of the preceding sentence or otherwise, in no event shall the Buyer be subject to (nor shall the Company or its Affiliates seek to recover) monetary damages other than the Buyer Breach Fee or the Financing Termination Fee, as applicable, for all Liability arising from or in connection with breaches by the Buyer of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that the Company may have and (y) whether or not the Buyer is entitled to injunctions or specific performance pursuant to the provisions of the preceding sentence or otherwise, in no event shall the Company be subject to (nor shall the Buyer or its Affiliates seek to recover) monetary damages other than the Termination Fee (and, if applicable, the Buyer Termination Expenses) or the Company Breach Fee, as applicable, for all Liability arising from or in connection with breaches by the Company of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that the Buyer may have. For the further avoidance of doubt, nothing in this Agreement shall (i) preclude any party from seeking a Buyer Breach Fee, a Financing Termination Fee, a Company Breach Fee, a Termination Fee or Buyer Termination Expenses, as applicable to such party, as permitted herein while also seeking injunctions or specific performance pursuant to the first sentence of this Section 9.3(b) or (ii) act to preclude any party from recovering any such fee as a result of such party electing to pursue such alternative remedies or any court's determination not to award any such equitable relief. In no event shall (x) the Company or any of its Affiliates seek to recover monetary damages from any of the Buyer's Affiliates, stockholders, partners, members, directors, officers or agents or (y) the Buyer, Merger Sub or their respective Affiliates seek to recover monetary damages from any of the Company's Affiliates, stockholders, partners, members, directors, officers or agents.

        SECTION 9.4    Amendments.    This Agreement may be amended by the parties hereto, by action taken or authorized, in the case of the Buyer, by its board of directors, in the case of Merger Sub, by its board of directors, and in the case of the Company, by the Company Board, at any time before or after the receipt of the Stockholder Approval, but, after receipt of such approval, no amendment will be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by the Company Stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the Buyer, Merger Sub and the Company.

        SECTION 9.5    Waiver.    At any time prior to the Effective Time, whether before or after the Special Meeting, the Buyer (on behalf of itself and Merger Sub) may (a) extend the time for the performance of any of the covenants, obligations or other acts of the Company or (b) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of the Company or with any conditions to its own obligations. Any agreement on the part of the Buyer (on behalf of itself and Merger Sub) to any such extension or waiver will be valid only if such waiver is set forth in an instrument in writing signed on behalf of the Buyer by its duly authorized officer. At any time prior to the Effective Time, whether before or after the Special Meeting, the Company may (a) extend the time for the performance of any of the covenants, obligations or other acts of the Buyer or Merger Sub or (b) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of the Buyer or Merger Sub, or with any conditions to its own obligations. Any agreement on the part of the Company to any such extension or waiver will be valid only if such waiver is set forth in an instrument in writing signed on behalf of the Company by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances will not be deemed a waiver with respect to any other facts and circumstances, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

ARTICLE X
MISCELLANEOUS

        SECTION 10.1    Press Releases and Public Announcement.    None of the Buyer, Merger Sub or the Company will issue any press release or make any public announcement relating to this Agreement, the Merger or the other transactions contemplated by this Agreement without the prior written approval of, in the case of the Buyer and Merger Sub, the Company, and in the case of the Company, the Buyer, such approval not to be unreasonably withheld, conditioned or delayed; provided, that each party may issue any such press release or make such public announcement it believes in good faith is required to be made by applicable Law or any applicable rule or regulation promulgated by any applicable national securities exchange after consultation with legal counsel, in which case the disclosing party will advise and consult with the other parties regarding any such press release or other announcement prior to making any such disclosure.

        SECTION 10.2    No Third-Party Beneficiaries.    This Agreement will not confer any rights, benefits, remedies, obligations or Liabilities upon any Person other than the parties hereto and their respective successors and permitted assigns, other than (a) Section 7.12, which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein, (b) Section 7.7 and Section 7.8, which will be for the benefit of the Designation Committee and the Designation Committee (and each member thereof) will have the rights provided for therein and (c) after the Effective Time, the rights of the holders of the Common Stock to receive the Merger Consideration in accordance with the terms and conditions of Article III of this Agreement.

        SECTION 10.3    Entire Agreement.    This Agreement (including the Exhibits and the Schedule hereto), together with the Buyer Confidentiality Agreement, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they are related in any way to the subject matter hereof.

        SECTION 10.4    Succession and Assignment.    This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder, in whole or in part (by operation of law or otherwise), without the prior written approval of, in the case of assignment by the Buyer or Merger Sub, the Company, and, in the case of assignment by the Company, the Buyer; provided, however, that Merger Sub may assign, in its sole discretion, all of its rights, interests and obligations under this Agreement to any direct and wholly-owned Subsidiary of the Buyer without the approval of the Company, but no such assignment shall relieve Merger Sub or Buyer of any of their respective obligations hereunder.

        SECTION 10.5    Construction.    The parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        SECTION 10.6    Notices.    All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

        If to the Company, to:

    Quintana Maritime Limited
    601 Jefferson Street, Suite 3600
    Houston, TX 77002
    Facsimile:    (713) 751-7532
    Attention:    Steve Putman

    with copies to:

    Morgan, Lewis & Bockius LLP
    101 Park Avenue
    New York, New York 10178
    Facsimile:    (212) 309-6001
    Attention:    Robert G. Robison
                          R. Alec Dawson
                          Jonathan D. Morris

        If to the Buyer or Merger Sub, to:

    Excel Maritime Carriers Ltd.
    17th km National Road Athens—Lamia & Finikos Street
    145 64 Nea Kifisia
    Athens, Greece
    Facsimile:    +30 210 6209528
    Attention:    Gabriel Panayotides

    with copies to:

    White & Case LLP
    1155 Avenue of the Americas
    New York, NY 10036
    Facsimile:    (212) 354-8113
    Attention:    John M. Reiss, Esq.
                          Oliver C. Brahmst, Esq.

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

        SECTION 10.7    Governing Law.    This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware, except to the extent that the law of the Marshall Islands is mandatorily applicable to the Merger.

        SECTION 10.8    Consent to Jurisdiction and Service of Process.    EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE AND ANY APPELLATE COURT THEREOF AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (OTHER THAN ACTIONS RELATING TO THE FIDUCIARY DUTIES OF DIRECTORS OF THE COMPANY OR THE BUYER WHICH

ACTIONS SHALL BE LITIGATED IN THE JURISDICTION IN WHICH SUCH CORPORATION IS DOMICILED) MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (OTHER THAN FIDUCIARY DUTIES). EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN WILL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

        SECTION 10.9    Waiver of Jury Trial.    Each of the parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Merger. Each of the parties (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.9.

        SECTION 10.10    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.11    Severability.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

        SECTION 10.12    Expenses.    Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses. As used in this Agreement, "Expenses" means the out-of-pocket fees and expenses of the financial advisor, lenders, counsel and accountants incurred in connection with this Agreement and the transactions contemplated hereby.

        SECTION 10.13    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, will survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time (including those set forth in Sections 7.7, 7.8 and 7.12) and this Article X.

        SECTION 10.14    Incorporation of Exhibits and Schedules.    The Exhibits and Schedules (including the Company Disclosure Schedule and the Buyer Disclosure Schedule) identified in this Agreement are incorporated herein by reference and made a part hereof.

        SECTION 10.15    Limited Recourse.    Notwithstanding anything in this Agreement to the contrary, the obligations and Liabilities of the parties hereunder will be without recourse to any stockholder of such party or any of such stockholder's Affiliates (other than such party), or any of their respective Representatives or agents (in each case, in their capacity as such).

        SECTION 10.16    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

EXCEL MARITIME CARRIERS LTD.
By:	/s/ GABRIEL PANAYOTIDES Name: Gabriel Panayotides Title: Chairman of the Board
BIRD ACQUISITION CORP.
By:	/s/ GABRIEL PANAYOTIDES Name: Gabriel Panayotides Title: President
QUINTANA MARITIME LIMITED
By:	/s/ CORBIN J. ROBERTSON, JR. Name: Corbin J. Robertson, Jr. Title: Chairman of the Board

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Directors of the Surviving Corporation

Gabriel Panayotides
Ismini Panayotides
Eleftherios Papatrifon

Exhibit B

Officers of the Surviving Corporation

Gabriel Panayotides—President
Ismini Panayotides—Secretary
Eleftherios Papatrifon—Treasurer

Exhibit C

Amended Articles

ARTICLE TWELFTH

        Notwithstanding any other provision contained herein, pursuant to the Agreement and Plan of Merger dated January 29, 2008 among the Corporation, Bird Acquisition Corp. and Quintana Maritime Limited (the "Merger Agreement") for a period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the first anniversary of such Closing Date (the "Term"), the Board of Directors shall consist of seven (7) or eight (8) members, out of which three (3) will constitute a special class (the "Special Class"). The directors of the Special Class shall be: (i) Hans J. Mende, (ii) Corbin J. Robertson, III, and (iii) Paul Cornell. In the event of any vacancy in the Special Class during the Term, such vacancy shall be filled by a designee of a committee (the "Designation Committee"), which shall be composed of the following members: (i) Corbin Robertson, Jr., (ii) Hans Mende and (iii) James Nelson, such designee to be subject to the prior written approval of the majority of the remaining members of the Board of Directors, such consent not to be unreasonably withheld or delayed. In the event of any vacancy in the Designation Committee, the vacancy shall be filled by a resolution of the remaining members of the Designation Committee. Notwithstanding the provision of Section 2(ii) of Article SIXTH of the Articles of Incorporation of the Corporation, no member of the Special Class may be removed from office during the Term, by vote of the shareholders or otherwise, unless such removal shall have first been approved by at least two (2) of the members of the Special Class. The members of the Special Class shall have the same rights and the same fiduciary duties as the other Directors; provided, that the approval of at least two (2) of the members of the Special Class shall be required for the approval by the Board of Directors of any Material Transaction or any Affiliate Transaction. "Material Transaction" shall mean the entering into of any agreement or series of related agreements involving aggregate consideration payable to or by the Corporation in excess of U.S.$100 million, and "Affiliate Transaction" shall mean the entering into of any transaction that would require disclosure under Item 404 of Regulation S-K promulgated by the United States Securities and Exchange Commission (assuming the Corporation were subject to such disclosure requirement); provided, that, in each case, any transactions involving Oceanaut, Inc. are specifically exempted from such approval by the Special Class. This Article TWELFTH may be amended during the Term only with (i) the approval of a majority of the members of the board of directors of the Corporation, including the approval of at least two (2) members of the Special Class; and (ii) the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Corporation. This Article TWELFTH shall cease to have any effect at the end of the Term and all provisions of this Article TWELFTH shall be automatically null and void upon the expiration of the Term without any further action, whether this Article TWELFTH is repealed or not.

Exhibit D

Form of Letter of Credit

2008

IRREVOCABLE LETTER OF CREDIT Nr.
FOR THE AMOUNT OF US$108,000,000.00

To:

Ladies and Gentlemen:

                                             (the "Bank", "we" or "us") hereby establishes for the account of                                    (the "            "), in your favor in connection with the Agreement and Plan of Merger, (the "Merger Agreement", as it stands today), among the Buyer, Bird Acquisition Corp. and Quintana Maritime Limited ("Quintana" or "you"), our Irrevocable Letter of Credit No.                                    , dated as of                                    , 2008 (this "Letter of Credit").

        We hereby irrevocably authorize you to draw on us under this Letter of Credit one (1) time, from the date hereof until on or prior to the earliest to occur of (i)                                     (as such date may be amended from time to time in the manner set forth below, the "Stated Termination Date"), (ii) the date of delivery to us from you of a certificate in the form set forth as Annex A hereto and (iii) the close of business on the date on which a drawing pursuant to a Payment Certificate (as hereinafter defined) is honored by us (such earliest date to occur, the "Expiration Date"), a maximum aggregate amount not exceeding U.S. $108,000,000.00 (United States Dollars One Hundred Eight Million only) to pay either the                                    or the                                    Termination Fee (as each such term is defined in the Merger Agreement) in accordance with the terms hereof.

        Funds under this Letter of Credit are available against presentation of a certificate in the form set forth as Annex B (a "Payment Certificate"), drawn on the Bank at our offices at                                    on a Business Day (as hereinafter defined), Attention: Letter of Credit Department. The Payment Certificate shall state therein that it is given by your duly authorized officer and be dated the date such Payment Certificate is presented hereunder.

        If the Payment Certificate is presented to us prior to                                    on a Business Day, we shall pay the amount of the related drawing in immediately available funds on the next succeeding Business Day, provided that such Payment Certificate presented conforms to the terms and conditions of this Letter of Credit. If the Payment Certificate is presented to us after 2:00 p.m. (Athens, Greece time) on any Business Day, we shall pay the amount of the related drawing in immediately available funds on the second succeeding Business Day.

        Payments made hereunder shall be made by wire transfer to such account number or address as                                    may designate in the Payment Certificate. For purposes of this Letter of Credit, "Business Day" means any day other than a day on which banking institutions in Athens, Greece are authorized by law to close.

        Payments hereunder shall be deemed to have been made when the Bank has entered such payment instructions on the Federal Reserve wire or, in the event such payment instructions specify an account maintained with the Bank, when the Bank has credited such account in immediately available funds.

        Prior to the Expiration Date, the Stated Termination Date may be amended, subject to our consent (such consent not to be unreasonably withheld), by delivery to us of an amendment to this Letter of Credit in the form of Annex C hereto (the "Amendment Notice") designating the date to which the Stated Termination Date is being amended. Each such amendment of the Stated Termination Date shall become effective on the Business Day following our communication to you and                                     of our consent to such amendment, and thereafter all references in this Letter of Credit to the Stated Termination Date shall be deemed to be references to the date designated as such in such Amendment Notice. Any date to which the Stated Termination Date has been amended as herein provided may be amended in a like manner.

        Notwithstanding the foregoing, from time to time the Stated Termination Date shall automatically be extended for an additional 12 months by delivery to us by                                    of a certificate, executed by an executive officer of                                    , stating that (i) a trustee, custodian or receiver has been appointed for the                                    or any of its respective assets, or a bankruptcy, reorganization, insolvency or liquidation proceeding has been commenced with respect to                                    , and such proceeding has continued for ninety (90) days since it was commenced or (ii)                                     has commenced a legal action demanding payment of fees and expenses pursuant to the terms of the Merger Agreement and such action is continuing.

        On the Expiration Date this Letter of Credit shall automatically terminate and be delivered to the Bank for cancellation, but in any case, if no claim has reached us on or before the Expiration Date, this Letter of Credit will be considered as null and void without any legal effect.

        This Letter of Credit may not be transferred by you in whole or in part. This Letter of Credit shall automatically terminate upon any such transfer.

        Communications with respect to this Letter of Credit shall be addressed to us at

                                             , Attention: Letter of Credit Department (or at such other place as we may from time to time specify), specifically referring to this Letter of Credit.

        This Letter of Credit is subject to ISP98 of the ICC and shall also be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

        This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

ANNEX A

NOTICE OF TERMINATION

[Date]

[ADDRESS]
[ADDRESS]
Attention: Letter of Credit Department

Ladies and Gentlemen:

        Reference is hereby made to that certain Irrevocable Letter of Credit No.                                    dated as of                                    , 2008 (the "Letter of Credit"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Letter of Credit), which has been established by                                    in favor of

        The undersigned hereby certifies and confirms that                                    no longer has any right to draw upon the Letter of Credit, thus the Letter of Credit shall be terminated in accordance with its terms.

By
Name:
Title:

ANNEX B

DRAWING CERTIFICATE

[Date]

[ADDRESS]
Attention: Letter of Credit Department

Ladies and Gentlemen:

        The undersigned ("                        "), as a party to the Agreement and Plan of Merger, dated as of January                         , 2008 (the "Merger Agreement"), among Excel Maritime Carriers, Ltd. (the "Buyer"). Bird Acquisition Corp. and Quintana, hereby certifies as follows with respect to (i) your Irrevocable Letter of Credit No.                        dated                                     , 2008 (the "Letter of Credit") and (ii) the Merger Agreement:

          1.                             is a party to the Merger Agreement.

          2.                             has received a court order or judgment by a court of competent jurisdiction that                                    is required to pay                                    the amount requested under this Letter of Credit, in accordance with Section 9.2(a) of the Merger Agreement and such order or judgment has become final from which no appeal has been or can be had. A copy of such order or judgment is attached to this certificate.

          3.     The amount of this drawing is equal to the lesser of either (i) the full amount of the Letter of Credit or (ii)  the                                    or the                                     Termination Fee (as each such term is defined in the Merger Agreement).

          4.     Please pay the amount of this drawing as follows:

             [INSERT                                    WIRE INSTRUCTIONS]

        IN WITNESS WHEREOF, this Certificate has been executed as of the                        day of [month], [year].

By
Name:
Title:

ANNEX C

NOTICE OF EXTENSION

[Date]

[ADDRESS]

Attention: Letter of Credit Department

Ladies and Gentlemen:

        Reference is hereby made to that certain (i) Agreement and Plan of Merger, dated as of January                         , 2008 (the "Merger Agreement"), among Excel Maritime Carriers, Ltd. (the "Buyer"). Bird Acquisition Corp. and Quintana Maritime Limited ("Quintana"), and (ii) Irrevocable Letter of Credit No.                                    , dated as of                                    , 2008 (the "Letter of Credit"), established by you in favor of                                    . The undersigned hereby (i) confirm that the date specified in Section 9.1(c) of the Merger Agreement has been amended from October 31, 2008 to [                                    ], 2008 in accordance with the requirements of Section 9.4 thereof and (ii) notify you that, in accordance with the terms of the Letter of Credit, the Stated Termination Date (as such term is defined in the Letter of Credit) of the Letter of Credit has been amended to [                                    ], 2008.

        This letter should be attached to the Letter of Credit and made a part thereof.

By
Name:
Title:
By
Name:
Title:

Exhibit E

Form of Letter of Credit

2008

IRREVOCABLE LETTER OF CREDIT Nr.
FOR THE AMOUNT OF US$108,000,000.00

To:

Ladies and Gentlemen:

                                             (the "Bank", "we" or "us") hereby establishes for the account of                                    (the "            "), in your favor in connection with the Agreement and Plan of Merger, (the "Merger Agreement", as it stands today), among the Buyer, Bird Acquisition Corp. and Quintana Maritime Limited ("Quintana" or "you"), our Irrevocable Letter of Credit No.                                    , dated as of                                    , 2008 (this "Letter of Credit").

        We hereby irrevocably authorize you to draw on us under this Letter of Credit one (1) time, from the date hereof until on or prior to the earliest to occur of (i)                                     (as such date may be amended from time to time in the manner set forth below, the "Stated Termination Date"), (ii) the date of delivery to us from you of a certificate in the form set forth as Annex A hereto and (iii) the close of business on the date on which a drawing pursuant to a Payment Certificate (as hereinafter defined) is honored by us (such earliest date to occur, the "Expiration Date"), a maximum aggregate amount not exceeding U.S. $108,000,000.00 (United States Dollars One Hundred Eight Million only) to pay either the                                    or the                                    Termination Fee (as each such term is defined in the Merger Agreement) in accordance with the terms hereof.

        Funds under this Letter of Credit are available against presentation of a certificate in the form set forth as Annex B (a "Payment Certificate"), drawn on the Bank at our offices at                                    on a Business Day (as hereinafter defined), Attention: Letter of Credit Department. The Payment Certificate shall state therein that it is given by your duly authorized officer and be dated the date such Payment Certificate is presented hereunder.

        If the Payment Certificate is presented to us prior to                                    on a Business Day, we shall pay the amount of the related drawing in immediately available funds on the next succeeding Business Day, provided that such Payment Certificate presented conforms to the terms and conditions of this Letter of Credit. If the Payment Certificate is presented to us after 2:00 p.m. (Athens, Greece time) on any Business Day, we shall pay the amount of the related drawing in immediately available funds on the second succeeding Business Day.

        Payments made hereunder shall be made by wire transfer to such account number or address as                                    may designate in the Payment Certificate. For purposes of this Letter of Credit, "Business Day" means any day other than a day on which banking institutions in Athens, Greece are authorized by law to close.

        Payments hereunder shall be deemed to have been made when the Bank has entered such payment instructions on the Federal Reserve wire or, in the event such payment instructions specify an account maintained with the Bank, when the Bank has credited such account in immediately available funds.

        Prior to the Expiration Date, the Stated Termination Date may be amended, subject to our consent (such consent not to be unreasonably withheld), by delivery to us of an amendment to this Letter of Credit in the form of Annex C hereto (the "Amendment Notice") designating the date to which the Stated Termination Date is being amended. Each such amendment of the Stated Termination Date shall become effective on the Business Day following our communication to you and                                     of our consent to such amendment, and thereafter all references in this Letter of Credit to the Stated Termination Date shall be deemed to be references to the date designated as such in such Amendment Notice. Any date to which the Stated Termination Date has been amended as herein provided may be amended in a like manner.

        Notwithstanding the foregoing, from time to time the Stated Termination Date shall automatically be extended for an additional 12 months by delivery to us by                                    of a certificate, executed by an executive officer of                                    , stating that (i) a trustee, custodian or receiver has been appointed for the                                    or any of its respective assets, or a bankruptcy, reorganization, insolvency or liquidation proceeding has been commenced with respect to                                    , and such proceeding has continued for ninety (90) days since it was commenced or (ii)                                     has commenced a legal action demanding payment of fees and expenses pursuant to the terms of the Merger Agreement and such action is continuing.

        On the Expiration Date this Letter of Credit shall automatically terminate and be delivered to the Bank for cancellation, but in any case, if no claim has reached us on or before the Expiration Date, this Letter of Credit will be considered as null and void without any legal effect.

        This Letter of Credit may not be transferred by you in whole or in part. This Letter of Credit shall automatically terminate upon any such transfer.

        Communications with respect to this Letter of Credit shall be addressed to us at

                                             , Attention: Letter of Credit Department (or at such other place as we may from time to time specify), specifically referring to this Letter of Credit.

        This Letter of Credit is subject to ISP98 of the ICC and shall also be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

        This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

ANNEX A

NOTICE OF TERMINATION

[Date]

[ADDRESS]
[ADDRESS]
Attention: Letter of Credit Department

Ladies and Gentlemen:

        Reference is hereby made to that certain Irrevocable Letter of Credit No.                                    dated as of                                    , 2008 (the "Letter of Credit"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Letter of Credit), which has been established by                                    in favor of

        The undersigned hereby certifies and confirms that                                    no longer has any right to draw upon the Letter of Credit, thus the Letter of Credit shall be terminated in accordance with its terms.

By
Name:
Title:

ANNEX B

DRAWING CERTIFICATE

[Date]

[ADDRESS]
Attention: Letter of Credit Department

Ladies and Gentlemen:

        The undersigned ("                        "), as a party to the Agreement and Plan of Merger, dated as of January                         , 2008 (the "Merger Agreement"), among Excel Maritime Carriers, Ltd. (the "Buyer"). Bird Acquisition Corp. and Quintana, hereby certifies as follows with respect to (i) your Irrevocable Letter of Credit No.                        dated                                     , 2008 (the "Letter of Credit") and (ii) the Merger Agreement:

          1.                             is a party to the Merger Agreement.

          2.                             has received a court order or judgment by a court of competent jurisdiction that                                    is required to pay                                    the amount requested under this Letter of Credit, in accordance with Section 9.2(a) of the Merger Agreement and such order or judgment has become final from which no appeal has been or can be had. A copy of such order or judgment is attached to this certificate.

          3.     The amount of this drawing is equal to the lesser of either (i) the full amount of the Letter of Credit or (ii)  the                                    or the                                     Termination Fee (as each such term is defined in the Merger Agreement).

          4.     Please pay the amount of this drawing as follows:

             [INSERT                                    WIRE INSTRUCTIONS]

        IN WITNESS WHEREOF, this Certificate has been executed as of the                        day of [month], [year].

By
Name:
Title:

ANNEX C

NOTICE OF EXTENSION

[Date]

[ADDRESS]

Attention: Letter of Credit Department

Ladies and Gentlemen:

        Reference is hereby made to that certain (i) Agreement and Plan of Merger, dated as of January                         , 2008 (the "Merger Agreement"), among Excel Maritime Carriers, Ltd. (the "Buyer"). Bird Acquisition Corp. and Quintana Maritime Limited ("Quintana"), and (ii) Irrevocable Letter of Credit No.                                    , dated as of                                    , 2008 (the "Letter of Credit"), established by you in favor of                                    . The undersigned hereby (i) confirm that the date specified in Section 9.1(c) of the Merger Agreement has been amended from October 31, 2008 to [                                    ], 2008 in accordance with the requirements of Section 9.4 thereof and (ii) notify you that, in accordance with the terms of the Letter of Credit, the Stated Termination Date (as such term is defined in the Letter of Credit) of the Letter of Credit has been amended to [                                    ], 2008.

        This letter should be attached to the Letter of Credit and made a part thereof.

By
Name:
Title:
By
Name:
Title:

EXECUTION VERSION

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

dated as of January 29, 2008

among

EXCEL MARITIME CARRIERS LTD.,

BIRD ACQUISITION CORP.

and

QUINTANA MARITIME LIMITED

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of February 7, 2008, among Excel Maritime Carriers Ltd., a corporation organized under the laws of the Republic of Liberia (the "Buyer"), Bird Acquisition Corp., a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands and a direct wholly-owned subsidiary of the Buyer ("Merger Sub"), and Quintana Maritime Limited, a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands (the "Company").

W I T N E S S E T H:

        WHEREAS, the Buyer, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of January 29, 2008 (as amended hereby, the "Merger Agreement"). Capitalized terms used and not defined herein shall have such meanings as assigned to such terms in the Merger Agreement; and

        WHEREAS, pursuant to Section 9.4 of the Merger Agreement, the parties hereto desire to amend certain provisions of the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained in the Merger Agreement, the parties hereto agree as follows:

        Section 1.    Amendment.    Section 7.18 of the Merger Agreement is hereby amended by replacing all references to "$108 million" therein with "$93 million" and to thereafter read in its entirety:

          "SECTION 7.18    Letter of Credit.

          (a)   Within seven Business Days after the date of this Agreement, the Buyer will provide the Company with a letter of credit, in substantially the form of Exhibit D, in the amount of $93 million as security for its obligation, if any, to pay the Buyer Breach Fee and/or the Financing Termination Fee, in each case in accordance with Article IX. The Company will return such letter of credit to the Buyer at the earlier of (i) the Effective Time and (ii) upon a termination of this Agreement in accordance with Article IX in a situation where none of the Buyer Breach Fee and/or the Financing Termination Fee are payable by the Buyer, in each case in accordance with Article IX.

          (b)   Within seven Business Days after the date of this Agreement, the Company will provide the Buyer with a letter of credit, in substantially the form of Exhibit E, in the amount of $93 million as security for its obligation, if any, to pay the amounts owing pursuant to Section 9.2. The Buyer will return such letter of credit to the Company at the earlier of (i) the Effective Time and (ii) upon a termination of this Agreement in accordance with Article IX in a situation where no amounts are payable by the Company in accordance with Article IX."

        Section 2.    Governing Law.    This Amendment will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware, except to the extent that the law of the Marshall Islands is mandatorily applicable to the Merger.

        Section 3.    Consent to Jurisdiction and Service of Process.    EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE AND ANY APPELLATE COURT THEREOF AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AMENDMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY

THE MERGER AGREEMENT (OTHER THAN ACTIONS RELATING TO THE FIDUCIARY DUTIES OF DIRECTORS OF THE COMPANY OR THE BUYER WHICH ACTIONS SHALL BE LITIGATED IN THE JURISDICTION IN WHICH SUCH CORPORATION IS DOMICILED) MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AMENDMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT (OTHER THAN FIDUCIARY DUTIES). EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THE MERGER AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN WILL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

        Section 4.    Waiver of Jury Trial.    Each of the parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Amendment. Each of the parties (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Amendment, as applicable, by, among other things, the mutual waivers and certifications in this Section 4.

        Section 5.    Counterparts.    This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile will be effective as delivery of a manually executed counterpart of this Amendment.

        Section 6.    Remainder of the Merger Agreement Not Affected.    In the event of any conflict between the terms of this Amendment and the Merger Agreement, the terms of this Amendment shall govern. Except as set forth in Section 1 hereof, the terms and provisions of the Merger Agreement remain in full force and effect without change, amendment, waiver or modification.

        Section 7.    Ratification.    As modified hereby, the Merger Agreement and its terms and provisions are hereby ratified for all purposes and in all respects.

*    *    *    *    *

        IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment effective as of the date first written above.

EXCEL MARITIME CARRIERS LTD.
By:	/s/ GABRIEL PANAYOTIDES
Name: Gabriel Panayotides
Title: Chairman of the Board
BIRD ACQUISITION CORP.
By:	/s/ GABRIEL PANAYOTIDES
Name: Gabriel Panayotides
Title: President
QUINTANA MARITIME LIMITED
By:	/s/ CORBIN J. ROBERTSON, JR.
Name: Corbin J. Robertson, Jr.
Title: Chairman of the Board

Appendix B

TABLE OF CONTENTS APPENDIX B

Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Corbin Robertson, Jr.	B-2
Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Hans Mende	B-10
Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Stamatis Molaris	B-18

EXECUTION VERSION

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of January 29, 2008 (this "Agreement"), by and between Excel Maritime Carriers Ltd, a Liberian corporation (the "Buyer"), and Corbin Robertson, Jr. (the "Stockholder"), a stockholder of Quintana Maritime Limited, a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands (the "Company"). Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Merger Agreement.

WITNESSETH:

        WHEREAS, concurrently with the execution of this Agreement, the Buyer, Bird Acquisition Corp., a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company and the Company will be the surviving corporation in the merger and will be a wholly owned subsidiary of the Buyer, all upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

        WHEREAS, as of the date hereof, the Stockholder is a stockholder of the Company and, with respect to the Merger, has the power to vote or direct the voting of 5,120,616 shares of the common stock, $0.01 par value, of the Company beneficially owned (as defined under Rule 13d-3 of the Exchange Act) by the Stockholder, which represent all of the shares of common stock of the Company owned by the Stockholder (collectively, the "Shares" and, together with any additional securities of the Company described in Section 1.2, being referred to herein as the "Subject Shares");

        WHEREAS, prior to the date hereof, the board of directors of the Company (the "Company Board") has approved this Agreement and the transactions contemplated hereby; and

        WHEREAS, as a material inducement to enter into the Merger Agreement and to consummate the Merger, the Buyer desires the Stockholder to agree, and the Stockholder is willing to agree (i) subject to the terms of this Agreement, including, without limitation, Section 6 of this Agreement, to Vote (as defined in Section 1.1(b) below) or cause to be Voted the Subject Shares so as to facilitate the consummation of the Merger and (ii) to comply in all respects with all of the terms of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Voting of Subject Shares.

        Section 1.1    Voting Agreement.    (a) At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder shall Vote or cause to be Voted the Subject Shares in favor of the authorization and approval of the Merger Agreement, the Merger and each of the other transactions contemplated thereby and any other action reasonably requested by the Buyer in furtherance thereof. Furthermore, the Stockholder shall not enter into any agreement, arrangement or understanding with any Person to Vote or give instructions inconsistent with this Section 1.1(a), and shall not take any other action that would, or would reasonably be expected to, in any manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

        (b)   In addition to the foregoing, at any meeting of the Company stockholders or at any adjournment or postponement thereof or in any other circumstances upon which their Vote, consent or other approval is sought, the Stockholder shall Vote (or cause to be Voted) all of the Subject Shares against (i) the approval of any Transaction Proposal or the authorization of any agreement relating to any Transaction Proposal or (ii) any amendment of the Company's Certificate of Incorporation or Bylaws or any other action, agreement, proposal or transaction involving the Company or any of its Subsidiaries which amendment or other action, agreement, proposal or transaction would, or would reasonably be expected to, result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company contained in the Merger Agreement that is reasonably likely to result in any of the conditions to the Buyer's or the Merger Sub's obligations under the Merger Agreement not to be fulfilled or (y) of the Stockholder contained in this Agreement or would, or would reasonably be expected to, in any material manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. The Stockholder further agrees not to knowingly commit or agree to take any action inconsistent with the foregoing. For purposes of this Agreement, "Vote" shall mean voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action or taking other action in favor of or against any action; "Voting" and "Voted" shall have correlative meanings. Any such Vote shall be cast or consent shall be given for purposes of this Section 1 in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such Vote or consent.

Notwithstanding anything to the contrary herein, (1) in the event that the vote of the Subject Shares is required in order to effect an amendment to the Merger Agreement, the provisions of this Agreement, including this Section 1.1, will not apply with respect to the Stockholder's vote of the Subject Shares and (2) nothing in this Agreement shall be deemed to require the Stockholder to exercise any options to acquire shares of the Company's common stock or to make any other change in the form of the Stockholder's ownership of the Shares.

        Section 1.2    Adjustments; Additional Shares.    In the event (a) of any stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares on, of or affecting the Subject Shares, or (b) that the Stockholder shall have become the beneficial owner of any additional shares of common stock or other securities of the Company, then all shares of common stock or other securities of the Company held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner of the shares or other securities as described in clause (b), shall in each case become Subject Shares hereunder.

        Section 1.3    The Stockholder Capacity.    The parties acknowledge that (a) the Stockholder is entering into this Agreement only in his or her individual capacity as the beneficial owner of the Subject Shares, and (b) nothing in this Agreement shall limit or affect any actions taken by the Stockholder in his or her capacity as a director or officer of the Company or shall prevent the Stockholder from discharging his or her fiduciary duties as a director or officer of the Company.

        Section 1.4    Waiver of Appraisal Rights.    The Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters' rights or similar rights that the Stockholder may have in connection with the Merger.

2.    Transfer Restrictions and Obligations.

        Section 2.1    Lock-Up.    After the execution of this Agreement until the Expiration Date, the Stockholder will not:

  (a)
  sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of (collectively, a "Transfer"), or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other Person or enter into any contract, option or other agreement, arrangement or understanding with respect to the Transfer of, directly or indirectly, any of the Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares, any other capital stock of the Company or any interest in any of the foregoing with any Person, or join in any registration statement under the Securities Act with respect to any of the foregoing;

  (b)
  enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Subject Shares; or

  (c)
  create or permit to exist any liens, claims, options, charges or other encumbrances on or otherwise affecting any of the Subject Shares;

provided that nothing contained in this Agreement shall restrict any Stockholder from making Transfers to effect estate planning and gifts so long as the transferee in such Transfer shall execute an agreement (in a form reasonably satisfactory to the Buyer) to be bound by the terms of this Agreement.

        Section 2.2    Other Obligations.    After the execution of this Agreement until the Expiration Date, the Stockholder agrees, solely in his or her capacity as a stockholder of the Company, (a) not to, and to cause any investment banker, attorney or other advisor or representative of the Stockholder not to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal or offer with respect to any Transaction Proposal, or negotiate, explore or otherwise engage in discussions with any Person with respect to any Transaction Proposal, or approve, endorse or recommend any Transaction Proposal, or enter into any agreement, arrangement or understanding with respect to any Transaction Proposal, and (b) not to take any action which would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect. The Stockholder shall notify the Buyer promptly (but in any event within two (2) Business Days) of any such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, the Stockholder or any of his or her Representatives, indicating the name of such Person and providing to the Buyer a summary of the material terms of such proposal or offer for an Transaction Proposal.

3.    Representations and Warranties of the Stockholder.

        Section 3.1    Ownership of Subject Shares.    As of the date hereof, the Stockholder represents and warrants that the Stockholder (a) is the beneficial owner of and has the sole right to Vote or direct the Voting of the Subject Shares owned by the Stockholder with respect to the authorization and approval of the Merger Agreement and the terms thereof, and (b) does not beneficially own any shares of capital stock of the Company other than such Subject Shares.

        Section 3.2    No Conflict.    The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not: (a) result in or constitute a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to any obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties are bound or affected; or (b) result in or constitute a Violation of, or result in the creation of a Lien on or otherwise affecting any of the Subject Shares owned by the Stockholder pursuant to, any contract to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties are bound or affected. The execution and delivery of this Agreement by the Stockholder does not, and the performance of his or her obligations under this Agreement by the Stockholder will not, require any consent of any Person or any Governmental Entity.

        Section 3.3    Enforceability.    The Stockholder has all requisite power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been, as applicable, duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the executions and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Buyer, constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        Section 3.4    Consent and Waiver.    No consents or waivers are required for the consummation of the Merger under the terms of (a) any agreements between the Stockholder (or any of his or her affiliates) and the Company (or any of its Subsidiaries) or (b) other rights that any Stockholder (or any of his or her affiliates) may have. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or expiry of any related waiting period is required by or with respect to any Stockholder in connection with (i) the execution and delivery of this Agreement by the Stockholder, (ii) the execution and delivery of the Merger Agreement by the Company or (iii) the consummation of the Merger and the other transactions contemplated hereby and thereby.

        Section 3.5    Absence of Litigation.    There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder before or by any Governmental Entity that could reasonably be expected to impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        Section 3.6    No Prior Agreements.    The Stockholder represents and warrants that no agreement, arrangement or understanding by and between the Stockholder and the Buyer with respect to the subject matter contained herein existed prior to the approval of this Agreement by the Company Board.

4.    Representations and Warranties of the Buyer.    The Buyer has all requisite power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.    Covenants of the Stockholder.    The Stockholder hereby covenants and agrees to cooperate fully with the Buyer and to execute and deliver any additional documents reasonably necessary or desirable and to take such further actions, in the reasonable opinion of the Buyer, reasonably necessary or desirable to carry out the intent of this Agreement. The Stockholder further covenants and agrees that (a) prior to the termination of the Merger Agreement in accordance with its terms, the Stockholder will not exercise any of his or her rights or privileges, as applicable, pursuant to (i) the Registration Rights Agreement dated April 8, 2005, by and between the Company and Quintana Maritime Investors LLC (the "Initial Registration Agreement"), (ii) the Registration Rights Agreement dated May 11, 2006, by and among the Company, Dahlman Rose & Co., LLC and Fortis Securities LLC (the "Warrant Registration Agreement" and, together with the Initial Registration Agreement, the "Registration Agreements"), (iii) the Rights Plan, (iv) the Stock Plans or (v) the Warrant Agreements (except to exercise his or her Warrants in accordance with the terms thereof) and (b) upon execution of this

Agreement by the Stockholder, the Stockholder will, as applicable, immediately (i) withdraw, in accordance with the terms and conditions of the Initial Registration Agreement, any demand or request for a Demand Registration (as defined therein) and (ii) request the withdrawal of any "Notice and Questionnaire" (as defined in the Warrant Registration Agreement), in each case submitted to the Company on or prior to the date of this Agreement.

6.    Termination.    This Agreement shall terminate upon and shall have no further force or effect after the earliest to occur of (a) the Effective Time and (b) the date on which the Merger Agreement has been terminated in accordance with its terms (the "Expiration Date"). Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

7.    Miscellaneous.

        Section 7.1    Fees and Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

        Section 7.2    Amendments and Modification.    This Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        Section 7.3    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    if to the Buyer, to:

    Excel Maritime Carriers Ltd.
    17th km National Road Athens—Lamia & Finikos Stree
    145 64 Nea Kifisia
    Athens, Greece
    Attn: Elefteris Papatrifon
    Facsimile: +30 210 6209528

    with a copy to:

    White & Case LLP
    1155 Avenue of the Americas
    New York, NY 10036
    Attn: John M. Reiss, Esq.
              Oliver C. Brahmst, Esq.
    Facsimile: (212) 354-8113

      And

    if to the Stockholder, to:

    Quintana Maritime Limited
    512 Hawthorne
    Houston, TX 77006
    Attn: Steve Putman
    Facsimile: (713) 751-7532

    with a copy to:

    Morgan, Lewis & Bockius LLP
    101 Park Avenue
    New York, NY 10178
    Attn: Robert G. Robinson
              R. Alec Dawson
              Jonathan D. Morris
    Facsimile: (212) 309-6001

        Section 7.4    Counterparts.    This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement.

        Section 7.5    Entire Agreement.    This Agreement and the documents and the instruments referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof. The parties acknowledge and agree that there were no prior agreements, arrangements or understandings, either written or oral, among the parties with respect to the subject matter hereof.

        Section 7.6    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 7.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        Section 7.8    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located within the State of Delaware and any appellate court thereof, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any of the Transactions and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. THE BUYER AND THE STOCKHOLDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 7.9    Extension, Waiver.    At any time prior to the Expiration Date, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this

Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 7.10    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are transferred prior to the termination of the Merger Agreement in accordance with its terms.

        Section 7.11    Legal Counsel.    The Stockholder acknowledges that he or she has been advised to, and has had the opportunity to, consult with his or her attorney prior to entering into this Agreement. The Stockholder acknowledges that attorneys for the Company represent the Company and do not represent any of the stockholders of the Company in connection with the Merger Agreement, this Agreement or any of the transactions contemplated hereby or thereby.

        Section 7.12    Agreement Negotiated.    The form of this Agreement has been negotiated by or on behalf of the Buyer and the Stockholder, each of which was represented by attorneys who have carefully negotiated the provisions hereof. No law or rule relating to the construction or interpretation of contracts against the drafter of any particular clause should be applied with respect to this Agreement.

        Section 7.13    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        Section 7.14    Cooperation.    If any notices, approvals or filings are required with any Governmental Entity in order to allow the parties hereto to effectively carry out the transactions contemplated by this Agreement, the Stockholder and the Buyer shall cooperate in making such notices or filings or in obtaining such approvals.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

EXCEL MARITIME CARRIERS LTD
By:	/s/ GABRIEL PANAYOTIDES
Name: Gabriel Panayotides
Title: Chairman of the Board
STOCKHOLDER
By:	/s/ CORBIN J. ROBERTSON, JR.
Name: Corbin Robertson, Jr.

[Signature Page—Robertson Voting Agreement]

EXECUTION VERSION

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of January 29, 2008 (this "Agreement"), by and between Excel Maritime Carriers Ltd, a Liberian corporation (the "Buyer"), and Hans Mende (the "Stockholder), a stockholder of Quintana Maritime Limited, a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands (the "Company"). Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Merger Agreement.

WITNESSETH:

        WHEREAS, concurrently with the execution of this Agreement, the Buyer, Bird Acquisition Corp., a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company and the Company will be the surviving corporation in the merger and will be a wholly owned subsidiary of the Buyer, all upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

        WHEREAS, as of the date hereof, the Stockholder is a stockholder of the Company and, with respect to the Merger, has the power to vote or direct the voting of 2,408,283 shares of the common stock, $0.01 par value, of the Company beneficially owned (as defined under Rule 13d-3 of the Exchange Act) by the Stockholder, which represent all of the shares of common stock of the Company owned by the Stockholder (collectively, the "Shares" and, together with any additional securities of the Company described in Section 1.2, being referred to herein as the "Subject Shares");

        WHEREAS, prior to the date hereof, the board of directors of the Company (the "Company Board") has approved this Agreement and the transactions contemplated hereby; and

        WHEREAS, as a material inducement to enter into the Merger Agreement and to consummate the Merger, the Buyer desires the Stockholder to agree, and the Stockholder is willing to agree (i) subject to the terms of this Agreement, including, without limitation, Section 6 of this Agreement, to Vote (as defined in Section 1.1(b) below) or cause to be Voted the Subject Shares so as to facilitate the consummation of the Merger and (ii) to comply in all respects with all of the terms of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Voting of Subject Shares.

        Section 1.1    Voting Agreement.    (a) At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder shall Vote or cause to be Voted the Subject Shares in favor of the authorization and approval of the Merger Agreement, the Merger and each of the other transactions contemplated thereby and any other action reasonably requested by the Buyer in furtherance thereof. Furthermore, the Stockholder shall not enter into any agreement, arrangement or understanding with any Person to Vote or give instructions inconsistent with this Section 1.1(a), and shall not take any other action that would, or would reasonably be expected to, in any manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

        (b)   In addition to the foregoing, at any meeting of the Company stockholders or at any adjournment or postponement thereof or in any other circumstances upon which their Vote, consent or other approval is sought, the Stockholder shall Vote (or cause to be Voted) all of the Subject Shares against (i) the approval of any Transaction Proposal or the authorization of any agreement relating to any Transaction Proposal or (ii) any amendment of the Company's Certificate of Incorporation or Bylaws or any other action, agreement, proposal or transaction involving the Company or any of its Subsidiaries which amendment or other action, agreement, proposal or transaction would, or would reasonably be expected to, result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company contained in the Merger Agreement that is reasonably likely to result in any of the conditions to the Buyer's or the Merger Sub's obligations under the Merger Agreement not to be fulfilled or (y) of the Stockholder contained in this Agreement or would, or would reasonably be expected to, in any material manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. The Stockholder further agrees not to knowingly commit or agree to take any action inconsistent with the foregoing. For purposes of this Agreement, "Vote" shall mean voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action or taking other action in favor of or against any action; "Voting" and "Voted" shall have correlative meanings. Any such Vote shall be cast or consent shall be given for purposes of this Section 1 in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such Vote or consent.

Notwithstanding anything to the contrary herein, (1) in the event that the vote of the Subject Shares is required in order to effect an amendment to the Merger Agreement, the provisions of this Agreement, including this Section 1.1, will not apply with respect to the Stockholder's vote of the Subject Shares and (2) nothing in this Agreement shall be deemed to require the Stockholder to exercise any options to acquire shares of the Company's common stock or to make any other change in the form of the Stockholder's ownership of the Shares.

        Section 1.2    Adjustments; Additional Shares.    In the event (a) of any stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares on, of or affecting the Subject Shares, or (b) that the Stockholder shall have become the beneficial owner of any additional shares of common stock or other securities of the Company, then all shares of common stock or other securities of the Company held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner of the shares or other securities as described in clause (b), shall in each case become Subject Shares hereunder.

        Section 1.3    The Stockholder Capacity.    The parties acknowledge that (a) the Stockholder is entering into this Agreement only in his or her individual capacity as the beneficial owner of the Subject Shares, and (b) nothing in this Agreement shall limit or affect any actions taken by the Stockholder in his or her capacity as a director or officer of the Company or shall prevent the Stockholder from discharging his or her fiduciary duties as a director or officer of the Company.

        Section 1.4    Waiver of Appraisal Rights.    The Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters' rights or similar rights that the Stockholder may have in connection with the Merger.

2.    Transfer Restrictions and Obligations.

        Section 2.1    Lock-Up.    After the execution of this Agreement until the Expiration Date, the Stockholder will not:

  (a)
  sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of (collectively, a "Transfer"), or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other Person or enter into any contract, option or other agreement, arrangement or understanding with respect to the Transfer of, directly or indirectly, any of the Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares, any other capital stock of the Company or any interest in any of the foregoing with any Person, or join in any registration statement under the Securities Act with respect to any of the foregoing;

  (b)
  enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Subject Shares; or

  (c)
  create or permit to exist any liens, claims, options, charges or other encumbrances on or otherwise affecting any of the Subject Shares;

provided that nothing contained in this Agreement shall restrict any Stockholder from making Transfers to effect estate planning and gifts so long as the transferee in such Transfer shall execute an agreement (in a form reasonably satisfactory to the Buyer) to be bound by the terms of this Agreement.

        Section 2.2    Other Obligations.    After the execution of this Agreement until the Expiration Date, the Stockholder agrees, solely in his or her capacity as a stockholder of the Company, (a) not to, and to cause any investment banker, attorney or other advisor or representative of the Stockholder not to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal or offer with respect to any Transaction Proposal, or negotiate, explore or otherwise engage in discussions with any Person with respect to any Transaction Proposal, or approve, endorse or recommend any Transaction Proposal, or enter into any agreement, arrangement or understanding with respect to any Transaction Proposal, and (b) not to take any action which would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect. The Stockholder shall notify the Buyer promptly (but in any event within two (2) Business Days) of any such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, the Stockholder or any of his or her Representatives, indicating the name of such Person and providing to the Buyer a summary of the material terms of such proposal or offer for an Transaction Proposal.

3.    Representations and Warranties of the Stockholder.

        Section 3.1    Ownership of Subject Shares.    As of the date hereof, the Stockholder represents and warrants that the Stockholder (a) is the beneficial owner of and has the sole right to Vote or direct the Voting of the Subject Shares owned by the Stockholder with respect to the authorization and approval of the Merger Agreement and the terms thereof, and (b) does not beneficially own any shares of capital stock of the Company other than such Subject Shares.

        Section 3.2    No Conflict.    The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not: (a) result in or constitute a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to any obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties are bound or affected; or (b) result in or constitute a Violation of, or result in the creation of a Lien on or otherwise affecting any of the Subject Shares owned by the Stockholder pursuant to, any contract to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties are bound or affected. The execution and delivery of this Agreement by the Stockholder does not, and the performance of his or her obligations under this Agreement by the Stockholder will not, require any consent of any Person or any Governmental Entity.

        Section 3.3    Enforceability.    The Stockholder has all requisite power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been, as applicable, duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the executions and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Buyer, constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        Section 3.4    Consent and Waiver.    No consents or waivers are required for the consummation of the Merger under the terms of (a) any agreements between the Stockholder (or any of his or her affiliates) and the Company (or any of its Subsidiaries) or (b) other rights that any Stockholder (or any of his or her affiliates) may have. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or expiry of any related waiting period is required by or with respect to any Stockholder in connection with (i) the execution and delivery of this Agreement by the Stockholder, (ii) the execution and delivery of the Merger Agreement by the Company or (iii) the consummation of the Merger and the other transactions contemplated hereby and thereby.

        Section 3.5    Absence of Litigation.    There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder before or by any Governmental Entity that could reasonably be expected to impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        Section 3.6    No Prior Agreements.    The Stockholder represents and warrants that no agreement, arrangement or understanding by and between the Stockholder and the Buyer with respect to the subject matter contained herein existed prior to the approval of this Agreement by the Company Board.

4.    Representations and Warranties of the Buyer.    The Buyer has all requisite power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.    Covenants of the Stockholder.    The Stockholder hereby covenants and agrees to cooperate fully with the Buyer and to execute and deliver any additional documents reasonably necessary or desirable and to take such further actions, in the reasonable opinion of the Buyer, reasonably necessary or desirable to carry out the intent of this Agreement. The Stockholder further covenants and agrees that (a) prior to the termination of the Merger Agreement in accordance with its terms, the Stockholder will not exercise any of his or her rights or privileges, as applicable, pursuant to (i) the Registration Rights Agreement dated April 8, 2005, by and between the Company and Quintana Maritime Investors LLC (the "Initial Registration Agreement"), (ii) the Registration Rights Agreement dated May 11, 2006, by and among the Company, Dahlman Rose & Co., LLC and Fortis Securities LLC (the "Warrant Registration Agreement" and, together with the Initial Registration Agreement, the "Registration Agreements"), (iii) the Rights Plan, (iv) the Stock Plans or (v) the Warrant Agreements (except to exercise his or her Warrants in accordance with the terms thereof) and (b) upon execution of this Agreement by the Stockholder, the Stockholder will, as applicable, immediately (i) withdraw, in accordance with the terms and conditions of the Initial Registration Agreement, any demand or request for a Demand Registration (as defined therein) and (ii) request the withdrawal of any "Notice and Questionnaire" (as defined in the Warrant Registration Agreement), in each case submitted to the Company on or prior to the date of this Agreement.

6.    Termination.    This Agreement shall terminate upon and shall have no further force or effect after the earliest to occur of (a) the Effective Time and (b) the date on which the Merger Agreement has been terminated in accordance with its terms (the "Expiration Date"). Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

7.    Miscellaneous.

        Section 7.1    Fees and Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

        Section 7.2    Amendments and Modification.    This Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        Section 7.3    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    if to the Buyer, to:

    Excel Maritime Carriers Ltd.
    17th km National Road Athens—Lamia & Finikos Stree
    145 64 Nea Kifisia
    Athens, Greece
    Attn: Elefteris Papatrifon
    Facsimile: +30 210 6209528

    with a copy to:

    White & Case LLP
    1155 Avenue of the Americas
    New York, NY 10036
    Attn: John M. Reiss, Esq.
              Oliver C. Brahmst, Esq.
    Facsimile: (212) 354-8113

      And

    if to the Stockholder, to:

    Quintana Maritime Limited
    512 Hawthorne
    Houston, TX 77006
    Attn: Steve Putman
    Facsimile: (713) 751-7532

    with a copy to:

    Morgan, Lewis & Bockius LLP
    101 Park Avenue
    New York, NY 10178
    Attn: Robert G. Robinson
              R. Alec Dawson
              Jonathan D. Morris
    Facsimile: (212) 309-6001

        Section 7.4    Counterparts.    This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement.

        Section 7.5    Entire Agreement.    This Agreement and the documents and the instruments referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof. The parties acknowledge and agree that there were no prior agreements, arrangements or understandings, either written or oral, among the parties with respect to the subject matter hereof.

        Section 7.6    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 7.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        Section 7.8    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located within the State of Delaware and any appellate court thereof, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any of the Transactions and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. THE BUYER AND THE STOCKHOLDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 7.9    Extension, Waiver.    At any time prior to the Expiration Date, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this

Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 7.10    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are transferred prior to the termination of the Merger Agreement in accordance with its terms.

        Section 7.11    Legal Counsel.    The Stockholder acknowledges that he or she has been advised to, and has had the opportunity to, consult with his or her attorney prior to entering into this Agreement. The Stockholder acknowledges that attorneys for the Company represent the Company and do not represent any of the stockholders of the Company in connection with the Merger Agreement, this Agreement or any of the transactions contemplated hereby or thereby.

        Section 7.12    Agreement Negotiated.    The form of this Agreement has been negotiated by or on behalf of the Buyer and the Stockholder, each of which was represented by attorneys who have carefully negotiated the provisions hereof. No law or rule relating to the construction or interpretation of contracts against the drafter of any particular clause should be applied with respect to this Agreement.

        Section 7.13    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        Section 7.14    Cooperation.    If any notices, approvals or filings are required with any Governmental Entity in order to allow the parties hereto to effectively carry out the transactions contemplated by this Agreement, the Stockholder and the Buyer shall cooperate in making such notices or filings or in obtaining such approvals.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

EXCEL MARITIME CARRIERS LTD
By:	/s/ GABRIEL PANAYOTIDES
Name: Gabriel Panayotides
Title: Chairman of the Board
STOCKHOLDER
By:	/s/ HANS MENDE
Name: Hans Mende

[Signature Page—Mende Voting Agreement]

EXECUTION VERSION

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of January 29, 2008 (this "Agreement"), by and between Excel Maritime Carriers Ltd, a Liberian corporation (the "Buyer"), and Stamatis Molaris (the "Stockholder), a stockholder of Quintana Maritime Limited, a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands (the "Company"). Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Merger Agreement.

WITNESSETH:

        WHEREAS, concurrently with the execution of this Agreement, the Buyer, Bird Acquisition Corp., a non-resident domestic corporation organized under the laws of the Republic of the Marshall Islands ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company and the Company will be the surviving corporation in the merger and will be a wholly owned subsidiary of the Buyer, all upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

        WHEREAS, as of the date hereof, the Stockholder is a stockholder of the Company and, with respect to the Merger, has the power to vote or direct the voting of 635,805 shares of the common stock, $0.01 par value, of the Company beneficially owned (as defined under Rule 13d-3 of the Exchange Act) by the Stockholder, which represent all of the shares of common stock of the Company owned by the Stockholder (collectively, the "Shares" and, together with any additional securities of the Company described in Section 1.2, being referred to herein as the "Subject Shares");

        WHEREAS, prior to the date hereof, the board of directors of the Company (the "Company Board") has approved this Agreement and the transactions contemplated hereby; and

        WHEREAS, as a material inducement to enter into the Merger Agreement and to consummate the Merger, the Buyer desires the Stockholder to agree, and the Stockholder is willing to agree (i) subject to the terms of this Agreement, including, without limitation, Section 6 of this Agreement, to Vote (as defined in Section 1.1(b) below) or cause to be Voted the Subject Shares so as to facilitate the consummation of the Merger and (ii) to comply in all respects with all of the terms of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Voting of Subject Shares.

        Section 1.1    Voting Agreement.    (a) At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder shall Vote or cause to be Voted the Subject Shares in favor of the authorization and approval of the Merger Agreement, the Merger and each of the other transactions contemplated thereby and any other action reasonably requested by the Buyer in furtherance thereof. Furthermore, the Stockholder shall not enter into any agreement, arrangement or understanding with any Person to Vote or give instructions inconsistent with this Section 1.1(a), and shall not take any other action that would, or would reasonably be expected to, in any manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

        (b)   In addition to the foregoing, at any meeting of the Company stockholders or at any adjournment or postponement thereof or in any other circumstances upon which their Vote, consent or other approval is sought, the Stockholder shall Vote (or cause to be Voted) all of the Subject Shares against (i) the approval of any Transaction Proposal or the authorization of any agreement relating to any Transaction Proposal or (ii) any amendment of the Company's Certificate of Incorporation or Bylaws or any other action, agreement, proposal or transaction involving the Company or any of its Subsidiaries which amendment or other action, agreement, proposal or transaction would, or would reasonably be expected to, result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company contained in the Merger Agreement that is reasonably likely to result in any of the conditions to the Buyer's or the Merger Sub's obligations under the Merger Agreement not to be fulfilled or (y) of the Stockholder contained in this Agreement or would, or would reasonably be expected to, in any material manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. The Stockholder further agrees not to knowingly commit or agree to take any action inconsistent with the foregoing. For purposes of this Agreement, "Vote" shall mean voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action or taking other action in favor of or against any action; "Voting" and "Voted" shall have correlative meanings. Any such Vote shall be cast or consent shall be given for purposes of this Section 1 in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such Vote or consent.

Notwithstanding anything to the contrary herein, (1) in the event that the vote of the Subject Shares is required in order to effect an amendment to the Merger Agreement, the provisions of this Agreement, including this Section 1.1, will not apply with respect to the Stockholder's vote of the Subject Shares and (2) nothing in this Agreement shall be deemed to require the Stockholder to exercise any options to acquire shares of the Company's common stock or to make any other change in the form of the Stockholder's ownership of the Shares.

        Section 1.2    Adjustments; Additional Shares.    In the event (a) of any stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares on, of or affecting the Subject Shares, or (b) that the Stockholder shall have become the beneficial owner of any additional shares of common stock or other securities of the Company, then all shares of common stock or other securities of the Company held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner of the shares or other securities as described in clause (b), shall in each case become Subject Shares hereunder.

        Section 1.3    The Stockholder Capacity.    The parties acknowledge that (a) the Stockholder is entering into this Agreement only in his or her individual capacity as the beneficial owner of the Subject Shares, and (b) nothing in this Agreement shall limit or affect any actions taken by the Stockholder in his or her capacity as a director or officer of the Company or shall prevent the Stockholder from discharging his or her fiduciary duties as a director or officer of the Company.

        Section 1.4    Waiver of Appraisal Rights.    The Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters' rights or similar rights that the Stockholder may have in connection with the Merger.

2.    Transfer Restrictions and Obligations.

        Section 2.1    Lock-Up.    After the execution of this Agreement until the Expiration Date, the Stockholder will not:

  (a)
  sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of (collectively, a "Transfer"), or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other Person or enter into any contract, option or other agreement, arrangement or understanding with respect to the Transfer of, directly or indirectly, any of the Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares, any other capital stock of the Company or any interest in any of the foregoing with any Person, or join in any registration statement under the Securities Act with respect to any of the foregoing;

  (b)
  enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Subject Shares; or

  (c)
  create or permit to exist any liens, claims, options, charges or other encumbrances on or otherwise affecting any of the Subject Shares;

provided that nothing contained in this Agreement shall restrict any Stockholder from making Transfers to effect estate planning and gifts so long as the transferee in such Transfer shall execute an agreement (in a form reasonably satisfactory to the Buyer) to be bound by the terms of this Agreement.

        Section 2.2    Other Obligations.    After the execution of this Agreement until the Expiration Date, the Stockholder agrees, solely in his or her capacity as a stockholder of the Company, (a) not to, and to cause any investment banker, attorney or other advisor or representative of the Stockholder not to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal or offer with respect to any Transaction Proposal, or negotiate, explore or otherwise engage in discussions with any Person with respect to any Transaction Proposal, or approve, endorse or recommend any Transaction Proposal, or enter into any agreement, arrangement or understanding with respect to any Transaction Proposal, and (b) not to take any action which would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect. The Stockholder shall notify the Buyer promptly (but in any event within two (2) Business Days) of any such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, the Stockholder or any of his or her Representatives, indicating the name of such Person and providing to the Buyer a summary of the material terms of such proposal or offer for an Transaction Proposal.

3.    Representations and Warranties of the Stockholder.

        Section 3.1    Ownership of Subject Shares.    As of the date hereof, the Stockholder represents and warrants that the Stockholder (a) is the beneficial owner of and has the sole right to Vote or direct the Voting of the Subject Shares owned by the Stockholder with respect to the authorization and approval of the Merger Agreement and the terms thereof, and (b) does not beneficially own any shares of capital stock of the Company other than such Subject Shares.

        Section 3.2    No Conflict.    The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not: (a) result in or constitute a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to any obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties are bound or affected; or (b) result in or constitute a Violation of, or result in the creation of a Lien on or otherwise affecting any of the Subject Shares owned by the Stockholder pursuant to, any contract to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties are bound or affected. The execution and delivery of this Agreement by the Stockholder does not, and the performance of his or her obligations under this Agreement by the Stockholder will not, require any consent of any Person or any Governmental Entity.

        Section 3.3    Enforceability.    The Stockholder has all requisite power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this

Agreement and the consummation by it of the transactions contemplated hereby have been, as applicable, duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the executions and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Buyer, constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        Section 3.4    Consent and Waiver.    No consents or waivers are required for the consummation of the Merger under the terms of (a) any agreements between the Stockholder (or any of his or her affiliates) and the Company (or any of its Subsidiaries) or (b) other rights that any Stockholder (or any of his or her affiliates) may have. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or expiry of any related waiting period is required by or with respect to any Stockholder in connection with (i) the execution and delivery of this Agreement by the Stockholder, (ii) the execution and delivery of the Merger Agreement by the Company or (iii) the consummation of the Merger and the other transactions contemplated hereby and thereby.

        Section 3.5    Absence of Litigation.    There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder before or by any Governmental Entity that could reasonably be expected to impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        Section 3.6    No Prior Agreements.    The Stockholder represents and warrants that no agreement, arrangement or understanding by and between the Stockholder and the Buyer with respect to the subject matter contained herein existed prior to the approval of this Agreement by the Company Board.

4.    Representations and Warranties of the Buyer.    The Buyer has all requisite power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.    Covenants of the Stockholder.    The Stockholder hereby covenants and agrees to cooperate fully with the Buyer and to execute and deliver any additional documents reasonably necessary or desirable and to take such further actions, in the reasonable opinion of the Buyer, reasonably necessary or desirable to carry out the intent of this Agreement. The Stockholder further covenants and agrees that (a) prior to the termination of the Merger Agreement in accordance with its terms, the Stockholder will not exercise any of his or her rights or privileges, as applicable, pursuant to (i) the Registration Rights Agreement dated April 8, 2005, by and between the Company and Quintana Maritime Investors LLC (the "Initial Registration Agreement"), (ii) the Registration Rights Agreement dated May 11, 2006, by and among the Company, Dahlman Rose & Co., LLC and Fortis Securities LLC (the "Warrant Registration Agreement" and, together with the Initial Registration Agreement, the "Registration Agreements"), (iii) the Rights Plan, (iv) the Stock Plans or (v) the Warrant Agreements (except to exercise his or her Warrants in accordance with the terms thereof) and (b) upon execution of this Agreement by the Stockholder, the Stockholder will, as applicable, immediately (i) withdraw, in accordance with the terms and conditions of the Initial Registration Agreement, any demand or request for a Demand Registration (as defined therein) and (ii) request the withdrawal of any "Notice and Questionnaire" (as defined in the Warrant Registration Agreement), in each case submitted to the Company on or prior to the date of this Agreement.

6.    Termination.    This Agreement shall terminate upon and shall have no further force or effect after the earliest to occur of (a) the Effective Time and (b) the date on which the Merger Agreement has been terminated in accordance with its terms (the "Expiration Date"). Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

7.    Miscellaneous.

        Section 7.1    Fees and Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

        Section 7.2    Amendments and Modification.    This Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        Section 7.3    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    if to the Buyer, to:

    Excel Maritime Carriers Ltd.
    17th km National Road Athens—Lamia & Finikos Stree
    145 64 Nea Kifisia
    Athens, Greece
    Attn: Elefteris Papatrifon
    Facsimile: +30 210 6209528

    with a copy to:

    White & Case LLP
    1155 Avenue of the Americas
    New York, NY 10036
    Attn: John M. Reiss, Esq.
    Oliver C. Brahmst, Esq.
    Facsimile: (212) 354-8113

      And

    if to the Stockholder, to:

    Quintana Maritime Limited
    512 Hawthorne
    Houston, TX 77006
    Attn: Steve Putman
    Facsimile: (713) 751-7532

    with a copy to:

    Morgan, Lewis & Bockius LLP
    101 Park Avenue
    New York, NY 10178
    Attn: Robert G. Robinson
    R. Alec Dawson
    Jonathan D. Morris
    Facsimile: (212) 309-6001

        Section 7.4    Counterparts.    This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement.

        Section 7.5    Entire Agreement.    This Agreement and the documents and the instruments referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof. The parties acknowledge and agree that there were no prior agreements, arrangements or understandings, either written or oral, among the parties with respect to the subject matter hereof.

        Section 7.6    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 7.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        Section 7.8    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located within the State of Delaware and any appellate court thereof, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any of the Transactions and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. THE BUYER AND THE STOCKHOLDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 7.9    Extension, Waiver.    At any time prior to the Expiration Date, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this

Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 7.10    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are transferred prior to the termination of the Merger Agreement in accordance with its terms.

        Section 7.11    Legal Counsel.    The Stockholder acknowledges that he or she has been advised to, and has had the opportunity to, consult with his or her attorney prior to entering into this Agreement. The Stockholder acknowledges that attorneys for the Company represent the Company and do not represent any of the stockholders of the Company in connection with the Merger Agreement, this Agreement or any of the transactions contemplated hereby or thereby.

        Section 7.12    Agreement Negotiated.    The form of this Agreement has been negotiated by or on behalf of the Buyer and the Stockholder, each of which was represented by attorneys who have carefully negotiated the provisions hereof. No law or rule relating to the construction or interpretation of contracts against the drafter of any particular clause should be applied with respect to this Agreement.

        Section 7.13    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        Section 7.14    Cooperation.    If any notices, approvals or filings are required with any Governmental Entity in order to allow the parties hereto to effectively carry out the transactions contemplated by this Agreement, the Stockholder and the Buyer shall cooperate in making such notices or filings or in obtaining such approvals.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

EXCEL MARITIME CARRIERS LTD
By:	/s/ GABRIEL PANAYOTIDES Name: Gabriel Panayotides Title: Chairman of the Board
STOCKHOLDER
By:	/s/ STAMATIS MOLARIS Name: Stamatis Molaris

[Signature Page—Molaris Voting Agreement]

Appendix C

January 29, 2008

The Board of Directors
Quintana Maritime Limited
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Quintana Maritime Limited ("Quintana") of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger dated as of January 29, 2008 (the "Merger Agreement") among Excel Maritime Carriers Ltd ("Excel"), Bird Acquisition Corp ("Merger Sub") and Quintana. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Quintana (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share ("Quintana Common Stock"), of Quintana will be converted into the right to receive (A) $13.00 in cash (the "Cash Consideration"), and (B) a fraction of a share of Class A common stock (the "Stock Consideration" and together with the Cash Consideration the "Merger Consideration"), par value $0.01 per share ("Excel Common Stock"), of Excel equal to the Exchange Ratio (defined below). The term "Exchange Ratio" shall mean, (x) if the Buyer Common Stock Value (as defined in the Merger Agreement) is greater than $45.00, the quotient resulting from dividing the Fixed Stock Consideration Value (defined below) by the Buyer Common Stock Value, rounded to the fourth decimal place, or (y) if the Buyer Common Stock Value is less than or equal to $45.00 an amount equal to the quotient resulting from dividing the Floating Stock Consideration Value (defined below) by the Buyer Common Stock Value, rounded to the fourth decimal place. The "Fixed Stock Consideration Value" shall mean (A) $18.38 minus (B) the aggregate per share amount of cash dividends paid with respect to each share of Quintana Common Stock between January 1, 2008 and the closing of the Merger (the "Dividend Amount"). The "Floating Stock Consideration Value" means (A)(i) the Buyer Common Stock Value multiplied by (ii) 0.4084 minus (B) the Dividend Amount.

        In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Quintana and certain senior officers and other representatives and advisors of Excel concerning the businesses, operations and prospects of Quintana and Excel. We examined certain publicly available business and financial information relating to Quintana and Excel as well as certain financial forecasts and other information and data relating to Quintana and Excel which were provided to or discussed with us by the respective managements of Quintana and Excel. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Quintana Common Stock and Excel Common Stock; the historical and projected earnings and other operating data of Quintana and Excel; and the capitalization and financial condition of Quintana and Excel. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Quintana and Excel. We also evaluated certain potential pro forma financial effects of the Merger on Excel. In connection with our engagement and at the direction of Quintana, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of Quintana. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

C-1

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the respective managements of Quintana and Excel that they are not aware of any information relevant to our analysis that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to Quintana and Excel provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of Quintana and Excel that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Quintana and Excel as to the future financial performance of Quintana and Excel.

        We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Quintana, Excel or the Merger. We are not expressing any opinion as to what the value of the Excel Common Stock actually will be when issued pursuant to the Merger or the price at which the Excel Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Quintana or Excel nor have we made any physical inspection of the properties or assets of Quintana or Excel. Our opinion does not address the underlying business decision of Quintana to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Quintana or the effect of any other transaction in which Quintana might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion does not address the terms of any agreement entered into in connection with the Merger other than the Merger Agreement to the extent described herein. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof and we have no obligation to update our opinion based on future developments.

        Citigroup Global Markets Inc. has acted as financial advisor to Quintana in connection with the proposed Merger and will receive a fee for such services contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, and currently provide, services to Quintana and Excel unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (a) in 2006 as a participant in Quintana's $735 million revolving credit facility and (b) in 2007 as sole bookrunner for the initial public offering of Oceanaut SPAC, an affiliate of Excel. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Quintana and Excel for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Quintana, Excel and their respective affiliates.

        Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Quintana in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Quintana Common Stock.

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

C-2

Appendix D

SECTIONS 100 AND 101 OF THE BUSINESS CORPORATION ACT OF THE REPUBLIC OF
THE MARSHALL ISLANDS—DISSENTERS' RIGHTS

§100. Right of dissenting shareholder to receive payment for shares.

        Any shareholder of a corporation shall have the right to dissent from any of the following corporate actions and receive payment of the fair value of his shares:

          (a)   any plan of merger or consolidation to which the corporation is a party; or

          (b)   any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all the net proceeds of sales be distributed to the shareholders in accordance with their respective interests within one year after the date of sale. [P.L. 1990-91, §10.7.]

§101. Procedure to enforce shareholder's right to receive payment for shares.

        (1)    Objection by shareholder to proposed corporate action.    A shareholder intending to enforce his rights under section 92 or 100 of this Act to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a statement that he intends to demand payment for his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this Act or where the proposed action is authorized by written consent of shareholders without a meeting.

        (2)    Notice by corporation to shareholders of authorized action.    Within twenty (20) days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objections or from whom written objection was not required, excepting any who voted for or consented in writing to the proposed action.

        (3)     Notice by shareholder of election to dissent.    Within twenty (20) days after the giving of notice to him, any shareholder to whom the corporation was required to give such notice and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 96 shall file a written notice of such election to dissent within twenty (20) days after the giving to him of a copy of the plan of merger or an outline of the material features thereof under section 96 of this division.

        (4)    Dissent as to fewer than all shares.    A shareholder may not dissent as to fewer than all the shares, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to fewer than all the shares of such owner held of record by such nominee or fiduciary.

        (5)    Effect of filing notice of election to dissent.    Upon filing a notice of election to dissent, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares.

        (6)    Offer by corporation to dissenting shareholder to pay for shares.    Within seven (7) days after the expiration of the period within which shareholders may file their notices of election to dissent, or within seven (7) days after the proposed corporate action is consummated, which ever is later, the corporation or, in the case of a merger or consolidation, the surviving or consolidated corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. If within thirty (30) days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within thirty (30) days after the making of such offer upon the surrender of the certificates representing such shares.

        (7)    Procedure on failure of corporation to pay dissenting shareholder.    The following procedures shall apply if the corporation fails to make such offer within such period of seven (7) days, or if it makes the offer and any dissenting shareholder fails to agree with it within the period of thirty (30) days thereafter upon the price to be paid for shares owned by such shareholder:

          (a)   The corporation shall, within twenty (20) days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the High Court of the Republic in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. In the case of Marshall Islands corporations whose shares are traded on a national or local securities exchange located outside of the Marshall Islands, such proceedings may be instituted in any court in the country where the shares of the company are primarily traded, If, in the case of merger or consolidation, the surviving or consolidated corporation is a foreign corporation without an office in the Marshall Islands, such proceeding shall be brought in the country where the office of the domestic corporation, whose shares are to be valued, was located.

          (b)   If the corporation fails to institute such proceedings within such period of twenty (20) days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty (30) days after the expiration of such twenty (20) day period. If such proceeding is not instituted within such thirty (30) day period, all dissenter's rights shall be lost unless the court, for good cause shown, shall otherwise direct.

          (c)   All dissenting shareholders, excepting those who, as provided in subsection (6) of this section have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporations shall serve a copy of the petition in such proceeding upon each dissenting shareholder in the manner provided by law for the service of a summons.

          (d)   The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such a determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholder's authorization date, excluding any appreciation or depreciation directly or indirectly induced by such corporate action or its proposal. The court may, if it so elects, appoint an appraiser to receive evidence and recommend a decision on the question of fair value.

          (e)   The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined. Within sixty (60) days after the final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due to him, upon surrender of the certificates representing his shares.

        (8)    Disposition of shares acquired by the corporation.    Shares acquired by the corporation upon the payment of the agreed value therefore or the amount due under the final order, as provided in this section, shall become treasury shares or be canceled except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

        (9)    Right to receive payment by dissenting shareholder as exclusive.    The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any right to which he might otherwise be entitled by virtue of share ownership, except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to such shareholder. [P.L. 1990-91, §10.8; amended by P.L. 1998-73, §101]

 Appendix E

CERTAIN FORECASTS RELATING TO QUINTANA

        In connection with Quintana's evaluation of strategic alternatives, Quintana's management provided certain forecasted financial and operating data for the years 2008 through 2011 to Excel and to other potentially interested parties in connection with their respective due diligence evaluations of Quintana.

        Quintana does not as a matter of course make public projections as to future revenues, earnings, or other results. However, Quintana's management prepared the forecasted financial information set forth below solely to give Quintana's shareholders access to forecasted financial information that was made available to Excel and other parties in connection with the merger. The accompanying forecasted financial information was not prepared with a view toward public disclosure or with a view toward complying with any guidelines or policies of regulatory authorities in the United States or the Marshall Islands, including but not limited to, the published guidelines of the SEC, the principles established by the Financial Accounting Standards Board, or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Quintana's management at the date of its preparation, was prepared on a reasonable basis, reflected the best available estimates and judgments at the time, and presented, to the best of Quintana's management's knowledge and belief, the expected course of action and the expected future financial performance of Quintana. This information should not be relied upon as being indicative of future results, and shareholders are cautioned not to place undue reliance on the prospective financial information.

        Neither Quintana's independent auditor nor any other independent accountants have compiled, examined, or performed any procedures with respect to the forecasted financial information contained below, nor have they expressed any opinion or other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the forecasted financial information.

        The assumptions and estimates underlying the forecasted financial information are inherently uncertain and, though considered reasonable by Quintana's management as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. The forecasts below were prepared in December 2007 for the fiscal years ended December 31, 2008 through 2011, and were based on charter market and other data and assumptions available to Quintana in December 2007. These forecasts have not been updated to reflect changing conditions in the dry bulk charter market or changes in crew wages, bunker costs, insurance costs or other expenses incident to the ownership or operation of dry bulk vessels. For these reasons, they should not be relied upon as current projections of the revenues, expenses, adjusted EBITDA or dry bulk charter market conditions that Quintana's management believes Quintana would experience as an independent company. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of Quintana or that actual results will not differ materially from those presented in the prospective financial information.

        The inclusion of these forecasts in the proxy statement/prospectus should not be regarded as a representation by Excel or Quintana, their respective managements or boards of directors, Quintana's transaction committee formed in connection with the merger or any of their respective advisors, agents or representatives that these forecasts are and will prove to be correct. Forecasts of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which are beyond Excel's or Quintana's control. As a result, there can be no assurance that any of these forecasts will be realized.

        The forecasts below are or involve forward-looking statements and are based upon a variety of assumptions, including Quintana's ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Quintana's control. Many important factors, in addition to those discussed elsewhere in this proxy statement/prospectus, could cause Quintana's results to differ materially from those expressed or implied by the forward-looking statements. These factors include Quintana's competitive environment, its ability to manage its fleet and the performance of its fleet, general economic and other market conditions in which it operates and matters affecting its business generally, all of which are difficult to predict and many of which are beyond Quintana's control Accordingly, there can be no assurance that any of the forecasts are indicative of Quintana's future performance or that actual results will not differ materially from those in the forecasts set forth below. See "Risk Factors" beginning on page 24 of the proxy statement/prospectus, as well as those risk factors contained in the documents incorporated by reference in the proxy statement/prospectus, and "Cautionary Statement Concerning Forward Looking Statements" beginning on page 31 of the proxy statement/prospectus.

Forecasts

        The forecasts were prepared using a number of significant assumptions. These assumptions have not been updated since the forecasts were prepared in December 2007. The table below presents the estimated revenues, net of commission, per ship per day earned upon redelivery from their current charters and estimated operating expenses per ship per day.

	Year Ended December 31,
	2008	2009	2010	2011
	(in U.S. Dollars)
Unfixed revenues per ship per day:
Capesize*	$120,000	$120,000	$80,000	$80,000
Kamsarmax	N/A	N/A	N/A	45,000
Panamax	62,000	62,000	43,000	40,000
Operating expenses per ship per day:
Capesize	4,300	4,429	4,563	4,699
Kamsarmax	3,500	3,605	3,713	3,825
Panamax	4,000	4,120	4,244	4,371

*
Certain newbuilding Capesize vessels have entered into profit-sharing agreements with EDF, commencing upon their estimated delivery in 2010, which specify a floor rate to be earned by each vessel as well as earning 50% of the difference between the floor rate and the spot rate, which is based on the monthly average of the AV4 BCI routes as published by the Baltic Exchange London. The spot rates, for purposes of this forecast, are the rates disclosed in the table above.

        Other significant assumptions include the following:

  (1)
  Estimated delivery dates for vessels that Quintana has contracted to purchase as disclosed in Quintana's Annual Report on Form 10-K for the year ended December 31, 2007, which may vary from the actual delivery dates;

  (2)
  Estimated drydocking dates, drydocking costs and off-hire days relating to the period vessels are in drydock. A special survey is conducted every five years, an intermediate survey is conducted at the second or third anniversary and a dry dock survey is conducted every five years if the vessel is less than 15 years old or every three years if the vessel is more than

    15 years old. Dry docking cost estimates are based on the expected extent of work that the vessel will undergo during dry docking and the length of the dry docking period;

  (3)
  Estimated unplanned off-hire days of five days per vessel per year;

  (4)
  Unhedged interest costs calculated using LIBOR plus the relevant margin, whereby LIBOR is 5.1%;

  (5)
  Interst income is calculated at 5.1% per annum on the estimated average cash balances during the years presented;

  (6)
  No additional loan financing;

  (7)
  Estimated general and administrative expenses which relate to the expenses of Quintana Management LLC, a wholly-owned subsidiary of Quintana that manages Quintana's vessels and excludes corporate related overheads, the salary of the executive officers, amortization of restricted stock cost and rental expense. General and administrative costs are escalated at 3.0% per annum; and

  (8)
  No mark-to-market adjustments for the Quintana's interest rate swap or any potential interest receipts/payments have been incorporated into the forecast.

        Additionally, the forecasts have not been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Certain major departures from U.S. GAAP were made in the preparation of the forecasts below, including:

  (1)
  Non-consolidation of the joint venture companies to which Quintana is a party. The forecasts present only Quintana's proportionate share of the operations of the joint ventures and consequently do not reflect any minority interest as required by U.S. GAAP for non-wholly owned consolidated entities; and

  (2)
  General and administrative expenses exclude certain expenses that are required to be recognized under U.S. GAAP such as costs related to restricted stock granted to employees, executive salaries and rental expense. Such costs relating to Quintana are not expected to be incurred after the merger.

  Income Statement Data

	Year Ended December 31,
	2008	2009	2010	2011
	(in millions of U.S. Dollars)
Net revenue from fixed fleet(1)	$238.2	$202.1	$194.8	$77.4
Net revenue from unfixed fleet(2)	75.5	155.5	172.6	486.2
Vessel operating expenses	40.6	43.0	46.5	51.5
General and administrative expenses relating to Quintana Management LLC(1)	7.0	7.2	7.4	7.6

(1)
Forecast revenue from existing charter agreements, including any profit share revenue, where relevant.

(2)
Forecast revenue earned upon redelivery of vessels from their existing charter agreements, with the vessels receiving the per ship per day revenues disclosed in the significant assumptions above.

  Adjusted EBITDA and reconciliation to Net Income

	Year Ended December 31,
	2008	2009	2010	2011
	(in millions of U.S. Dollars)
Net Income	$151.2	$200.6	$213.7	$403.0
Interest and finance costs, net	29.6	18.4	8.5	3.5
Depreciation and amortization	50.0	53.0	57.3	64.7
Amortization of loss on sale-leaseback	0.4	0.4	0.4	0.4
Amortization of time charter fair value	2.1	2.1	0.6	—
Adjusted EBITDA	$233.3	$274.5	$280.5	$471.6

  Disclosure of non-GAAP Financial Measures

        Adjusted EBITDA represents net income plus interest and finance costs (net of capitalized interest) plus depreciation and amortization, amortization of time charter fair value, and amortization of loss on sale-leaseback, which are non-cash items. Adjusted EBITDA is included because it is used by certain investors to measure a company's financial performance and by Quintana as a financial goal. Adjusted EBITDA is a "non-GAAP financial measure" and should not be considered a substitute for net income, cash flow from operating activities and other operations or cash flow statement data prepared in accordance with U.S. GAAP or as a measure of profitability or liquidity. Adjusted EBITDA is presented to provide additional information with respect to Quintana's ability to satisfy its obligations including debt service, capital expenditures, working capital requirements and determination of dividends. While Adjusted EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, the definition of Adjusted EBITDA used here may not be comparable to that used by other companies due to differences in methods of calculation.

  Operating and Financial Indicators

	Year Ended December 31,
	2008	2009	2010	2011
Net operating days(1)	10,437	10,682	11,687	13,034
Operating days under fixed rate time charter	9,441	8,522	8,257	2,520
Percentage of operating days under fixed time charter	90.5%	79.8%	70.6%	19.3%
Special survey and drydock schedule days	94	118	106	286
Vessel operating expenses per ship per day(2)	$3,804	$3,931	$3,896	$3,817
General and administrative expenses per ship per day(3)	$656	$658	$621	$566
Drydock costs incurred per ship per day(4)	$487	$621	$518	$1,200

(1)
Net operating days are equal to calendar days less expected drydock and unplanned off-hire days.

(2)
Calculated by dividing the total operating expenses for the fleet by the total ownership days of the fleet.

(3)
Calculated by dividing the total general and administrative expenses for the fleet by the total ownership days of the fleet.

(4)
Calculated by dividing the total dry docking costs incurred for the fleet by the total ownership days of the fleet.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Section 7.01 of the By-Laws of Excel provides that:

          The corporation shall indemnify any director or officer of the corporation who was or is an "authorised representative" of the corporation (which shall mean for the purposes of this Article a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorised representative of the corporation, against expenses (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (which shall include for purposes of this Article any investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceedings by judgement, order, settlement, indictment, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the authorised representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal third party proceedings, had reasonable cause to believe that such conduct was unlawful.

        Section 7.02 of the By-laws of Excel provides that:

          The corporation shall indemnify any director or officer of the corporation who was or is an authorised representative of the corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of the Article any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favour or any investigative proceeding by or on behalf of the corporation) by reason of the fact that such person was or is an authorised representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defence or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon applications that, despite the adjudication of liability but in view of all the circumstances of the case, such authorised representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 7.03 of the By-laws of Excel provides that:

          To the extent that an authorised representative of the corporation who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise, in defence of any third party or corporate proceeding or in defence of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. Such an authorised representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by Section 7.01 or 7.02 of this Article to indemnify such person in such circumstances to such extent if such person were or had been a director or officer of the corporation.

        Section 7.04 of the By-laws of Excel provides that:

          Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorised in the specific case upon a determination that indemnification of the authorised representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or Section 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

            (1)   by the board of directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

            (2)   if such a disinterested quorum is not obtainable, by a majority of the entire board, including as voting members those directors who are or were parties to such third party or corporate proceeding, or

            (3)   if such a disinterested quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion upon reference by the board of directors, or

            (4)   by the shareholders upon reference by the board of directors.

        Section 7.05 of the By-laws of Excel provides that:

          Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a director or officer of the corporation by the corporation in advance of the final disposition of such third party or corporate proceeding as authorised in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorised in this Article and may be paid by the corporation in advance on behalf of any other authorised representative when authorised by the board of directors on receipt of a similar undertaking. The financial ability of such authorised representative to make such repayment shall not be a prerequisite to the making of an advance.

        Section 7.06 of the By-laws of Excel provides that:

          The indemnification of authorised representatives, as authorised by this Article shall:

            (1)   not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity.

            (2)   continue as to a person who has ceased to be an authorised representative, and

            (3)   inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7.07 of the By-laws of Excel provides that:

          Each person who shall act as an authorised representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

        Section 7.08 of the By-laws of Excel provides that:

          The corporation may purchase and maintain insurance on behalf of any person specified in the Business Corporation Act against liability asserted against him and incurred by him, whether or not the corporation would have power to indemnify him against such liability under the provisions of the Business Corporation Act.

        Article Eleventh to the Articles of Incorporation of Excel provides that:

          No Director or officer of the Corporation shall be personally liable to the Corporation or to any shareholder of the Corporation for monetary damages for breach of fiduciary duty as a Director or officer, provided that this provision shall not limit the liability of a Director or officer (i) for any breach of the Director's or the officer's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Director or officer derived an improper personal benefit.

        Section 6.13 of the Liberian Business Corporation Act provides as follows:

          Indemnification of directors and officers.

          (1)    Actions not by or in right of the corporation.    A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2)    Actions by or in right of the corporation.    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or nor opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          (3)    When director or officer successful.    To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (4)    Payment of expenses in advance.    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final deposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

          (5)    Insurance.    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (6)    Other rights of indemnification unaffected.    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (7)    Continuation of indemnification.    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administration of such persons.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   The following documents are exhibits to the registration statement.

Exhibit Number	Description of Document
2.1	—	Agreement and Plan of Merger, dated as of January 29, 2008, as amended, among Excel Maritime Carriers Ltd., Bird Acquisition Corp. and Quintana Maritime Limited (included as Appendix A to the proxy statement/prospectus included in this Registration Statement).*
4.1	—	Specimen Class A Common Stock Certificate, incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form F-1, Registration No. 33-8712 filed on May 6, 1998
4.2	—	Form of Indenture, incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form F-3, Registration No. 33-120259, filed on November 5, 2004
5.1	—	Opinion of Watson, Farley & Williams as to the validity of Excel Class A common shares being registered
8.1	—	Opinion of White & Case LLP as to certain United States federal income tax matters
8.2	—	Opinion of Watson, Farley & Williams as to certain Liberian income tax matters
8.3	—	Opinion of Dennis Reeder as to certain Marshall Islands income tax matters

23.1	—	Consent of White & Case LLP, U.S. counsel to the Company (included as part of its opinion filed as Exhibit 8.1 hereto)
23.2	—	Consent of Watson, Farley & Williams, Liberian counsel to the Company (included as part of its opinion filed as Exhibits 5.1 and 8.2 hereto)
23.3	—	Consent of Dennis Reeder, Marshall Islands counsel to the Company (included as part of its opinion filed as Exhibit 8.3)
23.4	—	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.
23.5	—	Consent of Deloitte, Hadjipavlou, Sofianos & Cambanis, S.A.
24.1	—	Powers of Attorney (included on Signature Page)**
99.1	—	Form of proxy card of Quintana Maritime Limited
99.2	—	Consent of Citigroup Global Markets Inc.

*
Excel hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**
Previously filed.

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post effective amendment to the registration statement to include any financial statements required by Item 8-A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   (1) The undersigned registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the application form.

          (2)   The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in clause (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on March 10, 2008.

EXCEL MARITIME CARRIERS LTD.
By:	/s/ GABRIEL PANAYOTIDES Gabriel Panayotides Chief Executive Officer and Chairman of the Board of Directors

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GABRIEL PANAYOTIDES Gabriel Panayotides	Chief Executive Officer and Chairman of the Board of Directors	March 10, 2008
/s/ GEORGE AGADAKIS George Agadakis	Vice President, Chief Operating Officer and Director	March 10, 2008
/s/ FRITHJOF PLATOU Frithjof Platou	Director	March 10, 2008
/s/ EVANGELOS MACRIS Evangelos Macris	Director	March 10, 2008
/s/ APOSTOLOS KONTOYANNIS Apostolos Kontoyannis	Director	March 10, 2008
/s/ TREVOR J. WILLIAMS Trevor J. Williams	Director	March 10, 2008
/s/ ELEFTERIS PAPATRIFON Elefteris Papatrifon	Chief Financial Officer	March 10, 2008
/s/ CHRISTINA ZITOUNI Christina Zitouni	Chief Accounting Officer	March 10, 2008

Authorized Representative

        Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Excel Maritime Carriers Ltd., has signed this registration statement in Delaware, on March 10, 2008.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1	—	Agreement and Plan of Merger, dated as of January 29, 2008, as amended, among Excel Maritime Carriers Ltd., Bird Acquisition Corp. and Quintana Maritime Limited (included as Appendix A to the proxy statement/prospectus included in this Registration Statement).*
4.1	—	Specimen Class A Common Stock Certificate, incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form F-1, Registration No. 33-8712 filed on May 6, 1998
4.2	—	Form of Indenture, incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form F-3, Registration No. 33-120259, filed on November 5, 2004
5.1	—	Opinion of Watson, Farley & Williams as to the validity of Excel Class A common shares being registered
8.1	—	Opinion of White & Case LLP as to certain United States federal income tax matters
8.2	—	Opinion of Watson, Farley & Williams as to certain Liberian income tax matters
8.3	—	Opinion of Dennis Reeder as to certain Marshall Islands income tax matters
23.1	—	Consent of White & Case LLP, U.S. counsel to the Company (included as part of its opinion filed as Exhibit 8.1 hereto)
23.2	—	Consent of Watson, Farley & Williams, Liberian counsel to the Company (included as part of its opinion filed as Exhibits 5.1 and 8.2 hereto)
23.3	—	Consent of Dennis Reeder, Marshall Islands counsel to the Company (included as part of its opinion filed as Exhibit 8.3)
23.4	—	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.
23.5	—	Consent of Deloitte, Hadjipavlou, Sofianos & Cambanis, S.A.
24.1	—	Powers of Attorney (included on Signature Page)**
99.1	—	Form of proxy card of Quintana Maritime Limited
99.2	—	Consent of Citigroup Global Markets Inc.

*
Excel hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**
Previously filed.

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REFERENCES TO ADDITIONAL INFORMATION
QUINTANA MARITIME LIMITED PANDORAS 13 & KYPROU STREET 166 74 GLYFADA GREECE
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 14, 2008

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED MATTERS
SUMMARY
COMPARATIVE PER SHARE DATA
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF EXCEL
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF QUINTANA
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF EXCEL
RISK FACTORS
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS
THE SPECIAL MEETING
INFORMATION ABOUT THE COMPANIES
EXCEL MARITIME CARRIERS LTD. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
EXCEL MARITIME CARRIERS LTD. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2007
EXCEL MARITIME CARRIERS LTD. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
EXCEL MARITIME CARRIERS LTD. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006
Excel Maritime Carriers Ltd. Notes to Pro Forma Condensed Combined Financial Statements (Unaudited) (Amounts expressed in thousands of United States Dollars—except for share and per share data, unless otherwise stated)
THE MERGER
THE AGREEMENT AND PLAN OF MERGER
THE VOTING AGREEMENTS
DESCRIPTION OF EXCEL SHARE CAPITAL
COMPARISON OF SHAREHOLDER RIGHTS
EXPERTS
LEGAL MATTERS
OTHER MATTERS
SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
  Appendix A
TABLE OF CONTENTS APPENDIX A
  EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER, dated as of January 29, 2008, among EXCEL MARITIME CARRIERS LTD., BIRD ACQUISITION CORP. and QUINTANA MARITIME LIMITED

AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I CERTAIN DEFINITIONS
ARTICLE II THE TRANSACTIONS
ARTICLE III EFFECT OF MERGER ON CAPITAL STOCK
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUB
ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER
ARTICLE VII COVENANTS
ARTICLE VIII CONDITIONS TO OBLIGATIONS TO CLOSE
ARTICLE IX TERMINATION; AMENDMENT; WAIVER
ARTICLE X MISCELLANEOUS
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Exhibit A Directors of the Surviving Corporation
Exhibit B Officers of the Surviving Corporation
Exhibit C Amended Articles
Exhibit D
Form of Letter of Credit
IRREVOCABLE LETTER OF CREDIT Nr. FOR THE AMOUNT OF US$108,000,000.00
NOTICE OF TERMINATION
DRAWING CERTIFICATE
NOTICE OF EXTENSION
Exhibit E
Form of Letter of Credit
IRREVOCABLE LETTER OF CREDIT Nr. FOR THE AMOUNT OF US$108,000,000.00
NOTICE OF TERMINATION
DRAWING CERTIFICATE
NOTICE OF EXTENSION
  EXECUTION VERSION
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of January 29, 2008 among EXCEL MARITIME CARRIERS LTD., BIRD ACQUISITION CORP. and QUINTANA MARITIME LIMITED
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
  Appendix B
VOTING AGREEMENT
VOTING AGREEMENT
WITNESSETH
  EXECUTION VERSION
VOTING AGREEMENT
WITNESSETH
  Appendix C
  Appendix D
  Appendix E
CERTAIN FORECASTS RELATING TO QUINTANA
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
Authorized Representative
EXHIBIT INDEX